                            SCHEDULE 14A INFORMATION
                   Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                     FILING BY:
                              MIPS TECHNOLOGIES, INC.
                  (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
    Payment of Filing Fee (Check the appropriate box):
    /X/  No fee required.
    / /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     1)  Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     2)  Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     4)  Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     5)  Total fee paid:
         -----------------------------------------------------------------------

    / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:
         -----------------------------------------------------------------------
     2)  Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     3)  Filing Party:
         -----------------------------------------------------------------------
     4)  Date Filed:
         -----------------------------------------------------------------------

                            MIPS TECHNOLOGIES, INC.
                              1225 CHARLESTON ROAD
                        MOUNTAIN VIEW, CALIFORNIA 94043

                                                               FEBRUARY 26, 1999

Dear Stockholder:

    You are cordially invited to attend a Special Meeting of stockholders of MIPS Technologies, Inc., a Delaware corporation ("MIPS Technologies"), to be held on Wednesday, March 31, 1999 at Hyatt Rickeys Hotel, 4219 El Camino Real, Palo Alto, California, commencing at 2:00 p.m., local time.

    At the Special Meeting, you will be asked to consider and vote upon a proposed recapitalization of MIPS Technologies, including the approval and adoption of certain changes to its certificate of incorporation and by-laws, pursuant to which each issued and outstanding share of MIPS Technologies common stock will be redesignated as one share of newly created and issued Class A common stock. Immediately upon the consummation of the recapitalization, Silicon Graphics, Inc., a Delaware corporation ("Silicon Graphics") and the holder of approximately 85% of the outstanding common stock of MIPS Technologies, will exchange each share of Class A common stock it owns for one share of newly created and issued Class B common stock. Following the recapitalization (if approved), holders of the Class A common stock, voting separately as a class, will be entitled to elect 20% of MIPS Technologies' Board of Directors, and in no event less than one director, and Silicon Graphics, as holder of all of the Class B common stock, will be entitled to elect the remaining directors. The accompanying Proxy Statement presents the details of the proposed recapitalization.

    The MIPS Technologies Board of Directors believes that the recapitalization is fair to, and in the best interests of, MIPS Technologies and its stockholders and has unanimously approved the recapitalization. Prior to the Board of Directors' approval, a specially constituted committee of the Board of Directors, composed of its two independent directors, determined that the recapitalization is fair to MIPS Technologies and its public stockholders and recommended the recapitalization to the MIPS Technologies Board of Directors. THE SPECIAL COMMITTEE AND THE BOARD OF DIRECTORS HAVE UNANIMOUSLY APPROVED THE RECAPITALIZATION AND RECOMMEND THAT YOU VOTE FOR ITS APPROVAL AND ADOPTION.

    YOUR PARTICIPATION AND VOTE IS IMPORTANT. THE RECAPITALIZATION WILL NOT BE EFFECTED WITHOUT THE AFFIRMATIVE VOTE OF AT LEAST A MAJORITY OF THE MIPS TECHNOLOGIES OUTSTANDING COMMON STOCK HELD BY PUBLIC STOCKHOLDERS (I.E. STOCKHOLDERS OTHER THAN SILICON GRAPHICS), PRESENT AND VOTING AT THE SPECIAL MEETING.

    FOR FURTHER INFORMATION REGARDING THE RECAPITALIZATION, I URGE THAT YOU CAREFULLY READ THE ACCOMPANYING PROXY STATEMENT, DATED FEBRUARY 26, 1999, AND, SPECIFICALLY, THE SECTIONS ENTITLED "THE RECAPITALIZATION--REASONS FOR THE RECAPITALIZATION; RECOMMENDATION OF THE SPECIAL COMMITTEE AND THE MIPS BOARD OF DIRECTORS" BEGINNING ON PAGE 19. If you have more questions about the recapitalization or would like additional copies of the accompanying Proxy Statement, you should contact Kevin C. Eichler, Chief Financial Officer of MIPS Technologies, 1225 Charleston Road, Mountain View, California, 94043; telephone:
(650) 567-5000. Even if you plan to attend the Special Meeting in person, please complete, sign, date and promptly return the enclosed proxy card in the enclosed postage-prepaid envelope. This will not limit your right to attend or vote at the Special Meeting.

                                          Sincerely,

                                                          [SIG]

                                          John E. Bourgoin

                                          CHIEF EXECUTIVE OFFICER
                                          AND PRESIDENT

    The accompanying Proxy Statement is dated February 26, 1999 and is first being mailed to stockholders on or about March 3, 1999.

                            MIPS TECHNOLOGIES, INC.
                              1225 CHARLESTON ROAD
                        MOUNTAIN VIEW, CALIFORNIA 94043
                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                           TO BE HELD MARCH 31, 1999

To the Stockholders of
MIPS TECHNOLOGIES, INC.:

    NOTICE IS HEREBY GIVEN that a special meeting of stockholders of MIPS Technologies, Inc., a Delaware corporation ("MIPS Technologies"), will be held on Wednesday, March 31, 1999, at Hyatt Rickeys Hotel, 4219 El Camino Real, Palo Alto, California, commencing at 2:00 p.m., local time, for the following purposes:

    1. To consider and vote upon a proposal to recapitalize the authorized capital stock of MIPS Technologies, including (a) the approval and adoption of the proposed amended and restated certificate of incorporation of MIPS Technologies (the "Amended Certificate of Incorporation") and the proposed amended and restated by-laws of MIPS Technologies (the "Amended By-laws") pursuant to which each issued and outstanding share of MIPS Technologies common stock will be redesignated as one share of newly created and issued Class A common stock and (b) the exchange by Silicon Graphics, Inc. ("Silicon Graphics"), upon the consummation of the recapitalization, of each share of Class A common stock it will own for one share of newly created and issued Class B common stock; and

    2. To transact such other business as may properly be brought before the special meeting or any adjournment or postponement of the special meeting.

    Copies of the forms of the Amended Certificate of Incorporation and the Amended By-laws, which will define certain of the rights of the holders of the Class A and Class B common stock if the recapitalization is approved, are attached as Annex A and Annex B, respectively, to the accompanying Proxy Statement. In addition, MIPS Technologies and Silicon Graphics will enter into an exchange agreement if the recapitalization is approved, the form of which is attached as Annex C to the accompanying Proxy Statement.

    Stockholders of record at the close of business on February 19, 1999 are entitled to notice of, and to vote at, the special meeting and any adjournment or postponement of the special meeting. A complete list of stockholders entitled to vote at the special meeting will be available for inspection by any stockholder for any purpose germane to the special meeting for 10 days prior to the special meeting during ordinary business hours at MIPS Technologies' headquarters located at 1225 Charleston Road, Mountain View, California 94043.

    All stockholders are cordially invited to attend the meeting in person. HOWEVER, TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. THIS WILL NOT LIMIT YOUR RIGHT TO ATTEND OR VOTE AT THE SPECIAL MEETING.

                                          By Order of the Board of Directors
                                          of MIPS Technologies, Inc.

                                                        [SIG]

                                          Sandy Creighton
                                          SECRETARY

Mountain View, California
February 26, 1999

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. DO NOT SEND ANY STOCK CERTIFICATES WITH THE ENCLOSED PROXY CARD.

                               TABLE OF CONTENTS

SUMMARY................................          1
  The Company..........................          1
  Relationship with Silicon Graphics...          1
  The Recapitalization.................          2
  The Exchange Agreement...............          6
  The Special Meeting..................          8

COMPARISON OF CURRENT AND PROPOSED
  PROVISIONS OF MIPS TECHNOLOGIES
  CERTIFICATE OF INCORPORATION AND
  BYLAWS...............................          9

THE SPECIAL MEETING....................         14
  General; Date, Time and Place........         14
  Purposes of the Special Meeting......         14
  Recommendation of the MIPS Board and
    Special Committee..................         14
  Stockholders Entitled to Vote; Vote
    Required...........................         14
  Proxies..............................         15

THE RECAPITALIZATION...................         17
  Background of the Recapitalization...         17
  Reasons for the Recapitalization;
    Recommendation of the Special
    Committee and the MIPS Board of
    Directors..........................         19
  Effect of the Recapitalization.......         21
  Proposed Tax Legislation.............         24
  The MIPS Board of Directors Following
    the Recapitalization...............         24
  Interests of Certain Persons in the
    Recapitalization...................         25
  Certain Federal Income Tax
    Consequences.......................         25
  Nasdaq Approvals.....................         25
  Federal Securities Laws
    Consequences.......................         25
  No Appraisal Rights..................         26

THE EXCHANGE AGREEMENT.................         27
  Exchange of Class A Shares for Class
    B Shares by Silicon Graphics.......         27
  Silicon Graphics' Obligation to
    Purchase New MIPS Common Stock.....         27
  Distribution Tax Indemnification
    Agreement..........................         28
  Required Exchange of Class B Shares
    for Class A Shares by Silicon
    Graphics...........................         29
  Indemnification and Expenses.........         29

CAUTIONARY STATEMENT CONCERNING FORWARD
  LOOKING STATEMENTS...................         30

MIPS TECHNOLOGIES......................         31
  The Company..........................         31
  Stock Ownership of Certain Beneficial
    Owners and Management..............         31
  Relationship with Silicon Graphics...         32

MARKET PRICE AND DIVIDEND
  INFORMATION..........................         34
  Market Prices........................         34
  Dividends............................         34

DESCRIPTION OF MIPS CAPITAL STOCK PRIOR
  TO AND FOLLOWING THE
  RECAPITALIZATION.....................         35
  Authorized Capital Stock.............         35
  Common Stock.........................         35
  Preferred Stock......................         39
  Corporate Opportunities..............         39
  Certificate of Incorporation and
    By-law Provisions That May Have an
    Anti-Takeover Effect...............         41
  Section 203 of Delaware General
    Corporation Law....................         43
  Limitation of Liability..............         44
  Listing..............................         44
  Transfer Agent and Registrar.........         44

STOCKHOLDER PROPOSALS..................         45

EXPERTS................................         45

WHERE YOU CAN FIND MORE INFORMATION....         45

LIST OF DEFINED TERMS..................         47

Annex A    -- Form of Amended and Restated
              Certificate of Incorporation
Annex B    -- Form of Amended and Restated
              By-laws
Annex C    -- Form of Exchange Agreement

                                    SUMMARY

    THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT AND MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. TO UNDERSTAND THE RECAPITALIZATION FULLY AND FOR A MORE COMPLETE DESCRIPTION OF THE LEGAL TERMS OF THE RECAPITALIZATION, YOU SHOULD READ CAREFULLY THIS ENTIRE DOCUMENT AND THE DOCUMENTS TO WHICH WE HAVE REFERRED YOU. SEE "WHERE YOU CAN FIND MORE INFORMATION" (PAGE 45). THE PROPOSED AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF MIPS TECHNOLOGIES, THE AMENDED AND RESTATED BY-LAWS OF MIPS TECHNOLOGIES AND THE FORM OF EXCHANGE AGREEMENT ARE ATTACHED AS ANNEX A, ANNEX B AND ANNEX C, RESPECTIVELY, TO THIS DOCUMENT. WE ENCOURAGE YOU TO READ THESE DOCUMENTS BECAUSE THEY ARE THE LEGAL DOCUMENTS THAT WILL GOVERN SOME OF THE RIGHTS OF THE HOLDERS OF THE CLASS A AND CLASS B COMMON STOCK IF THE RECAPITALIZATION IS APPROVED. FOR THE LOCATION OF DEFINITIONS OF CAPITALIZED TERMS USED IN THIS DOCUMENT, PLEASE SEE "LIST OF DEFINED TERMS" (PAGE 47).

                                  THE COMPANY

MIPS Technologies, Inc.
1225 Charleston Road
Mountain View, California 94043

    MIPS Technologies is a leading designer of high-performance embedded, 32- and 64-bit RISC processors and related intellectual property. MIPS Technologies' 32- and 64-bit architectures enable a wide variety of increasingly sophisticated consumer devices and business equipment. MIPS Technologies is the only company that currently offers embedded 64-bit processor designs for high-volume digital consumer products applications. MIPS Technologies licenses its core processor designs and related intellectual property to semiconductor manufacturing companies, fabless semiconductor companies and system original equipment manufacturers. Together with its licensees, MIP Technologies offers a variety of high-performance, scalable processors in standard, custom, semi-custom and application-specific products. MIPS Technologies' licensees include, among others, Broadcom Corporation, Integrated Device Technology, Inc., LSI Logic Corporation, NEC Corporation, NKK Corporation, Philips Semiconductors, Quantum Effect Design, Inc., Texas Instruments, Inc. and Toshiba Corporation.

    On July 6, 1998, MIPS Technologies completed an initial public offering of 5,500,000 shares of its common stock, of which 4,250,000 shares were sold by Silicon Graphics, Inc. and the remainder were sold by MIPS Technologies. Presently, Silicon Graphics owns approximately 85% of MIPS Technologies' outstanding common stock. Prior to its initial public offering, MIPS Technologies was a wholly owned subsidiary of Silicon Graphics, and MIPS Technologies' business was conducted by Silicon Graphics primarily through its MIPS Group, a division of Silicon Graphics.

                       RELATIONSHIP WITH SILICON GRAPHICS

    As the beneficial owner of approximately 85% of MIPS Technologies' outstanding common stock, Silicon Graphics presently has the ability to direct the election of all of the members of the Board of Directors of MIPS Technologies and to exercise a controlling influence over its business and affairs. Currently, the seven member Board of Directors of MIPS Technologies includes four employees of Silicon Graphics, the chief executive officer of MIPS Technologies, and two independent directors.

    In connection with MIPS Technologies' initial public offering and the separation of its business from that of Silicon Graphics at that time, MIPS Technologies and Silicon Graphics entered into certain agreements governing various interim and ongoing relationships between them. Among these agreements is a corporate agreement, which includes, among other things, provisions granting Silicon Graphics registration rights with respect to the common stock of MIPS Technologies it owns, as well as the right to purchase additional shares of capital stock of MIPS Technologies under certain circumstances. In addition, MIPS Technologies' current certificate of incorporation includes certain provisions regarding the allocation of business opportunities that may be suitable for both MIPS Technologies and Silicon Graphics.

                              THE RECAPITALIZATION

BACKGROUND

    On January 14, 1999, Silicon Graphics announced its intention to divest its entire interest in MIPS Technologies by September 30, 2000. Silicon Graphics has advised MIPS Technologies that this divestiture could be effected in one or more transactions and is expected to include a distribution of a significant portion of its interest in MIPS Technologies to the stockholders of Silicon Graphics in a transaction intended to generally qualify as a tax-free distribution under the Internal Revenue Code of 1986, as amended. The actual timing and form of any divestiture will be subject to market and other conditions. Silicon Graphics could dispose of the shares of MIPS Technologies' common stock that it owns in one or more public or private offerings, in a dividend or other distribution to its stockholders, in an exchange offer for outstanding shares of its common stock, or otherwise. However, other than the underwritten public offering referred to below, Silicon Graphics has not formulated any definitive plans regarding the divestiture of its interest in MIPS Technologies.

    Unless certain requirements are met, Silicon Graphics would incur significant taxable gain if a distribution to its stockholders of a significant portion of its interest in MIPS Technologies were taxable. In addition, such a distribution generally would be taxable to Silicon Graphics' stockholders. To effect a distribution that would be tax-free to Silicon Graphics and its stockholders, current tax law requires, among other things, that Silicon Graphics own, at the time of such a distribution, capital stock of MIPS Technologies representing at least 80% of the voting power of MIPS Technologies, and that Silicon Graphics distribute all of such stock to its stockholders in a single transaction. Consequently, to effect a tax-free distribution if the recapitalization is not effected, Silicon Graphics would be required to distribute not less than 29.8 million shares of MIPS Technologies common stock (80% of the shares currently issued and outstanding) in a single transaction. If the recapitalization is effected, Silicon Graphics could reduce its economic interest in MIPS Technologies below 80% through secondary market sales and other transactions while preserving its ability, under current tax law, to effect a tax-free distribution.

    If the recapitalization is approved, Silicon Graphics intends to sell a portion of the MIPS Technologies common stock it owns in the second quarter of 1999, subject to prevailing market and other conditions, and may dispose of additional shares of MIPS Technologies common stock in subsequent transactions. On February 26, 1999, MIPS Technologies filed a registration statement with the Securities and Exchange Commission covering the sale by Silicon Graphics of up to 6,900,000 shares of MIPS Technologies common stock in an underwritten public offering. However, Silicon Graphics is not obligated, and will not become obligated as a result of the recapitalization or the filing of the registration statement, to effect any sale or distribution (including a tax-free distribution) of any MIPS Technologies common stock it owns in multiple transactions or otherwise. There can be no assurance that any such sales or distribution will occur. For information regarding recently proposed tax legislation which, if enacted, could affect Silicon Graphics' ability to effect a tax-free distribution, see "Proposed Tax Legislation" on page 24. If the recapitalization is not approved, Silicon Graphics expects that it would not complete the public offering described above but, instead, would continue to hold all of the MIPS Technologies common stock it presently owns.

    The proposed changes to MIPS Technologies' certificate of incorporation and by-laws as described in this document are designed to permit an orderly, multi-step divestiture of Silicon Graphics' interest in MIPS Technologies, while preserving Silicon Graphics' ability, under current tax law, to effect a tax-free distribution of its investment in MIPS Technologies, and reflect only those changes that MIPS Technologies believes are appropriate to achieve this result.

    If the recapitalization is approved, MIPS Technologies and Silicon Graphics will enter into the exchange agreement, which will govern certain matters between the parties following the recapitalization.

REASONS FOR THE RECAPITALIZATION

    A specially constituted committee of the Board of Directors of MIPS Technologies, consisting of its two independent directors, unanimously determined that the recapitalization is fair to MIPS Technologies and its public stockholders, and recommended the recapitalization to the full Board of Directors for approval. The Board of Directors of MIPS Technologies unanimously determined that the recapitalization is fair to, and in the best interests of, MIPS Technologies and its stockholders. In reaching their decisions to approve the recapitalization, the Special Committee and the Board of Directors considered a number of factors, including the following:

    - the belief that the recapitalization may encourage Silicon Graphics to divest its controlling interest in MIPS Technologies sooner than it otherwise might by providing Silicon Graphics with additional flexibility with respect to its investment in MIPS Technologies and the ability to consummate a tax and market efficient distribution of the shares of MIPS Technologies common stock it owns;

    - the potential benefits to MIPS Technologies' public stockholders of an orderly, multi-step increase in the public float of its common stock, which is expected to increase investor interest in MIPS Technologies and enhance trading efficiencies and liquidity of its common stock;

    - the potential benefits of the divestiture by Silicon Graphics of its interest in MIPS Technologies in multiple transactions, which is expected to be less disruptive on the trading market for MIPS Technologies' common stock than if Silicon Graphics divested its entire present interest in MIPS Technologies in a single transaction;

    - the ability of MIPS Technologies' public stockholders to elect 20% of its Board of Directors, and in no event less than one director, after the recapitalization compared to such stockholders' present inability to elect any directors in light of Silicon Graphics' control;

    - the terms of the recapitalization which require that, after a tax-free distribution, a person or group of persons acting in concert holding 10% or more of the Class B common stock must own at least an equal percentage of the Class A common stock in order to exercise its Class B common stock voting rights in the election of directors;

    - the automatic conversion and exchange features of the recapitalization which are designed, in part, to provide MIPS Technologies with the ability, if permitted under then-existing tax law, to reduce the period of time following a tax-free distribution during which MIPS Technologies must continue to have a dual class capital structure; and

    - the "sunset" provisions designed to ensure that Silicon Graphics retains control of the Board of Directors of MIPS Technologies only if it has a substantial economic interest in MIPS Technologies.

    In addition, the Special Committee and the Board of Directors of MIPS Technologies also considered and balanced against the potential benefits of the recapitalization a number of potentially negative factors, including the following:

    - the potential effect that the dual class capital structure may have on the trading price and liquidity of the Class A common stock;

    - the potential impact of the dual class capital structure on MIPS Technologies' corporate governance and control issues; and

    - the potential impact of the recapitalization on MIPS Technologies' financial flexibility, including as a result of limitations on its ability to issue additional shares of its common stock following a tax-free distribution.

    To review the reasons for the recapitalization in greater detail, see pages 19 through 21.

EFFECT OF THE RECAPITALIZATION

    MIPS Technologies currently has a single class of common stock, and each share of existing common stock is entitled to one vote in all matters submitted to a vote of stockholders, including the election of directors. If the recapitalization is approved, each share of MIPS Technologies common stock (including each share owned by Silicon Graphics) will be redesignated as one share of newly created and issued Class A common stock. Upon consummation of the recapitalization, Silicon Graphics will exchange each share of Class A common stock it owns for one share of newly created and issued Class B common stock. Following this exchange, Silicon Graphics will continue to own approximately 85% of the common stock of MIPS Technologies, consisting entirely of Class B common stock.

    The holders of the Class A common stock, voting separately as a class, will be entitled to elect 20% of the members of Board of Directors of MIPS Technologies, and in no event less than one director, and the holders of the Class B common stock will be entitled to elect the remaining directors. After a tax-free distribution by Silicon Graphics of its interest in MIPS Technologies, a person or group of persons acting in concert holding 10% or more of the Class B common stock must own at least an equal percentage of the Class A common stock to exercise its Class B common stock voting rights in the election of directors.

    The Class A common stock and the Class B common stock will have substantially identical rights and preferences in all other respects, including with respect to all other matters submitted to a vote of stockholders (except as otherwise required by law) and with respect to dividend rights and rights upon liquidation.

PROPOSED TAX LEGISLATION

    On February 1, 1999, the United States Treasury Department proposed legislation which if enacted would generally require a distributing company to hold at least 80% of the value of a subsidiary's stock (in addition to 80% of the voting power) in order to effect a tax-free spin-off or split-off of that subsidiary. At the present time, it is uncertain whether this proposal or any similar proposal will be enacted or, if enacted, whether the final legislation will contain transitional relief that would allow Silicon Graphics to complete a tax-free distribution of its interest in MIPS Technologies. If the legislation is enacted substantially as proposed and without transitional relief, Silicon Graphics could be required to effect a tax-free distribution of its interest in MIPS Technologies shortly after the recapitalization is effected in order to avoid the application of such legislation. In addition, depending on the form of such legislation, if enacted, Silicon Graphics may be unable to effect a tax-free distribution. In such event, under the terms of an exchange agreement between Silicon Graphics and MIPS Technologies to be entered into if the recapitalization is approved, Silicon Graphics would be required to exchange all of its shares of Class B common stock for shares of Class A common stock, and it could elect to hold such shares of Class A common stock indefinitely.

CONVERSION AND EXCHANGE OF CLASS B COMMON STOCK

    Under the terms of the proposed amended and restated certificate of incorporation, the shares of Class B common stock may be converted into or exchanged for shares of Class A common stock under certain circumstances and/or subject to certain conditions. See pages 10 through 12 for a summary of these conversion and exchange provisions.

    Under the terms of the exchange agreement, Silicon Graphics will be required to exchange all of the outstanding shares of Class B common stock that it owns for shares of Class A common stock on a one-for-one basis if, prior to a tax-free distribution, the Internal Revenue Code is amended to provide, in effect, that, generally, in a tax-free spin-off or split-off of a subsidiary, the distributing company must hold at least 80% of the value of the subsidiary's stock (in addition to 80% of the voting power), and such amendment would apply to a tax-free distribution by Silicon Graphics of its interest in MIPS Technologies.

THE MIPS BOARD OF DIRECTORS FOLLOWING THE RECAPITALIZATION

    If the recapitalization is approved, the Board of Directors of MIPS Technologies will continue to have seven members and will consist of one Class A director and six Class B directors. The holders of Class A common stock will be entitled to elect one Class A director at MIPS Technologies' 1999 annual meeting of stockholders, and the

Class A director so elected will hold office until the expiration of his or her initial term at the annual meeting of stockholders in 2002.

RECOMMENDATION OF THE SPECIAL COMMITTEE AND THE MIPS BOARD OF DIRECTORS

    The Special Committee and the Board of Directors of MIPS Technologies each have unanimously approved the recapitalization and each unanimously recommends that you vote in favor of the approval and adoption of the recapitalization.

FEDERAL INCOME TAX CONSEQUENCES

    Implementation of the recapitalization will be tax-free for federal income tax purposes to MIPS Technologies and its stockholders based upon the facts and law as of the date of this document.

STOCK EXCHANGE QUOTATION

    MIPS Technologies expects to obtain the necessary approvals and waivers from The Nasdaq Stock Market, Inc. in order to effect the recapitalization.

    MIPS Technologies will apply to The Nasdaq Stock Market to redesignate the existing common stock as Class A common stock. In the event of a tax-free distribution, MIPS Technologies expects that the Class B common stock will be quoted on the Nasdaq National Market or on such other exchange on which the Class A common stock may then be listed or quoted.

NO APPRAISAL RIGHTS

    You have no right to an appraisal of the value of your shares in connection with the recapitalization.

                             THE EXCHANGE AGREEMENT

    IF THE RECAPITALIZATION IS APPROVED, MIPS TECHNOLOGIES AND SILICON GRAPHICS WILL ENTER INTO AN EXCHANGE AGREEMENT WHICH WILL GOVERN CERTAIN MATTERS BETWEEN THE PARTIES FOLLOWING THE RECAPITALIZATION. WE ENCOURAGE YOU TO READ THE EXCHANGE AGREEMENT, A FORM OF WHICH IS ATTACHED TO THIS DOCUMENT AS ANNEX C, IN ITS ENTIRETY.

EXCHANGE OF CLASS A SHARES FOR CLASS B SHARES BY SILICON GRAPHICS

    Immediately after the amended and restated certificate of incorporation becomes effective, Silicon Graphics will exchange each share of Class A common stock it beneficially owns for one share of Class B common stock.

INDEMNIFICATION AND EXPENSES

    Pursuant to the exchange agreement, Silicon Graphics will indemnify and hold harmless MIPS Technologies and its affiliates, officers, directors and employees from and against any and all liabilities, losses, damages, claims and costs (including attorneys' fees) arising out of or resulting from any claim of any third party to the extent arising out of the recapitalization or any subsequent distribution by Silicon Graphics of its interest in MIPS Technologies. This indemnity will not extend to liabilities to the extent that such liabilities relate to any secondary sales by Silicon Graphics following the recapitalization. Silicon Graphics will also agree to pay certain expenses incurred by MIPS Technologies in connection with the recapitalization and any such distribution covered by such indemnity, including the fees of the financial advisor to the Special Committee, budgeted legal fees and other reasonable out-of-pocket expenses.

DISTRIBUTION TAX INDEMNIFICATION AGREEMENT

    The exchange agreement will also contain a covenant obligating MIPS Technologies and Silicon Graphics to enter into a distribution tax indemnification agreement prior to a tax-free distribution by Silicon Graphics of its interest in MIPS Technologies. The distribution tax indemnification agreement will contain covenants limiting, among other things, MIPS Technologies' ability to issue its capital stock in an acquisition or in a public or private offering during the 30 months following a tax-free distribution by Silicon Graphics of its interest in MIPS Technologies. MIPS Technologies will indemnify Silicon Graphics against all taxes imposed on Silicon Graphics as a result of the distribution failing to qualify under section 355 of the Internal Revenue Code or otherwise being taxable under section 355(e) of the Internal Revenue Code as a result of a breach of these covenants or as a result of certain other actions by MIPS Technologies, including the issuance of MIPS Technologies' stock, in each case subject to certain exceptions. The limitations on MIPS Technologies' ability to issue shares of its capital stock could have a negative impact on its financial flexibility following a tax-free distribution. Additional information regarding the distribution tax indemnification agreement can be found on pages 28 and 29.

SILICON GRAPHICS' OBLIGATION TO PURCHASE MIPS COMMON STOCK

    If Silicon Graphics has not disposed of its entire interest in MIPS Technologies prior to December 31, 2000 (whether through a tax-free distribution or otherwise), on the last day of each quarter beginning with the quarter ending December 31, 2000, Silicon Graphics will become obligated to purchase a pre-determined number of shares of MIPS Technologies common stock within the 30 day period immediately following the public announcement of MIPS Technologies' financial results for such quarter. At its option, Silicon Graphics may satisfy this obligation by purchasing newly issued shares of Class B common stock from MIPS Technologies or by purchasing outstanding shares of Class A common stock from a third party. Silicon Graphics' obligation to make such purchases will end on the last day of the fiscal quarter immediately preceding the disposition by Silicon Graphics of its entire interest in MIPS Technologies, and will also terminate upon the exchange by Silicon Graphics of its Class B shares for Class A shares following a change in tax law.

    Silicon Graphics will not be required to purchase shares of MIPS Technologies common stock if and to the extent that the independent directors and chief executive officer of MIPS Technologies unanimously determine that such purchase is not in the interests of MIPS Technologies and its public stockholders.

    Additional information regarding Silicon Graphics' obligation to purchase shares of MIPS Technologies common stock can be found on pages 27 and 28.

REQUIRED EXCHANGE OF SHARES BY SILICON GRAPHICS

    The exchange agreement will also require Silicon Graphics to exchange all of its shares of Class B common stock for shares of Class A common stock if, prior to a tax-free distribution, there is a change in federal income tax law that would apply to Silicon Graphics which provides, in effect, that, generally, in a tax-free spin-off or split-off of a subsidiary, the distributing company must hold not less than 80% of the value of all or a portion of the subsidiary's stock immediately prior to such spin-off or split-off.

    On February 1, 1999, the United States Treasury Department proposed legislation which, if enacted, could trigger Silicon Graphics' obligation to exchange its shares of Class B common stock for shares of Class A common stock pursuant to the above provision. At the present time, it is uncertain whether this or any similar proposal will be enacted or, if enacted, what form the final legislation will take. If Silicon Graphics is required to exchange its shares of Class B common stock for shares of Class A common stock as a result of a change in tax law, it could elect to hold such shares of Class A common stock indefinitely.

                              THE SPECIAL MEETING

PURPOSE OF THE SPECIAL MEETING

    The purpose of the special meeting is to consider and vote upon:

    - a proposal to recapitalize the authorized capital stock of MIPS Technologies, including the approval and adoption of the proposed amended and restated certificate of incorporation and amended and restated by-laws of MIPS Technologies and the exchange by Silicon Graphics of each share of Class A common stock it will own for one share of Class B common stock; and

    - such other business as may properly be brought before the special meeting.

DATE, TIME AND PLACE OF THE SPECIAL MEETING

    The special meeting will be held on Wednesday, March 31, 1999, at Hyatt Rickeys Hotel, 4219 El Camino Real, Palo Alto, California, commencing at 2:00 p.m., local time.

STOCKHOLDERS ENTITLED TO VOTE AT THE SPECIAL MEETING; VOTE REQUIRED

    Under Delaware law and MIPS Technologies' current certificate of incorporation, Silicon Graphics, as beneficial owner of approximately 85% of MIPS Technologies' outstanding common stock, has the ability to approve the recapitalization (including approval of the proposed amended and restated certificate of incorporation and amended and restated by-laws) without the consent of any other stockholder of MIPS Technologies. Silicon Graphics intends to vote in favor of the recapitalization proposal.

    However, although not required by law or MIPS Technologies' current certificate of incorporation, the Board of Directors of MIPS Technologies has determined that its public stockholders (i.e., stockholders other than Silicon Graphics and its affiliates), will also have a separate vote on the recapitalization proposal. Accordingly, the recapitalization will not be effected without the affirmative vote of at least a majority of the outstanding MIPS Technologies common stock, present and voting at the special meeting, held by its public stockholders. Holders of record of MIPS Technologies common stock on February 19, 1999 are entitled to notice of, and to vote at, the special meeting.

INTERESTS OF CERTAIN PERSONS/STOCK OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS
  OF MIPS

    In determining how to vote at the special meeting, you should be aware that certain officers and directors of MIPS Technologies are also officers and/or stockholders of Silicon Graphics and, therefore, may have interests in the recapitalization that are different from your own.

    To review these interests in greater detail, see page 25.

SURRENDER OF CERTIFICATES

    After the recapitalization, your shares of MIPS Technologies common stock will be automatically redesignated as shares of Class A common stock. You will not need to exchange your stock certificates representing shares of MIPS Technologies common stock for certificates representing shares of Class A common stock. YOU SHOULD NOT SEND ANY STOCK CERTIFICATES AT THIS TIME.

MARKET PRICES OF THE COMMON STOCK

    MIPS Technologies' common stock has been quoted on the Nasdaq National Market under the symbol "MIPS" since June 30, 1998. On January 13, 1999, the last full trading day prior to the public announcement of the recapitalization proposal, the reported last sale price per share of the existing common stock on the Nasdaq National Market was $32.25. On February 25, 1999, the most recent practicable date prior to the printing of this document, the reported last sale price of the existing common stock on the Nasdaq National Market was $40.38 per share. You should read the table on page 34 of this document which presents the range of high and low reported last sales prices per share for the common stock during each of the calendar quarters since MIPS Technologies' initial public offering.

                 COMPARISON OF CURRENT AND PROPOSED PROVISIONS
         OF MIPS TECHNOLOGIES CERTIFICATE OF INCORPORATION AND BY-LAWS

    THE FOLLOWING IS A GENERAL DESCRIPTION OF CERTAIN PROVISIONS OF MIPS TECHNOLOGIES' CURRENT CERTIFICATE OF INCORPORATION AND BY-LAWS AND THE SAME PROVISIONS AS THEY WILL BE AMENDED PURSUANT TO THE TERMS OF THE RECAPITALIZATION. WE ENCOURAGE YOU TO REVIEW THE PROPOSED AMENDED AND RESTATED CERTIFICATE OF INCORPORATION AND AMENDED AND RESTATED BY-LAWS ATTACHED TO THIS DOCUMENT AS ANNEX A AND ANNEX B, RESPECTIVELY.

                                              MIPS TECHNOLOGIES CERTIFICATE OF INCORPORATION

                                   CURRENT PROVISION                           PROPOSED PROVISION
                          ------------------------------------  ------------------------------------------------
AUTHORIZED CAPITAL
  STOCK.................  200,000,000 shares authorized:        300,000,000 shares authorized:

COMMON STOCK............  - 150,000,000 shares of common stock  - 150,000,000 shares of Class A common stock
                                                                - 100,000,000 shares of Class B common stock

PREFERRED STOCK.........  - 50,000,000 shares of preferred      - 50,000,000 shares of preferred stock, issuable
                            stock, issuable in series             in series

VOTING RIGHTS

  ELECTION OF
      DIRECTORS.........  Each share of common stock is         - Holders of Class A common stock, voting as a
                          entitled to one vote in the election    separate class, will be entitled to elect 20%
                          of directors and all shares of          of the directors, and in no event less than
                          common stock vote together as a         one director.
                          single class.
                                                                - Holders of Class B common stock, voting as a
                                                                  separate class, will be entitled to elect the
                                                                  remaining directors.
  ALL OTHER
    MATTERS.............  Each share of common stock is         Each share of Class A common stock and Class B
                          entitled to one vote in all other     common stock is entitled to one vote, voting
                          matters submitted to a vote of        together as a single class, in all other matters
                          stockholders.                         submitted to a vote of stockholders (except as
                                                                otherwise required by law). After a tax-free
                                                                distribution, a person or group of persons
                                                                acting in concert holding 10% or more of the
                                                                Class B common stock must own at least an equal
                                                                percentage of the Class A common stock to
                                                                exercise its or their Class B common stock
                                                                voting rights in the election of directors.

DIVIDENDS...............  Holders of common stock are entitled  Holders of Class A common stock and Class B to such dividends as may be declared  common stock will share, equally on a per share
                          by the Board of Directors from time   basis, in all dividends declared by the Board of
                          to time.                              Directors from time to time; provided that with
                                                                respect to stock dividends, holders of shares of
                                                                Class A common stock will only receive shares of
                                                                Class A common stock and holders of shares of
                                                                Class B common stock will only receive

                                              MIPS TECHNOLOGIES CERTIFICATE OF INCORPORATION

                                   CURRENT PROVISION                           PROPOSED PROVISION
                          ------------------------------------  ------------------------------------------------
                                                                shares of Class B common stock. The number of
                                                                shares of Class A common stock and Class B
                                                                common stock so paid or distributed will be
                                                                equal in number on a per share basis.

CONVERSION..............  The common stock is not presently     Shares of Class B common stock are convertible
                          convertible.                          into shares of Class A common stock upon the
                                                                occurrence of certain events, including:
                                                                - Automatically if, prior to a tax-free
                                                                  distribution, such shares are transferred to a
                                                                  person other than Silicon Graphics or one of
                                                                  its subsidiaries.
                                                                - Automatically if, prior to a tax-free
                                                                  distribution, another entity acquires more
                                                                  than 50% of the voting power of Silicon
                                                                  Graphics.
                                                                - Automatically if, prior to a tax-free
                                                                  distribution, Silicon Graphics owns less than
                                                                  50% of the total number of shares of Class A
                                                                  common stock and Class B common stock
                                                                  outstanding, unless the independent directors
                                                                  and chief executive officer of MIPS
                                                                  Technologies determine that such automatic
                                                                  conversion is not in the interests of MIPS
                                                                  Technologies or its public stockholders.
                                                                - Automatically if, prior to a tax-free
                                                                  distribution, Silicon Graphics owns less than
                                                                  30% of the total number of shares of Class A
                                                                  common stock and Class B common stock
                                                                  outstanding.
                                                                - Automatically if MIPS Technologies is
                                                                  acquired; provided, however, that such
                                                                  automatic conversion will not occur if the
                                                                  inclusion of this conversion provision in the
                                                                  amended and restated certificate of
                                                                  incorporation would have a material adverse
                                                                  effect on Silicon Graphics' ability to timely
                                                                  obtain a favorable ruling from the Internal
                                                                  Revenue Service that the distribution to its
                                                                  stockholders of its interest in MIPS
                                                                  Technologies would be tax-free.
                                                                - Automatically on the fifth anniversary of a
                                                                  tax-free distribution and with the approval of
                                                                  the holders of a majority of the Class A
                                                                  common stock and Class B common

                                              MIPS TECHNOLOGIES CERTIFICATE OF INCORPORATION

                                   CURRENT PROVISION                           PROPOSED PROVISION
                          ------------------------------------  ------------------------------------------------
                                                                  stock, voting as a class; provided, however,
                                                                  that such automatic conversion will not occur
                                                                  if the vote of the stockholders to approve the
                                                                  conversion would have a material adverse
                                                                  effect on Silicon Graphics' ability to timely
                                                                  obtain a favorable ruling from the Internal
                                                                  Revenue Service that the distribution to its
                                                                  stockholders of its interest in MIPS
                                                                  Technologies would be tax-free.

                                                                Under current tax law, it is uncertain whether
                                                                the last two automatic conversion provisions in
                                                                the proposed amended and restated certificate of
                                                                incorporation of MIPS Technologies described
                                                                above would have a material adverse effect on
                                                                Silicon Graphics' ability to timely obtain a
                                                                ruling from the Internal Revenue Service that
                                                                the distribution to its stockholders of its
                                                                interest in MIPS Technologies would be tax-free.

EXCHANGE................  The common stock is not presently     Under the terms of the amended and restated
                          exchangeable.                         certificate of incorporation and the exchange
                                                                agreement, Silicon Graphics will be obligated to
                                                                exchange all of the outstanding shares of Class
                                                                B common stock that it owns for shares of Class
                                                                A common stock on a one-for-one basis if, prior
                                                                to a tax-free distribution by Silicon Graphics
                                                                of its interest in MIPS Technologies, the
                                                                Internal Revenue Code is amended to provide, in
                                                                effect, that, generally, in a tax-free spin-off
                                                                or split-off of a subsidiary, the distributing
                                                                company must hold at least 80% of the value of
                                                                the subsidiary's stock (in addition to 80% of
                                                                the voting power), and such amendment would
                                                                apply to a tax-free distribution by Silicon
                                                                Graphics of its interest in MIPS Technologies.
                                                                At any time following a tax-free distribution,
                                                                MIPS Technologies may exchange all (but not less
                                                                than all) of the outstanding shares of Class B
                                                                common stock for shares of Class A common stock
                                                                on a one-for-one basis; provided, however, that
                                                                this provision will have no force or effect if
                                                                the inclusion of this provision in the amended
                                                                and restated certificate of incorporation would
                                                                have a material adverse effect on Silicon
                                                                Graphics'

                                              MIPS TECHNOLOGIES CERTIFICATE OF INCORPORATION

                                   CURRENT PROVISION                           PROPOSED PROVISION
                          ------------------------------------  ------------------------------------------------
                                                                ability to timely obtain a favorable ruling from
                                                                the Internal Revenue Service regarding the
                                                                tax-free status of the tax-free distribution.
                                                                Even if this exchange provision remains
                                                                available, Silicon Graphics may limit MIPS
                                                                Technologies' ability to effect such an exchange
                                                                under the terms of the distribution tax
                                                                indemnification agreement.

                                                                Under current tax law, it is uncertain whether
                                                                the inclusion of the above exchange provision in
                                                                the proposed amended and restated certificate of
                                                                incorporation of MIPS Technologies would have a
                                                                material adverse effect on Silicon Graphics'
                                                                ability to timely obtain an Internal Revenue
                                                                Service tax ruling that the distribution to its
                                                                stockholders of its interest in MIPS
                                                                Technologies would be tax-free.
MERGERS AND
  REORGANIZATIONS.......  All shares of common stock are        All shares of Class A common stock and Class B
                          entitled to receive the same kind     common stock are entitled to receive equally on
                          and amount of consideration in the    a per share basis the same kind and amount of
                          event of any merger, reorganization   consideration in the event of any merger,
                          or consolidation of MIPS              reorganization or consolidation of MIPS
                          Technologies with any other company.  Technologies with any other company; provided, however, that, in the event that all of the
                                                                shares of Class B common stock have not been
                                                                converted into or exchanged for shares of Class
                                                                A common stock, in connection with a merger,
                                                                reorganization or consolidation of MIPS
                                                                Technologies in which all or substantially all
                                                                of its common stock will be exchanged for stock
                                                                of another entity and the transaction is
                                                                required to be accounted for by the
                                                                "pooling-of-interests" method, the holders of
                                                                Class A common stock and Class B common stock
                                                                will be entitled to receive shares of stock of
                                                                the acquiring entity based on the relative fair
                                                                value of a share of the Class A common stock and
                                                                a share of Class B common stock as of the
                                                                announcement date for such transaction.

LIQUIDATION.............  All shares of common stock are        All shares of Class A common stock and Class B
                          entitled to receive, pro rata, all    common stock are entitled to receive equally on
                          assets available for distribution to  a per share basis all assets available for
                          stockholders.                         distribution to stockholders.

                                              MIPS TECHNOLOGIES CERTIFICATE OF INCORPORATION

                                   CURRENT PROVISION                           PROPOSED PROVISION
                          ------------------------------------  ------------------------------------------------
CORPORATE
  OPPORTUNITIES.........  Provisions allocating business        No change if the recapitalization is
                          opportunities that may be suitable    consummated.
                          for both MIPS Technologies and
                          Silicon Graphics.

                                                        MIPS TECHNOLOGIES BY-LAWS

                                   CURRENT PROVISION                           PROPOSED PROVISION
                          ------------------------------------  ------------------------------------------------
DIRECTORS

  NUMBER OF DIRECTORS...  The Board of Directors consists of    The Board of Directors consists of not less than
                          not less than three and not more      five and not more than 10 directors, with the
                          than 10 directors, with the exact     exact number to be determined by the Board of
                          number to be determined by the Board  Directors.
                          of Directors.

CLASSIFICATION OF
  INITIAL CLASS A
  DIRECTOR..............  Presently there is no Class A         Each director initially appointed on behalf of
                          Director.                             the holders of the Class A common stock shall
                                                                hold office initially for a term expiring at the
                                                                1999 annual meeting of stockholders.

                              THE SPECIAL MEETING

GENERAL; DATE, TIME AND PLACE

    This Proxy Statement is being furnished by the Board of Directors (the "MIPS Board of Directors") of MIPS Technologies, Inc. ("MIPS Technologies") to holders of its common stock, par value $0.001 per share (the "Existing Common Stock"), in connection with the solicitation of proxies by the MIPS Board of Directors for use at the Special Meeting of stockholders (the "Special Meeting") to be held on Wednesday, March 31, 1999 at Hyatt Rickeys Hotel, 4219 El Camino Real, Palo Alto, California, commencing at 2:00 p.m., local time, and at any adjournment or postponement thereof.

    This Proxy Statement and the accompanying form of proxy are first being mailed to stockholders of MIPS Technologies on or about March 3, 1999.

PURPOSES OF THE SPECIAL MEETING

    At the Special Meeting, holders of shares of Existing Common Stock will be asked to consider and vote upon (i) a proposal (the "Recapitalization Proposal") to approve and adopt the recapitalization of MIPS Technologies (the "Recapitalization") including (a) the approval and adoption of the proposed Amended and Restated Certificate of Incorporation of MIPS Technologies (the "Amended Certificate of Incorporation") and the proposed Amended and Restated By-laws of MIPS Technologies (the "Amended By-laws"), pursuant to which each share of Existing Common Stock, including such shares held by Silicon Graphics, Inc. ("Silicon Graphics") and its affiliates, will be redesignated as one share of newly created and issued Class A common stock, par value $0.001 per share (the "Class A Common Stock"), of MIPS Technologies, and (b) the exchange by Silicon Graphics, immediately upon the consummation of the Recapitalization and pursuant to the Exchange Agreement (as defined below), of each share of Class A Common Stock it will own for one share of newly created and issued Class B common stock, par value $0.001 per share (the "Class B Common Stock"), of MIPS Technologies (the Class B Common Stock, together with the Class A Common Stock, the "New MIPS Common Stock"), and (ii) such other matters as may properly be brought before the Special Meeting or any adjournment or postponement thereof.

RECOMMENDATION OF THE MIPS BOARD AND SPECIAL COMMITTEE

    The MIPS Board of Directors unanimously determined that the Recapitalization is fair to, and in the best interests of, MIPS Technologies and its stockholders and has unanimously approved the Recapitalization. Prior to the MIPS Board of Directors' approval, a specially constituted committee of the MIPS Board of Directors, comprised of certain non-management directors who are not affiliated with Silicon Graphics (the "Special Committee"), determined that the Recapitalization is fair to MIPS Technologies and its public stockholders, and recommended the Recapitalization to the MIPS Board of Directors. THE SPECIAL COMMITTEE AND THE MIPS BOARD OF DIRECTORS HAVE UNANIMOUSLY APPROVED THE RECAPITALIZATION AND RECOMMEND THAT YOU VOTE FOR ITS APPROVAL AND ADOPTION.

STOCKHOLDERS ENTITLED TO VOTE; VOTE REQUIRED

    The MIPS Board of Directors has fixed the close of business on February 19, 1999 as the record date for the determination of the holders of Existing Common Stock entitled to notice of and to vote at the Special Meeting (the "Record Date"). Accordingly, only holders of record of Existing Common Stock on the Record Date will be entitled to notice of, and to vote at, the Special Meeting. As of the Record Date, there were outstanding and entitled to vote 37,292,286 shares of Existing Common Stock (constituting all of the voting stock of MIPS Technologies), which shares were held by approximately 21 holders of record. Each holder of record of shares of Existing Common Stock on the Record Date is entitled to one vote per share, which may be cast either in person or by properly executed proxy, at the Special Meeting. A complete list of stockholders entitled to vote at the Special Meeting will be available for inspection by any stockholder for any purpose germane to the Special Meeting for 10 days prior to the Special Meeting during ordinary business hours at MIPS Technologies' headquarters located at 1225 Charleston Road, Mountain View, California 94043. The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Existing Common Stock entitled to vote at the Special Meeting is necessary to constitute a quorum at the Special Meeting. Silicon Graphics intends to attend the Special Meeting and, therefore, a quorum will be present.

    Based on its ownership of approximately 85% of the currently outstanding shares of Existing Common Stock, Silicon Graphics has the voting power to adopt and approve the Recapitalization Proposal without the vote of any other stockholder of MIPS Technologies. Silicon Graphics intends to vote all of the shares of Existing Common Stock it owns in favor of the Recapitalization Proposal.

    However, even though not required by law or the current Certificate of Incorporation of MIPS Technologies (the "Existing Certificate of Incorporation"), the MIPS Board of Directors has determined that in light of Silicon Graphics' control of MIPS Technologies, it is appropriate for the public stockholders of MIPS Technologies (i.e., stockholders other than Silicon Graphics and its affiliates) (the "MIPS Public Stockholders") to have a separate vote on the Recapitalization Proposal. Accordingly, the Recapitalization Proposal will not be adopted without the approval of the holders of at least a majority of the outstanding Existing Common Stock held by the MIPS Public Stockholders present and voting on the Recapitalization Proposal at the Special Meeting.

    Shares of Existing Common Stock represented in person or by proxy will be counted for the purpose of determining whether a quorum is present at the Special Meeting. Shares which abstain from voting, and shares held by a broker nominee in "street name" which indicates on a proxy that it does not have discretionary authority to vote as to a particular matter, will be treated as shares that are present and entitled to vote at the Special Meeting for purposes of determining whether a quorum exists, but will not be considered as votes cast and, accordingly, will have no effect on the outcome of the vote with respect to the Recapitalization Proposal.

PROXIES

    This Proxy Statement is being furnished to MIPS Technologies stockholders in connection with the solicitation of proxies by, and on behalf of, the MIPS Board of Directors for use at the Special Meeting, and is accompanied by a form of proxy.

    All shares of Existing Common Stock which are entitled to vote and are represented at the Special Meeting by properly executed proxies received prior to or at the Special Meeting, and not revoked, will be voted at such Special Meeting in accordance with the instructions indicated on such proxies. If no instructions are indicated (other than in the case of broker non-votes), such proxies will be voted for approval and adoption of the Recapitalization Proposal.

    If any other matters are properly presented at the Special Meeting for consideration, including, among other things, consideration of a motion to adjourn such Special Meeting to another time and/or place (including, without limitation, for the purposes of soliciting additional proxies), the persons named in the enclosed forms of proxy and acting thereunder will have discretion to vote on such matters in accordance with their judgment.

    Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of MIPS Technologies, at or before the taking of the vote at the Special Meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly executing a later dated proxy relating to the same shares and delivering it to MIPS Technologies before the taking of the vote at the Special Meeting or (iii) attending the Special Meeting and voting in person (although attendance at the Special Meeting will not in and of itself constitute a revocation of the proxy). Any written notice of revocation or subsequent proxy should be sent to MIPS Technologies, Inc.,

1225 Charleston Road, Mountain View, California 94043, Attention: Secretary, or hand delivered to the Secretary of MIPS Technologies at or before the taking of the vote at the Special Meeting.

    All expenses of MIPS Technologies' solicitation of proxies, and the cost of preparing and mailing this Proxy Statement to MIPS Technologies stockholders, will be paid by Silicon Graphics pursuant to the terms of an exchange agreement that MIPS Technologies and Silicon Graphics will enter into if the Recapitalization is approved by the MIPS Public Stockholders (the "Exchange Agreement"). See "The Exchange Agreement--Indemnification and Expenses." In addition to solicitation by use of the mails, proxies may be solicited from MIPS Technologies stockholders by directors, officers and employees of MIPS Technologies in person or by telephone, telegram or other means of communication. Such directors, officers and employees will not be additionally compensated, but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. MIPS Technologies has retained Innisfree to act as its information agent to provide ministerial assistance in connection with the solicitation of proxies for the Special Meeting. Innisfree will be paid a flat fee of approximately $7,500, plus reimbursement of reasonable out-of-pocket expenses and will be specifically instructed that it may not make any recommendation regarding the approval or disapproval of any proposal to be voted on at the Special Meeting. Arrangements will be made with brokerage houses, custodians, nominees and fiduciaries for forwarding of proxy materials to beneficial owners of shares held of record by such brokerage houses, custodians, nominees and fiduciaries and for reimbursement of their reasonable expenses incurred in connection therewith.

    STOCKHOLDERS SHOULD NOT SEND ANY STOCK CERTIFICATES WITH THEIR PROXY CARDS.

                              THE RECAPITALIZATION

BACKGROUND OF THE RECAPITALIZATION

    GENERAL. On July 6, 1998, MIPS Technologies completed an initial public offering (the "Offering") of 5,500,000 shares of Existing Common Stock. Of the shares of Existing Common Stock sold in the Offering, 4,250,000 shares were sold by Silicon Graphics and the remainder were sold by MIPS Technologies. Presently, Silicon Graphics owns approximately 85% of the outstanding Existing Common Stock. Prior to the Offering, MIPS Technologies was a wholly owned subsidiary of Silicon Graphics and its business was conducted by Silicon Graphics primarily through its MIPS Group, a division of Silicon Graphics.

    On January 14, 1999, Silicon Graphics announced its intention to divest its entire interest in MIPS Technologies by September 30, 2000. Silicon Graphics has advised MIPS Technologies that this divestiture could be effected in one or more transactions and is expected to include a distribution of a significant portion of its interest in MIPS Technologies to the stockholders of Silicon Graphics in a transaction intended to generally qualify under Section 355 of the Internal Revenue Code of 1986, as amended (the "Code") (a "Tax-Free Distribution"). The actual timing and form of any disposition will be subject to market and other conditions. Silicon Graphics could dispose of the shares of MIPS Technologies' common stock that it owns in one or more public or private offerings, in a dividend or other distribution to its stockholders, in an exchange offer for outstanding shares of its common stock, or otherwise. However, other than the underwritten public offering referred to below, Silicon Graphics has not formulated any definitive plans regarding the divestiture of its interest in MIPS Technologies.

    Unless certain requirements are met, Silicon Graphics would incur a significant taxable gain if a distribution to its stockholders of a significant portion of its interest in MIPS Technologies were taxable. In addition, such a distribution generally would be taxable to Silicon Graphics' stockholders. To effect a Tax-Free Distribution for Silicon Graphics and its stockholders, current tax law requires, among other things, that Silicon Graphics own, at the time of such a transaction, capital stock of MIPS Technologies representing at least 80% of the voting power of MIPS Technologies, and that Silicon Graphics distribute all of such stock to its stockholders in a single transaction. Consequently, to effect a Tax-Free Distribution if the Recapitalization is not effected, Silicon Graphics would be required to distribute not less than 29.8 million shares of Existing Common Stock (80% of the shares of Existing Common Stock currently issued and outstanding) in a single transaction. If the Recapitalization is effected, Silicon Graphics could reduce its economic interest in MIPS Technologies below 80% through secondary market sales and other transactions, while preserving its ability, under current tax law, to effect a Tax-Free Distribution.

    If the Recapitalization is approved, Silicon Graphics intends to sell a portion of the New MIPS Common Stock it owns in the second quarter of 1999, subject to prevailing market and other conditions, and may dispose of additional shares of New MIPS Common Stock in subsequent transactions. On February 26, 1999, MIPS Technologies filed a registration statement with the Securities and Exchange Commission covering the sale by Silicon Graphics of up to 6,900,000 shares of Class A Common Stock in an underwritten public offering. However, Silicon Graphics is not obligated, and will not become obligated as a result of the Recapitalization or the filing of the registration statement, to effect any sale or distribution (including a Tax-Free Distribution) of any New MIPS Common Stock it owns in multiple transactions or otherwise. There can be no assurance that any such sales or distribution will occur. In addition, the United States Treasury Department has recently proposed tax legislation which, if enacted, could affect Silicon Graphics' ability to effect a Tax-Free Distribution. See "Proposed Tax Legislation." If the Recapitalization is not approved, Silicon Graphics expects that it would not complete the public offering described above but, instead, would continue to hold all of the Existing Common Stock it presently owns. Silicon Graphics is under no contractual obligation to continue to hold such shares other than pursuant to a lock-up agreement entered into in connection with the Offering in which Silicon Graphics agreed not to sell or dispose of any shares of Existing Common Stock prior to June 30, 1999 without the consent of the representative of the underwriters for the Offering.

    The proposed changes to the Existing Certificate of Incorporation and the current By-laws of MIPS Technologies (the "Existing By-laws") as described in this Proxy Statement are designed to permit an orderly, multi-step increase in the number of shares of MIPS Technologies common stock that are publicly traded while preserving the ability of Silicon Graphics, under current tax law, to effect a Tax-Free Distribution of its investment in MIPS Technologies, and reflect only those changes that MIPS Technologies believes are appropriate to achieve this result. Following a Tax-Free Distribution, it is expected that MIPS Technologies would continue to have the dual class capital structure only for so long as may be required for Silicon Graphics to maintain the tax-free status of the Tax-Free Distribution.

    THE SPECIAL COMMITTEE. On November 23, 1998, a special meeting of the MIPS Board of Directors was held. Five of the seven members of the MIPS Board of Directors were present, in person or telephonically. At the special meeting William M. Kelly, Senior Vice President, Corporate Operations of Silicon Graphics and a director of MIPS Technologies, outlined the proposed terms of the Recapitalization and Silicon Graphics' reasons for proceeding with the transaction. The MIPS Board of Directors then approved the creation of the Special Committee consisting of Anthony B. Holbrook and Fred M. Gibbons, the two directors of MIPS Technologies who are not directors, officers or employees of Silicon Graphics or officers or employees of MIPS Technologies. The Special Committee was authorized to review, evaluate and consider whether the terms of the Recapitalization would be fair to the MIPS Public Stockholders, and to make a recommendation to the full MIPS Board of Directors with respect to the Recapitalization. The MIPS Board of Directors also authorized the Special Committee to retain legal counsel and other advisors as it deemed appropriate.

    In late November 1998, the Special Committee retained an independent financial advisor and independent legal counsel to assist the Special Committee in its consideration of the proposed Recapitalization.

    On December 7, 1998, the Special Committee met with representatives of its financial advisor and legal counsel. During this meeting, the proposed terms of the Recapitalization were summarized for the Special Committee. In addition, the Special Committee's advisors made presentations on precedent transactions and issues faced by companies with a dual class capital structure. The Special Committee instructed its advisors to continue their analysis of the Recapitalization, including the effect of a dual class capital structure on MIPS Technologies and the tax issues related to a possible Tax-Free Distribution by Silicon Graphics.

    On December 11, 1998, the Special Committee again met with its advisors. The independent financial advisor reviewed with the Special Committee the historical trading information and capital structure of companies which had consummated transactions which the financial advisor deemed similar to the proposed Recapitalization and the relative trading values of the dual classes of stock of such companies and other companies with dual classes of stock. The Special Committee's legal counsel reviewed the possible effects of the Recapitalization and the dual class capital structure with respect to the corporate governance and financial flexibility of MIPS Technologies, as well as certain tax issues related to a possible Tax-Free Distribution by Silicon Graphics. The Special Committee's legal counsel were instructed to meet with counsel to Silicon Graphics to discuss the proposed terms of the Recapitalization.

    During the period from December 12 through December 14, 1998, legal counsel for the Special Committee and Silicon Graphics had numerous conference calls to discuss the proposed terms of the Recapitalization.

    On December 14, 1998, the Special Committee met with its legal counsel to review certain accounting issues relating to the Recapitalization. The Special Committee instructed its legal advisors to discuss the Special Committee's concerns regarding the proposed terms of the Recapitalization with Silicon Graphics and its advisors.

    On December 17, 1998, representatives of MIPS Technologies and Silicon Graphics and their respective legal counsel met to discuss the terms of the Recapitalization. A representative from MIPS Technologies' independent accountant also was at this meeting to address certain "pooling-of-interests" accounting matters.

    At a meeting of the Special Committee held on December 18, 1998, legal counsel to the Special Committee summarized the discussions from the meeting held on December 17, 1998 with Silicon Graphics and its advisors. The Special Committee instructed its legal counsel to present to Silicon Graphics and its advisors certain revised terms of the Recapitalization intended to address, among other things, the impact of a Tax-Free Distribution on the financial flexibility of MIPS Technologies, including the limitations on MIPS Technologies' ability to issue additional shares of New MIPS Common Stock, the impact of the proposed dual class capital structure on corporate governance and control issues and "pooling-of interests" accounting matters.

    From December 18 through January 3, 1999, the legal advisors of the Special Committee and Silicon Graphics had numerous meetings and conference calls to negotiate the proposed terms of the Recapitalization.

    On January 4, 1999, the Special Committee held a meeting to review the status of the negotiations with its legal counsel. The Special Committee instructed its legal counsel to continue its negotiations with Silicon Graphics.

    During the period from January 4 through January 10, the Special Committee, Silicon Graphics and their respective legal advisors, held numerous meetings and conference calls to negotiate the final terms of the proposed Recapitalization.

    On January 11, 1999, the Special Committee met with representatives of its financial advisor and legal advisors. The legal advisors reviewed the principal terms of the Recapitalization. The financial advisor compared the final terms of the Recapitalization with the terms of precedent transactions. After a full discussion, the Special Committee determined that the terms of the Recapitalization were fair to MIPS Technologies and the MIPS Public Stockholders. The Special Committee then unanimously determined to recommend to the MIPS Board of Directors that the Recapitalization be approved.

    At a special meeting of the MIPS Board of Directors held on January 13, 1999, the MIPS Board of Directors unanimously determined that the Recapitalization was fair to, and in the best interests of, MIPS Technologies and its stockholders and recommended that its stockholders vote to approve and adopt the Recapitalization.

REASONS FOR THE RECAPITALIZATION; RECOMMENDATION OF THE SPECIAL COMMITTEE AND
  THE MIPS BOARD OF DIRECTORS

    At a meeting held on January 11, 1999, the Special Committee unanimously determined that the Recapitalization was fair to MIPS Technologies and the MIPS Public Stockholders, and unanimously determined to recommend the Recapitalization to the full MIPS Board of Directors. At a meeting held on January 13, 1999, at which all of the directors of MIPS Technologies were present, based on the unanimous recommendation of the Special Committee, the MIPS Board of Directors unanimously approved and adopted the terms of the Recapitalization, unanimously determined that the terms of the Recapitalization are fair to, and in the best interests of, MIPS Technologies and its stockholders, and unanimously determined to recommend to the MIPS Public Stockholders that they vote to approve and adopt the Recapitalization.

    THE SPECIAL COMMITTEE. In determining to recommend to the MIPS Board of Directors that it approve and adopt the terms of the Recapitalization, and in evaluating the fairness of the terms of the

Recapitalization, the Special Committee considered a number of potential benefits, including without limitation, the following:

    - the belief that the Recapitalization may encourage Silicon Graphics to divest its controlling interest in MIPS Technologies sooner that it otherwise might by providing Silicon Graphics with additional flexibility with respect to its investment in MIPS Technologies and the ability to consummate a tax and market efficient distribution of the shares of Existing Common Stock that it owns;

    - the potential benefits to the MIPS Public Stockholders of an orderly, multi-step increase in the public float of its common stock, which is expected to increase investor interest in MIPS Technologies and enhance trading efficiencies and liquidity of its common stock;

    - the potential benefits of the divestiture by Silicon Graphics of its interest in MIPS Technologies in multiple transactions, which is expected to be less disruptive on the trading market for MIPS Technologies common stock than if Silicon Graphics divested its entire present interest in MIPS Technologies in a single transaction;

    - the terms of the Recapitalization which provide the MIPS Public Stockholders the right to elect 20% of the MIPS Board of Directors, but in no event less than one director, after the Recapitalization, compared with such stockholders' present inability to elect any directors of the MIPS Board of Directors in light of Silicon Graphics 85% ownership of the outstanding Existing Common Stock;

    - the terms of the Recapitalization which require that, after a Tax-Free Distribution, a person or group of persons acting in concert holding 10% or more of the outstanding shares of Class B Common Stock must own at least an equal percentage of the outstanding shares of Class A Common Stock in order to exercise its or their Class B Common Stock voting rights in the election of directors, which are designed to ensure that a stockholder's voting rights in the election of directors is not significantly disproportionate to its economic interest in MIPS Technologies;

    - the automatic conversion and exchange features of the Recapitalization which are designed, in part, to provide MIPS Technologies with the ability, if permitted under then existing tax law, to reduce the length of time following a Tax-Free Distribution during which MIPS Technologies must continue to have a dual class capital structure; and

    - the "sunset" provisions designed to ensure that Silicon Graphics retains control of the MIPS Board of Directors only if it has a substantial economic interest in MIPS Technologies.

    In reaching its determination that the Recapitalization is fair to MIPS Technologies and the MIPS Public Stockholders, and to recommend to the MIPS Board of Directors that it approve and adopt the terms of the Recapitalization, the Special Committee also considered and balanced against the potential benefits of the Recapitalization a number of potentially negative factors, including, without limitation:

    - the potential effect of two classes of common stock on the trading price and liquidity of the Class A Common Stock;

    - the potential impact of the dual class capital structure on MIPS Technologies' corporate governance and control issues; and

    - the potential impact of the Recapitalization on MIPS Technologies' financial flexibility, including as a result of limitations on its ability to issue additional shares of New MIPS Common Stock following a Tax-Free Distribution.

After detailed consideration of these factors, the Special Committee concluded that the Recapitalization is fair to MIPS Technologies and the MIPS Public Stockholders.

    THE BOARD OF DIRECTORS. The MIPS Board of Directors has considered the unanimous recommendation of the Special Committee, as well as the factors (enumerated above) considered by the Special

Committee, and has unanimously determined that the Recapitalization is fair to, and in the best interests of, MIPS Technologies and its stockholders, has approved and adopted the terms of the Recapitalization and recommends that the MIPS Public Stockholders vote to approve and adopt the Recapitalization Proposal.

    The foregoing discussion addresses the material factors considered by the Special Committee and the MIPS Board of Directors in their consideration of the Recapitalization. The Special Committee and the MIPS Board of Directors did not quantify or attach any particular weight to the various factors that it considered in reaching its determination that the Recapitalization is advisable and fair to MIPS Technologies and the MIPS Public Stockholders. Different Special Committee and MIPS Board of Directors members may have assigned different weights to different factors. In reaching its determination, the Special Committee and the MIPS Board of Directors took the various factors into account collectively. The Special Committee and the MIPS Board of Directors did not perform a factor-by-factor analysis, but rather its determination was made in consideration of all of the factors as a whole.

EFFECT OF THE RECAPITALIZATION

    GENERAL. MIPS Technologies currently has a single class of common stock outstanding, and each share of Existing Common Stock is entitled to one vote in all matters submitted to a vote of stockholders, including the election of directors. If the Recapitalization is adopted, each share of Existing Common Stock will be redesignated as one share of Class A Common Stock. Immediately thereafter and pursuant to the Exchange Agreement, Silicon Graphics will exchange each share of Class A Common Stock it owns for one share of Class B Common Stock. Immediately following the Recapitalization, Silicon Graphics would continue to own approximately 85% of the common equity of MIPS Technologies, consisting of 31,750,000 shares of Class B Common Stock, and the MIPS Public Stockholders would continue to own approximately 15% of the common equity of MIPS Technologies, consisting of 5,542,286 shares of Class A Common Stock.

    VOTING RIGHTS. Pursuant to the terms of the Recapitalization, the current share capital of MIPS Technologies will be converted into two classes of common stock: (i) the Class A Common Stock, which will entitle the holders thereof to vote, separately as a single class, for the election of 20% (rounded downward, if necessary, to the nearest whole number) of the directors of MIPS Technologies, but in no event less than one director (the "Class A Directors"); and (ii) the Class B Common Stock, which will entitle the holders thereof to vote, separately as a class, for the election of the remaining directors of MIPS Technologies (the "Class B Directors"). In the event that all outstanding shares of Class B Common Stock are converted into or exchanged for shares of Class A Common Stock, the Class A Common Stock will be the only class of common stock outstanding and the holders of the Class A Common Stock will be entitled to elect 100% of the MIPS Board of Directors. References herein to the number of directors on the MIPS Board of Directors do not include any directors whom the holders of any shares of Preferred Stock have the exclusive right to elect.

    The holders of Class A Common Stock and Class B Common Stock will in all other matters vote together as a single class, with each share of Class A Common Stock and Class B Common Stock having one vote, except as required by law and except with respect to any proposed amendment to the Amended Certificate of Incorporation which would alter the special rights of the Class A Common Stock or the Class B Common Stock, in which case the affected class shall also be entitled to vote on such amendment separately as a class.

    The Amended Certificate of Incorporation will also provide that, following a Tax-Free Distribution, a person or group of persons acting in concert holding 10% or more of the outstanding shares of Class B Common Stock will be required to own at least an equal percentage of the outstanding shares of Class A Common Stock in order to exercise its or their Class B Common Stock voting rights in the election of directors. This provision is designed to ensure that, following a Tax-Free Distribution and for as long as the

Class B Common Stock retains its special voting rights, a holder of such shares will not have voting rights with respect to the MIPS Board of Directors that are significantly disproportionate to its economic interest in MIPS Technologies.

    DIVIDENDS. Following the Recapitalization, the holders of Class A Common Stock and the holders of Class B Common Stock will share equally, on a per-share basis, all dividends and other distributions in cash, stock of any corporation other than MIPS Technologies or property of MIPS Technologies as such dividend or distribution is declared by the MIPS Board of Directors. In the case of dividends or other distributions payable in New MIPS Common Stock, only shares of Class A Common Stock will be paid with respect to shares of Class A Common Stock and only shares of Class B Common Stock will be paid with respect to shares of Class B Common Stock. The number of shares of Class A Common Stock and Class B Common Stock so paid will be equal in number on a per-share basis.

    COMMON STOCK OWNED BY SILICON GRAPHICS. Prior to a Tax-Free Distribution and for so long as Silicon Graphics owns shares of Class B Common Stock, any shares of Class A Common Stock acquired by Silicon Graphics or any of its subsidiaries will automatically convert into shares of Class B Common Stock on a one-for-one basis. Following a Tax-Free Distribution, shares of New MIPS Common Stock acquired by Silicon Graphics will retain their status as shares of Class A Common Stock or Class B Common Stock, as the case may be.

    CONVERSION. Following the Recapitalization and prior to a Tax-Free Distribution, each share of Class B Common Stock transferred to any person or entity other than Silicon Graphics or any of its subsidiaries will automatically convert into one share of Class A Common Stock upon such transfer. However, the shares of Class B Common Stock will not convert into shares of Class A Common Stock in connection with a Tax-Free Distribution or upon transfer by the holders of the Class B Common Stock to another party after a Tax-Free Distribution. Immediately after the consummation of a Tax-Free Distribution, Silicon Graphics' stockholders will be the holders of the Class B Common Stock.

    If at any time prior to a Tax-Free Distribution the number of shares of Class B Common Stock held by Silicon Graphics and/or its affiliates represents less than 50% of the aggregate number of shares of New MIPS Common Stock then outstanding, the Class B Common Stock will be automatically converted into shares of Class A Common Stock; provided, however, that such automatic conversion will not occur if the independent directors on the MIPS Board of Directors and the Chief Executive Officer of MIPS Technologies unanimously determine that such automatic conversion is not in the interests of MIPS Technologies and the MIPS Public Stockholders. In any event, the Class B Common Stock held by Silicon Graphics will automatically convert into Class A Common Stock if the number of shares of Class B Common Stock held by Silicon Graphics and/or its affiliates represents less than 30% of the aggregate number of shares of New MIPS Common Stock then outstanding. These provisions are intended to ensure that Silicon Graphics retains control of the MIPS Board of Directors only if it has a substantial economic interest in MIPS Technologies. These automatic conversion provisions will not apply following a Tax-Free Distribution.

    In addition, prior to a Tax-Free Distribution and upon the closing of any merger or consolidation involving Silicon Graphics or a tender offer for the capital stock of Silicon Graphics, if the stockholders of Silicon Graphics immediately prior to such transaction own less than 50% of the outstanding shares of Silicon Graphics (or, if the capital stock of Silicon Graphics is exchanged or converted in any such transaction for capital stock of another corporation, such corporation) immediately after such transaction, each share of Class B Common Stock held by Silicon Graphics or its successor will automatically convert into one share of Class A Common Stock.

    Following a Tax-Free Distribution, each share of Class B Common Stock will be automatically converted into one share of Class A Common Stock on the fifth anniversary of such Tax-Free Distribution if, at a meeting of stockholders called to approve such conversion, such conversion receives the approval of a majority of the votes entitled to be cast by the holders of the Class A Common Stock and the holders of the Class B Common Stock present and voting, voting together as a single class, unless, prior to such Tax-Free Distribution, Silicon Graphics delivers to MIPS Technologies an opinion of counsel, reasonably satisfactory to MIPS Technologies, to the effect that, based in part on conversations with the Internal Revenue Service ("IRS") disclosed to MIPS Technologies, such vote would have a material adverse effect on the ability of Silicon Graphics to timely obtain a favorable ruling from the IRS regarding the tax-free status of the Tax-Free Distribution. See "Description of Capital Stock."

    Following the Recapitalization, if, pursuant to any merger, consolidation or reorganization of MIPS Technologies with another entity, the stockholders of MIPS Technologies immediately prior to such transaction will own less than 50% of the outstanding stock of such other entity immediately after such transaction, each share of Class B Common Stock will automatically convert into one share of Class A Common Stock immediately prior to the effectiveness of such transaction, unless, prior to a Tax-Free Distribution, Silicon Graphics delivers an opinion of counsel, reasonably satisfactory to MIPS Technologies, to the effect that, based in part on conversations with the IRS disclosed to MIPS Technologies, such automatic conversion would have a material adverse effect on the ability of Silicon Graphics to timely obtain a favorable ruling from the IRS regarding the tax-free status of the Tax-Free Distribution.

    Under current tax law, it is uncertain whether the conversion provisions described in the two preceding paragraphs would have a material adverse effect on Silicon Graphics' ability to timely obtain a favorable ruling from the IRS regarding the tax-free status of the Tax-Free Distribution.

    EXCHANGE. Under the terms of the Amended Certificate of Incorporation and the Exchange Agreement, Silicon Graphics will be obligated to exchange all of the outstanding shares of Class B Common Stock that it owns for shares of Class A Common Stock on a one-for-one basis if, prior to a Tax-Free Distribution, the Internal Revenue Code is amended to provide, in effect, that, generally, in a tax-free spin-off or split-off of a subsidiary, the distributing company must hold at least 80% of the value of the subsidiary's stock, and such amendment would apply to a Tax-Free Distribution.

    At any time following a Tax-Free Distribution, MIPS Technologies may exchange all (but not less than all) of the outstanding shares of Class B Common Stock for shares of Class A Common Stock on a one-for-one basis (the "MIPS Exchange Right") unless, prior to a Tax-Free Distribution, Silicon Graphics delivers to MIPS Technologies an opinion of counsel, reasonably satisfactory to MIPS Technologies, to the effect that, based in part on conversations with the IRS disclosed to MIPS Technologies, the inclusion of the MIPS Exchange Right provision in the Amended Certificate of Incorporation would have a material adverse effect on the ability of Silicon Graphics to timely obtain a favorable ruling from the IRS regarding the tax-free status of the Tax-Free Distribution. In addition, Silicon Graphics may limit MIPS Technologies' ability to exercise the MIPS Exchange Right pursuant to the Distribution Tax Agreement (as defined below) which will be entered into by MIPS Technologies and Silicon Graphics prior to a Tax-Free Distribution. See "The Exchange Agreement--Distribution Tax Indemnification Agreement." The MIPS Exchange Right is designed, in part, to provide additional flexibility to MIPS Technologies to reduce, if then existing tax laws so permit, the length of time following a Tax-Free Distribution during which MIPS Technologies must continue to have the dual class capital structure.

    Under current tax law, it is uncertain whether the MIPS Exchange Right provision would have a material adverse effect on Silicon Graphics' ability to timely obtain a favorable ruling from the IRS regarding the tax-free status of the Tax-Free Distribution.

    MERGER OR REORGANIZATION. The Amended Certificate of Incorporation will provide that all shares of Class A Common Stock and Class B Common Stock are entitled to receive, equally on a per share basis, the same kind and amount of consideration in the event of any merger, consolidation or reorganization of MIPS Technologies with any other company; provided, however, that, in the event that all of the shares of Class B Common Stock have not been converted into or exchanged for shares of Class A Common Stock, then (i) in any such transaction, the holders of shares of Class A Common Stock and the holders of shares of Class B Common Stock may receive different kinds of shares of stock if the only difference in such shares is the inclusion of voting rights which maintain the different voting rights of the holders of Class A Common Stock and holders of Class B Common Stock with respect to the election of the applicable percentage of the authorized number of directors on the MIPS Board of Directors as described above and (ii) if all or substantially all of the New MIPS Common Stock is exchanged for capital stock of another entity and such transaction is required to be accounted for by the "pooling-of-interests" method, the holders of shares of Class A Common Stock and the holders of shares of Class B Common Stock shall receive shares of stock of the acquiring entity based on the relative fair value of a share of Class A Common Stock and a share of Class B Common Stock measured as of the announcement date for such transaction. See "Description of MIPS Capital Stock Prior to and Following the Recapitalization-- Common Stock--Merger or Reorganization."

PROPOSED TAX LEGISLATION

    On February 1, 1999, the United States Treasury Department proposed legislation which, if enacted, would generally require a distributing company to hold at least 80% of the value of a subsidiary's stock (in addition to 80% of the voting power) in order to effect a tax-free spin-off or split-off of that subsidiary. At the present time, it is uncertain whether this proposal or any similar proposal will be enacted or, if enacted, whether the final legislation will contain transitional relief that would allow Silicon Graphics to complete a Tax-Free Distribution. If the legislation is enacted substantially as proposed and without transitional relief, Silicon Graphics could be required to effect a Tax-Free Distribution shortly after the Recapitalization is effected in order to avoid the application of such legislation. In addition, depending on the form of such legislation, if enacted, Silicon Graphics may be unable to effect a Tax-Free Distribution. In such event, under the terms of the Exchange Agreement, Silicon Graphics would be required to exchange its shares of Class B Common Stock for shares of Class A Common Stock, and it could elect to hold such shares of Class A Common Stock indefinitely.

THE MIPS BOARD OF DIRECTORS FOLLOWING THE RECAPITALIZATION

    The Existing Certificate of Incorporation and Existing Bylaws provide that the MIPS Board of Directors will consist of not less than three and not more than ten directors, with the exact number to be fixed by the MIPS Board of Directors. The MIPS Board of Directors presently consists of the following seven members: John E. Bourgoin, the Chief Executive Officer and President of MIPS Technologies; Dr. Forest Baskett, Kenneth L. Coleman, William M. Kelly and Teruyasu Sekimoto, each of whom is an officer or employee of Silicon Graphics; and Anthony B. Holbrook and Fred M. Gibbons, each of whom is an independent director not affiliated with MIPS Technologies or Silicon Graphics. The MIPS Board of Directors is divided into three classes of directors serving staggered three-year terms, with Classes I and II having two directors each and Class III having three directors. The terms of office of the directors presently expire as follows: Messrs. Bourgoin and Coleman (the current class I directors) at the annual meeting of stockholders in 1999, Messrs. Sekimoto and Gibbons (the current Class II directors) at the annual meeting of stockholders in 2000, and Dr. Baskett and Messrs. Kelly and Holbrook (the current Class III directors) at the annual meeting of stockholders in 2001.

    If the Recapitalization is approved, the Amended Certificate of Incorporation and Amended Bylaws will provide that the MIPS Board of Directors will consist of not less than five and not more than ten directors, with the exact number to be fixed by the MIPS Board of Directors. However, initially the MIPS Board of Directors will continue to have seven members and will consist of one Class A Director and six Class B Directors. In order to provide the holders of the Class A Common Stock the opportunity to elect the Class A Director at the annual meeting of stockholders of MIPS Technologies in 1999, it is anticipated that the number of directors in Class I will be increased by one and the Class A Director will be included in Class I. In addition, the number of directors in Class III will be decreased by one. It is expected that, prior to the annual meeting of stockholders in 1999, Mr. Holbrook will be appointed by the MIPS Board of

Directors as the initial Class A Director and a member of Class I. The holders of the Class A Common Stock will be entitled to elect one Class A Director at the annual meeting of stockholders in 1999 and the Class A Director so elected will hold office until the expiration of his or her term at the annual meeting of stockholders in 2002. In order to ensure that the holders of the Class A Common Stock will at all times be entitled to elect at least one director, the Amended Certificate of Incorporation will provide that the total number of directors must consist of at least five persons. The Existing Certificate of Incorporation provides for a minimum of only three directors.

INTERESTS OF CERTAIN PERSONS IN THE RECAPITALIZATION

    In considering the recommendation of the Special Committee and the MIPS Board of Directors, the stockholders of MIPS Technologies should be aware that certain officers and directors of MIPS Technologies are also stockholders and/or employees of Silicon Graphics and may have certain interests in the Recapitalization that are different from, or in addition to, the interests of the MIPS Public Stockholders.

    OWNERSHIP OF EXISTING COMMON STOCK. As of December 31, 1998, the directors and executive officers of MIPS Technologies beneficially owned an aggregate of 26,054 shares of Existing Common Stock, including shares that may be acquired within 60 days of such date upon the exercise of outstanding stock options (or less than one percent of the then outstanding shares of Existing Common Stock).

    OWNERSHIP OF SILICON GRAPHICS COMMON STOCK. As of December 31, 1998, the directors and executive officers of MIPS Technologies beneficially owned an aggregate of 1,450,245 shares of common stock, par value $0.001 per share (the "Silicon Graphics Common Stock"), of Silicon Graphics, including shares that may be acquired within 60 days of such date upon the exercise of outstanding stock options (or less than one percent of the then outstanding shares of Silicon Graphics Common Stock).

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    Implementation of the Recapitalization will be tax-free for federal income tax purposes to MIPS Technologies and its stockholders based upon the facts and law as of the date of this Proxy Statement.

NASDAQ APPROVALS

    MIPS Technologies expects to obtain the necessary approvals and waivers from The Nasdaq Stock Market, Inc. ("Nasdaq") in order to effect the
Recapitalization.

    In connection with the Recapitalization, application will be made to Nasdaq to redesignate the Existing Common Stock as Class A Common Stock. In the event of a Tax-Free Distribution, MIPS Technologies expects that the Class B Common Stock also will be quoted on the Nasdaq National Market or on such other exchange as the Class A Common Stock is then listed or quoted.

FEDERAL SECURITIES LAWS CONSEQUENCES

    All shares of Class A Common Stock received in the Recapitalization by holders of the Existing Common Stock will be freely transferable, except that shares of Class A Common Stock received by persons who are deemed to be affiliates of MIPS Technologies may be resold by them only in transactions permitted by the resale provision of Rule 144 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), or otherwise in compliance with (or pursuant to an exemption from) the registration requirements of the Securities Act. Persons deemed to be affiliates of MIPS Technologies are those individuals or entities that control, are controlled by, or are under common control with, MIPS Technologies and generally include the executive officers and directors of MIPS Technologies, as well as certain principal stockholders of MIPS Technologies.

NO APPRAISAL RIGHTS

    Holders of Existing Common Stock are not entitled to appraisal rights under
Section 262 of the General Corporation Law of the State of Delaware (the "DGCL") in connection with the Recapitalization because the Recapitalization is not a transaction for which appraisal rights are available under the DGCL.

                             THE EXCHANGE AGREEMENT

    IF THE RECAPITALIZATION IS APPROVED, MIPS TECHNOLOGIES AND SILICON GRAPHICS WILL ENTER INTO THE EXCHANGE AGREEMENT WHICH WILL GOVERN CERTAIN MATTERS BETWEEN THE PARTIES FOLLOWING THE RECAPITALIZATION. THE FOLLOWING IS A SUMMARY OF THE MATERIAL TERMS OF THE EXCHANGE AGREEMENT, A FORM OF WHICH IS ATTACHED TO THIS PROXY STATEMENT AS ANNEX C. THE FOLLOWING DOES NOT PROPOSE TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FORM OF THE EXCHANGE AGREEMENT ATTACHED AS ANNEX C.

EXCHANGE OF CLASS A SHARES FOR CLASS B SHARES BY SILICON GRAPHICS

    Subject to the terms and conditions of the Exchange Agreement and in accordance with the DGCL, immediately after the effectiveness of the Amended Certificate of Incorporation under the DGCL, Silicon Graphics will exchange each share of Class A Common Stock it owns for one share of Class B Common Stock.

SILICON GRAPHICS' OBLIGATION TO PURCHASE NEW MIPS COMMON STOCK

    Subject to terms and conditions of the Exchange Agreement, if Silicon Graphics has not disposed of its entire interest in MIPS Technologies (whether through a Tax-Free Distribution or otherwise) prior to December 31, 2000, Silicon Graphics shall, on the last day of each fiscal quarter beginning on December 31, 2000 and ending on the last day of the fiscal quarter immediately preceding any such disposition, accrue an obligation to purchase the number of shares of New MIPS Common Stock set forth below (the "Required Purchase Amount"):

QUARTER ENDING:                                                      REQUIRED PURCHASE AMOUNT
-------------------------------------------------------------------  -------------------------
December 31, 2000..................................................           1,800,000
March 31, 2001.....................................................           1,700,000
June 30, 2001......................................................           1,800,000
September 30, 2001.................................................           1,700,000
December 31, 2001..................................................           1,800,000
March 31, 2002.....................................................           1,700,000
June 30, 2002......................................................           1,700,000
September 30, 2002.................................................           2,000,000
December 31, 2002 and each quarter thereafter until a distribution
  or an exchange of Class B shares following a Change in Tax Law...           2,000,000

    Silicon Graphics shall make such purchase or purchases of shares of New MIPS Common Stock equal to the Required Purchase Amount prior to the date (the "Purchase Date") which is thirty (30) days following the public announcement by MIPS Technologies of its financial results for the applicable fiscal quarter. If, prior to the Purchase Date for any Required Purchase Amount, MIPS Technologies notifies Silicon Graphics in writing that the independent directors and the Chief Executive Officer of MIPS Technologies have unanimously determined that the purchase of shares of New MIPS Common Stock by Silicon Graphics equal to the Required Purchase Amount is not in the interests of MIPS Technologies and the MIPS Public Stockholders, then the Required Purchase Amount for such quarterly period will be reduced by the number set forth in such notice.

    At its sole option, Silicon Graphics may satisfy its obligation to purchase shares of New MIPS Common Stock equal to a Required Purchase Amount by purchasing (i) newly issued shares of Class B Common Stock from MIPS Technologies, (ii) issued and outstanding shares of Class A Common Stock in the public market or otherwise from a third party (which shares will be converted into shares of Class B Common Stock upon such acquisition under the terms of the Amended Certificate of Incorporation) or (iii) any combination of (i) and (ii) above, in each case on or prior to the applicable Purchase Date. In determining whether Silicon Graphics has satisfied its obligation to purchase shares of New MIPS Common Stock equal to the Required Purchase Amount with respect to a quarterly period, each share of Class A Common Stock purchased by Silicon Graphics in the public market or otherwise from a third party shall be counted as four shares of New MIPS Common Stock purchased in satisfaction of the Required Purchase Amount and each share of Class B Common Stock purchased by Silicon Graphics from the Company shall be counted as one share of New MIPS Common Stock purchased in satisfaction of the Required Purchase Amount. Shares of Class A Common Stock and Class B Common Stock purchased by Silicon Graphics shall only be applied in satisfaction of a Required Purchase Amount one time. Silicon Graphics will have registration rights with respect to the shares of New MIPS Common Stock it acquires in satisfaction of the Required Purchase Amount. Silicon Graphics will not be obligated to purchase the Required Purchase Amount for the quarter in which Silicon Graphics disposes of its entire interest in MIPS Technologies (including through a Tax-Free Distribution) or in which Silicon Graphics exchanges its shares of Class B Common Stock for Class A Common Stock as a result of a Change in Tax Law (as defined herein) and for each quarter thereafter.

    Shares of Class B Common Stock may be purchased from MIPS Technologies at a price per share equal to the average closing price of the Class A Common Stock on the Nasdaq National Market for the last ten trading days of the quarter with respect to which such obligation accrues.

    Silicon Graphics has submitted a ruling request with the IRS that the Tax-Free Distribution qualifies generally as a tax-free distribution under
Section 355 of the Code. The ruling request also asks the IRS to consider the cumulative conversion provisions and the MIPS Exchange Right. The Exchange Agreement provides that Silicon Graphics will use good faith and reasonable best efforts to obtain the requested rulings from the IRS.

DISTRIBUTION TAX INDEMNIFICATION AGREEMENT

    The Exchange Agreement will also contain a covenant obligating MIPS Technologies and Silicon Graphics to enter into a Distribution Tax Indemnification Agreement (the "Tax Agreement") prior to a Tax-Free Distribution. The principal terms of the Tax Agreement are set forth in Appendix A to the Exchange Agreement which is attached hereto as Annex C. The Tax Agreement generally will limit the ability of MIPS Technologies to undertake certain actions after the Tax-Free Distribution that would cause the Tax-Free Distribution to become taxable to Silicon Graphics. The Tax Agreement will contain covenants under which MIPS Technologies may not:

    - issue capital stock in an acquisition or private or public offering within the 30-month period following the Tax-Free Distribution, except (a) pursuant to the exercise of employee, director or consultant stock options or awards and (b) the issuance of up to a cumulative amount of 10% of the outstanding stock of MIPS Technologies at the time of the Tax-Free Distribution;

    - amend its certificate of incorporation in a manner that affects the voting rights with respect to the Class B Common Stock or Class A Common Stock (but not including pursuant to the automatic conversion provisions of the Company's Amended Certificate of Incorporation) during the five-year period following the Tax-Free Distribution;

    - exchange any shares of Class B Common Stock for Class A Common Stock, including pursuant to the MIPS Exchange Right (but not including pursuant to the automatic conversion provisions of the Company's Amended Certificate of Incorporation) during the five-year period following the Tax-Free Distribution;

    - knowingly and voluntarily take any other actions (other than the permitted stock issuances described above and certain other actions) during the 30-month period following the Tax-Free Distribution which it believes will more likely than not result in the Tax-Free Distribution becoming taxable; or

    - take any other action that would be a breach of certain reasonable covenants or representations related to MIPS Technologies and that are within its reasonable control in the initial or any supplemental ruling request submitted to the IRS.

    Under the terms of the Tax Agreement, MIPS Technologies will be required to indemnify Silicon Graphics from any taxes imposed on Silicon Graphics due to a breach of the above covenants, and any taxes resulting from an acquisition of more than 10% of the stock of MIPS Technologies (taking into account permitted issuances described above) during the 30-month period following the Tax-Free Distribution, unless (a) a supplemental ruling is obtained from the IRS to the effect that such proposed action will not cause the Tax-Free Distribution to become taxable, (b) Silicon Graphics consents to such action or (c) MIPS Technologies delivers to Silicon Graphics an opinion of nationally recognized tax counsel, reasonably satisfactory to Silicon Graphics, that such action will not cause the Tax-Free Distribution to become taxable. The limitations on the issuance of shares of MIPS Technologies' capital stock and other restrictions discussed above could have a negative impact on MIPS Technologies' financial flexibility following a Tax-Free Distribution.

    The Tax Agreement will contain other customary provisions.

REQUIRED EXCHANGE OF CLASS B SHARES FOR CLASS A SHARES BY SILICON GRAPHICS

    The Exchange Agreement will also provide that Silicon Graphics will be required to exchange all of its shares of Class B Common Stock for shares of Class A Common Stock if, prior to a Tax-Free Distribution, the Code is amended (a "Change in Tax Law") to provide, in effect, that, generally, in a tax-free spin-off or split-off of a subsidiary, the distributing company must hold not less than 80% of the value of the subsidiary's stock, and such Change in Tax Law would apply to a Tax-Free Distribution by Silicon Graphics of its interest in MIPS Technologies.

INDEMNIFICATION AND EXPENSES

    Silicon Graphics will indemnify and hold harmless MIPS Technologies and its affiliates, officers, directors, employees, agents, successors and assigns from and against any and all liabilities, losses, damages, claims, costs and expenses, interest, awards, judgments and penalties (including, without limitation, attorneys' and consultants' fees and expenses) actually suffered or incurred by them, arising out of or resulting from any claim or cause of action by any third party to the extent arising out of the Recapitalization or any subsequent distribution of all of its interest in MIPS Technologies. This indemnity will not extend to liabilities to the extent that such liabilities relate to any secondary sales by Silicon Graphics following the Recapitalization.

    Pursuant to the Exchange Agreement, Silicon Graphics has agreed to reimburse MIPS Technologies for the fees and expenses of legal counsel in connection with the Recapitalization and any distribution covered by the indemnity described above, whether or not the Recapitalization or any such distribution is consummated, in an amount set forth in a budget to be agreed to between the parties. Silicon Graphics has also agreed to reimburse MIPS Technologies for the reasonable fees and expenses of the financial advisor to the Special Committee and all other reasonable out-of-pocket expenses incurred by MIPS Technologies in connection with the Recapitalization and any such distribution, whether or not the Recapitalization or any such distribution is consummated. Silicon Graphics will be responsible for all of the fees, costs and expenses incurred by Silicon Graphics in connection with the Recapitalization and any distribution.

           CAUTIONARY STATEMENT CONCERNING FORWARD LOOKING STATEMENTS

    This document and the information incorporated herein by reference contain forward looking statements that include assumptions as to events that may occur following a Recapitalization, including sales and other dispositions by Silicon Graphics of its interest in MIPS Technologies as well as MIPS Technologies' future operating performance. You will find many of these statements in the following sections:

    - "The Recapitalization--Reasons for the Recapitalization; Recommendation of the Special Committee and the MIPS Board of Directors" beginning on page 19; and

    - Under the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations" in Part II of MIPS Technologies' Annual Report on Form 10-K for the fiscal year ended June 30, 1998, in
      Part I of MIPS Technologies' Quarterly Reports on Form 10-Q for the quarters ended September 30, 1998 and December 31, 1998 and in the Current Report on Form 8-K dated February 26, 1999 which information is incorporated by reference in this Proxy Statement.

    Also, words like "may," "may not," "believes," "does not believe," "intends," "expects," "does not expect," "anticipates," "does not anticipate" and similar expressions, signal forward looking statements. Such statements should be viewed with caution.

    Actual events or results could differ materially from the forward looking statements as a result of many factors, including, but not limited to, fluctuations in the operating results of MIPS Technologies or Silicon Graphics or significant changes in their respective businesses, prevailing market conditions for the capital stock of MIPS Technologies and Silicon Graphics, any shift in MIPS Technologies' or Silicon Graphics' strategic directions and changes in tax or other laws relevant to the Recapitalization. In making forward looking statements in this document and in the information that is incorporated by reference, MIPS Technologies claims the protection of the safe harbor for forward looking statements contained in the Private Securities Litigation Reform Act of 1995. MIPS Technologies does not assume any obligation to update these forward looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such forward looking statements.

    MIPS Technologies' stockholders should consider carefully the information set forth herein and in the information incorporated herein by reference.

                               MIPS TECHNOLOGIES

THE COMPANY

    MIPS Technologies is a leading designer of high-performance 32- and 64-bit RISC processors and related intellectual property for the digital consumer and business equipment markets. MIPS Technologies and its licensees offer a variety of standard, custom, semi-custom and application specific processors. MIPS Technologies licenses its intellectual property to semiconductor manufacturing and fabless semiconductor companies, as well as system original equipment manufacturers. To date, the MIPS RISC architecture has been used to create over 60 standard processors which have a cumulative installed base of over 120 million units in a variety of products such as video games, color printers and handheld personal computers. According to INSIDE THE NEW COMPUTER INDUSTRY, an industry trade publication, the market for RISC-based processors totaled approximately 133 million units in calendar year 1998, a 36% increase over 1997. Based on industry sources, MIPS Technologies believes that more than one third of these units were based on the MIPS RISC architecture.

    MIPS Technologies focuses on providing cost-effective and high-performance processors, cores and related designs for high-volume embedded applications. The MIPS RISC architecture is flexible and allows semiconductor manufacturers to integrate their intellectual property with MIPS Technologies designs to develop differentiated and innovative products for a variety of embedded applications within demanding time-to-market requirements. The advantages of the MIPS RISC architecture relate primarily to scalability of die size and performance. Products incorporating the MIPS RISC architecture range from disk drives using processor cores with a die size of less than two square millimeters to high-performance workstations using processors with a die size of 300 square millimeters. In addition, while designed for high performance, the MIPS RISC architectures have been incorporated in a number of low-power applications such as the Philips Nino and the NEC MobilePro handheld personal computers. The MIPS RISC architecture is designed around upward compatible instruction sets that enable manufacturers developing products across a broad range of price/performance points to use common support tools and software.

    On July 6, 1998, MIPS Technologies completed the Offering. Prior to the Offering, MIPS Technologies was a wholly owned subsidiary of Silicon Graphics and its business was conducted by Silicon Graphics primarily through its MIPS Group, a division of Silicon Graphics. In order to increase the focus of the MIPS Group on the design and development of processors, cores and related designs for the embedded market, in December 1997, Silicon Graphics initiated a plan to separate the business of the MIPS Group from its other operations. In April 1998, the board of directors of Silicon Graphics approved a transaction pursuant to which Silicon Graphics transferred to MIPS Technologies the assets and liabilities related to the design and development of processor intellectual property for embedded market applications (the "Separation"). The MIPS Group's predecessor, MIPS Computer Systems, Inc., was founded in 1984 and was engaged in the design and development of RISC microprocessors for the computer systems and embedded markets. MIPS Computer Systems, Inc. was acquired by Silicon Graphics in June 1992.

    MIPS Technologies was incorporated in Delaware in June 1992. MIPS Technologies has its principal executive offices at 1225 Charleston Road, Mountain View, California 94043-1353, and its telephone number at that address is (650) 567-5000.

    Additional information concerning MIPS Technologies is included in MIPS Technologies' reports filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), portions of which are incorporated by reference in this Proxy Statement. See "Where You Can Find More Information" beginning on page 45.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information as of February 19, 1999 as to the beneficial ownership of Existing Common Stock by (i) each person known to MIPS Technologies to own beneficially, as defined in Rule 13d-3 under the Exchange Act, five percent or more of the outstanding shares of Existing Common Stock, based on MIPS Technologies' records, (ii) each director of MIPS Technologies, (iii) the Chief Executive Officer and the two other executive officers of MIPS Technologies whose salary and bonus exceeded $100,000 during the fiscal year ended June 30, 1998, and (iv) all directors and executive officers as a group. No options to purchase MIPS Technologies common stock were exercisable on February 19, 1999 or within 60 days thereafter.

                                                                                   NUMBER OF SHARES
                                                                                     BENEFICIALLY       PERCENTAGE OF
NAME OF BENEFICIAL OWNER                                                              OWNED(1)(2)          SHARES
---------------------------------------------------------------------------------  -----------------  -----------------
Silicon Graphics, Inc............................................................       31,750,000               85%
2011 North Shoreline Boulevard
Mountain View, California 94043
John E. Bourgoin.................................................................           17,168                *
Lavi Lev.........................................................................            1,970                *
Derek Meyer......................................................................            2,079                *
Dr. Forest Baskett...............................................................               --           --
Kenneth L. Coleman...............................................................            1,285                *
Fred M. Gibbons..................................................................               --           --
Anthony B. Holbrook..............................................................               --           --
William M. Kelly.................................................................               --           --
Teruyasu Sekimoto................................................................               --           --
All executive officers and directors as a group (11 persons).....................           26,054                *

------------------------

*   Less than 1%

(1) The inclusion herein of any shares as beneficially owned does not constitute an admission of beneficial ownership of those shares.

(2) Does not include shares of common stock that may be acquired under MIPS Technologies' Employee Stock Purchase Plan in connection with the current offering period ending April 30, 1999.

RELATIONSHIP WITH SILICON GRAPHICS

    GENERAL. As a result of its beneficial ownership of approximately 85% of the currently outstanding Existing Common Stock, Silicon Graphics presently has the ability to direct the election of all of the members of the MIPS Board of Directors and to exercise a controlling influence over the business and affairs of MIPS Technologies. If the Recapitalization is adopted, the MIPS Public Stockholders, by virtue of their ownership of all of the issued and outstanding shares of Class A Common Stock, will be entitled to elect the Class A Directors, and prior to a Tax-Free Distribution (unless the shares of Class B Common Stock have been converted into or exchanged for shares of Class A Common Stock) or other disposition by Silicon Graphics of its Class B Common Stock, Silicon Graphics will be entitled to elect all of the Class B Directors. In addition, if the Recapitalization is adopted, so long as Silicon Graphics owns more than 50% of the New MIPS Common Stock, it will have the ability to remove the Class A Directors for cause and the Class B Directors with or without cause. Silicon Graphics presently has the ability to remove any and all directors with or without cause. Finally, whether or not the Recapitalization is adopted, Silicon Graphics will continue to have the ability to call special meetings of stockholders and to effect stockholder action by written consent in lieu of a meeting of stockholders. These rights currently are not available to MIPS Public Stockholders, nor will they be after Silicon Graphics ceases to own in excess of 50% of the common equity of MIPS Technologies. See "Description of MIPS Capital Stock Prior to and Following the Recapitalization--Certificate of Incorporation and By-law Provisions That May Have an Anti-Takeover Effect."

    CERTAIN AGREEMENTS. In connection with the Separation and the Offering, MIPS Technologies and Silicon Graphics entered into various agreements intended to define the relationship between them on a going forward basis. Because these agreements were entered into at a time when MIPS Technologies was still a wholly owned subsidiary of Silicon Graphics, they are not the result of arms-length negotiations between the parties. These agreements include the following:

    - MANAGEMENT SERVICES AGREEMENT, pursuant to which Silicon Graphics agreed to provide certain services, including accounting, treasury, tax, facilities and information services, to MIPS Technologies following the Separation on a interim or transitional basis.

    - TECHNOLOGY AGREEMENT, pursuant to which Silicon Graphics assigned or licensed certain intellectual property rights to MIPS Technologies, and MIPS Technologies licensed back to Silicon Graphics certain intellectual property rights.

    - TRADEMARK AGREEMENT, pursuant to which Silicon Graphics assigned or licensed certain trademark and trademark-related rights to MIPS Technologies, and MIPS Technologies licensed certain rights back to Silicon Graphics.

    - TAX SHARING AGREEMENT, under which MIPS Technologies and Silicon Graphics have agreed, among other things, to make payments between them such that, with respect to any period, the amount of taxes to be paid by MIPS Technologies, subject to certain adjustments, will be determined as if MIPS Technologies filed separate federal, state and local income tax returns.

    - FACILITIES LEASE AGREEMENT, pursuant to which MIPS Technologies subleases approximately 27,500 square feet of office space from Silicon Graphics, with an option to increase to 55,000 square feet.

    - CORPORATE AGREEMENT, pursuant to which (i) MIPS Technologies granted to Silicon Graphics a continuing option to purchase, under certain circumstances, additional shares of common stock and shares of non-voting capital stock of MIPS Technologies, (ii) MIPS Technologies granted to Silicon Graphics registration rights related to the common stock of MIPS Technologies owned by Silicon Graphics and (iii) MIPS Technologies agreed to refrain from engaging in certain actions for so long as Silicon Graphics owns a majority of MIPS Technologies outstanding common stock.

    If the Recapitalization is approved, MIPS Technologies and Silicon Graphics will enter into the Exchange Agreement. In connection with a Tax-Free Distribution, MIPS Technologies and Silicon Graphics expect to enter into the Tax Agreement.

Additional information concerning MIPS Technologies' relationship with Silicon Graphics is included in MIPS Technologies' Annual Report on Form 10-K for the fiscal year ended June 30, 1998. See "Where You Can Find More Information" beginning on Page 45.

                     MARKET PRICE AND DIVIDEND INFORMATION

MARKET PRICES

    On June 30, 1998, MIPS Technologies commenced an initial public offering of the Existing Common Stock at $14.00 per share. On June 30, 1998, the reported last sale price of the Existing Common Stock was $13.44 per share. The table below sets forth, for the calendar quarters indicated, the high and low reported last sale prices per share of the Existing Common Stock on the Nasdaq National Market.

                                                                                                  COMMON STOCK
                                                                                              --------------------
                                                                                                HIGH        LOW
                                                                                              ---------  ---------
1998
Quarter ended September 30, 1998............................................................  $  23.25   $  10.63
Quarter ended December 31, 1998.............................................................  $  32.00   $  14.84
1999
Quarter ending March 31, 1999 (through February 25, 1999)...................................  $  45.00   $  28.25

    On January 13, 1998, the last full trading day prior to the public announcement of the Recapitalization, the reported last sale price of Existing Common Stock on the Nasdaq National Market was $32.25 per share.

    On February 25, 1999, the most recent practicable date prior to the printing of this Proxy Statement, the reported last sale price of Existing Common Stock on the Nasdaq National Market was $40.38 per share.

    MIPS STOCKHOLDERS ARE URGED TO OBTAIN CURRENT MARKET QUOTATIONS FOR THE EXISTING COMMON STOCK.

DIVIDENDS

    MIPS Technologies has not paid any dividends since its incorporation and currently intends to retain any earnings to fund the development and growth of its business, and therefore does not currently anticipate paying cash or stock dividends on the Existing Common Stock, or the New MIPS Common Stock if the Recapitalization is adopted, in the foreseeable future. MIPS Technologies' future dividend policy will be determined by the MIPS Board of Directors on the basis of various factors, including MIPS Technologies' results of operations and financial condition and any legal and contractual restrictions.

                   DESCRIPTION OF MIPS CAPITAL STOCK PRIOR TO
                       AND FOLLOWING THE RECAPITALIZATION

    If the Recapitalization is adopted, the Existing Certificate of Incorporation will be amended. The following is a general description of the relative rights of the holders of MIPS Technologies capital stock at the present time and such rights if the Recapitalization is adopted.

AUTHORIZED CAPITAL STOCK

    Upon the consummation of the Recapitalization, the authorized capital stock of MIPS Technologies will consist of 300,000,000 shares, of which (i) 150,000,000 shares will be Class A Common Stock, par value $0.001 per share,
(ii) 100,000,000 shares will be Class B Common Stock, par value $0.001 per share and (iii) 50,000,000 shares will be preferred stock, par value $0.001 per share (the "Preferred Stock"), issuable in series. After giving effect to the Recapitalization and the exchange by Silicon Graphics of its shares of Class A Common Stock for shares of Class B Common Stock, there will be 5,542,286 shares of Class A Common Stock outstanding and 31,750,000 shares of Class B Common Stock outstanding.

    At present, MIPS Technologies authorized capital stock consists of 150,000,000 shares of common stock, par value $0.001 per share, and 50,000,000 shares of Preferred Stock, par value $0.001 per share, issuable in series. As of the Record Date, there were 37,292,286 outstanding shares of Existing Common Stock held by approximately 21 holders of record.

COMMON STOCK

    VOTING RIGHTS. Upon the consummation of the Recapitalization, with respect to the election of directors, holders of Class A Common Stock, voting separately as a class, will be entitled to elect 20% of the directors on the MIPS Board of Directors (or, if such 20% is not a whole number, then the next lower whole number of directors that is closest to 20% of such membership, provided that in no event will there be less than one director elected by the holders of the Class A Common Stock). Each share of Class A Common Stock shall have one vote in the election of such directors. The holders of the Class B Common Stock, voting separately as a class, will be entitled to elect the remaining directors. Each share of Class B Common Stock will have one vote in the election of such directors. References herein to the number of directors do not include any directors whom the holders of any Preferred Stock may have the exclusive right to elect.

    If, at any time, all the outstanding shares of Class B Common Stock have been converted into or exchanged for shares of Class A Common Stock, subject to the rights of holders of Preferred Stock, the holders of the Class A Common Stock, voting as a class, will be entitled to elect all the directors on the MIPS Board of Directors.

    The holders of Class A Common Stock and Class B Common Stock will in all other matters vote together as a single class, with each share of Class A Common Stock and Class B Common Stock having one vote, except as required by law and except with respect to any proposed amendment to the Amended Certificate of Incorporation which would alter the special rights of the Class A Common Stock or the Class B Common Stock, in which case the affected class shall also be entitled to vote on such amendment separately as a class. Notwithstanding the foregoing, the affirmative vote of the holders of a majority of the New MIPS Common Stock, voting together as a single class, will be required to approve the conversion, if not automatically converted pursuant to the terms of the Amended Certificate of Incorporation, of the Class B Common Stock to Class A Common Stock following a Tax-Free Distribution and the lapse of five years of the date of such distribution.

    Following a Tax-Free Distribution, for so long as any person or group of persons acting in concert beneficially owns 10% or more of the outstanding shares of Class B Common Stock, such person or group will not have any voting powers in respect of such shares of Class B Common Stock in any election of directors unless such person or group is also the beneficial owner of at least an equivalent percentage of the outstanding shares of Class A Common Stock.

    At present, the holders of shares of Existing Common Stock are entitled to one vote for each share on all matters voted on by MIPS Technologies' stockholders, including elections of directors, and except as otherwise required by law and subject to any voting rights granted to holders of any series of Preferred Stock, the holders of such shares possess all the voting power.

    The Existing Certificate of Incorporation does not, and the Amended Certificate of Incorporation will not, provide for cumulative voting in the election of directors.

    DIVIDENDS. Upon the consummation of the Recapitalization and subject to the rights of the holders of any series of Preferred Stock, the holders of Class A Common Stock and the holders of Class B Common Stock will be entitled to receive such dividends and other distributions in cash, stock of any corporation (other than New MIPS Common Stock) or property of MIPS Technologies as may be declared thereon from time to time by the MIPS Board of Directors from funds legally available therefor. The holders of the New MIPS Common Stock will share equally on a per share basis in all such dividends and other distributions; provided, however, in the case of dividends or other distributions payable in, or reclassifications involving, New MIPS Common Stock, including distributions pursuant to stock splits or divisions of New MIPS Common Stock, only shares of Class A Common Stock will be paid or distributed with respect to shares of Class A Common Stock and only shares of Class B Common Stock will be paid or distributed with respect to shares of Class B Common Stock. The number of shares of Class A Common Stock and Class B Common Stock so paid or distributed will be equal in number on a per share basis. In addition, MIPS Technologies may not subdivide or combine shares of either class of New MIPS Common Stock without at the same time proportionally subdividing or combining shares of the other class.

    At present, subject to any preferential rights of any outstanding series of Preferred Stock created by the MIPS Board of Directors from time to time, the holders of shares of Existing Common Stock are entitled to such dividends as may be declared from time to time by the Board of Directors from funds legally available therefor.

    COMMON STOCK OWNED BY SILICON GRAPHICS. Prior to a Tax-Free Distribution and for so long as Silicon Graphics or any of its subsidiaries owns shares of Class B Common Stock, any shares of Class A Common Stock acquired by Silicon Graphics or any of its subsidiaries will automatically convert into shares of Class B Common Stock, on a one-for-one basis. Following a Tax-Free Distribution, any shares of New MIPS Common Stock acquired by Silicon Graphics or its subsidiaries will retain their status as shares of Class A Common Stock or Class B Common Stock, as the case may be.

    CONVERSION. Prior to a Tax-Free Distribution, any share of Class B Common Stock transferred to a person, other than Silicon Graphics or any of its subsidiaries, will automatically convert into one share of Class A Common Stock upon such disposition. Shares of Class B Common Stock will not be automatically converted into shares of Class A Common Stock (i) in any transfer effected in connection with a distribution of shares of Class B Common Stock to stockholders of Silicon Graphics in a transaction (including any distribution in exchange for shares of capital stock or other securities of Silicon Graphics) intended to qualify as a Tax-Free Distribution or (ii) in any transfer following a Tax-Free Distribution. Following a Tax-Free Distribution, shares of Class B Common Stock shall be transferable as Class B Common Stock, subject to applicable laws.

    Shares of Class B Common Stock will automatically convert into shares of Class A Common Stock on the fifth anniversary of the Tax-Free Distribution if, at a meeting of stockholders called to approve such conversion, such conversion receives the approval of a majority of the votes entitled to be cast by the holders of the Class A Common Stock and the holders of the Class B Common Stock present and voting, voting together as a single class, unless prior to such Tax-Free Distribution, Silicon Graphics delivers to MIPS Technologies an opinion of counsel, reasonably satisfactory to MIPS Technologies, to the effect that, based in part on conversations with the IRS disclosed to MIPS Technologies, such vote would have a material adverse effect on the ability of Silicon Graphics to timely obtain a favorable ruling from the IRS regarding the tax-free status of such Tax-Free Distribution. No assurance can be given that such conversion would occur.

    All shares of Class B Common Stock will automatically convert into Class A Common Stock if, at any time prior to a Tax-Free Distribution, the aggregate number of outstanding shares of Class B Common Stock beneficially owned by Silicon Graphics and/or any of its subsidiaries is less than 50% of the aggregate number of outstanding shares of New MIPS Common Stock; provided, however, that such automatic conversion will not occur if, prior to the closing of any transaction or the occurrence of any event which would reduce the aggregate number of outstanding shares of Class B Common Stock owned by Silicon Graphics and/or any of its subsidiaries to less than 50% of the aggregate number of shares of New MIPS Common Stock then outstanding, the independent directors of the Board of Directors and the Chief Executive Officer of MIPS Technologies unanimously determine that such automatic conversion is not in the interests of MIPS Technologies and the MIPS Public Stockholders. Upon the closing of any subsequent transaction or the occurrence of any event which would further reduce the percentage of the shares of New MIPS Common Stock then outstanding held by Silicon Graphics, each share of Class B Common Stock will automatically convert into one share of Class A Common Stock unless, prior to the closing of any such transaction or the occurrence of any such event, the independent directors of the MIPS Board of Directors and the Chief Executive Officer of MIPS Technologies unanimously determine that such automatic conversion is not in the interests of MIPS Technologies and the MIPS Public Stockholders. In any event, all shares of Class B Common Stock will automatically convert into shares of Class A Common Stock if the aggregate number of outstanding shares of Class B Common Stock held by Silicon Graphics and/or any of its affiliates is less than 30% of the aggregate number of outstanding shares of New MIPS Common Stock.

    In the case of any merger or consolidation of MIPS Technologies pursuant to which all or substantially all of the capital stock of MIPS Technologies is exchanged for the stock of another entity and the stockholders of MIPS Technologies immediately prior to such merger or consolidation own less than 50% of the outstanding shares of such other entity immediately after such merger or consolidation, each share of Class B Common Stock will automatically convert into one share of Class A Common Stock immediately prior to the effectiveness of such merger or consolidation, unless, prior to a Tax-Free Distribution, Silicon Graphics delivers to MIPS Technologies an opinion of counsel, reasonably satisfactory to MIPS Technologies, to the effect that, based in part on conversations with the IRS disclosed to MIPS Technologies, such automatic conversion would have a material adverse effect on the ability of Silicon Graphics to timely obtain a favorable ruling from the IRS regarding the tax-free status of the Tax-Free Distribution.

    Prior to a Tax-Free Distribution and upon the closing of a merger or consolidation involving Silicon Graphics or a tender offer for shares of Silicon Graphics capital stock, if the stockholders of Silicon Graphics immediately prior to such merger, consolidation or tender offer own less than 50% of the outstanding shares of Silicon Graphics (or, if the capital stock of Silicon Graphics is exchanged or converted in any such transaction for capital stock of another corporation, such corporation) immediately after such merger, consolidation or tender offer, each share of Class B Common Stock held by Silicon Graphics or its successor will automatically convert into one share of Class A Common Stock.

    All conversions of Class B Common Stock into Class A Common Stock will be effected on a share-for-share basis.

    Prior to a Tax-Free Distribution and for so long as Silicon Graphics or any of its subsidiaries owns any shares of Class B Common Stock, shares of Class A Common Stock acquired by Silicon Graphics or any of its subsidiaries (other than MIPS Technologies) will automatically be converted into shares of Class B Common Stock on a one-for-one basis. Shares of Class A Common Stock will not be convertible into shares of Class B Common Stock at any other time or under any other circumstances.

    Shares of Existing Common Stock have no conversion rights.

    MERGER OR REORGANIZATION. Upon the consummation of the Recapitalization, in the event of any merger, consolidation or reorganization of MIPS Technologies with or into another entity in connection with which shares of New MIPS Common Stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of New MIPS Common Stock, regardless of class, will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash); provided, however, that, in the event that all of the shares of Class B Common Stock have not been converted into or exchanged for shares of Class A Common Stock, then (i) in any such transaction, the holders of shares of Class A Common Stock and the holders of shares of Class B Common Stock may receive different kinds of shares of stock if the only difference in such shares is the inclusion of voting rights which maintain the different voting rights of the holders of Class A Common Stock and holders of Class B Common Stock with respect to the election of the applicable percentage of the authorized number of directors on the MIPS Board of Directors as described above or (ii) if all or substantially all of the New MIPS Common Stock is exchanged for capital stock of another entity and such transaction is required to be accounted for as a "pooling-of-interests", the holders of shares of Class A Common Stock and the holders of shares of Class B Common Stock shall receive shares of stock in the acquiring entity based on the relative fair value of a share of Class A Common Stock and a share of Class B Common Stock measured as of the announcement date for such transaction.

    At present, all shares of Existing Common Stock are entitled to receive the same kind and amount of shares of stock and other securities and property (including cash) in the event of any merger, consolidation or reorganization of MIPS Technologies with and into another company.

    EXCHANGE OF CLASS B COMMON STOCK The Amended Certificate of Incorporation will provide that Silicon Graphics will be obligated to exchange all of the outstanding shares of Class B Common Stock that it owns for shares of Class A Common Stock on a one-for-one-basis if, prior to a Tax-Free Distribution, the Internal Revenue Code is amended to provide, in effect, that, generally, in a tax-free spin-off or split-off of a subsidiary, the distributing company must hold at least 80% of the value of the subsidiary's stock, and such amendment would apply to a Tax-Free Distribution. Silicon Graphics also is obligated to make such an exchange under the terms of the Exchange Agreement.

    The Amended Certificate of Incorporation will provide that, at any time following a Tax-Free Distribution, MIPS Technologies may exchange all, but not less than all, of the outstanding shares of Class B Common Stock for shares of Class A Common Stock on a one-for-one basis; provided, however, this provision will have no force or effect if, prior to such Tax-Free Distribution, Silicon Graphics delivers to MIPS Technologies an opinion of counsel, reasonably satisfactory to MIPS Technologies, to the effect that, based in part on conversation with the IRS disclosed to MIPS Technologies, the inclusion of this provision in the Amended Certificate of Incorporation would have a material adverse effect on the ability of Silicon Graphics to timely obtain a favorable ruling from the IRS regarding the tax-free status of the Tax-Free Distribution. Silicon Graphics may limit MIPS Technologies' ability to effect such an exchange following a Tax-Free Distribution pursuant to the Tax Agreement. See "The Exchange Agreement-- Distribution Tax Indemnification Agreement."

    Shares of Existing Common Stock are not subject to exchange at the option of MIPS Technologies or otherwise.

    LIQUIDATION. Upon the consummation of the Recapitalization, in the event of any liquidation, dissolution or winding-up of MIPS Technologies, whether voluntary or involuntary, after payment in full of the amounts required to be paid to holders of Preferred Stock, if any, the remaining assets and funds of MIPS Technologies will be distributed pro rata to the holders of the Class A Common Stock and Class B Common Stock.

    At present, subject to any preferential rights of any outstanding series of Preferred Stock created by the MIPS Board of Directors from time to time, upon the liquidation, dissolution or winding-up of MIPS

Technologies, the holders of shares of Existing Common Stock will be entitled to receive, pro rata, all assets of MIPS Technologies available for distribution to such holders.

    OTHER RIGHTS. At present and upon the consummation of the Recapitalization, no shares of Existing Common Stock are, and no shares of New MIPS Common Stock will be, subject to redemption or have preemptive or preferential rights to purchase additional shares of common stock of MIPS Technologies.

    Upon consummation of the Recapitalization, all the outstanding shares of Class A Common Stock and Class B Common Stock will be legally issued, fully paid and nonassessable.

PREFERRED STOCK

    The following provisions of the Existing Certificate of Incorporation regarding the Preferred Stock will not be amended by the Amended Certificate of Incorporation if the Recapitalization is consummated.

    The Preferred Stock is issuable from time to time either as a class without series or in one or more series and with such designations, rights, privileges, restrictions and conditions for each class or series as shall be stated in the resolutions providing for designation and issue of each such series adopted by the MIPS Board of Directors. The MIPS Board of Directors is authorized by the Existing Certificate of Incorporation to determine, among other things, the voting, dividend, redemption, conversion and liquidation powers, rights and preferences and the limitations thereon of such series. MIPS Technologies believes that the ability of the MIPS Board of Directors to issue one or more series of Preferred Stock will provide MIPS Technologies with flexibility in structuring possible future financings and acquisitions, and in meeting other corporate needs that may arise. The authorized shares of Preferred Stock, as well as shares of Existing Common Stock, or New MIPS Common Stock, as the case may be, will be available for issuance without further action by MIPS Technologies stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which the MIPS Technologies securities may be listed or traded.

    Although the MIPS Board of Directors has no present plans to issue any Preferred Stock, it could issue a series of Preferred Stock that could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt. The MIPS Board of Directors will make any determination to issue such shares based on its judgment as to the best interests of MIPS Technologies and its stockholders. The MIPS Board of Directors could issue Preferred Stock with voting and other rights that could adversely effect the voting power of the holders of the Existing Common Stock, or New MIPS Common Stock, as the case may be, and that could discourage an acquisition attempt through which an acquiror may be able to change the composition of MIPS Board of Directors, including a tender offer or other transaction that some, or a majority, of MIPS Technologies stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then current market price of such stock.

CORPORATE OPPORTUNITIES

    The following provisions regarding corporate opportunities, presently contained in the Existing Certificate of Incorporation, will also be included in the Amended Certificate of Incorporation if the Recapitalization is consummated.

    Silicon Graphics will have no duty to refrain from engaging in the same or similar activities or lines of business as MIPS Technologies, and neither Silicon Graphics nor any officer or director thereof (except as provided below), will be liable to MIPS Technologies or its stockholders for breach of any fiduciary duty by reason of any such activities of Silicon Graphics. In the event that Silicon Graphics acquires knowledge of a potential transaction or matter which may be a corporate opportunity for both Silicon Graphics and MIPS Technologies, Silicon Graphics will have no duty to communicate or offer such corporate opportunity to MIPS Technologies and will not be liable to MIPS Technologies or its stockholders for breach of any fiduciary duty as a stockholder of MIPS Technologies by reason of the fact that Silicon Graphics pursues or acquires such corporate opportunity for itself, directs such corporate opportunity to another person, or does not communicate information regarding such corporate opportunity to MIPS Technologies.

    In the event that a director or officer of MIPS Technologies who is also a director or officer of Silicon Graphics acquires knowledge of a potential transaction or matter which may be a corporate opportunity for both MIPS Technologies and Silicon Graphics, such director or officer of MIPS Technologies will have fully satisfied and fulfilled the fiduciary duty of such director or officer to MIPS Technologies and its stockholders with respect to such corporate opportunity if such director or officer acts in a manner consistent with the following policy:

    (i) a corporate opportunity offered to any person who is an officer of MIPS Technologies, and who is also a director but not an officer of Silicon Graphics, shall belong to MIPS Technologies;

    (ii) a corporate opportunity offered to any person who is a director but not an officer of MIPS Technologies, and who is also a director or officer of Silicon Graphics, shall belong to MIPS Technologies if such opportunity is expressly offered to such person in writing solely in his or her capacity as a director of MIPS Technologies, and otherwise shall belong to Silicon Graphics; and

   (iii) a corporate opportunity offered to any person who is an officer of both MIPS Technologies and Silicon Graphics shall belong to MIPS Technologies if such opportunity is expressly offered to such person in writing solely in his or her capacity as an officer of MIPS Technologies, and otherwise shall belong to Silicon Graphics.

    For purposes of the foregoing:

    (i) a director of MIPS Technologies who is chairman of the MIPS Board of Directors or of a committee thereof will not be deemed to be an officer of MIPS Technologies by reason of holding such position (without regard to whether such position is deemed an office of MIPS Technologies under its by-laws), unless such person is a full-time employee of MIPS Technologies; and

    (ii) (a) the term "MIPS Technologies" will mean MIPS Technologies and all corporations, partnerships, joint ventures, associations and other entities in which MIPS Technologies beneficially owns (directly or indirectly) fifty percent or more of the outstanding voting stock, voting power, partnership interest or similar voting interests, and (b) the term "Silicon Graphics" will mean Silicon Graphics, Inc. and all corporations, partnerships, joint ventures, associations and other entities (other than MIPS Technologies, defined in accordance with clause (a) of this section (ii)) in which Silicon Graphics beneficially owns (directly or indirectly) fifty percent or more of the outstanding voting stock, voting power, partnership interests or similar voting interests.

    The foregoing provisions will expire on the date that Silicon Graphics ceases to own beneficially Existing Common Stock representing at least 20% of the total voting power of all classes of outstanding Existing Common Stock, or New MIPS Common Stock, as the case may be, and no person who is a director or officer of MIPS Technologies is also a director or officer of Silicon Graphics or any of its subsidiaries (other than MIPS Technologies).

    In addition to any vote of the stockholders required by the certificate of incorporation of MIPS Technologies, until the time that Silicon Graphics ceases to own beneficially Existing Common Stock, or New MIPS Common Stock, as the case may be, representing at least 20% of the total voting power of all classes of outstanding Existing Common Stock, or New MIPS Common Stock, as the case may be, the affirmative vote of the holders of more than 80% of the total voting power of all classes of outstanding Existing Common Stock, or New MIPS Common Stock, as the case may be, shall be required to alter, amend or repeal in a manner adverse to the interests of Silicon Graphics and its subsidiaries (other than MIPS Technologies), or adopt any provision adverse to the interests of Silicon Graphics and its subsidiaries (other than MIPS Technologies), or inconsistent with, the corporate opportunity provisions described above. Accordingly, so long as Silicon Graphics beneficially owns Existing Common Stock, or New MIPS Common Stock, as the case may be, representing at least 20% of the total voting power of all classes of outstanding Existing Common Stock, or New MIPS Common Stock, as the case may be, it can prevent any such alteration, amendment, repeal or adoption.

    Any person purchasing or otherwise acquiring common stock of MIPS Technologies will be deemed to have notice of, and to have consented to, the foregoing provisions regarding corporate opportunities.

CERTIFICATE OF INCORPORATION AND BY-LAW PROVISIONS THAT MAY HAVE AN
  ANTI-TAKEOVER EFFECT

    Certain provisions of the certificate of incorporation and by-laws of MIPS Technologies summarized below may be deemed to have an anti-takeover effect and may delay, discourage or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interest, including attempts that might result in a premium being paid over the market price of the Class A Common Stock.

    BOARD OF DIRECTORS. Upon the consummation of the Recapitalization, the Amended Certificate of Incorporation will provide that, subject to any rights of holders of Preferred Stock to elect additional directors under specified circumstances, the number of directors of MIPS Technologies will be not less than five and not more than 10, with the exact number to be fixed from time to time by resolution of the MIPS Board of Directors. The directors, other than those who may be elected by the holders of Preferred Stock, will be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible; provided, however, that in the event that there is only one Class A Director, such Class A Director shall be in the class of directors whose initial term ends on the date of the 1999 annual meeting of stockholders of MIPS Technologies. Each director will hold office until such person's successor is duly elected and qualified. In addition, the Amended Certificate of Incorporation and Amended By-Laws will provide that, subject to any rights of holders of Preferred Stock, and unless the MIPS Board of Directors otherwise determines, newly created directorships resulting from any increase in the number of directors shall be filled by the vote of the majority of the directors then in office, provided that following such appointment, 20% (or, if 20% is not a whole number, then the next lower whole number of directors that is closest to 20% of such membership) of the number of the directors on the MIPS Board of Directors, as so increased, excluding the number of directors whom the holders of any series of Preferred Stock shall have the exclusive right to elect, consists of directors elected by (or appointed on behalf of) the holders of Class A Common Stock. Any director elected or appointed in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of director in which the new directorship was created and until such director's successor shall have been elected and qualified.

    Any vacancies on the MIPS Board of Directors created by the death, resignation, disqualification or removal of a director may be filled by the vote of the majority of the directors then in office elected by, or appointed on behalf of, the same class of stock that elected that director whose death, resignation or removal created the vacancy, unless there are no such directors, in which case such vacancy may be filled by the vote of the majority of all directors then in office, even if less than a quorum, or by the sole remaining director. Notwithstanding the immediately preceding sentence, any vacancy on the MIPS Board of Directors created by the death, resignation, disqualification or removal of a director elected by (or appointed on behalf of) the holders of a class of stock may also be filled by a vote of the holders of such class of stock, unless there are no outstanding shares of such class of stock, in which case any such vacancy may be filled by a vote of the holders of the remaining class of stock. Any director elected to fill a vacancy created by the death, resignation, disqualification or removal of a director shall hold office for the remainder of the full term of the director whose vacancy is being filled and until such director's successor shall have been elected and qualified. No decrease in the number of directors constituting the MIPS Board of Directors shall shorten the term of any incumbent director. Subject to any preferential rights of any outstanding series of Preferred Stock, any director may be removed from office, with cause, by the affirmative vote of the holders of at least a majority of the outstanding New MIPS Common Stock, voting as a single class; provided, however, that prior to a Tax-Free Distribution, any director elected by the holders of the Class B Common Stock may be removed, with or without cause, by the affirmative vote of the holders of at least a majority of the outstanding Class B Common Stock.

    At present, the Existing Certificate of Incorporation and the Existing By-laws provide that, subject to any rights of holders of Preferred Stock to elect additional directors under specified circumstances, the number of directors of MIPS Technologies will be not more than 10 and not less than three. In addition, the Existing Certificate of Incorporation and Existing By-laws provide that directors, other than those who may be elected by the holders of Preferred Stock, will be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible and further provided that, subject to any rights of holders of Preferred Stock, and unless the MIPS Board of Directors otherwise determines, newly created directorships resulting from any increase in the number of directors and any vacancies on the MIPS Board of Directors resulting from death, resignation, disqualification, removal or other cause will be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum, or by the sole remaining director, and not by the stockholders. Subject to the rights of holders of Preferred Stock, any director may be removed from office only for cause by the affirmative vote of the holders of at least a majority of the Existing Common Stock; provided, however, that prior to the Trigger Date (as defined below), any director may be removed from office, with or without cause, by the affirmative vote of the holders of at least a majority of the Existing Common Stock.

    The provisions of the corporate documents described above would preclude a third-party from removing incumbent directors and simultaneously gaining control of MIPS Board of Directors by filling the vacancies created by removal with its own nominees. Under the classified board provision described above, it would take at least two elections of directors for any individual or group to gain control of the MIPS Board of Directors. Accordingly, these provisions could discourage a third party from initiating a proxy contest, making a tender offer or otherwise attempting to gain control of MIPS Technologies.

    NO STOCKHOLDER ACTION BY WRITTEN CONSENT; SPECIAL MEETINGS. At present, and upon the consummation of the Recapitalization, as of the time at which Silicon Graphics and its affiliates cease to beneficially own an aggregate of at least a majority of the then outstanding shares of Existing Common Stock, or New MIPS Common Stock, as the case may be (the "Trigger Date"), any action required or permitted to be taken by the stockholders may be effected only at a duly called annual or special meeting of stockholders and may not be effected by a written consent in lieu of such a meeting. Effective as of the Trigger Date, except as otherwise required by law and subject to the rights of the holders of any Preferred Stock, special meetings of stockholders of MIPS Technologies for any purpose may be called only by certain specified officers of MIPS Technologies or by any officer at the request in writing of a majority of the MIPS Board of Directors and, effective as of the Trigger Date, the power of the stockholders to call a special meeting is specifically denied. In addition, prior to the Trigger Date, MIPS Technologies will call a special meeting of stockholders promptly upon the request of Silicon Graphics. These provisions may have the effect of delaying consideration of a stockholder proposal until the next annual meeting unless a special meeting is called by the MIPS Board of Directors or certain specified officers.

    ADVANCE NOTICE PROCEDURES. At present, and upon the consummation of the Recapitalization, an advance notice procedure for the nomination, other than by or at the direction of MIPS Board of Directors, of candidates for election as directors, as well as for other stockholder proposals, to be considered at annual meetings of stockholders, must be followed to take such actions. In general, notice of intent to nominate a director or raise matters at such meetings will have to be received in writing by MIPS Technologies not less than 60 nor more than 90 days prior to the anniversary of the previous year's annual meeting of stockholders, and must contain certain information concerning the person to be nominated or the matters to be brought before the meeting and concerning the stockholder submitting the proposal. If the chairman of a meeting determines that an individual was not nominated, or other business was not brought before the meeting, in accordance with the advance notice procedures, such individual will not be eligible for election as a director, or such business will not be conducted at such meeting, as the case may be.

    The advance notice procedures do not apply to Silicon Graphics and its affiliates prior to the Trigger Date.

    CHARTER AMENDMENTS. At present, the Existing Certificate of Incorporation provides that the affirmative vote of the holders of at least 80% of the outstanding Common Stock is required to amend, repeal or adopt any provision inconsistent with the foregoing provisions of such Certificate of Incorporation. The Existing Certificate of Incorporation further provides that certain provisions of the Existing By-laws may be altered, amended or repealed by the affirmative vote of directors constituting not less than a majority of the entire MIPS Board of Directors (if effected by action of the MIPS Board of Directors) or by the affirmative vote of the holders of at least 80% of the voting power of all classes of outstanding capital stock, voting together as a single class (if effected by action of the stockholders).

    The foregoing provisions of the Existing Certificate of Incorporation regarding charter amendments will not be amended by the Amended Certificate of Incorporation if the Recapitalization is approved.

SECTION 203 OF DELAWARE GENERAL CORPORATION LAW

    Section 203 of the DGCL provides that, subject to certain exceptions specified therein, an "interested stockholder" of a Delaware corporation shall not engage in any business combination, including mergers or consolidations or acquisitions of additional shares of the corporation, with the corporation for a three-year period following the date that such stockholder becomes an interested stockholder unless (i) prior to such date, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding certain shares), or (iii) on or subsequent to such date, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock of the corporation which is not owned by the interested stockholder. Except as otherwise specified in Section 203, an interested stockholder is defined to include (x) any person that is the owner of 15% or more of the outstanding voting securities of the corporation, or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the date of determination and (y) the affiliates and associates of any such person.

    Under certain circumstances, Section 203 makes it more difficult for a person who would be an interested stockholder to effect various business combinations with a corporation for a three-year period. MIPS Technologies has not, and will not, if the Recapitalization is consummated, elect to be exempt from the restrictions imposed under Section 203. However, Silicon Graphics and its affiliates are excluded from the definition of "interested stockholder" pursuant to the terms of Section 203. The provisions of Section 203 may encourage persons interested in acquiring MIPS Technologies to negotiate in advance with the MIPS Board of Directors, since the stockholder approval requirement would be avoided if a majority of the directors then in office approves either the business combination or the transaction which results in any such person becoming an interested stockholder. Such provisions also may have the effect of preventing changes in the management of MIPS Technologies. It is possible that such provisions could make it more difficult to accomplish transactions which MIPS Technologies' stockholders may otherwise deem to be in their best interests.

LIMITATION OF LIABILITY

    The Existing Certificate of Incorporation provides that a director of MIPS Technologies will not be personally liable to MIPS Technologies or its stockholders for monetary damages for breach of fiduciary duty as a director, except, if required by the DGCL as amended from time to time, for liability (i) for breach of the director's duty of loyalty to MIPS Technologies or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, which concerns unlawful payments of dividends, stock purchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit. Neither the amendment or repeal of such provision will eliminate or reduce the effect of such provision in respect of any matter occurring, or any cause of action, suit or claim that, but for such provision, would accrue or arise prior to such amendment or repeal. While the Existing Certificate of Incorporation provides directors with protection from monetary damages for breaches from their duty of care, it does not eliminate such duty. Accordingly, the Existing Certificate of Incorporation will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director's breach of his or her duty of care.

    The foregoing provisions of the Existing Certificate of Incorporation regarding limitation of liability will not be amended by the Amended Certificate of Incorporation if the Recapitalization is approved.

LISTING

    Application will be made to The Nasdaq Stock Market, Inc. to redesignate the Existing Common Stock as Class A Common Stock. The Class A Common Stock will be quoted on the Nasdaq National Market under the symbol "MIPS".

TRANSFER AGENT AND REGISTRAR

    The Transfer Agent and Registrar for the New MIPS Common Stock will be Boston EquiServe Limited Partnership located at 150 Royall Street, Canton, Massachusetts. Its phone number is (781) 575-2000.

                             STOCKHOLDER PROPOSALS

    MIPS Technologies will hold a 1999 Annual Meeting of Stockholders (the "Annual Meeting"). The deadline for stockholders to submit proposals pursuant to Rule 14a-8 of the Exchange Act for inclusion in MIPS Technologies' proxy statement and form of proxy for the Annual Meeting is August 26, 1999. If notice of a stockholder proposal submitted outside of the processes of Rule 14a-8 of the Exchange Act is received by MIPS Technologies after August 26, 1999, then MIPS Technologies' proxy for the Annual Meeting may confer discretionary authority to vote on such matter without any discussion of such matter in the proxy statement for the Annual Meeting.

                                    EXPERTS

    Ernst & Young LLP, independent auditors, have audited our financial statements included in our Annual Report on Form 10-K for the year ended June 30, 1998, as set forth in their report, which is incorporated in this proxy statement by reference. Our financial statements are incorporated by reference in reliance upon their report given on their authority as experts in accounting and auditing.

                      WHERE YOU CAN FIND MORE INFORMATION

    MIPS Technologies is subject to the informational requirements of the Exchange Act and, in accordance therewith, files reports, proxy statements and other information with the Commission. The reports, proxy statements and other information filed by MIPS Technologies with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at 7 World Trade Center, 13th floor, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material also can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, Washington, D.C. 20549. Information regarding the Public Reference Room may be obtained by calling the Commission at (800) 732-0330. In addition, MIPS Technologies is required to file electronic versions of such material with the Commission through the Commission's Electronic Data Gathering, Analysis and Retrieval (EDGAR) system. The Commission maintains a World Wide Web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. Existing Common Stock is listed on the Nasdaq National Market and reports and other information concerning MIPS Technologies can also be inspected at the offices of the National Association of Securities Dealers, Inc. at 1735 K Street, N.W., Washington, D.C. 20001-1500.

    The Commission allows us to "incorporate by reference" information into this Proxy Statement, which means that we can disclose important information to you by referring you to another document filed separately with the Commission. Statements contained in this Proxy Statement or in any information incorporated by reference in this Proxy Statement as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document (if any) filed as an exhibit to such other document, each such statement being qualified in all respects by such reference. The information incorporated by reference is deemed to be part of this Proxy Statement. This Proxy Statement incorporates by reference the portions of the documents set forth below that MIPS Technologies has previously filed with the Commission. These documents contain important information about MIPS Technologies and its finances.

    MIPS Technologies (File No. 000-24487) incorporates by reference herein the following portions of the following documents previously filed with the
Commission:

    1. Items 7, 7A, 8 and 9 in Part II of MIPS Technologies' Annual Report on Form 10-K for the fiscal year ended June 30, 1998 (as amended on Form 10-K/A filed November 17, 1998) (the "Form 10-K"); and

    2. Items 1, 2 and 3 in Part I of MIPS Technologies' Quarterly Reports on Form 10-Q for the quarters ended September 30, 1998 and December 31, 1998 (the "Forms 10-Q").

    3.  MIPS Technologies' Current Report on Form 8-K dated February 26, 1999.

    Any statement contained in any information incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.

    The Proxy Statement incorporates important business and financial information about MIPS Technologies that is not included in this Proxy Statement. The Form 10-K, the Forms 10-Q and the Form 8-K are being delivered, together with this Proxy Statement, to holders of shares of Existing Common Stock as of the Record Date. The Form 10-K, the Forms 10-Q and the Form 8-K are available to any person, including any beneficial owner, to whom this Proxy Statement is delivered, on written or oral request, without charge, to MIPS Technologies, Inc., 1225 Charleston Road, Mountain View, California, 94043 (telephone number: (650) 567-5000), Attention: Secretary. In order to ensure timely delivery of any of such documents, any request should be made by March 24, 1999.

    No persons have been authorized to give any information or to make any representation other than those contained in this Proxy Statement in connection with the solicitations of proxies or the offering of securities made hereby and, if given or made, such information or representation must not be relied upon as having been authorized by MIPS Technologies or any other person. This Proxy Statement does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is not lawful to make any such offer or solicitation in such jurisdiction. Neither the delivery of this Proxy Statement nor any distribution of securities made hereunder shall under any circumstances create an implication that there has been no change in the affairs of MIPS Technologies since the date hereof or that the information herein is correct as of any time subsequent to its date.

                                          By Order of the Board of Directors
                                          of MIPS Technologies, Inc.

                                                        [SIG]

                                          Sandy Creighton
                                          SECRETARY

                             LIST OF DEFINED TERMS

Amended By-laws.......................................................................          14
Amended Certificate of Incorporation..................................................          14
Annual Meeting........................................................................          45
Change in Tax Law.....................................................................          29
Class A Common Stock..................................................................          14
Class A Directors.....................................................................          21
Class B Common Stock..................................................................          14
Class B Directors.....................................................................          21
Code..................................................................................          17
Existing By-Laws......................................................................          18
Existing Certificate of Incorporation.................................................          15
Existing Common Stock.................................................................          14
MIPS Exchange Right...................................................................          23
MIPS Public Stockholders..............................................................          15
New MIPS Common Stock.................................................................          14
Recapitalization......................................................................          14
Recapitalization Proposal.............................................................          14
Record Date...........................................................................          14
Required Purchase Amount..............................................................          27
Special Committee.....................................................................          14
Special Meeting.......................................................................          14
Tax-Free Distribution.................................................................          17
Trigger Date..........................................................................          42

                                                                         ANNEX A

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                            MIPS TECHNOLOGIES, INC.

    MIPS TECHNOLOGIES, INC., a Delaware corporation, hereby certifies as follows:

    1. The name of the corporation is MIPS Technologies, Inc. (the "Corporation"). The date of filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware (the "Delaware Secretary of State") was June 8, 1992, and the Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on June 30, 1998. The original name of the Corporation was MIPS Technologies, Inc.

    2. Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware (the "DGCL"), this Amended and Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Restated Certificate of Incorporation of this Corporation. Pursuant to and in accordance with Sections 242 and 245 of the DGCL, this Amended and Restated Certificate of Incorporation was proposed by the directors of the Corporation and adopted by the holders of a majority of the outstanding shares of capital stock of the Corporation entitled to vote at a special meeting of the stockholders.

    3. The text of the Certificate of Incorporation is hereby amended and restated in its entirety to read as follows:

                                   ARTICLE I
                                      NAME

    The name of the corporation is MIPS Technologies, Inc. (the "Corporation").

                                   ARTICLE II
                                REGISTERED AGENT

    The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

                                  ARTICLE III
                                    PURPOSE

    The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "DGCL") as the same exists or may hereafter be amended.

                                   ARTICLE IV
                                 CAPITAL STOCK

    SECTION 1. (a) The total number of shares of all classes of capital stock that the Corporation shall have the authority to issue is 300,000,000 shares, of which (i) 150,000,000 shares shall be Class A Common Stock, par value $0.001 per share (the "Class A Common Stock"), (ii) 100,000,000 shares shall be Class B Common Stock, par value $0.001 per share (the "Class B Common Stock", and together with the Class A Common Stock, the "Common Stock") and (iii) 50,000,000 shares shall be preferred stock, par value $0.001 per share (the "Preferred Stock").

    (b) Any amendment to this Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") which shall increase or decrease the number of authorized shares of any class or classes of stock may be adopted by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock of the Corporation, irrespective of the provisions of Section 242(b)(2) of the DGCL or any corresponding provision hereinafter enacted.

    (c) Immediately upon the effectiveness of this Certificate of Incorporation, each share of common stock of the Corporation, par value $0.001 per share, issued and outstanding immediately prior to such effectiveness, shall be changed into and reclassified as one share of Class A Common Stock.

    SECTION 2. The following is a statement of the relative powers, preferences, rights, qualifications, limitations and restrictions of the shares of Class A Common Stock and Class B Common Stock:

        (a) GENERAL. Except as otherwise expressly provided herein or as provided by law, the relative powers, preferences, rights, and the relative participating, optional and other special rights, and the qualifications, limitations and restrictions of the shares of Class A Common Stock and Class B Common Stock shall be identical in all respects.

        (b) DIVIDENDS OR DISTRIBUTIONS OF CASH OR PROPERTY. Subject to the rights of the holders of any series of Preferred Stock, and except as otherwise provided for herein, the holders of Class A Common Stock and the holders of Class B Common Stock shall be entitled to receive such dividends and other distributions in cash, stock of any corporation (other than Common Stock of the Corporation) or property of the Corporation as may be declared thereon by the Board of Directors of the Corporation (the "Board of Directors") from time to time out of assets of the Corporation legally available therefor and shall share equally on a per share basis in all such dividends and other distributions.

        (c) DIVIDENDS OR DISTRIBUTIONS OF COMMON STOCK. In the case of dividends or other distributions payable in, or reclassifications involving, Common Stock, including distributions pursuant to stock splits or divisions of Common Stock, only shares of Class A Common Stock shall be paid or distributed with respect to shares of Class A Common Stock and only shares of Class B Common Stock shall be paid or distributed with respect to shares of Class B Common Stock. The number of shares of Class A Common Stock and Class B Common Stock so paid or distributed shall be equal in number on a per share basis.

        (d) STOCK SUBDIVISIONS AND COMBINATIONS. The Corporation shall not subdivide, reclassify or combine stock of either class of Common Stock without at the same time making a proportionate subdivision, reclassification or combination of the other class.

        (e) VOTING. Voting power shall be divided between the classes and series of stock as follows:

            (i) Subject to Section (2)(e)(ii) of this Article IV, with respect to the election of directors of the Corporation, holders of Class A Common Stock, voting separately as a class, shall be entitled to elect that number of directors (the "Class A Directors") which constitutes 20% of the number of members of the Board of Directors determined as provided in Section 2 of Article V (or, if such 20% is not a whole number, then the next lower whole number of directors that is closest to 20% of such membership). Each share of Class A Common Stock shall have one vote in the election of such directors. Subject to Section (2)(e)(ii) of this
       Article IV, holders of Class B Common Stock, voting separately as a class, shall be entitled to elect the remaining directors (other than directors elected by the holders of Preferred Stock). Each share of Class B Common Stock shall have one vote in the election of such directors. For purposes of this Section 2(e) and Section 2(f) of this Article IV, references to the number of members of the Board of Directors shall not include any directors whom the holders of any shares of Preferred Stock may have the exclusive right to elect as granted in accordance with
       Section 6(a) of this Article IV.

            (ii) At such time as all outstanding shares of Class B Common Stock shall have been converted into or exchanged for shares of Class A Common Stock in accordance with the provisions of this Article IV, then Section 2(e)(i) of this Article IV shall have no further force or effect, and thereafter, subject to the rights of the holders of Preferred Stock, the holders of the Class A Common Stock, voting as a class, shall be entitled to elect all members of the Board of Directors.

           (iii) Except as otherwise specified herein, the holders of Class A Common Stock and holders of Class B Common Stock (A) shall in all matters not otherwise specified in this Section (2)(e) or Section (2)(f) of this
       Article IV vote together as a single class (including, without limitation, with respect to increases or decreases in the authorized number of shares of any class of Common Stock), with each share of Class A Common Stock and Class B Common Stock having one vote, and (B) shall be entitled to vote as separate classes only when required by law to do so under mandatory statutory provisions that may not be excluded or overridden by a provision of this Certificate of Incorporation.

            (iv) Except as set forth in this Section (2)(e) or Section (2)(f) of this Article IV, the holders of Class A Common Stock shall have exclusive voting power (except for any voting powers of any series of Preferred Stock) on all matters at any time when no Class B Common Stock is issued and outstanding, and the holders of Class B Common Stock shall have exclusive voting power (except for any voting powers of any series of Preferred Stock) on all matters at any time when no Class A Common Stock is issued and outstanding.

            (v) Notwithstanding anything to the contrary contained in this
       Section 2(e) of this Article IV, following a Tax-Free Spin-Off (as defined in Section 2(i)(i) of this Article IV), for so long as any person or entity or group of persons or entities acting in concert beneficially own 10% or more of the outstanding shares of Class B Common Stock, such person, entity or group shall not, with respect to any such shares of Class B Common Stock, have any voting powers in any election of directors or be entitled to exercise any voting rights in any election of directors unless such person or entity is also the beneficial owner of at least an equivalent percentage of the outstanding shares of Class A Common Stock. For purposes of this Section (2)(e)(v), a "beneficial owner" of Common Stock includes any person or entity or group of persons or entities who, directly or indirectly, including through any contract, arrangement, understanding, relationship or otherwise, written or oral, formal or informal, control the voting power (which includes the power to vote or to direct the voting) of such Common Stock.

        (f) VACANCIES. Any vacancy in the office of a director created by the death, resignation, disqualification or removal of a director may be filled by the vote of the majority of the directors then in office (or the sole remaining director) elected by (or appointed on behalf of) the same class of stock that elected the director (or on behalf of which the director was appointed) whose death, resignation, disqualification or removal created the vacancy, unless there are no such directors or no outstanding shares of such class of stock, in which case such vacancy may be filled by the vote of the majority of all directors then in office, even if less than a quorum, or by the sole remaining director. Notwithstanding anything in this Section (2)(f) or Section (2)(e) of this Article IV to the contrary, any vacancy in the office of a director created by the death, resignation, disqualification or removal of a director elected by (or appointed on behalf of) the holders of a class of stock may also be filled by a vote of holders of such class of stock, unless there are no outstanding shares of such class of stock, in which case any such vacancy may be filled by a vote of the holders of the remaining class of stock. Any director elected to fill a vacancy created by the death, resignation, disqualification or removal of a director shall hold office for the remainder of the full term of the director whose vacancy is being filled and until such director's successor shall have been elected and qualified unless removed and replaced pursuant to Section 4(c) of Article V and this Section 2(f).

        Subject to the rights, if any, of the holders of any series of Preferred Stock then outstanding, any vacancy on the Board of Directors that results from an increase in the number of directors shall be filled by the vote of the majority of the directors then in office; PROVIDED that (unless all of the outstanding shares of Class B Common Stock shall have been converted into or exchanged for shares of Class A Common Stock) following such appointment, 20% of the number of members of the Board of Directors as so increased (or, if such 20% is not a whole number, then the next lower whole number of directors that is closest to 20% of such membership) consist of directors elected by (or appointed on behalf of) the holders of Class A Common Stock and the remaining members of the Board of Directors consist of directors elected by (or appointed on behalf of) the holders of the Class B Common Stock. Any director elected (or appointed) in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created and until such director's successor shall have been elected and qualified, unless such director is removed and replaced pursuant to Section 4(c) of Article V and this Section 2(f).

        (g) MERGER OR REORGANIZATION. In the case of any reorganization or any consolidation of the Corporation with one or more other entities or a merger of the Corporation with another entity, each holder of a share of Class A Common Stock shall be entitled to receive with respect to such share the same kind and amount of shares of stock and other securities and property (including cash) receivable upon such reorganization, consolidation or merger by a holder of a share of Class B Common Stock, and each holder of a share of Class B Common Stock shall be entitled to receive with respect to such share the same kind and amount of shares of stock and other securities and property (including cash) receivable upon such reorganization, consolidation or merger by a holder of a share of Class A Common Stock; PROVIDED, HOWEVER, that, in the event that all of the outstanding shares of Class B Common Stock have not been converted into or exchanged for shares of Class A Common Stock, then (i) in any such reorganization, consolidation, or merger, the holders of shares of Class A Common Stock and the holders of shares of Class B Common Stock may receive different kinds of shares of stock if the only difference in such shares is the inclusion of voting rights which maintain the different voting rights of the holders of Class A Common Stock and holders of Class B Common Stock with respect to the election of the applicable percentage of the authorized number of members of the Board of Directors as described in Section (2)(e)(i) of this Article IV and (ii) if, pursuant to any such transaction all or substantially all of the Common Stock is exchanged for stock of another entity and such transaction is required to be accounted for as a pooling-of-interests under U.S. generally accepted accounting principles, the holders of shares of Class A Common Stock and the holders of shares of Class B Common Stock shall receive shares of stock in the acquiring entity based on the relative fair value of a share of Class A Common Stock and a share of Class B Common Stock. For purposes of this Section (2)(g), fair value shall be measured as of the announcement date for such transaction.

        (h) LIQUIDATION. In the event of any liquidation, dissolution or winding-up of the affairs of the Corporation, whether voluntary or involuntary, after payment in full of the amounts required to be paid to the holders of Preferred Stock, the remaining assets and funds of the Corporation shall be distributed pro rata to the holders of the Class A Common Stock and the holders of Class B Common Stock. For purposes of this
    Section 2(h), the voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the assets of the Corporation or a consolidation or merger of the Corporation with one or more other entities (whether or not the Corporation is the corporation surviving such consolidation or merger) shall not be deemed to be a liquidation, dissolution or winding-up, whether voluntary or involuntary.

        (i)  CONVERSION.

            (i) Prior to the date on which shares of Class B Common Stock are distributed to the stockholders of Silicon Graphics, Inc., a Delaware corporation (Silicon Graphics, Inc., together with its successors, "Silicon Graphics"), in a Tax-Free Spin-Off (as defined below), each share of

       Class B Common Stock shall automatically convert into one share of Class A Common Stock upon the transfer of such share if, after such transfer, such share is not beneficially owned by Silicon Graphics or any subsidiary of Silicon Graphics. Shares of Class B Common Stock shall not convert into shares of Class A Common Stock (A) in any transfer effected in connection with a distribution of Class B Common Stock to stockholders of Silicon Graphics in a transaction (including any distribution in exchange for shares of capital stock or other securities of Silicon Graphics) intended generally to qualify under Section 355 of the Internal Revenue Code of 1986, as amended from time to time (the "Code") (a "Tax-Free Spin-Off") or (B) in any transfer after a Tax-Free Spin-Off. Following a Tax-Free Spin-Off, shares of Class B Common Stock shall no longer be convertible into shares of Class A Common Stock except as set forth in Section (2)(i)(ii)-(v) of this Article IV.

           For purposes of this Section (2)(i), a Tax-Free Spin-Off shall be deemed to have occurred at the time shares are first transferred to stockholders of Silicon Graphics following receipt of an affidavit described in Section 2(i)(viii)(C) of this Article IV. For purposes of this Section (2)(i), the term "beneficially owned" with respect to shares of Class B Common Stock means ownership by a person or entity that, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, controls the voting power (which includes the power to vote or to direct the voting) of such Class B Common Stock and the term "subsidiary" means, as to any person or entity, all corporations (other than the Corporation), partnerships, joint ventures, associations or other entities in which such person or entity beneficially owns (directly or indirectly) 50% or more of the outstanding voting stock, voting power, partnership interests or similar voting interests.

            (ii) In the event of a Tax-Free Spin-Off, each share of Class B Common Stock shall automatically convert into one share of Class A Common Stock on the fifth anniversary of the date on which shares of Class B Common Stock are first transferred to stockholders of Silicon Graphics in a Tax-Free Spin-Off if, at a meeting of stockholders called to approve such conversion, such conversion receives the approval of a majority of the votes entitled to be cast by the holders of the Class A Common Stock and the holders of the Class B Common Stock present and voting, voting together as a single class, unless, prior to such Tax-Free Spin-Off, Silicon Graphics delivers to the Corporation an opinion of counsel, reasonably satisfactory to the Corporation, to the effect that, based in part on conversations with the Internal Revenue Service (the "IRS") disclosed to the Corporation, such vote would have a material adverse effect on the ability of Silicon Graphics to timely obtain a favorable ruling from the IRS regarding the tax-free status of the Tax-Free Spin-Off. At the meeting of stockholders called for such purpose, every holder of Common Stock shall be entitled to one vote in person or by proxy for each share of Common Stock standing in his or her name on the transfer books of the Corporation. Approval of such conversion. The holders of the Class B Common Stock shall not be entitled to a separate class vote. Such conversion shall be effective on the date on which such approval is given at a meeting of stockholders called for such purpose.

           (iii) In the case of any merger or consolidation of the Corporation pursuant to which all or substantially all of the capital stock of the Corporation is exchanged for the stock of another entity and the stockholders of the Corporation immediately prior to such merger or consolidation own less than 50% of the outstanding shares of such other entity immediately after such merger or consolidation, each share of Class B Common Stock shall automatically convert into one share of Class A Common Stock immediately prior to the effectiveness of such merger or consolidation, unless, prior to a Tax-Free Spin-Off, Silicon Graphics delivers to the Corporation an opinion of counsel, reasonably satisfactory to the Corporation, to the effect that, based in part on conversations with the IRS disclosed to the Corporation, such automatic conversion would have a material adverse effect on the ability of Silicon Graphics to timely obtain a favorable ruling from the IRS regarding the tax-free status of the Tax-Free Spin-Off.

            (iv) Prior to a Tax-Free Spin-Off, upon the closing of a merger or consolidation involving Silicon Graphics or a tender offer for the capital stock of Silicon Graphics, if the stockholders of Silicon Graphics immediately prior to such merger, consolidation or tender offer own less than 50% of the outstanding shares of capital stock of Silicon Graphics (or, if the capital stock of Silicon Graphics is exchanged or converted in any such transaction for capital stock of another corporation, such corporation) immediately after such merger, consolidation or tender offer, each share of Class B Common Stock held by Silicon Graphics or its successor shall automatically convert into one share of Class A Common Stock.

            (v) Prior to a Tax-Free Spin-Off, each share of Class B Common Stock shall automatically convert into one share of Class A Common Stock if at any time prior to such Tax-Free Spin-Off the aggregate number of outstanding shares of Class B Common Stock owned by Silicon Graphics and/or any of its subsidiaries is less than 50% of the aggregate number of shares of Common Stock then outstanding; PROVIDED, HOWEVER, that such automatic conversion shall not occur if, prior to the closing of any transaction or the occurrence of any event which would reduce the aggregate number of outstanding shares of Class B Common Stock owned by Silicon Graphics and/or any of its subsidiaries to less than 50% of the aggregate number of shares of Common Stock then outstanding, the independent directors of the Board of Directors and the Chief Executive Officer of the Corporation unanimously determine that such automatic conversion is not in the interests of the Corporation and its stockholders, other than Silicon Graphics, which determination shall be irrevocable and final. Upon the closing of any subsequent transaction or the occurrence of any event which would further reduce the percentage of the shares of Common Stock then outstanding held by Silicon Graphics, each share of Class B Common Stock shall automatically convert into one share of Class A Common Stock, unless, prior to the closing of any such transaction or the occurrence of any such event, the independent directors of the Board of Directors and the Chief Executive Officer of the Corporation unanimously determine that such automatic conversion is not in the interests of the Corporation and its stockholders, other than Silicon Graphics, which determination shall be irrevocable and final.

           Notwithstanding the foregoing, prior to a Tax-Free Spin-Off, each share of Class B Common Stock shall automatically convert into one share of Class A Common Stock if at any time prior to such Tax-Free Spin-Off the aggregate number of outstanding shares of Class B Common Stock owned by Silicon Graphics and/or any of its subsidiaries is less than 30% of the aggregate number of shares of Common Stock then outstanding.

            (vi) The Corporation will provide notice of any automatic conversion of all outstanding shares of Class B Common Stock to holders of record of the Common Stock as soon as practicable following such conversion; PROVIDED, HOWEVER, that the Corporation may satisfy such notice requirement by providing such notice prior to such conversion. Such notice shall be provided by mailing notice of such conversion, first class postage prepaid, to each holder of record of the Common Stock, at such holder's address as it appears on the transfer books of the Corporation; PROVIDED, HOWEVER, that neither the failure to give such notice nor any defect therein shall affect the validity of the automatic conversion of any shares of Class B Common Stock. Each such notice shall state, as appropriate, the following:

               (A) the automatic conversion date;

                (B) that all outstanding shares of Class B Common Stock are automatically converted;

                (C) the place or places at which certificates for such shares are to be surrendered for conversion; and

               (D) that no dividends will be declared on the shares of Class B Common Stock converted after such conversion date.

           Immediately upon such conversion, the rights of the holders of shares of Class B Common Stock as such shall cease and such holders shall be treated for all purposes as having become the record owners of the shares of Class A Common Stock issued upon such conversion; PROVIDED, HOWEVER, that such persons shall be entitled to receive when paid any dividends declared on the Class B Common Stock as of a record date preceding the time of such conversion and unpaid as of the time of such conversion, subject to Section (2)(i)(vii) of this Article IV.

           (vii) Prior to a Tax-Free Spin-Off, no one other than those persons in whose names shares of Class B Common Stock become originally registered on the stock ledger of the Corporation by reason of their record ownership of shares of Class A Common Stock which were exchanged for shares of Class B Common Stock in accordance with the terms of the Exchange Agreement, effective upon the effectiveness of this Certificate of Incorporation, between the Corporation and Silicon Graphics or Section 2(k) of this Article IV, or transferees or successive transferees who receive shares of Class B Common Stock in connection with a transfer which meets the qualifications set forth in Section 2(i)(viii) of this
       Article IV below, shall, by virtue of the acquisition of a certificate representing shares of Class B Common Stock, have the status of an owner or holder of shares of Class B Common Stock or be recognized as such by the Corporation or be otherwise entitled to enjoy the benefit of the special voting rights of a holder of shares of Class B Common Stock.

          (viii) Prior to a Tax-Free Spin-Off, shares of Class B Common Stock shall be transferred on the books of the Corporation and a new certificate therefor issued, upon presentation at the office of the Secretary of the Corporation (or at such additional place or places as may from time to time be designated by the Secretary or any Assistant Secretary of the Corporation) of the certificate representing such shares, in proper form for transfer and accompanied by all requisite stock transfer tax stamps, only if such certificate when so presented shall also be accompanied by any one of the following:

               (A) an affidavit from Silicon Graphics stating that such certificate is being presented to effect a transfer by Silicon Graphics of such shares to a subsidiary of Silicon Graphics; or

                (B) an affidavit from Silicon Graphics stating that such certificate is being presented to effect a transfer by any subsidiary of Silicon Graphics of such shares to Silicon Graphics or another subsidiary of Silicon Graphics; or

                (C) an affidavit from Silicon Graphics stating that such certificate is being presented to effect a transfer by Silicon Graphics of such shares to the stockholders of Silicon Graphics in connection with a Tax-Free Spin-Off.

           Each affidavit of a record holder furnished pursuant to this Section 2(i)(viii) shall be verified as of a date not earlier than five days prior to the date of delivery thereof, and, if such record holder is a corporation or partnership, shall be verified by an officer of such corporation or by a general partner of such partnership, as the case may be.

           If a record holder of shares of Class B Common Stock shall deliver a certificate representing such shares, endorsed by him or her for transfer or accompanied by an instrument of transfer signed by him or her, to a person who receives such shares in connection with a transfer which does not meet the qualifications set forth in this Section 2(i)(viii), then such person or any successive transferee of such certificate may treat such endorsement or instrument as authorizing him or her on behalf of such record holder to convert such shares into shares of Class A Common Stock in the manner above provided, for the purpose of the transfer to himself or herself of the shares of Class A Common Stock issuable upon such conversion, and to give on behalf of such record holder the written notice of conversion above required, and may convert such shares of Class B Common Stock accordingly.

           If such shares of Class B Common Stock shall have been improperly registered in the name of such a person (or in the name of any successive transferee of such certificate) and a new certificate therefor issued, such person or transferee shall surrender such new certificate for cancellation, accompanied by the written notice of conversion above required, in which case (A) such person or transferee shall be deemed to have elected to treat the endorsement on (or instrument of transfer accompanying) the certificate so delivered by such former record holder as authorizing such person or transferee on behalf of such former record holder so to convert such shares and so to give such notice, (B) the shares of Class B Common Stock registered in the name of such former record holder shall be deemed to have been surrendered for conversion for the purpose of the transfer to such person or transferee of the shares of Class A Common Stock issuable upon conversion and (C) the appropriate entries shall be made on the books of the Corporation to reflect such action.

           In the event that the Board of Directors (or any committee of the Board of Directors, or any officer of the Corporation, designated for the purpose by the Board of Directors) shall determine, upon the basis of facts not disclosed in any affidavit or other document accompanying the certificate representing shares of Class B Common Stock when presented for transfer, that such shares of Class B Common Stock have been registered in violation of the provisions of Section 2(i)(viii), or shall determine that a person is enjoying for his or her own benefit the special rights and powers of shares of Class B Common Stock in violation of such provisions, then the Corporation shall take such action at law or in equity as is appropriate under the circumstances. An unforeclosed pledge made to secure a bona fide obligation shall not be deemed to violate such provisions.

            (ix) Prior to the occurrence of a Tax-Free Spin-Off, every certificate representing shares of Class B Common Stock shall bear a legend on the face thereof reading as follows:

               "The shares of Class B Common Stock represented by this certificate may not be transferred to any person in connection with a transfer that does not meet the qualifications set forth in Section 2(i)(viii) of Article IV of the Amended and Restated Certificate of Incorporation of this Corporation, as amended, and no person who receives such shares in connection with a transfer which does not meet the qualifications prescribed by Section 2(i)(viii) of said
           Article IV is entitled to own or to be registered as the record holder of such shares of Class B Common Stock. Each holder of this certificate, by accepting the same, accepts and agrees to all of the foregoing."

           Upon and after the transfer of shares in a Tax-Free Spin-Off, shares of Class B Common Stock shall no longer bear the legend set forth above in this Section 2(i)(ix).

            (x) Upon any conversion of shares of Class B Common Stock into shares of Class A Common Stock pursuant to the provisions of this Section
       (2)(i), any dividend for which the record date or payment date shall be subsequent to such conversion which may have been declared on the shares of Class B Common Stock so converted shall be deemed to have been declared, and shall be payable, with respect to the shares of Class A Common Stock into or for which such shares of Class B Common Stock shall have been so converted, and any such dividend which shall have been declared on such shares payable in shares of Class B Stock shall be deemed to have been declared, and shall be payable, in shares of Class A Common Stock.

            (xi) The Corporation shall at all times reserve and keep available, out of its authorized but unissued Common Stock, such number of shares of Class A Common Stock as would become issuable upon the conversion of all shares of Class B Common Stock then outstanding.

           (xii) The Corporation will not be required to pay any documentary, stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Class A Common Stock on the conversion of shares of Class B Common Stock pursuant to Section (2)(i) of this Article IV, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

        (j) EXCHANGE. (i) If, prior to a Tax-Free Spin-Off (A) the Code has been amended by the enactment of new legislation which, in effect, generally imposes a requirement to the effect that in a tax-free spin-off or split-off of a subsidiary, the distributing company must hold not less than 80% of the value of all or a portion of the subsidiary's stock (such change in the Code being a "Change in Tax Law") and (ii) Silicon Graphics receives from the Corporation an opinion of counsel reasonably satisfactory to Silicon Graphics that such Change in Tax Law would apply to a Tax-Free Spin-Off, then Silicon Graphics shall, and shall cause each of its subsidiaries (other than the Corporation) to, exchange all of the shares of Class B Common Stock that it owns, directly or indirectly, for shares of Class A Common Stock on a one-for-one basis.

           (ii) In the event a Tax-Free Spin-Off has occurred, the Corporation may exchange all (but not less than all) of the outstanding shares of Class B Common Stock for shares of Class A Common Stock on a one-for-one basis, PROVIDED, HOWEVER, this Section (2)(j)(ii) of this Article IV shall have no further force or effect if, prior to a Tax-Free Spin-Off, Silicon Graphics delivers to the Corporation an opinion of counsel, reasonably satisfactory to the Corporation, to the effect that, based in part on conversations with the IRS disclosed to the Corporation, the inclusion of this Section (2)(j)(ii) of this Article IV would have a material adverse effect on the ability of Silicon Graphics to timely obtain a favorable ruling from the IRS regarding the tax-free status of the Tax-Free Spin-Off.

        (k) COMMON STOCK OWNED BY SILICON GRAPHICS. Prior to the occurrence of a Tax-Free Spin-Off and if all of the shares of Class B Common Stock held by Silicon Graphics and any Subsidiary (as defined in Section 2(i)(i)) of Silicon Graphics have not been previously converted into or exchanged for shares of Class A Common Stock, each share of Class A Common Stock held by Silicon Graphics and any Subsidiary (as defined in Section 2(i)(i)) of Silicon Graphics, however acquired, shall, immediately upon such acquisition, automatically convert into one share of Class B Common Stock. Notwithstanding the foregoing, after the occurrence of a Tax-Free Spin-Off, any shares of Class A Common Stock held by Silicon Graphics and any Subsidiary (as defined in Section 2(i)(i)) of Silicon Graphics, however acquired, shall remain shares of Class A Common Stock.

    SECTION 3. The Corporation shall not reissue or resell any shares of Class B Common Stock which shall have been converted into or exchanged for shares of Class A Common Stock pursuant to or as permitted by the provisions of Section
(2)(i) or Section 2(j) of this Article IV, or any shares of Class B Common Stock which shall have been acquired by the Corporation in any other manner. The Corporation shall, from time to time, take such appropriate action as may be necessary to retire such shares and to reduce the authorized number of shares of Class B Common Stock accordingly.

    SECTION 4. The holders of shares of Common Stock shall have no preemptive or preferential rights of subscription to any shares of any class of capital stock of the Corporation or any securities convertible into or exchangeable for shares of any class of capital stock of the Corporation.

    SECTION 5. No stockholder shall be entitled to exercise any right of cumulative voting.

    SECTION 6. The Preferred Stock may be issued, if so determined by the Board of Directors, either as a class without series or from time to time in one or more series and with such designation for such class or each issue of such class or each such series as may be adopted by the Board of Directors. The Board of

Directors in any such resolution or resolutions is expressly authorized to state and express for such class or each such series:

        (a) Voting rights, if any, including, without limitation, the authority to confer multiple votes per share, voting rights as to specified matters or issues or, subject to the provisions of this Certificate of Incorporation, voting rights to be exercised either together with the holders of Common Stock as a single class, or independently as a separate class;

        (b) The rate per annum and the times at and conditions upon which the holders of shares of such class or series shall be entitled to receive dividends, the conditions and dates upon which such dividends shall be payable and whether such dividends shall be cumulative or noncumulative, and, if cumulative, the terms upon which such dividends shall be cumulative;

        (c) Redemption, repurchase, retirement and sinking fund rights, preferences and limitations, if any, the amount payable on shares of such class or series in the event of such redemption, repurchase or retirement, the terms and conditions of any sinking fund, the manner of creating such fund or funds and whether any of the foregoing shall be cumulative or noncumulative;

        (d) The rights to which the holders of the shares of such class or series shall be entitled upon any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation;

        (e) The terms, if any, upon which the shares of such class or series shall be convertible into or exchangeable for shares of stock of any other class or classes or of any other series of the same or any other class or classes, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any; and

        (f) Any other designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof so far as they are not inconsistent with the provisions of this Certificate of Incorporation (as it may be amended from time to time) and to the full extent now or hereafter permitted by the laws of the State of Delaware.

    SECTION 7. All shares of Preferred Stock, if issued as a class without series, or all shares of the Preferred Stock of any one series, if issued in series, shall be identical to each other in all respects and shall entitle the holders thereof to the same rights and privileges, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon, if cumulative, shall be cumulative.

    SECTION 8. Except as otherwise provided by law, and subject to any rights of the holders of Preferred Stock, the provisions of this Article IV (other than Section 1 hereof) shall not be modified, revised, altered or amended, repealed or rescinded in whole or in part, without the affirmative vote of the holders of at least a majority of the then outstanding shares of Class A Common Stock and the Class B Common Stock, voting together as a single class; PROVIDED, HOWEVER, that with respect to any proposed amendment to this Certificate of Incorporation which would alter or change the powers, preferences or special rights of the shares of Class A Common Stock or Class B Common Stock so as to affect them adversely, the affirmative vote of the holders of at least a majority of the then outstanding shares of the class affected by the proposed amendment, voting separately as a class, shall be obtained in addition to the affirmative vote of the holders of at least a majority of the Class A Common Stock and the Class B Common Stock, voting together as a single class as provided above.

                                   ARTICLE V
                               BOARD OF DIRECTORS

    SECTION 1. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which may exercise all the powers of the Corporation and do all such lawful acts and things that are not conferred upon or reserved to the stockholders by law, by this Certificate of Incorporation or by the By-laws of the Corporation.

    SECTION 2. The Board of Directors shall consist of not less than five (5) and not more than ten (10) directors, the exact number of directors to be determined by resolution of the Board of Directors. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as possible, of one third of the total number of directors constituting the entire Board of Directors, as determined by the Board of Directors, and directors elected by a class of stock shall be divided as evenly as possible, as determined by the Board of Directors, among Class I, Class II and Class III; PROVIDED, HOWEVER, that, in the event that there shall be only one Class A Director, such Class A Director shall be in Class I. The term of the initial Class I directors shall terminate on the date of the 1999 annual meeting of stockholders of the Corporation; the term of the initial Class II directors shall terminate on the date of the 2000 annual meeting of stockholders of the Corporation; and the term of the initial Class III directors shall terminate on the date of the 2001 annual meeting of stockholders of the Corporation. Directors elected by a class of stock shall be divided as evenly as possible, as determined by the Board of Directors, among Class I, Class II and Class III. At each annual meeting of stockholders, beginning with the 1999 annual meeting of stockholders, successors to the class of directors whose terms expire at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes of directors established pursuant to this Article V to maintain the number of directors in each class as nearly equal as possible. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director. Notwithstanding the foregoing, each director initially appointed on behalf of the Class A Common Stock shall hold office initially for a term expiring at the 1999 annual meeting of stockholders. Subject to the immediately preceding sentence, a director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, SUBJECT, HOWEVER, to prior death, resignation, retirement, disqualification or removal from office.

    Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation (as it may be amended from time to time) or the resolution or resolutions adopted by the Board of Directors pursuant to Section 4 of Article IV, and such directors so elected shall not be divided into classes pursuant to this Section 2 of Article V unless expressly provided by such terms.

    SECTION 3. Election of directors need not be by written ballot unless the By-laws of the Corporation so provide.

    SECTION 4. The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of its directors and stockholders:

        (a) The By-laws of the Corporation may be altered, amended or repealed and new By-laws may be adopted by the affirmative vote of directors constituting not less than a majority of the total authorized number of directors fixed from time to time by the Board of Directors pursuant to
    Section 2 of this Article V.

        (b) Advance notice of stockholder nominations for the election of directors and of the proposal of business by stockholders shall be given in the manner provided in the By-laws of the Corporation, as amended and in effect from time to time.

        (c) Subject to any preferential rights of any outstanding series of Preferred Stock, any Class A Director may be removed from office, only with cause, by the affirmative vote of the holders of at least a majority of the outstanding Class A Common Stock and any director elected by the holders of the Class B Common Stock may be removed, only with cause, by the affirmative vote of the holders of at least a majority of the outstanding Class B Common Stock; PROVIDED, HOWEVER, that prior to a Tax-Free Spin-Off, any director elected by the holders of the Class B Common Stock may be removed, with or without cause, by the affirmative vote of the holders of at least a majority of the outstanding Class B Common Stock.

        (d) Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the Common Stock, voting as a single class, shall be required to amend, repeal or adopt any provision inconsistent with this Article V.

                                   ARTICLE VI
                               STOCKHOLDER ACTION

    SECTION 1. Any corporate action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation (either by hand or by certified or registered mail, return receipt requested) at its registered office in the State of Delaware or its principal place of business, or to an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded; PROVIDED, HOWEVER, that effective as of the date on which Silicon Graphics and its affiliates cease to be the beneficial owner of an aggregate of at least a majority of the then outstanding shares of Common Stock (the "Trigger Date"), any corporate action required or permitted to be taken at any annual or special meeting of stockholders may be taken only at a duly called annual or special meeting of stockholders and may not be taken by written consent in lieu of such a meeting.

    SECTION 2. Effective as of the Trigger Date, unless otherwise prescribed by law and subject to any preferential rights of any outstanding series of Preferred Stock, special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by the Chairman of the Board of Directors, the President or, at the request in writing of a majority of the members of the Board of Directors, any officer of the Corporation, and effective as of the Trigger Date, any power of the stockholders of the Corporation to call a special meeting is specifically denied.

    SECTION 3. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the Common Stock, voting as a single class, shall be required to amend, repeal or adopt any provision inconsistent with this Article VI.

                                  ARTICLE VII
                                INDEMNIFICATION

    SECTION 1. Each person who was or is made a party to or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, amounts paid or to be paid in settlement and excise taxes or penalties imposed on fiduciaries with respect to (i) employee benefit plans, (ii) charitable organizations or (iii) similar matters) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of such person's heirs, executors and administrators; PROVIDED, HOWEVER, that the Corporation shall indemnify any such person seeking indemnity in connection with a proceeding (or part thereof) initiated by such person (other than pursuant to Section 2 of this Article VII) only if such proceeding (or part thereof) was authorized by the Board of Directors. The right to indemnification conferred in this Section 1 of Article VII shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; PROVIDED, HOWEVER, that, if the DGCL requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section 1 of
Article VII or otherwise.

    SECTION 2. If a claim the Corporation is obligated to pay under Section 1 of this Article VI is not paid in full by the Corporation within 60 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim against the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not yet established that it meets the standards of conduct which make it permissible under the DGCL for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

    SECTION 3. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article VII shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation, By-law of the Corporation, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

    SECTION 4. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

    SECTION 5. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to be paid by the Corporation the expenses incurred in defending any proceeding in advance of its final disposition, to any employee or agent of the Corporation to the fullest extent of the provisions in this Article VII with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

    SECTION 6. If any part of this Article VII should be found to be invalid or ineffective in any proceeding, the validity and effect of the remaining provisions shall not be affected. Any repeal or modification of this Article VII by the stockholders of the Corporation shall not adversely affect any rights to indemnification and to advancement of expenses that any person may have at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

                                  ARTICLE VIII
                                    BY-LAWS

    SECTION 1. The By-laws of the Company may be altered, amended or repealed and new By-laws may be adopted (i) at any annual or special meeting of stockholders, by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock, voting together as a single class, entitled to vote thereat, PROVIDED, HOWEVER, that any proposed alteration, amendment or repeal of, or the adoption of any By-law inconsistent with, Sections 3, 5 or 10 of Article II of the By-laws or Sections 1 or 5 of Article III of the By-laws by the stockholders shall require the affirmative vote of the holders of at least 80% of the Common Stock, voting as a single class, or (ii) by the affirmative vote of directors constituting not less than a majority of the total number of directors which the Corporation would have if there were no vacancies.

    SECTION 2. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the Common Stock, voting as a single class, shall be required to amend, repeal or adopt any provision inconsistent with this Article VIII.

                                   ARTICLE IX
                      LIMITATION ON LIABILITY OF DIRECTORS

    SECTION 1. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

                                   ARTICLE X
                            CORPORATE OPPORTUNITIES

    SECTION 1. As the Corporation recently ceased to be a wholly owned subsidiary of Silicon Graphics, but Silicon Graphics remains a substantial stockholder of the Corporation, and in anticipation that the Corporation and Silicon Graphics may engage in the same or similar activities or lines of business and have an interest in the same areas of corporate opportunities, and in recognition of the benefits to be derived by the Corporation through its continued contractual, corporate and business relations with Silicon Graphics (including possible service of officers and directors of Silicon Graphics as officers and directors of the Corporation), the provisions of this Article are set forth to regulate and define the conduct of certain affairs of the Corporation as they may involve Silicon Graphics and its officers and directors, and the powers, rights, duties and liabilities of the Corporation and its officers, directors and stockholders in connection therewith.

    SECTION 2. Silicon Graphics shall have no duty to refrain from engaging in the same or similar activities or lines of business as the Corporation, and neither Silicon Graphics nor any officer or director thereof (except as provided in Section 3 below) shall be liable to the Corporation or its stockholders for the breach of any fiduciary duty by reason of any such activities of Silicon Graphics. In the event that Silicon Graphics acquires knowledge of a potential transaction or matter which may be a corporate opportunity for both Silicon Graphics and the Corporation, Silicon Graphics shall have no duty to communicate or offer such corporate opportunity to the Corporation and shall not be liable to the Corporation or its stockholders for breach of any fiduciary duty as a stockholder of the Corporation by reason of the fact that

Silicon Graphics pursues or acquires such corporate opportunity for itself, directs such corporate opportunity to another person, or does not communicate information regarding such corporate opportunity to the Corporation.

    SECTION 3. In the event that a director or officer of the Corporation who is also a director or officer of Silicon Graphics acquires knowledge of a potential transaction or matter which may be a corporate opportunity for both the Corporation and Silicon Graphics, such director or officer of the Corporation shall have fully satisfied and fulfilled the fiduciary duty of such director or officer to the Corporation and its stockholders with respect to such corporate opportunity, if such director or officer acts in a manner consistent with the following policy: (i) a corporate opportunity offered to any person who is an officer of the Corporation, and who is also a director but not an officer of Silicon Graphics, shall belong to the Corporation; (ii) a corporate opportunity offered to any person who is a director but not an officer of the Corporation, and who is also a director or officer of Silicon Graphics shall belong to the Corporation if such opportunity is expressly offered to such person in writing solely in his or her capacity as a director of the Corporation, and otherwise shall belong to Silicon Graphics; and (iii) a corporate opportunity offered to any person who is an officer of both the Corporation and Silicon Graphics shall belong to the Corporation if such opportunity is expressly offered to such person in writing solely in his or her capacity as an officer of the Corporation, and otherwise shall belong to Silicon Graphics.

    SECTION 4. Any person purchasing or otherwise acquiring any interest in shares of the capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article.

    SECTION 5.  For purposes of this Article only:

        (a) A director of the Corporation who is Chairman of the Board of Directors or of a committee thereof shall not be deemed to be an officer of the Corporation by reason of holding such position (without regard to whether such position is deemed an office of the Corporation under the By-laws of the Corporation), unless such person is a full-time employee of the Corporation; and

        (b) (i) The term "Corporation" shall mean the Corporation and all corporations, partnerships, joint ventures, associations and other entities in which the Corporation beneficially owns (directly or indirectly) 50% or more of the outstanding voting stock, voting power, partnership interests or similar voting interests, and (ii) the term "Silicon Graphics," for the purpose of this Article only, shall mean Silicon Graphics and all corporations, partnerships, joint ventures, associations and other entities (other than the Corporation, defined in accordance with clause (i) of this Section 5(b)) in which Silicon Graphics beneficially owns (directly or indirectly) 50% or more of the outstanding voting stock, voting power, partnership interests or similar voting interests.

    SECTION 6. Notwithstanding anything in this Certificate of Incorporation to the contrary, (i) the foregoing provisions of this Article shall expire on the date that Silicon Graphics ceases to beneficially own Common Stock representing at least 20% of the outstanding shares of Common Stock and no person who is a director or officer of the Corporation is also a director or officer of Silicon Graphics; and (ii) in addition to any vote of the stockholders required by this Certificate of Incorporation, until the time that Silicon Graphics ceases to beneficially own Common Stock representing at least 20% of the outstanding shares of Common Stock, the affirmative vote of the holders of more than 80% of the outstanding shares of Common Stock, voting as a single class, shall be required to alter, amend or repeal in a manner adverse to the interests of Silicon Graphics, or adopt any provision adverse to the interests of Silicon Graphics and inconsistent with, any provision of this Article. Neither the alteration, amendment or repeal of this Article nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article shall eliminate or reduce the effect of this Article in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article, would accrue or arise, prior to such alteration, amendment, repeal or adoption.

                                   ARTICLE XI
                   AMENDMENT OF CERTIFICATE OF INCORPORATION

    The Corporation reserves the right to amend, alter, restate, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the laws of the State of Delaware, and all rights of the stockholders herein are granted subject to this reservation.

    This Amended and Restated Certificate of Incorporation shall become
effective at                (Wilmington, Delaware time),            , 1999.

    IN WITNESS WHEREOF, MIPS TECHNOLOGIES, INC. has caused this certificate to be signed by John E. Bourgoin, its President and Chief Executive Officer, and attested by Kevin C. Eichler, its Vice President and Chief Financial Officer, on
this   day of            , 1999.

                                MIPS TECHNOLOGIES, INC.

                                By:
                                     -----------------------------------------
                                     Name: John E. Bourgoin
                                     Title: President and Chief Executive
                                     Officer

ATTEST:

------------------------------
Name: Kevin C. Eichler
Title: Vice President and
Chief Financial Officer

                                                                         ANNEX B

                          AMENDED AND RESTATED BY-LAWS
                                       OF
                            MIPS TECHNOLOGIES, INC.
                                   ARTICLE I
                                    OFFICES

    The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware. The Corporation may also have one or more offices at such other places, either inside or outside of the State of Delaware, as the Board of Directors may from time to time determine or as the business of the Corporation may require. The books and records of the Corporation may be kept (subject to the provisions of the laws of the State of Delaware) at any place, either inside or outside of the State of Delaware, as from time to time may be determined by the Board of Directors.

                                   ARTICLE II
                                  STOCKHOLDERS

    Section 1. PLACE OF MEETINGS. Meetings of stockholders (whether annual or special) shall be held at such place, either inside or outside of the State of Delaware, as the Board of Directors shall from time to time determine.

    Section 2. ANNUAL MEETING. The annual meeting of the stockholders of the Corporation shall be held on such date and at such time as may be fixed by resolution of the Board of Directors.

    Section 3. SPECIAL MEETINGS. Unless otherwise prescribed by law or by the Corporation's Amended and Restated Certificate of Incorporation, as amended from time to time (the "Charter"), and subject to any preferential rights of any outstanding series of Preferred Stock (as defined in the Charter), special meetings of stockholders of the Corporation for any purpose or purposes may be called only by the Chairman of the Board of Directors, the President, or, at the request in writing of a majority of the Board of Directors, by any officer. Such request shall state the purpose or purposes of the proposed meeting. In addition, prior to the Trigger Date (as defined in the Charter), the Corporation shall call a special meeting of stockholders of the Corporation promptly upon request by Silicon Graphics, Inc., a Delaware corporation, or any of its affiliates, in each case if such entity is a stockholder of the Corporation.

    Section 4. NOTICE OF MEETINGS. Except as otherwise provided by law, written or printed notice, stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called shall be delivered by the Corporation not less than ten (10) calendar days nor more than sixty (60) calendar days before the date of the meeting, either personally or by mail, to each stockholder of record entitled to vote at such meeting. Meetings may be held without notice if all stockholders entitled to vote are present, or if notice is waived by those not present in accordance with Section 2 of Article X of these By-laws. Any previously scheduled meeting of the stockholders may be postponed, and any special meeting of the stockholders may be canceled, by resolution of the Board of Directors upon public notice given prior to the date previously scheduled for such meeting of stockholders.

    Section 5.  NOTICE OF STOCKHOLDER BUSINESS AND NOMINATIONS.

    (a) Annual Meetings of Stockholders.

        (i) Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (A) pursuant to the Corporation's notice of meeting delivered pursuant to Section 4 of this Article II, (B) by or at the direction of the Board of Directors, (C) by any stockholder of the Corporation who was a stockholder of record at the time of the giving of the notice provided for in this Section 5, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this
    Section 5, or (D) prior to the Trigger Date, by Silicon Graphics, Inc., a Delaware corporation ("Silicon Graphics"), or any of its affiliates that is a stockholder of the Corporation.

        (ii) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (C) of paragraph (a)(i) of this Section 5, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation, and, if the stockholder is proposing other business, such other business must be a proper subject for stockholder action, and, if the stockholder is nominating a person or persons for election to the Board of Directors, such nominating stockholder must be entitled to vote for the election of the director to be nominated. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the first anniversary of the preceding year's annual meeting; PROVIDED, HOWEVER, that, in the event that the date of the annual meeting is advanced by more than thirty (30) days or delayed by more than sixty (60) days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the ninetieth day prior to such annual meeting and not later than the close of business on the later of the sixtieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by the Corporation. For purposes of determining whether a stockholder's notice shall have been delivered in a timely manner for the annual meeting of stockholders in 1999, the first anniversary of the previous year's meeting shall be deemed to be October 29, 1999. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described above. Such stockholder's notice shall set forth (A) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Rule 14a-11 thereunder (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and the class of stock which such director will represent; (B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (1) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner and (2) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

       (iii) Notwithstanding anything in the second sentence of paragraph
    (a)(ii) of this Section 5 to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least seventy (70) days prior to the first anniversary of the preceding year's annual meeting, a stockholders' notice required by this
    Section 5 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.

    (b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting pursuant to Section 4 of this Article II. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting (i) by or at the direction of the Board of Directors, (ii) by any stockholder of the Corporation who was a stockholder of record at the time of the giving of the notice provided for in this Section 5, who is entitled to vote for the election of the director to be nominated at the special meeting, and who complies with the notice procedures set forth in this Section 5, or
(iii) prior to the Trigger Date and with respect to the directors that the holders of the Class B Common Stock (as defined in the Charter) are entitled to elect, by Silicon Graphics, or any of its affiliates that is a stockholder of the Corporation. In the event that the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any stockholder entitled to vote for the election of the director to be nominated may nominate such person or persons (as the case may be), for election to the Board of Directors, if the requirements of paragraph (a)(ii) of this Section 5 shall be met and the stockholder's notice required thereby is delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not earlier than the ninetieth day prior to such special meeting and not later than the close of business on the later of the sixtieth day prior to such special meeting or the tenth day following the day on which public announcement by the Corporation is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

    (c) General.

        (i) Only persons who are nominated in accordance with the procedures set forth in this Section 5 shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 5. Except as otherwise provided by law, the Charter or these By-laws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with this Section 5 and, if any proposed nomination or business is not in compliance with this Section 5, to declare that such defective proposal or nomination shall be disregarded.

        (ii) For purposes of this Section 5, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

       (iii) Notwithstanding the foregoing provisions of this Section 5, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 5. Nothing in this Section 5 shall be deemed to affect any rights (A) of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act or (B) of the holders of any series or Preferred Stock to elect directors.

    Section 6. QUORUM. Except as otherwise provided by law or in the Charter, at any meeting of stockholders, the holders of a majority of the aggregate voting power of all outstanding shares of all classes of capital stock of the Corporation entitled to vote at such meeting (the "Voting Stock"), represented in person or by proxy, shall constitute a quorum at such meeting, except when specified business is required to be voted on by a class or series of stock voting as a class, the holders of a majority of the shares of such class or series shall constitute a quorum of such class or series for the transaction of such business. At any meeting of stockholders at which a quorum is not present, the person serving as chairman of the meeting or the holders of a majority in interest of the stockholders present in person or by proxy and who are entitled to vote on every matter that is to be voted on without regard to class at such meeting may adjourn the meeting. No notice of the time and place of adjourned meetings need be given except as required by law.

    Section 7. ORGANIZATION AND CONDUCT OF BUSINESS. The Chairman of the Board of Directors shall act as chairman of meetings of the stockholders. The Board of Directors may designate any other officer or director of the Corporation to act as chairman of any meeting in the absence of the Chairman of the Board of Directors, and the Board of Directors may further provide for determining who shall act as chairman of any stockholder's meeting in the absence of the Chairman of the Board of Directors and such designee. The person serving as chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him or her in order.

    The Secretary of the Corporation shall act as secretary of all meetings of the stockholders, but in the absence of the Secretary the presiding officer may appoint any other person to act as secretary of any meeting.

    Section 8. PROXIES AND VOTING. At any meeting of stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument executed in writing (or in such manner prescribed by the General Corporation Law of the State of Delaware) by the stockholder, or by such person's duly authorized attorney in fact.

    Election of directors at all meetings of the stockholders at which directors are to be elected shall be by ballot, and, subject to the rights of the holders of any series of Preferred Stock to elect directors, a plurality of the shares present in person or represented by proxy at the meeting, entitled to vote in the election and actually cast shall elect the directors. Except as otherwise provided by law, the Charter and these By-laws and subject to the rights of the holders of any series of Preferred Stock, in all matters other than the election of directors, the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter shall be the act of the stockholders.

    Section 9. INSPECTORS OF ELECTION. The Board of Directors may, and to the extent required by law shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting, decide upon the qualification of voters, count the votes, decide the results and make a written report thereof in accordance with the General Corporation Law of the State of Delaware. The Board of Directors may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector(s) shall have the duties prescribed by law.

    Section 10. NO STOCKHOLDER ACTION BY WRITTEN CONSENT. Effective as of the Trigger Date, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders.

                                  ARTICLE III
                               BOARD OF DIRECTORS

    Section 1. NUMBER AND TERM OF OFFICE. Subject to the rights, if any, of holders of preferred stock of the Corporation, the number of directors of the Corporation shall be fixed from time to time exclusively by resolution of the Board of Directors adopted by the affirmative vote of directors constituting not less than a majority of the Whole Board (as hereinafter defined), but shall consist of not more than ten (10) nor less than five (5) directors. The directors, other than those who may be elected by the holders of any class or series of preferred stock of the Corporation, shall be classified, with respect to the time they severally hold office, into three classes, as nearly equal in number as possible, one class to be initially elected for a term expiring at the annual meeting of stockholders to be held in 1999, another class to be initially elected for a term expiring at the annual meeting of stockholders to be held in 2000, and another class to be initially elected for a term expiring at the annual meeting of stockholders to be held in 2001, with each director to serve until his or her successor shall have been elected and shall have qualified, PROVIDED, HOWEVER, that, in the event that there shall be only one Class A Director (as defined in the Charter), such Class A Director shall be in the class of directors whose initial term expires at the annual meeting of stockholders to be held in 1999. Directors elected by a class of stock shall be divided as evenly as possible, as determined by the Board of Directors, among the three classes of directors. At each succeeding annual meeting of stockholders, directors elected to succeed those directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, with each director to serve until his or her successor shall have been elected and shall have qualified. If the number of directors is changed, any increase or decrease shall be apportioned among the classes of directors established pursuant to Article V of the Charter to maintain the number of directors in each class as nearly equal as possible. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director. Notwithstanding the foregoing, each director initially appointed on behalf of the Class A Common Stock shall hold office initially for a term expiring at the 1999 annual meeting of stockholders. Subject to the immediately preceding sentence, a director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, SUBJECT, HOWEVER, to prior death, resignation, retirement, disqualification or removal from office.

    For purposes of these By-laws, the term "Whole Board" shall mean the total number of directors fixed by resolution of the Board of Directors pursuant to
Section 1 of this Article III.

    Section 2. MEETINGS. Regular meetings of the Board of Directors may be held at such place, either inside or outside of the State of Delaware, and at such time, as may from time to time be designated by the Chairman of the Board of Directors or resolution of the Board of Directors or as may be specified in the call of any meeting. An annual meeting of the Board of Directors shall be held on the same day as, and as soon as practicable following, the annual meeting of stockholders or at such other time or place as shall be determined by the Board of Directors at its regular meeting next preceding said annual meeting of stockholders.

    Special meetings of the Board of Directors may be held at any time on the call of the Chairman of the Board of Directors, the President or a majority of the Board of Directors then in office. The person or persons authorized to call special meetings of the Board of Directors may fix the time and place of the meetings. Meetings may be held at any time or place without notice if all the directors are present or if those not present waive notice of the meeting in writing.

    Section 3. NOTICE OF MEETINGS. Notice of the time and place of meetings of the Board of Directors (excepting the annual meeting of directors) shall be given to each director by the Secretary or an Assistant Secretary of the Corporation by (i) mailing or sending via courier such notice not later than during the second day preceding the day on which such meeting is to be held, or
(ii) by (a) sending a facsimile transmission or other form of electronic communication containing such notice or (b) delivering such notice personally or by telephone, in each case, not later than during the first day preceding the day on which such meeting is to be held. Unless otherwise stated in the notice thereof, any and all business may be transacted at any meeting.

    Section 4. QUORUM AND ORGANIZATION OF MEETINGS. Subject to Section 5 of this Article III, a number of directors equal to at least a majority of the Whole Board shall constitute a quorum for the transaction of business, but if at any meeting of the Board of Directors there shall be less than a quorum present, a majority of the directors present may adjourn the meeting from time to time without further notice. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. The directors present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum.

    Meetings shall be presided over by the Chairman of the Board of Directors or, in his or her absence, by such other person as the Board of Directors may designate or the members present may select.

    Section 5. VACANCIES. Any vacancy in the office of a director created by the death, resignation, disqualification or removal of a director may be filled by the vote of the majority of the directors then in office (or the sole remaining director) elected by (or appointed on behalf of) the same class of stock that elected that director (or on behalf of which that director was appointed) whose death, resignation, disqualification or removal created the vacancy, unless there are no such directors or no outstanding shares of such class of stock, in which case such vacancy may be filled by the vote of the majority of all directors then in office, even if less than a quorum, or by the sole remaining director. Notwithstanding anything in Section (2)(f) or Section
(2)(e) of Article IV of the Charter to the contrary, any vacancy in the office of a director created by the death, resignation, disqualification or removal of a director elected by (or appointed on behalf of) the holders of a class of stock may also be filled by a vote of holders of such class of stock, unless there are no outstanding shares of such class of stock, in which case any such vacancy may be filled by a vote of holders of the holders of the remaining class of stock. Any director elected to fill a vacancy created by the death, resignation, disqualification or removal of a director shall hold office for the remainder of the full term of the director whose vacancy is being filled and until such director's successor shall have been elected and qualified unless removed and replaced pursuant to Section 4(c) of Article V of the Charter and Section (2)(f) of Article IV of the Charter.

    Subject to the rights, if any, of the holders of any series of Preferred Stock then outstanding, any vacancy on the Board of Directors that results from an increase in the number of directors shall be filled by the vote of the majority of the directors then in office. In filling such vacancies, the Board of Directors shall take all necessary actions to ensure that, following the appointment to such vacancies (unless prior thereto all of the outstanding shares of Class B Common Stock shall have been converted into or exchanged for shares of Class A Common Stock), 20% of the number of members of the Board of Directors as so increased (or, if such 20% is not a whole number, then the next lower whole number of directors that is closest to 20% of such membership) consists of directors elected by (or appointed on behalf of) the holders of Class A Common Stock, and the remaining members of the Board of Directors as so increased consists of directors elected by (or appointed on behalf of) the holders of Class B Common Stock. Any director elected (or appointed) in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created and until such director's successor shall have been elected and qualified, unless such director is removed and replaced pursuant to Section 4(c) of Article V and Section (2)(f) of Article IV of the Charter.

    Section 6. POWERS. In addition to the powers and authorities by these By-laws expressly conferred upon them, the Board of Directors shall have and may exercise all such powers of the Corporation and do all such lawful acts and things that are not by statute, the Charter or these By-laws directed or required to be exercised or done by the stockholders.

    Section 7. RELIANCE UPON BOOKS, REPORTS AND RECORDS. Each director, each member of any committee designated by the Board of Directors and each officer, in the performance of his or her duties, shall be fully protected in relying in good faith upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or by committees of the Board of Directors, or by any other person, as to matters such director, member or officer, as the case may be, reasonably believes are within such person's professional or expert competence and who has been selected with reasonable care by the Board of Directors or by any such committee, or in relying in good faith upon other records of the Corporation.

    Section 8. COMPENSATION OF DIRECTORS. Directors, as such, may receive, pursuant to resolution of the Board of Directors, fixed fees and other compensation for their services as directors, including, without limitation, services as members of committees of the Board of Directors; PROVIDED, HOWEVER, that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

    Section 9. MEETINGS BY MEANS OF CONFERENCE TELEPHONE. Unless otherwise provided by the Charter or these By-laws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 9 shall constitute presence in person at such meeting.

    Section 10. ACTIONS BY WRITTEN CONSENT. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

                                   ARTICLE IV
                      COMMITTEES OF THE BOARD OF DIRECTORS

    Section 1. COMMITTEES OF THE BOARD OF DIRECTORS. There are hereby established as committees of the Board of Directors an Audit Committee and a Compensation Committee, each of which shall have the powers and functions set forth in Sections 2 and 3 hereof, respectively, and such additional powers as may be delegated to it by the Board of Directors. The Board of Directors may from time to time establish additional standing committees or special committees of the Board of Directors, each of which shall have such powers and functions as may be delegated to it by the Board of Directors. The Board of Directors may abolish any committee established by or pursuant to this Section 1 as it may deem advisable. Each such committee shall consist of two or more directors, the exact number being determined from time to time by the Board of Directors. Designations of the chairman and members of each such committee, and, if desired, a vice chairman and alternates for members, shall be made by the Board of Directors. In the absence or disqualification of any member of any committee and any alternate member in his or her place, the member or members of the committee present at the meeting, and not disqualified from voting whether or not he or she or they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member. Each committee shall have a secretary who shall be designated by its chairman. A vice chairman of a committee shall act as the chairman of the committee in the absence or disability of the chairman. Nothing herein shall be deemed to prevent the Board of Directors from appointing one or more committees consisting in whole or in part of persons who are not directors of the Corporation; PROVIDED, HOWEVER, that no such committee shall have or may exercise any authority of the Board of Directors.

    Section 2. AUDIT COMMITTEE. The Audit Committee shall select and engage, on behalf of the Corporation, independent public accountants to (a) audit the books of account and other corporate records of the Corporation and (b) perform such other duties as the Audit Committee may from time to time prescribe. The Audit Committee shall transmit financial statements certified by such independent public accountants to the Board of Directors after the close of each fiscal year. The selection of independent public accountants for each fiscal year shall be made in advance of the annual meeting of stockholders in such fiscal year and shall be submitted for ratification or rejection at such meeting. The Audit Committee shall confer with such accountants and review and approve the scope of the audit of the books of account and other corporate records of the Corporation. The Audit Committee shall have the power to confer with and direct the officers of the Corporation to the extent necessary to review the internal controls, accounting practices, financial structure and financial reporting of the Corporation. From time to time the Audit Committee shall report to and advise the Board of Directors concerning the results of its consultation and review and such other matters relating to the internal controls, accounting practices, financial structure and financial reporting of the Corporation as the Audit Committee believes merit review by the Board of Directors. The Audit Committee also shall perform such other functions and exercise such other powers as may be delegated to it from time to time by the Board of Directors.

    Section 3. COMPENSATION COMMITTEE. The Compensation Committee shall fix from time to time the salaries of members of the Board of Directors who are officers or employees of the Corporation and of all Senior Vice Presidents, Executive Vice Presidents and Vice Presidents of the Corporation. It also shall perform such functions as may be delegated to it under the provisions of any bonus, supplemental compensation, special compensation or stock option plan of the Corporation.

    Section 4. RULES AND PROCEDURES. Each committee may fix its own rules and procedures and shall meet at such times and places as may be provided by such rules, by resolution of the committee or by call of the chairman or vice chairman of such committee. Notice of each meeting of each committee, other than of regular meetings provided for by its rules or resolutions, shall be given to committee members. The presence of a majority of its members, but not less than two, shall constitute a quorum of any committee, and all questions shall be decided by a majority vote of the members present at the meeting. All actions taken at each committee meeting shall be recorded in minutes of the meeting.

    Section 5. APPLICATION OF ARTICLE. Whenever any provision of any other document relating to any committee of the Corporation named therein shall be in conflict with any provision of this Article IV, the provisions of this Article IV shall govern, except that if such other document shall have been approved by the stockholders or by the Board of Directors, the provisions of such other document shall govern.

                                   ARTICLE V
                                    OFFICERS

    Section 1. OFFICERS. The officers of the Corporation shall include a Chairman of the Board of Directors, who shall be chosen from among the directors, a President, a Chief Financial Officer, one or more Executive Vice Presidents, one or more Senior Vice Presidents, one or more Vice Presidents, a Treasurer, a General Counsel and a Secretary, each of whom shall be elected by the Board of Directors to hold office until his or her successor shall have been chosen and shall have qualified for office. The Board of Directors, the Chairman of the Board of Directors and the Chief Executive Officer may elect or appoint one or more Controllers, one or more Assistant Vice Presidents, one or more Assistant Treasurers, one or more Assistant General Counsels and one or more Assistant Secretaries, and the Board of Directors may elect or appoint such other officers as it may deem necessary, or desirable, each of whom shall have such authority, shall perform such duties and shall hold office for such term as may be prescribed by the Board of Directors from time to time. Any person may hold at one time more than one office, excepting that the duties of the President and Secretary shall not be performed by one person.

    Section 2. CHAIRMAN OF THE BOARD OF DIRECTORS. The Chairman of the Board of Directors may be, but need not be, the Chief Executive Officer of the Corporation. Subject to the provisions of these By-laws and to the direction of the Board of Directors, he or she shall have ultimate authority for decisions relating to the general management and control of the affairs and business of the Corporation and shall perform all other duties and exercise all other powers commonly incident to the position of chairman or which are or from time to time may be delegated to him or her by the Board of Directors, or which are or may at any time be authorized or required by law. He or she shall preside at all meetings of the Board of Directors. He or she shall make reports to the Board of Directors and stockholders, and shall see that all orders and resolutions of the Board of Directors and any committee thereof are carried into effect. The Chairman of the Board may also serve as President, if so elected by the Board of Directors. The Board of Directors may also elect a Vice Chairman to act in the place of the Chairman upon his or her absence or inability to act.

    Section 3. PRESIDENT. Subject to the provisions of these By-laws and to the direction of the Board of Directors and of the Chief Executive Officer, the President shall have such powers and shall perform such duties as from time to time may be delegated to him or her by the Board of Directors or by the Chief Executive Officer, or which are or may at any time be authorized or required by law.

    Section 4. EXECUTIVE VICE PRESIDENTS, SENIOR VICE PRESIDENTS AND VICE PRESIDENTS. Each of the Executive Vice Presidents, each of the Senior Vice Presidents and each of the other Vice Presidents shall have such powers and shall perform such duties as may be delegated to him or her by the Board of Directors, the Chairman of the Board of Directors, the President or such other officer or officers to whom he or she is directly responsible.

    Section 5. TREASURER AND ASSISTANT TREASURER. The Treasurer, subject to the direction of the Board of Directors, shall have the care and custody of all funds and securities of the Corporation. When necessary or proper he or she shall endorse on behalf of the Corporation for collection, checks, notes and other obligations, and shall deposit all funds of the Corporation in such banks or other depositaries as may be designated by the Board of Directors or by such officers or employees as may be authorized by the Board of Directors so to designate. He or she shall perform all acts incident to the office of Treasurer, subject to the control of the Board of Directors and such other officer or officers to whom he or she is directly responsible. He or she may be required to give a bond for the faithful discharge of his or her duties, in such sum and upon such conditions as the Board of Directors may require.

    At the request and direction of the Treasurer or, in the case of his or her absence or inability to act, any Assistant Treasurer may act in his or her place. In the case of the death of the Treasurer, or in the case of his or her absence or inability to act without having designated an Assistant Treasurer to act temporarily in his or her place, the Assistant Treasurer or other person so to perform the duties of the Treasurer shall be designated by the Chairman of the Board of Directors, the President or an Executive Vice President.

    Section 6. SECRETARY AND ASSISTANT SECRETARY. The Secretary shall keep full and accurate minutes of the meetings of the stockholders and of the Board of Directors in the proper record book of the Corporation provided therefor, and, when required, the minutes of meetings of the committees, and shall be responsible for the custody of all such minutes. Subject to the direction of the Board of Directors, the Secretary shall have custody of the stock ledgers and documents of the Corporation. He or she shall have custody of the corporate seal of the Corporation and shall affix and attest such seal to any instrument whose execution under seal shall have been duly authorized. He or she shall give due notice of meetings and, subject to the direction of the Board of Directors, shall perform all other duties commonly incident to his or her office or as properly required of him or her by the Chairman of the Board of Directors and such other officer or officers to whom he or she is directly responsible and shall enjoy all other powers commonly incident to his or her office.

    At the request and direction of the Secretary or, in the case of his or her absence or inability to act, any Assistant Secretary may act in his or her place. In the case of the death of the Secretary, or in the case of his or her absence or inability to act without having designated an Assistant Secretary to act temporarily in his or her place, the Assistant Secretary or other person so to perform the duties of the Secretary shall be designated by the Chairman of the Board of Directors, the President or an Executive Vice President.

    Section 7. ASSISTANT VICE PRESIDENTS AND OTHER OFFICERS. Each Assistant Vice President and other officers shall perform such duties commonly incident to his or her office or as properly required of him or her by the Chairman of the Board of Directors and such other officer or officers to whom he or she is directly responsible.

    Section 8. GENERAL COUNSEL. The General Counsel shall have general supervision of all matters of a legal nature concerning the Corporation. He or she shall perform all such duties commonly incident to his or her office or as properly required of him or her by the Chairman of the Board of Directors and such other officer or officers to whom he or she is directly responsible.

    Section 9. SALARIES. Salaries of officers, agents or employees shall be fixed from time to time by the Board of Directors or by such committee or committees, or person or persons, if any, to whom such power shall have been delegated by the Board of Directors. An employment contract, whether with an officer, agent or employee, if expressly approved or specifically authorized by the Board of Directors, may fix a term of employment thereunder; and such contract, if so approved or authorized, shall be valid and binding upon the Corporation in accordance with the terms thereof, PROVIDED that this provision shall not limit or restrict in any way the right of the Corporation at any time to remove from office, discharge or terminate the employment of any such officer, agent or employee prior to the expiration of the term of employment under any such contract.

    Section 10. VACANCIES. A vacancy in any office filled by election of the Board of Directors may be filled by the Board of Directors by the election of a new officer who shall hold office, subject to the provisions of this Article V, until the regular meeting of the directors following the next annual meeting of the stockholders and until his or her successor is elected.

    Section 11. REMOVAL OR DISCHARGE. Any officer may be removed or discharged by the Chairman of the Board of Directors at any time excepting an officer who is also a director. Any officer who also is a director may be discharged at any time by the Board of Directors.

                                   ARTICLE VI
                                  RESIGNATIONS

    Any director or officer of the Corporation, whether elected or appointed, may resign at any time by giving written notice of such resignation to the Chairman of the Board of Directors, the President, or the Secretary, and such resignation shall be deemed effective as of the close of business on the date said notice is received by the Chairman of the Board of Directors, the President, or the Secretary, or at such later time as is specified therein. No formal action shall be required of the Board of Directors or the stockholders to make any such resignation effective.

                                  ARTICLE VII
                         CAPITAL STOCK; DIVIDENDS; SEAL

    Section 1. STOCK CERTIFICATES AND TRANSFERS. The interest of each stockholder of the Corporation shall be evidenced by certificates for shares of stock in such form as the appropriate officers of the Corporation may from time to time prescribe. The shares of the stock of the Corporation shall be transferred on the books of the Corporation by the holder thereof in person or by such person's attorney upon surrender for cancellation of certificates for at least the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, and with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require. The certificates of stock shall be numbered and signed by the Chairman of the Board of Directors, the President, an Executive Vice President, a Senior Vice President or a Vice President, and also by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary. Any and all signatures may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

    Section 2. LOST, DESTROYED OR STOLEN CERTIFICATES. Any person claiming a stock certificate in lieu of one lost, destroyed or stolen, shall give the Corporation an affidavit as to his, her or its ownership of the certificate and of the facts which go to prove that it has been lost, destroyed or stolen. If required by the Board of Directors or any financial officer of the Corporation, he, she or it also shall give the Corporation a bond, in such form as may be approved by the Board of Directors or such financial officer, sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss of the certificate or the issuance of a new certificate. A new certificate shall be issued upon receipt of such an affidavit and, if required, upon the giving of such a bond.

    Section 3. RECORD OF HOLDER OF SHARES. The Corporation shall be entitled to treat the holder of record of any share or shares as the holder in fact thereof, and accordingly shall not be bound to recognize any equitable or other claims to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the General Corporation Law of the State of Delaware. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner.

    Section 4. DIVIDENDS. The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares of capital stock in the manner and upon the terms and conditions provided by law and the Charter.

    Section 5. CORPORATE SEAL. The corporate seal shall be in such form as shall from time to time be approved by the Board of Directors. If and when so authorized by the Board of Directors, a duplicate of the seal may be kept and used by the Secretary or Treasurer or by any Assistant Secretary or Assistant Treasurer.

                                  ARTICLE VIII
                   EXECUTION OF CONTRACTS AND OTHER DOCUMENTS

    Section 1. CONTRACTS, ETC. Except as otherwise required by law, the Charter or these By-laws, such officers, employees or agents of the Corporation as shall be specified by the Board of Directors shall sign, in the name and on behalf of the Corporation, all deeds, bonds, contracts, mortgages and other instruments or documents, the execution of which shall be authorized by the Board of Directors; and such authority may be general or confined to specific instances. Except as so authorized by the Board of Directors, no officer, agent or employee of the Corporation shall have the power or authority to bind the Corporation by any contract or engagement or to pledge, mortgage, sell or otherwise dispose of its credit or any of its property or to render it pecuniarily liable for any purpose or in any amount.

    Section 2. CHECKS, DRAFTS, ETC. Except as otherwise provided in these By-laws, all checks, drafts, notes, bonds, bills of exchange or other orders, instruments or obligations for the payment of money shall be signed by such officer or officers, employee or employees, or agent or agents, as the Board of Directors shall by resolution direct. The Board of Directors may, in its discretion, also provide by resolution for the countersignature or registration of any or all such orders, instruments or obligations for the payment of money.

    Section 3. PROXIES. Unless otherwise prescribed by resolution adopted by the Board of Directors, the Chairman of the Board of Directors, the President or any Executive Vice President, Senior Vice President or Vice President may from time to time appoint an attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other corporation, any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation, or to consent in writing, in the name of the Corporation as such holder, to any action by such other corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal or otherwise, all such written proxies or other instruments as he or she may deem necessary or proper in the premises.

                                   ARTICLE IX
                                  FISCAL YEAR

    The fiscal year of the Corporation shall begin the first day of July in each year.

                                   ARTICLE X
                                 MISCELLANEOUS

    Section 1. NOTICES AND WAIVERS THEREOF. Whenever any notice is required by these By-laws, the Charter or any of the laws of the State of Delaware to be given to any stockholder, director or officer, such notice, except as otherwise provided by the laws of the State of Delaware, may be given personally or by telephone or be given by facsimile transmission or other form of electronic communication, addressed to such stockholder at such person's address as it appears on the stock transfer books of the Corporation, or to such director or officer at his or her Corporation location, if any, or at such address as appears on the books of the Corporation, or the notice may be given in writing by depositing the same in a post office, or in a regularly maintained letter box, or by sending it via courier, postage prepaid, in a sealed wrapper addressed to such stockholder at such person's address as it appears on the stock transfer books of the Corporation, or to such director or officer at his or her Corporation location, if any, or such address as appears on the books of the Corporation.

    Any notice given by facsimile transmission or other form of electronic communication shall be deemed to have been given when it shall have been transmitted. Any notice given by mail or courier shall be deemed to have been given when it shall have been mailed or delivered to the courier.

    A waiver of any such notice in writing, including by facsimile transmission, signed or dispatched by the person entitled to such notice or by his or her duly authorized attorney, whether before or after the time stated therein, shall be deemed equivalent to the notice required to be given, and the presence at any meeting of any person entitled to notice thereof shall be deemed a waiver of such notice as to such person.

    Section 2. AUDITS. The accounts, books and records of the Corporation shall be audited upon the conclusion of each fiscal year by an independent certified public accountant selected by the Audit Committee and approved by the Board of Directors, and it shall be the duty of the Board of Directors to cause such audit to be done annually.

                                   ARTICLE XI
                                   AMENDMENTS

    These By-laws may be altered, amended or repealed, and new By-laws may be adopted (a) at any annual or special meeting of stockholders by the affirmative vote of the holders of a majority of the voting power of the stock issued and outstanding and entitled to vote thereat, PROVIDED, HOWEVER, that any proposed alteration, amendment or repeal of, or the adoption of any By-law inconsistent with, Section 3, 5 or 10 of Article II or Section 1 or 5 of Article III of these By-laws by the stockholders shall require the affirmative vote of the holders of at least 80% of the voting power of all Voting Stock then outstanding, voting together as a single class, and PROVIDED FURTHER, HOWEVER, that, in the case of any such stockholder action at a special meeting of stockholders, notice of the proposed alteration, amendment, repeal or adoption of the new By-law or By-laws must be contained in the notice of such special meeting, or (b) by the affirmative vote of a majority of the Whole Board.

                                                                         ANNEX C

                                 EXCHANGE AGREEMENT
                                    BETWEEN
                             SILICON GRAPHICS, INC.
                                      AND
                            MIPS TECHNOLOGIES, INC.
                           DATED AS OF         , 1999

                               TABLE OF CONTENTS

                                                                                                                 PAGE
                                                                                                               ---------
                                                       ARTICLE I
                                                      THE EXCHANGE

    1.01.  The Exchange......................................................................................        C-1
    1.02.  Closing Date......................................................................................        C-1
    1.03.  Exchange of Certificates..........................................................................        C-2

                                                       ARTICLE II
                                                  PURCHASE OBLIGATION

    2.01.  Required Purchase Amount..........................................................................        C-2
    2.02.  Common Stock to be Purchased......................................................................        C-2
    2.03.  Purchase Price for Shares of Class B Common Stock.................................................        C-3

                                                      ARTICLE III
                                     REPRESENTATIONS AND WARRANTIES OF THE COMPANY

    3.01.  Organization and Qualification....................................................................        C-3
    3.02.  Certificate of Incorporation and By-Laws..........................................................        C-4
    3.03.  Capitalization....................................................................................        C-4
    3.04.  Authority Relative to This Agreement..............................................................        C-4
    3.05.  No Conflict; Required Filings and Consents........................................................        C-5
    3.06.  Brokers...........................................................................................        C-5

                                                       ARTICLE IV
                                   REPRESENTATIONS AND WARRANTIES OF SILICON GRAPHICS

    4.01.  Organization and Qualification; Subsidiaries......................................................        C-5
    4.02.  Certificate of Incorporation and By-Laws..........................................................        C-6
    4.03.  Authority Relative to This Agreement..............................................................        C-6
    4.04.  No Conflict; Required Filings and Consents........................................................        C-6
    4.05.  Ability to Consummate the Distribution............................................................        C-6
    4.06.  Brokers...........................................................................................        C-6

                                                       ARTICLE V
                                                 ADDITIONAL AGREEMENTS

    5.01.  Ability to Consummate the Distribution............................................................        C-7
    5.02.  Indemnification by Silicon Graphics...............................................................        C-7
    5.03.  Transfer Restrictions.............................................................................        C-8
    5.04.  Distribution Tax Indemnification Agreement........................................................        C-8
    5.05.  Exchange of Shares upon Change in Tax Law.........................................................        C-8
    5.06.  Ruling Request....................................................................................        C-8

                                                       ARTICLE VI
                                    CONDITIONS TO THE EFFECTIVENESS OF THE AGREEMENT

    6.01.  Conditions to the Obligations of Each Party.......................................................        C-9
    6.02.  Conditions to the Obligations of Silicon Graphics.................................................        C-9
    6.03.  Conditions to the Obligations of the Company......................................................        C-9

                                                                                                                 PAGE
                                                                                                               ---------
                                                      ARTICLE VII
                                           TERMINATION, AMENDMENT AND WAIVER

    7.01.  Termination.......................................................................................       C-10
    7.02.  Effect of Termination.............................................................................       C-10
    7.03.  Amendment.........................................................................................       C-10
    7.04.  Waiver............................................................................................       C-10
    7.05.  Expenses..........................................................................................       C-10

                                                      ARTICLE VIII
                                                   GENERAL PROVISIONS

    8.01.  Notices...........................................................................................       C-11
    8.02.  Certain Definitions...............................................................................       C-10
    8.03.  Severability......................................................................................       C-11
    8.04.  Assignment; Binding Effect; Benefit...............................................................       C-11
    8.05.  Specific Performance..............................................................................       C-12
    8.06.  Governing Law.....................................................................................       C-12
    8.07.  Headings..........................................................................................       C-12
    8.08.  Counterparts......................................................................................       C-12
    8.09.  Entire Agreement..................................................................................       C-12

  ANNEX A  Certain Terms and Provisions of Tax Indemnification Agreement

    EXCHANGE AGREEMENT dated and effective as of the Closing Date (this "AGREEMENT") between SILICON GRAPHICS, INC., a Delaware corporation ("SILICON GRAPHICS"), and MIPS TECHNOLOGIES, INC., a Delaware corporation (the "COMPANY").

                              W I T N E S S E T H

    WHEREAS, on the date hereof, the authorized capital stock of the Company consists of 200,000,000 shares, of which 150,000,000 shares are common stock, par value $0.001 per share (the "EXISTING COMMON STOCK"), and 50,000,000 shares are preferred stock, par value $0.001 per share (the "PREFERRED STOCK");

    WHEREAS, pursuant to an amended and restated certificate of incorporation of the Company (the "AMENDED AND RESTATED CERTIFICATE OF INCORPORATION"), the Company intends to effect a recapitalization (the "RECAPITALIZATION") pursuant to which (i) the authorized capital stock of the Company will increase to 300,000,000 shares, of which 150,000,000 shares will be shares of Class A Common Stock, par value $0.001 per share (the "CLASS A COMMON STOCK"), 100,000,000 shares will be shares of Class B Common Stock, par value $0.001 per share (the "CLASS B COMMON STOCK" and, together with the Class A Common Stock, the "COMMON STOCK"), and 50,000,000 shares will be shares of Preferred Stock, and (ii) each issued and outstanding share of Existing Common Stock will be changed into and reclassified as one share of Class A Common Stock.

    WHEREAS, immediately following the Recapitalization, Silicon Graphics will be the beneficial owner of 31,750,000 shares of Class A Common Stock;

    WHEREAS, upon the terms and subject to the conditions contained in this Agreement, Silicon Graphics has agreed to exchange all of the issued and outstanding shares of Class A Common Stock it will beneficially own immediately following the Recapitalization for an equal number of shares of Class B Common Stock (the "EXCHANGE");

    WHEREAS, Silicon Graphics has indicated its present intention to divest of its interest in the Company in one or more public and/or private offerings followed by a distribution (the "DISTRIBUTION") generally intended to qualify under Section 355 of the United States Internal Revenue Code of 1986, as amended (the "CODE"); and

    WHEREAS, in the event that the Distribution has not occurred prior to December 31, 2000, Silicon Graphics shall become obligated to purchase a specified number of shares of Common Stock on a quarterly basis, upon the terms and subject to the conditions of this Agreement;

    NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Silicon Graphics and the Company hereby agree as follows:

                                   ARTICLE I
                                  THE EXCHANGE

    SECTION 1.01. THE EXCHANGE. Upon the terms and subject to the conditions set forth in Article VI, on the Closing Date (as defined below), each share of Class A Common Stock beneficially owned by Silicon Graphics immediately following the Recapitalization shall, in accordance with Section 1.03 herein, be exchanged by Silicon Graphics for one share of Class B Common Stock, with each such share of Class B Common Stock having the relative powers, preferences, rights, qualifications, limitations and restrictions attaching to the Class B Common Stock as specified in the Amended and Restated Certificate of Incorporation.

    SECTION 1.02. CLOSING DATE. The term "CLOSING DATE" means the date when the Amended and Restated Certificate of Incorporation becomes effective under the General Corporation Law of the State of Delaware. On the Closing Date, a closing will be held at the offices of Shearman & Sterling, 555 California Street, 20(th) Floor, San Francisco, CA 94104 (or such other place as the parties may agree).

    SECTION 1.03. EXCHANGE OF CERTIFICATES. On or prior to the Closing Date, Silicon Graphics shall deposit, or shall cause to be deposited, with the Company the certificate or certificates representing the shares of Class A Common Stock beneficially owned by Silicon Graphics as of the Closing Date. On the Closing Date, the Company shall issue to Silicon Graphics a new certificate or certificates representing an aggregate number of shares of Class B Common Stock equal to the aggregate number of shares of Class A Common Stock beneficially owned by Silicon Graphics as of the Closing Date.

                                   ARTICLE II
                              PURCHASE OBLIGATION

    SECTION 2.01. REQUIRED PURCHASE AMOUNT. (a) Subject to terms and conditions of this Agreement, if Silicon Graphics shall not have disposed of its entire interest in the Company (whether through a Distribution or otherwise) prior to December 31, 2000, Silicon Graphics shall, on the last day of each fiscal quarter of the Company beginning on December 31, 2000 (the last day of each such quarter being a "QUARTER END DATE"), and ending on the last day of the fiscal quarter immediately preceding any such disposition (the "Required Purchase Termination Date") accrue an obligation to purchase, with respect to such Quarter End Date, the number of shares of Common Stock set forth below (the total number of shares of Common Stock with respect to any Quarter End Date, as reduced in accordance with Section 2.01(b) below, being a "REQUIRED PURCHASE AMOUNT"):

QUARTER END DATE                                                                         REQUIRED PURCHASE AMOUNT
---------------------------------------------------------------------------------------  -------------------------
December 31, 2000......................................................................           1,800,000
March 31, 2001.........................................................................           1,700,000
June 30, 2001..........................................................................           1,800,000
September 30, 2001.....................................................................           1,700,000
December 31, 2001......................................................................           1,800,000
March 31, 2002.........................................................................           1,700,000
June 30, 2002..........................................................................           1,700,000
September 30, 2002.....................................................................           2,000,000
December 31, 2002 and each Quarter End Date thereafter until the Required Purchase
  Termination Date.....................................................................           2,000,000

    (b) If, prior to the Purchase Date (as defined in Section 2.02) for any Required Purchase Amount, the Company notifies Silicon Graphics in writing (such writing hereinafter referred to as a "PURCHASE WAIVER") that the independent directors and the Chief Executive Officer of the Company have unanimously determined that the purchase of shares of Common Stock equal to such Required Purchase Amount is not in the interests of the Company and its stockholders (other than Silicon Graphics and its affiliates), then the Required Purchase Amount with respect to the related Quarter End Date shall be reduced by the number of shares of Common Stock set forth in such Purchase Waiver.

    (c) Notwithstanding anything to the contrary in this Agreement, Silicon Graphics' obligation under this Section 2.01 to purchase shares of Common Stock equal to the Required Purchase Amount shall terminate on the Quarter End Date immediately preceding the day on which each of Silicon Graphics and each of its subsidiaries (other than the Company) completes the exchange of all of its shares of Class B Common Stock for shares of Class A Common Stock pursuant to an exchange of such shares by the Company under Section 5.05 of this Agreement.

    SECTION 2.02. COMMON STOCK TO BE PURCHASED. (a) At its sole option, Silicon Graphics may satisfy its obligation to purchase shares of Common Stock equal to any Required Purchase Amount by purchasing (i) newly issued shares of Class B Common Stock from the Company, (ii) issued and outstanding shares of

Class A Common Stock in the public market or otherwise from a third party or
(iii) any combination of Class B Common Stock and Class A Common Stock pursuant to (i) and (ii) above, in each case on or prior to the applicable Purchase Date. If Silicon Graphics elects to purchase shares of Class B Common Stock from the Company in full or partial satisfaction of its obligation to purchase shares of Common Stock equal to the Required Purchase Amount, Silicon Graphics shall, prior to the relevant Purchase Date for such Required Purchase Amount, deliver to the Company a written notice (a "PURCHASE NOTICE") to such effect specifying
(A) the number of shares of Class B Common Stock to be purchased by Silicon Graphics from the Company and (B) a calculation of the purchase price for such shares as determined pursuant to the terms of Section 2.03 of this Agreement. As soon as practicable following receipt by the Company of a Purchase Notice, the Company will deliver to Silicon Graphics, against payment therefor, certificates (issued in the name of Silicon Graphics) representing the shares of Class B Common Stock being purchased pursuant to such Purchase Notice. Payment for such shares of Class B Common Stock shall be made by wire transfer of immediately available funds to such account as shall be specified by the Company for the full purchase price of such shares. The parties hereto intend that each share of Common Stock purchased by Silicon Graphics pursuant to this Section 2.02 shall be a "Registrable Security" as defined in the Corporate Agreement, dated as of July 6, 1998, between the Company and Silicon Graphics (the "CORPORATE AGREEMENT"), and the parties hereby agree to amend the Corporate Agreement to effect the foregoing.

    (b) The following shall apply in determining whether Silicon Graphics has satisfied its obligation to purchase shares of Common Stock equal to the Required Purchase Amount with respect to any Quarter End Date: (i) each share of Class A Common Stock purchased by Silicon Graphics in the public market or otherwise from a third party on or prior to the applicable Purchase Date shall be counted as four (4) shares of Common Stock purchased in satisfaction of the Required Purchase Amount and (ii) each share of Class B Common Stock purchased by Silicon Graphics from the Company on or prior to the applicable Purchase Date shall be counted as one (1) share of Common Stock purchased in satisfaction of the Required Purchase Amounts. Shares of Class A Common Stock purchased by Silicon Graphics in the public market or otherwise from a third party, and shares of Class B Common Stock purchased by Silicon Graphics from the Company, shall only be applied in satisfaction of a Required Purchase Amount one time.

    (c) With respect to each Quarter End Date, Silicon Graphics shall make such purchase or purchases of shares of Common Stock equal to the Required Purchase Amount prior to the date (the "PURCHASE DATE") which is thirty (30) days following the public announcement by the Company of its financial results for the fiscal quarter ending on such Quarter End Date.

    SECTION 2.03. PURCHASE PRICE FOR SHARES OF CLASS B COMMON STOCK. The purchase price per share for any newly issued shares of Class B Common Stock purchased by Silicon Graphics from the Company in satisfaction of Silicon Graphics' obligation to purchase a Required Purchase Amount shall be the average of the closing prices per share of the Class A Common Stock on the Nasdaq National Market (or, if the Class A Common Stock is no longer traded on the Nasdaq National Market, on such other market or exchange as the Class A Common Stock is then listed or quoted) for the last ten (10) trading days of the quarter immediately preceding the applicable Purchase Date.

                                  ARTICLE III
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

    The Company hereby represents and warrants to Silicon Graphics that as of the Closing Date:

    SECTION 3.01. ORGANIZATION AND QUALIFICATION. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware and has all requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such corporate power, authority and governmental approvals have not had, and could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect (as defined below). The Company is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that have not had, and could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The term "COMPANY MATERIAL ADVERSE EFFECT" means any change in or effect on the business of the Company that is materially adverse to the financial condition or results of operations of the Company.

    SECTION 3.02. CERTIFICATE OF INCORPORATION AND BY-LAWS. The Company has heretofore made available to Silicon Graphics a complete and correct copy of the Amended and Restated Certificate of Incorporation and the Amended and Restated By-Laws of the Company. Upon filing and effectiveness of the Amended and Restated Certificate of Incorporation, the Company will not be in violation of any of the provisions of the Amended and Restated Certificate of Incorporation or the Amended and Restated By-Laws.

    SECTION 3.03. CAPITALIZATION. Effective as of the Closing Date, the authorized capital stock of the Company will consist of (a) 250,000,000 shares of Common Stock, of which 150,000,000 shares will be designated as Class A Common Stock and 100,000,000 shares will be designated as Class B Common Stock and (b) 50,000,000 shares of Preferred Stock. As of the Closing Date (after giving effect to the Recapitalization but prior to giving effect to the Exchange contemplated hereby), (i) 37,292,286 shares of Class A Common Stock will be issued and outstanding, all of which will be validly issued, fully paid and nonassessable, (ii) no shares of Class B Common Stock will be issued and outstanding, (iii) no shares of Common Stock will be held in the treasury of the Company, (iv) no shares of the Preferred Stock will be issued and outstanding and (v) 7,200,000 shares are reserved for future issuance pursuant to the 1998 Long-Term Incentive Plan and the Directors' Stock Option Plan (the "COMPANY STOCK OPTION PLANS"). Other than pursuant to the Company Stock Option Plans, the Employee Stock Purchase Plan, the Non-U.S. Stock Purchase Plan and the Corporate Agreement, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or obligating the Company to issue or sell any shares of capital stock of, or other equity interests in, the Company. All shares of Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. There are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of Common Stock.

    SECTION 3.04. AUTHORITY RELATIVE TO THIS AGREEMENT. The Company has all necessary corporate power and authority to execute and deliver this Agreement and, subject to the filing of the Amended and Restated Certificate of Incorporation of the Company with the Secretary of State of the State of Delaware, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement. The Recapitalization has been approved and adopted by (i) the affirmative vote of the holders of a majority of the issued and outstanding shares of Existing Common Stock and (ii) the affirmative vote of the holders of a majority of the issued and outstanding shares of Existing Common Stock (excluding Silicon Graphics and its affiliates as a stockholder for the purposes of this clause (ii)) and in accordance with the Company's Restated Certificate of Incorporation. The execution and delivery of this Agreement by the Company and the consummation by the Company of the Recapitalization and the transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate action and, except for the filing of the Amended and Restated Certificate of Incorporation of the Company with the Secretary of State of the State of Delaware, no other corporate proceedings on the part of the Company are necessary to authorize the Recapitalization, this Agreement or to consummate the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Silicon Graphics, constitutes a legal, valid and binding obligation of the Company.

    SECTION 3.05. NO CONFLICT; REQUIRED FILINGS AND CONSENTS. (a) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, (i) conflict with or violate the Amended and Restated Certificate of Incorporation or the Amended and Restated By-laws of the Company, (ii) conflict with or violate any foreign or domestic law, statute, ordinance, rule, regulation, order, judgment or decree ("LAW") applicable to the Company or by which any property or asset of the Company is bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of the Company pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation, except, with respect to clause (iii), for any such conflicts, violations, breaches, defaults or other occurrences that have not had, and could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, and that could not reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by this Agreement.

    (b) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any domestic or foreign governmental or regulatory authority ("GOVERNMENTAL ENTITY"), except (i) for applicable requirements, if any, of the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the "EXCHANGE ACT"), state securities or "blue sky" laws ("BLUE SKY LAWS") and The Nasdaq Stock Market, Inc. and (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, has not had, and could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, and could not reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by this Agreement.

    SECTION 3.06. BROKERS. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Recapitalization or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

                                   ARTICLE IV
               REPRESENTATIONS AND WARRANTIES OF SILICON GRAPHICS

    Silicon Graphics hereby represents and warrants to the Company that as of the Closing Date:

    SECTION 4.01. ORGANIZATION AND QUALIFICATION; SUBSIDIARIES. Each of Silicon Graphics and each subsidiary of Silicon Graphics other than the Company (the "SILICON GRAPHICS SUBSIDIARIES") is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all corporate requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such corporate power, authority and governmental approvals have not had, and could not reasonably be expected to have, individually or in the aggregate, a Silicon Graphics Material Adverse Effect (as defined below). Each of Silicon Graphics and the Silicon Graphics Subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that have not had, and could not reasonably be expected to have, individually or in the aggregate, a Silicon Graphics Material Adverse Effect. The term "SILICON GRAPHICS MATERIAL ADVERSE EFFECT" means any change in or effect on the business of Silicon Graphics or the Silicon Graphics Subsidiaries that is materially adverse to the financial condition or results of operations of Silicon Graphics and the Silicon Graphics Subsidiaries taken as a whole.

    SECTION 4.02. CERTIFICATE OF INCORPORATION AND BY-LAWS. Silicon Graphics has heretofore made available to the Company a complete and correct copy of the Certificate of Incorporation and the By-Laws of Silicon Graphics. Such Certificate of Incorporation and By-Laws are in full force and effect. Silicon Graphics is not in violation of any of the provisions of its Certificate of Incorporation or By-Laws.

    SECTION 4.03. AUTHORITY RELATIVE TO THIS AGREEMENT. Silicon Graphics has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by Silicon Graphics and the consummation by Silicon Graphics of the transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Silicon Graphics are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by Silicon Graphics and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of Silicon Graphics.

    SECTION 4.04. NO CONFLICT; REQUIRED FILINGS AND CONSENTS. (a) The execution and delivery of this Agreement by Silicon Graphics do not, and the performance of this Agreement by Silicon Graphics will not, (i) conflict with or violate the certificate of incorporation or by-laws of Silicon Graphics or any other Silicon Graphics Subsidiary, (ii) conflict with or violate any Law applicable to Silicon Graphics or any Silicon Graphics Subsidiary or by which any property or asset of Silicon Graphics or any Silicon Graphics Subsidiary is bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Silicon Graphics or any Silicon Graphics Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation, except, with respect to clause (iii), for any such conflicts, violations, breaches, defaults, or other occurrences that have not had, and could not reasonably be expected to have, individually or in the aggregate, a Silicon Graphics Material Adverse Effect, and that could not reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by this Agreement.

    (b) The execution and delivery of this Agreement by Silicon Graphics do not, and the performance of this Agreement by Silicon Graphics will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except (i) for applicable requirements, if any, of the Exchange Act and Blue Sky Laws, and (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, has not had, and could not reasonably be expected to have, individually or in the aggregate, a Silicon Graphics Material Adverse Effect, and could not reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by this Agreement

    SECTION 4.05. ABILITY TO CONSUMMATE THE DISTRIBUTION. As of the date of this Agreement, Silicon Graphics is not aware of any legal or contractual restriction affecting it or any of its assets or properties that could reasonably be expected to prevent or materially delay the consummation of the Distribution.

    SECTION 4.06. BROKERS. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Recapitalization or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Silicon Graphics.

                                   ARTICLE V
                             ADDITIONAL AGREEMENTS

    SECTION 5.01. ABILITY TO CONSUMMATE THE DISTRIBUTION. Silicon Graphics shall use its reasonable efforts to avoid becoming voluntarily or involuntarily subject to any legal or contractual restriction that could reasonably be expected to prevent the consummation of the Distribution; PROVIDED, HOWEVER, that Silicon Graphics shall be permitted to enter into commercially reasonable agreements in the ordinary course of business and consistent with past practice which may contain provisions restricting Silicon Graphics' ability to consummate the Distribution, including, but not limited to, provisions that restrict the ability of Silicon Graphics to declare, set aside or pay any dividend or other distribution in respect of its capital stock.

    SECTION 5.02. INDEMNIFICATION BY SILICON GRAPHICS. (a) Silicon Graphics shall indemnify and hold harmless the Company, its affiliates and their successors and assigns, and the officers, directors, employees and agents of the Company, its affiliates and their successors and assigns (each an "INDEMNIFIED PARTY") from and against any and all liabilities, losses, damages, claims, costs and expenses, interest, awards, judgments and penalties (including, without limitation, attorneys' and consultants' fees and expenses) actually suffered or incurred by them (including, without limitation, any action brought or otherwise initiated by any of them) (hereinafter a "LOSS") by reason of or in connection with any claim or cause of action of any third party (a "THIRD PARTY CLAIM"), to the extent, but only to the extent, such Third Party Claim arises out of the Recapitalization or a distribution; PROVIDED, HOWEVER, that any such Third Party Claim shall have been brought prior to the expiration of the applicable statute of limitations period governing such claim.

    (b) Notwithstanding anything to the contrary in Section 5.02(a), Silicon Graphics shall not be obligated under Section 5.02(a) to indemnify and hold harmless any Indemnified Party for any Losses suffered or incurred by an Indemnified Party by reason of or in connection with any secondary sales by Silicon Graphics of Common Stock (other than in connection with a Distribution) following the Recapitalization.

    (c) If an Indemnified Party shall receive notice of any Third Party Claim, the Indemnified Party shall give Silicon Graphics notice of such Third Party Claim within 30 days of the receipt by the Indemnified Party of such notice; PROVIDED, HOWEVER, that the failure to provide such notice shall not release Silicon Graphics from any of its obligations under this Section 5.02 except to the extent Silicon Graphics is materially prejudiced by such failure and shall not relieve Silicon Graphics from any other obligation or liability that it may have to any Indemnified Party otherwise than under this Section 5.02. If Silicon Graphics acknowledges in writing its obligation to indemnify the Indemnified Party hereunder against any Losses that may result from such Third Party Claim, then Silicon Graphics shall be entitled to assume and control the defense of such Third Party Claim at its expense and through counsel of its choice if it gives notice of its intention to do so to the Indemnified Party within five days of the receipt of such notice from the Indemnified Party; PROVIDED, HOWEVER, that if there exists or is reasonably likely to exist a conflict of interest that would make it inappropriate in the judgment of the Indemnified Party, in its sole and absolute discretion, for the same counsel to represent both the Indemnified Party and Silicon Graphics, then the Indemnified Party shall be entitled to retain its own counsel, in each jurisdiction for which the Indemnified Party determines counsel is required, at the expense of Silicon Graphics. In the event Silicon Graphics exercises the right to undertake any such defense against any such Third Party Claim as provided above, the Indemnified Party shall cooperate with Silicon Graphics in such defense and make available to Silicon Graphics, at Silicon Graphics' expense, all witnesses, pertinent records, materials and information in the Indemnified Party's possession or under the Indemnified Party's control relating thereto as is reasonably required by Silicon Graphics. Similarly, in the event the Indemnified Party is, directly or indirectly, conducting the defense against any such Third Party Claim, Silicon Graphics shall cooperate with the Indemnified Party in such defense and make available to the Indemnified Party, at Silicon Graphics' expense, all such witnesses, records, materials and information in Silicon Graphics' possession or under

Silicon Graphics' control relating thereto as is reasonably required by the Indemnified Party. No such Third Party Claim may be settled by Silicon Graphics without the prior written consent of the Indemnified Party.

    SECTION 5.03. TRANSFER RESTRICTIONS. Silicon Graphics has been advised and understands that all shares of Class B Common Stock acquired by Silicon Graphics in satisfaction of its obligations under Article II or as a result of the automatic conversion of shares of Class A Common Stock into shares of Class B Common Stock in accordance with Article IV of the Amended and Restated Certificate of Incorporation have not been registered under the Securities Act of 1933, as amended (the "SECURITIES ACT"). The parties hereto agree that such shares may be resold, pledged or otherwise transferred by Silicon Graphics only
(a) to the Company (upon exchange or redemption thereof or otherwise), (b) pursuant to an exemption from registration under the Securities Act, or (c) in accordance with Article III of the Corporate Agreement.

    SECTION 5.04. DISTRIBUTION TAX INDEMNIFICATION AGREEMENT. Prior to the Distribution, the Company and Silicon Graphics shall enter into a Distribution Tax Indemnification Agreement regarding such Distribution which shall contain
(i) each of the terms and provisions included in Appendix A hereto and (ii) such other terms and provisions as are customary for such agreements and as shall be mutually agreed to by the parties.

    SECTION 5.05. EXCHANGE OF SHARES UPON CHANGE IN TAX LAW. (a) If, prior to a Distribution, (i) the Code has been amended by the enactment of new legislation which, in effect, generally imposes a requirement to the effect that in a tax-free spin-off or split-off of a subsidiary, the distributing company must hold not less than 80% of the value of all or a portion of the subsidiary's stock (such change in the Code being a "CHANGE IN TAX LAW") AND (ii) Silicon Graphics receives from the Company an opinion of counsel reasonably satisfactory to Silicon Graphics that such Change in Tax Law would apply to a Distribution, then Silicon Graphics shall, and shall cause each of its subsidiaries (other than the Company) to, exchange all of the shares of Class B Common Stock it owns, directly or indirectly, for shares of Class A Common Stock on a one-for-one basis.

    (b) Within twenty (20) days of its receipt of the opinion referred to in clause (ii) of Section 5.05(a), Silicon Graphics shall, and shall cause each of its subsidiaries (other than the Company) to, deliver to the Company the certificate or certificates representing the shares of Class B Common Stock it owns and, upon receipt of such certificate or certificates, the Company shall issue a certificate or certificates to Silicon Graphics or such subsidiary, as the case may be, for the aggregate number of shares of Class A Common Stock issuable in exchange therefor pursuant to Section 5.05(a).

    SECTION 5.06. RULING REQUEST. Silicon Graphics has submitted to the Internal Revenue Service (the "IRS") a ruling request seeking a favorable ruling from the IRS that the Distribution qualifies generally as a tax-free distribution under Section 355 of the Code (the "Ruling Request"). A copy of the Ruling Request has been provided to the Company. In the Ruling Request, Silicon Graphics has requested that the IRS consider, among other things, whether the provisions contained in (a) Article IV, Section 2(i)(ii) and 2(i)(iii) of the Amended and Restated Certificate of Incorporation regarding the automatic conversion of shares of Class B Common Stock into shares of Class A Common Stock and (b) Article IV, Section 2(j)(ii) of the Amended and Restated Certificate of Incorporation regarding the exchange of shares of Class B Common Stock for shares of Class A Common Stock, would not cause the Distribution to not qualify generally as a tax-free distribution under Section 355 of the Code. Silicon Graphics agrees to use good faith and reasonable best efforts to obtain the requested rulings from the IRS. Silicon Graphics shall not take any affirmative action for the primary purpose of rendering unavailable any transition relief with respect to a Change in Tax Law.

                                   ARTICLE VI
                CONDITIONS TO THE EFFECTIVENESS OF THE AGREEMENT

    SECTION 6.01. CONDITIONS TO THE OBLIGATIONS OF EACH PARTY. The obligations of the Company and Silicon Graphics to consummate this Agreement are subject to the satisfaction or waiver (where permissible) of the following conditions:

        (a) the Amended and Restated Certificate of Incorporation shall have become effective in accordance with the General Corporation Law of the State of Delaware;

        (b) no Governmental Entity or court of competent jurisdiction located or having jurisdiction in the United States shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, judgment, decree, executive order or award (an "Order") which is then in effect and has the effect of making the Recapitalization or the transactions contemplated by this Agreement illegal or otherwise prohibiting consummation of the Recapitalization or the transactions contemplated by this Agreement;

        (c) the shares of Class A Common Stock to be issued in the Recapitalization shall have been approved for quotation on the Nasdaq National Market, subject to notice of issuance;

        (d) a registration statement on Form 8-A (the "REGISTRATION STATEMENT") registering the Class A Common Stock under the Exchange Act shall have become effective upon filing with the Securities and Exchange Commission ("SEC") and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated by the SEC; and

        (e) all consents, approvals and authorizations legally required to be obtained to consummate this Agreement shall have been obtained from and made with all Governmental Entities, except for such consents, approvals and authorizations the failure of which to obtain would not have a material adverse effect on the ability of the Company or Silicon Graphics to consummate the transactions contemplated hereby.

    SECTION 6.02. CONDITIONS TO THE OBLIGATIONS OF SILICON GRAPHICS. The obligations of Silicon Graphics to consummate this Agreement are subject to the satisfaction or waiver (where permissible) of the following additional conditions:

        (a) Silicon Graphics shall have received a certificate of the Chief Executive Officer or Chief Financial Officer of the Company to the effect that each of the representations and warranties of the Company contained in this Agreement shall be true and correct as of the Closing Date, except where failure to be so true and correct would not have a Company Material Adverse Effect, and except that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date, except where failure to be so true and correct would not have a Company Material Adverse Effect; and

        (b) the Company shall have performed or complied with in all material respects all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date, and Silicon Graphics shall have received a certificate of the Chief Executive Officer or Chief Financial Officer of the Company to that effect.

    SECTION 6.03. CONDITIONS TO THE OBLIGATIONS OF THE COMPANY. The obligations of the Company to consummate this Agreement are subject to the satisfaction or waiver (where permissible) of the following additional conditions:

        (a) the Company shall have received a certificate of an executive officer of Silicon Graphics to the effect that each of the representations and warranties of Silicon Graphics contained in this Agreement shall be true and correct as of the Closing Date, except where the failure to be so true and correct would not have a Silicon Graphics Material Adverse Effect, and except that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date, except where the failure to be so true and correct would not have a Silicon Graphics Material Adverse Effect; and

        (b) Silicon Graphics shall have performed or complied with in all material respects all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date, and the Company shall have received a certificate of an executive officer of Silicon Graphics to such effect.

                                  ARTICLE VII
                       TERMINATION, AMENDMENT AND WAIVER

    SECTION 7.01. TERMINATION. This Agreement, including without limitation the obligations of Silicon Graphics under Article II hereof, may be terminated, and the other transactions contemplated by this Agreement may be abandoned at any time, notwithstanding any requisite approval and adoption of this Agreement and the transactions contemplated by this Agreement, as follows:

        (a) by mutual written consent of the parties, duly authorized by their respective boards of directors based on, in the case of the Company, the unanimous recommendation of the independent directors of the Company; and

        (b) by either party, upon the exchange by Silicon Graphics of all of its shares of Class B Common Stock for shares of Class A Common Stock under
    Section 5.05 of this Agreement.

    SECTION 7.02. EFFECT OF TERMINATION. In the event of termination of this Agreement pursuant to Section 7.01, this Agreement shall forthwith become void, there shall be no liability under this Agreement on the part of Silicon Graphics or the Company or any of their respective officers or directors, and all rights and obligations of each party hereto shall cease; PROVIDED, HOWEVER, that nothing herein shall relieve any party from liability for the wilful breach of any of its representations, warranties, covenants or agreements set forth in this Agreement; and PROVIDED, FURTHER, that the obligations of Silicon Graphics
(i) under Section 5.02(a) to indemnify an Indemnified Party for Losses suffered or incurred by reason of or in connection with a Third Party Claim arising out of the Recapitalization or Distribution and (ii) under Section 7.05 to reimburse certain fees and expenses incurred by the Company in connection with the Recapitalization and the Distribution, shall survive.

    SECTION 7.03. AMENDMENT. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

    SECTION 7.04. WAIVER. At any time any party hereto may (a) extend the time for the performance of any obligation or other act of any other party hereto,
(b) waive any inaccuracy in the representations and warranties contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any agreement or condition contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party to be bound thereby.

    SECTION 7.05. EXPENSES. Silicon Graphics shall reimburse the Company for the fees and expenses of legal counsel incurred by the Company in connection with the Recapitalization and any distribution covered by the indemnification provided by Silicon Graphics pursuant to Section 5.02 of this Agreement, whether or not the Recapitalization or such distribution is consummated, in an amount set forth in a budget to be agreed to between the parties (the "BUDGET"). In the event that the scope or expected amount of legal work on which the Budget was based changes, the parties shall agree to a revised budget for legal fees and expenses (the "REVISED BUDGET") and Silicon Graphics shall pay for such revised legal fees and expenses in accordance with the Revised Budget. Silicon Graphics shall also reimburse the Company for (i) the reasonable fees and expenses of its financial advisor and (ii) all other reasonable out-of-pocket expenses incurred by the Company in connection with the Recapitalization and any distribution covered by the indemnification provided by Silicon Graphics pursuant to Section 5.02 of this Agreement. Silicon Graphics will be responsible for all of the fees, costs and expenses incurred by Silicon Graphics in connection with the Recapitalization and any distribution, whether or not consummated.

                                  ARTICLE VIII
                               GENERAL PROVISIONS

    SECTION 8.01. NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telecopy, facsimile, telegram or telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 8.01):if to Silicon Graphics:
       Silicon Graphics, Inc.
       2011 N. Shoreline Boulevard
       Mountain View, CA 94043
       Facsimile No.: (650) 933-7096
       Attention: Director, Corporate Legal Services if to the Company:
       MIPS Technologies, Inc.
       1225 Charleston Avenue
       Mountain View, CA 94043
       Facsimile No.: (650) 567-5150
       Attention: Chief Executive Officer

    SECTION 8.02. CERTAIN DEFINITIONS. For purposes of this Agreement, the term:

        (a) "AFFILIATE" of a specified person means a person who directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with such specified person;

        (b) "CONTROL" (including the terms "CONTROLLED BY" and "UNDER COMMON CONTROL WITH") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise; and

        (c) "PERSON" means an individual, corporation, partnership, limited partnership, syndicate, person (including, without limitation, a "PERSON" as defined in section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government.

    SECTION 8.03. SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

    SECTION 8.04. ASSIGNMENT; BINDING EFFECT; BENEFIT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Except as provided in Section 5.02, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

    SECTION 8.05. SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

    SECTION 8.06. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California applicable to contracts executed in and to be performed in that state and without regard to any applicable conflicts of law.

    SECTION 8.07. HEADINGS. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

    SECTION 8.08. COUNTERPARTS. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

    SECTION 8.09. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

    IN WITNESS WHEREOF, Silicon Graphics and the Company have caused this Agreement to be effective as of the Closing Date by their respective officers thereunto duly authorized.

                                                  SILICON GRAPHICS, INC.

Attest
by:                                               By
           ------------------------------------              ------------------------------------
           Name:                                             Name:
           Title:                                            Title:

                                                  MIPS TECHNOLOGIES, INC.

Attest
by:                                               By
           ------------------------------------              ------------------------------------
           Name:                                             Name:
           Title:                                            Title:

                                                                      APPENDIX A

   CERTAIN TERMS AND PROVISIONS OF DISTRIBUTION TAX INDEMNIFICATION AGREEMENT

    1. DISTRIBUTION. The Company and Silicon Graphics acknowledge that Silicon Graphics intends to distribute the remaining portion of its interest in the Company to Silicon Graphics stockholders in a transaction intended to qualify generally as a tax-free distribution under Section 355 of the Internal Revenue Code (the "Distribution").

    2. LIMITATIONS ON CERTAIN ACTIONS. The Company covenants and agrees that following the Distribution it will not take, or cause or allow any Company Affiliate to take, any of the following actions:

        (A) for the thirty (30)-month period beginning on the date of the Distribution, issue stock of the Company in an acquisition or public or private offering, except that the Company or any Company Affiliate may issue stock:

           (1) pursuant to the exercise of employee, director or consultant stock options, stock awards, stock purchase rights or other employment related arrangements under any stock incentive plan then in existence; and

           (2) up to a cumulative amount of ten percent (10%) of the outstanding stock of the Company at the time of the Distribution (in addition to the stock that may be issued under (A)(1) above);

        (B) for the five (5)-year period beginning on the date of the Distribution, amend its certificate of incorporation (or other organizational documents), whether through a stockholder vote or otherwise (but not including any conversion of Class B Stock into Class A Stock in accordance with the Company's Amended and Restated Certificate of Incorporation, other than the Company Exchange Right), in a manner that affects the relative voting rights of the separate classes of the Common Stock;

        (C) for the five (5)-year period beginning on the date of the Distribution, exchange any shares of Class B Stock for Class A Stock, including pursuant to the Company Exchange Right (but not including any conversion of Class B Stock into Class A Stock in accordance with the Company's Amended and Restated Certificate of Incorporation);

        (D) take any action that would constitute a breach of, or an inaccuracy in, certain reasonable representations or covenants in the Ruling Documents, Ruling, Supplemental Ruling Documents or Supplemental Ruling with respect to the Company that are within the reasonable control of the Company (other than any representation or covenant related to the stock issuances permissible under (A)(1) or (2) above or to the extent the representation or covenant is a Non-Required Representation or Covenant (as defined below)).

        (E) for the thirty (30)-month period beginning on the date of the Distribution, knowingly and voluntarily take any other action (other than any action which is (i) described in (A)(1) or (2) above, (ii) being undertaken or planned at the time of the Distribution or (iii) pursuant to the Company's Amended and Restated Certificate of Incorporation) which it believes will more likely than not result in the Distribution failing to qualify under Section 355 of the Code or cause the Distribution otherwise to be taxable under Section 355(e) of the Code.

    3. INDEMNITY BY THE COMPANY. Except as provided in Section 4, the Company and each Company Affiliate shall jointly and severally indemnify Silicon Graphics and hold it harmless from and against any federal, state or local income or franchise taxes imposed as a result of the Distribution failing to qualify under Section 355 of the Code or otherwise being taxable under Section 355(e) of the Code as a result (and, in each case, any analogous provision under state or local law) of:

        (A) the Company or a Company Affiliate breaching any of the covenants contained in Section 2;

        (B) for the thirty (30)-month period beginning on the date of the Distribution, any acquisition of stock of the Company (other than any issuance of stock by the Company covered in Section 2(A)(1) or (2) above) by any person or persons (including, without limitation, as a merger of another entity with and into the Company) in excess of the amount of stock permitted to be issued under Section 2(A)(2) above, but taking into account any prior or subsequent issuances of stock covered by Section 2(A)(2) during such thirty (30)-month period.

Notwithstanding anything to the contrary, Silicon Graphics shall be liable for any federal, state or local income or franchise taxes imposed on Silicon Graphics as a result of the Distribution failing to qualify under Section 355 of the Code or otherwise being taxable under Section 355(e) of the Code (and, in each case, any analogous provision under state or local law) for any reason other than as set forth in (A) or (B) of this Section 3.

    4. PERMITTED ACTIONS. Notwithstanding the provisions of Section 2 and 3, the Company and each Company Affiliate shall have no obligation to indemnify under Section 3 (and may take any action otherwise prohibited by Section 2) if:

        (A) Silicon Graphics obtains a Supplemental Ruling issued to Silicon Graphics that rules that such action will not cause the Distribution to fail to qualify under Section 355 of the Code or otherwise to be taxable under
    Section 355(e) of the Code;

        (B) Silicon Graphics consents to such action; or

        (C) the Company delivers to Silicon Graphics an opinion, in form reasonably satisfactory to Silicon Graphics (which determination by Silicon Graphics may take into account, among other things, whether it is the type of action with respect to which it is reasonably satisfactory to rely on an opinion of counsel in light of the fact that Silicon Graphics previously obtained the Ruling with respect to the Distribution), of nationally recognized tax counsel, to the effect that such action will not cause the Distribution to fail to qualify under Section 355 of the Code or otherwise to be taxable under Section 355(e) of the Code.

    5.  SUPPLEMENTAL RULINGS; COOPERATION.

        (A) REQUEST BY SILICON GRAPHICS. Silicon Graphics shall have the right to obtain a Supplemental Ruling in its sole and exclusive discretion. If Silicon Graphics determines to obtain a Supplemental Ruling, the Company shall cooperate with Silicon Graphics and take any and all actions reasonably requested by Silicon Graphics in connection with obtaining the Supplemental Ruling (including, without limitation, by making any reasonable representation or covenant or providing any materials or information requested by the Internal Revenue Service; provided that, the Company shall not be required to make any unreasonable representation or covenant or any other representation or covenant that is inconsistent with historical facts or its reasonable business objectives or as to future matters or events outside its reasonable control (a "Non-Required Representation or Covenant")). In connection with obtaining a Supplemental Ruling, (i) Silicon Graphics shall cooperate with and keep the Company informed in a timely manner of all material actions taken or proposed to be taken by Silicon Graphics in connection therewith; (ii) Silicon Graphics shall (A) reasonably in advance of the submission of any Supplemental Ruling Documents, provide the company with a draft copy thereof, (B) reasonably consider the Company's comments on such draft copy, and (C) provide the Company with a final copy; and (iii) Silicon Graphics shall provide the Company with notice reasonably in advance of, and the Company shall have the right to attend, directly and/or through its representatives, any formally scheduled meetings with the Internal Revenue Service (subject to the approval of the Internal Revenue Service) that relate to such Supplemental Ruling.

        (B) REQUEST BY THE COMPANY. Silicon Graphics agrees that, if the Company desires to obtain a Supplemental Ruling or other guidance from the Internal Revenue Service with respect to the treatment of the Distribution under Section 355 of the Code (which may include, among other things, instances in which the Company desires certain actions to fall within
    Section 4(A) (e.g., because the Company prefers to seek a Supplemental Ruling or because such actions do not fall within Sections 4(B) or (C)), at the reasonable request of the Company Silicon Graphics shall cooperate with the Company and use its reasonable best efforts to seek to obtain, as expeditiously as possible, such Supplemental Ruling or other guidance. In no event shall Silicon Graphics be required to file any Supplemental Ruling under this Section 4 unless the Company represents that (1) it has read the request for the Supplemental Ruling and any Supplemental Ruling Documents and (2) all information and representations, if any, relating to the Company and any Company Affiliate contained in the Supplemental Ruling Documents are true, correct and complete in all material respects. The Company shall reimburse Silicon Graphics for all reasonable costs and expenses incurred by Silicon Graphics in obtaining a Supplemental Ruling requested by the Company. The Company hereby agrees that Silicon Graphics shall have sole and exclusive control subject to the provisions hereof over the process of obtaining a Supplemental Ruling. In connection with obtaining any such Supplemental Ruling, (i) Silicon Graphics shall cooperate with and keep the Company informed in a timely manner of all material actions taken or proposed to be taken by Silicon Graphics in connection therewith; (ii) Silicon Graphics shall (A) reasonably in advance of the submission of any Supplemental Ruling Documents, provide the Company with a draft copy thereof, (B) reasonably consider the Company's comments on such draft copy, and (C) provide the Company with a final copy; and (iii) Silicon Graphics shall provide the Company with notice reasonably in advance of, and the Company shall have the right to attend, directly and/or through its representatives, any formally scheduled meetings with the Internal Revenue Service (subject to the approval of the Internal Revenue Service) that relate to such Supplemental Ruling.

        (C) COOPERATION. The Company and Silicon Graphics agree to cooperate with each other in obtaining the Ruling, any Supplemental Rulings or any other rulings from the Internal Revenue Service or other taxing authority or any opinions or counsel.

                               INDEX TO EXHIBITS

EXHIBIT    DESCRIPTION
---------  ------------------------------------------------------------------------------------------------------

  99.1     Annual Report on Form 10-K for the fiscal year ended June 30, 1998.

  99.2     Quarterly Report on Form 10-Q for the quarter ended September 30, 1998.

  99.3     Quarterly Report on Form 10-Q for the quarter ended December 31, 1998.

  99.4     Current Report on Form 8-K dated February 26, 1999.

                            EXHIBIT 99.1

                            UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C. 20549

                              FORM 10-K

(Mark One)

/X/ ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
    EXCHANGE ACT OF 1934.

                For the fiscal year ended June 30, 1998

/ / TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
    EXCHANGE ACT OF 1934.

         For the transition period from __________ to __________.

                    Commission file number 000-24487

                           ----------------

                        MIPS Technologies, Inc.
         (Exact name of registrant as specified in its charter)

           DELAWARE                                     77-0322161
(State or other jurisdiction of                      (I.R.S. Employer
Incorporation or organization)                     Identification Number)

            1225 CHARLESTON ROAD, MOUNTAIN VIEW, CA 94043-1353
                 (Address of principal executive offices)

     Registrants' telephone number, including area code: (650) 567-5000

         Securities registered pursuant to Section 12(b) of the Act:
                                   None

         Securities registered pursuant to Section 12(g) of the Act:

                        Common Stock, $.001 Par Value
                              (Title of class)

                            -----------------

    Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes / / No /X/

    Indicate by check mark if disclosure of delinquent filers pursuant to
Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. / /

    Aggregate market value of the Registrant's Common Stock held by non-affiliates of the Registrant as of September 1, 1998 was approximately $94.0 million based upon the closing price reported for such date on the Nasdaq National Market. For purposes of this disclosure, shares of Common Stock held by persons who hold more than 5% of the outstanding shares of Common Stock and shares held by officers and directors of the Registrant have been excluded because such persons may be deemed to be affiliates. This determination of affiliate status is not necessarily a conclusive determination for other purposes.

    The number of outstanding shares of the Registrant's Common Stock, $.001 par value, was 37,250,000 as of September 1, 1998.

Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operation.

     The following discussion should be read in conjunction with the financial statements and notes thereto included elsewhere in this report. Except for the historical information contained in this Annual Report on Form 10-K, the matters discussed herein may contain forward-looking statements that are subject to certain risks and uncertainties that could cause the Company's actual results to differ materially from those expressed or implied by such forward-looking statements. Factors that could cause such differences include, but are not limited to, those identified herein under "Factors That May Affect Our Business," and other risks detailed below and included from time to time in the Company's other Securities and Exchange Commission ("SEC") reports and press releases, copies of which are available from the Company upon request. The forward-looking statements within this Annual Report on Form 10-K are identified by words such as "believes," "anticipates," "expects," "intends," "may" and other similar expressions. However, these words are not the exclusive means of identifying such statements. The Company assumes no obligation to update any forward-looking statements contained herein.

Overview

     The Company's predecessor, MIPS Computer Systems, Inc., was founded in 1984 and was engaged in the design and development of RISC microprocessors for the computer systems and embedded markets. Silicon Graphics adopted the MIPS architecture for its computer systems in 1988 and acquired MIPS Computer Systems, Inc. in 1992. Following the acquisition, Silicon Graphics continued the MIPS microprocessor business through its MIPS Group (a division of Silicon Graphics), which focused primarily on the development of high-performance microprocessors for Silicon Graphics' workstations and servers. Until the last few years, cost considerations limited the broader use of these microprocessors. However, as the cost to design and manufacture microprocessors based on the MIPS technology decreased, the MIPS Group sought to penetrate the consumer market, both through supporting and coordinating the efforts of the MIPS semiconductor partners and, most notably, by partnering with Nintendo in its design of the Nintendo 64 video game player and related cartridges. Revenue related to sales of Nintendo 64 video game players and related cartridges currently accounts for the substantial majority of the Company's revenue. Based on reports provided by the Company's semiconductor partners, sales of MIPS-based devices have grown from 320,000 units in calendar year 1992 to over 48 million units in calendar year 1997.

     The financial statements discussed below reflect the historical results of operations, financial position and cash flows of the MIPS Group, certain portions of which were transferred to the Company by Silicon Graphics in the Separation. The financial statements contained herein and discussed below have been carved out from the financial statements of Silicon Graphics using the historical results of operations and historical basis of the assets and liabilities of such business, as adjusted to reflect allocations of certain corporate charges that management believes are reasonable. However, the financial information included herein may not necessarily reflect the results of operations, financial position and cash flows of the Company in the future or what the results of operations, financial position and cash flows would have been had the MIPS Group been a separate, stand-alone entity during the periods presented. This is due to the historical operation of the MIPS Group as a part of the larger Silicon Graphics enterprise. The financial information included herein, does not reflect the many significant changes that have ocurred in the funding and operations of the Company and the sources and costs of the Company's revenue as a result of both the Separation and the Company's recent shift in strategic direction.

     The Company's revenue consists of royalties and contract revenue earned under contracts with its semiconductor partners and under its agreement with Nintendo. The Company's contracts with its semiconductor partners are typically subject to periodic renewal or extension and expire at various dates from
January 1999 through December 2007. The Company generates royalties from the sale by semiconductor manufacturers of products incorporating the Company's technology. The Company also receives royalties from Nintendo relating to sales of Nintendo 64 video game players and related cartridges. Royalties may be calculated as a percentage of the revenue received by the seller on sales of such products or on a per unit basis. Contract revenue includes technology license fees and engineering service fees earned primarily under contracts with Nintendo and the Company's semiconductor manufacturing partners. Technology license fees range from several hundred thousand dollars for a single-use license to millions of dollars for an unlimited license to use the Company's technology. Part of these fees may be payable up-front and part may be due upon the achievement of certain milestones such as provision of deliverables by the Company or production of semiconductor chips by the licensee. In fiscal 1996 the Company's total revenue was split relatively equally between royalties and contract revenue. Royalties in fiscal 1996 were earned primarily from NEC, while contract revenue for those periods primarily reflected engineering service fees from Nintendo related to the Nintendo 64 video game system prior to its commercial introduction. In fiscal 1997 and fiscal 1998, the Company's revenue mix changed significantly, with royalties representing over 90% of the Company's total revenue during those periods, due primarily to royalties earned from Nintendo, and to a lesser extent NEC, on sales of Nintendo 64 video game players and related cartridges.

     In the near term, the Company's revenue will consist primarily of royalties received from Nintendo and NEC on sales of Nintendo 64 video game players and related cartridges. For the fiscal year ended June 30, 1998, such royalties accounted for approximately 79% of the Company's total revenue. The Company receives royalties from NEC based on a percentage of the revenue derived by NEC from sales of the microprocessor included in the Nintendo 64 video game player. The Company's agreement with Nintendo provides for the payment of royalties based on unit sales of Nintendo 64 video game players and unit sales of related video game cartridges. Total royalties from Nintendo with respect to sales of Nintendo 64 video game players had a cap based on unit sales that was reached in the second quarter of fiscal 1998. There is no cap on royalties from NEC with respect to its sale of microprocessors to Nintendo for Nintendo 64 video game players or on royalties from Nintendo with respect to sales of Nintendo 64 video game cartridges. The Company anticipates that revenue related to sales of Nintendo 64 video game cartridges will represent a substantial portion of its total revenue for the next several years. However, competition in the market for home entertainment products is intense and the introduction of new products or technologies as well as shifting consumer preferences could negatively impact video game cartridge sales. There can be no assurance as to the amount and timing of sales of Nintendo 64 video game players and related cartridges and, consequently, there can be no assurance as to the royalty stream to the Company from such sales. In particular, the eventual introduction of the next generation Nintendo video game system is expected to result in declining sales of Nintendo 64 video game players and related cartridges, although sales of video game cartridges would be likely to continue for some time. In the near term, factors negatively affecting sales of Nintendo 64 video game cartridges could have a material adverse effect on the Company's results of operations and financial condition.

     The Company expects that royalties will continue to represent a significant percentage of its total revenue over the next several years due to its relationship with Nintendo. The amount, timing and relative mix of royalties and contract revenue is difficult for the Company to predict. The amount and timing of future royalties will depend on the adoption of the Company's technology by digital consumer product manufacturers, consumer acceptance of products incorporating the Company's technology, changes in the average selling prices of semiconductor and digital consumer products and fluctuations in currency exchange rates. Moreover, the Company's royalty arrangements will vary from licensee to licensee depending on a number of factors, including the amount of any license fee paid and the marketing and engineering support required by the licensee. The amount and timing of future contract revenue will depend upon the financial terms of the Company's contractual arrangements with its semiconductor partners (which may require significant up-front payments or payments based on the achievement of certain milestones) and the adoption of the Company's technology by semiconductor manufacturers, which is influenced by a number of factors including competitive conditions in the market for microprocessor intellectual property. In addition, contract revenue may fluctuate significantly from period to period and any increase or decrease in such revenue will not be indicative of future period-to-period increases or decreases.

     The Company's primary costs and expenses are research and development and sales and marketing. The Separation has had a significant impact on the Company's research and development cost structure. Silicon Graphics' design efforts have required a significant staffing level because its complex microprocessor requirements and the development and maintenance of proprietary design tools have demanded large design teams. By contrast, the Company uses smaller design teams and relies largely on industry standard third-party design tools, which has reduced staffing requirements and costs. The Company reduced its research and development staff from 221 persons at December 31, 1997 to 40 persons at June 30, 1998, principally due to the transfer to Silicon Graphics of employees engaged in the development of next generation microprocessors for Silicon Graphics' systems as well as other staff reductions associated with the Company's change in strategic direction.

     Sales and marketing expenses include salaries, travel expenses and costs associated with trade shows, advertising and other marketing efforts. Costs of technical support are also included in sales and marketing expenses. The Company's sales and marketing efforts are principally directed at establishing and supporting strategic relationships with semiconductor manufacturers. At June 30, 1998, the Company's sales and marketing staff totaled 16 persons.

Results of Operations -- Years Ended June 30, 1998, 1997 and 1996

     Total revenue was $56.8 million, $40.3 million and $37.0 million in fiscal 1998, 1997 and 1996, respectively. Royalties for fiscal 1998 and 1997 consisted of royalties from sale by semiconductor manufacturers of products incorporating the Company's technology and from sales of Nintendo 64 video game players and related cartridges. Revenue for fiscal 1996 consisted of royalties from the sale by semiconductor manufacturers of products incorporating the Company's technology. The significant increase in royalties in fiscal 1998 from fiscal 1997 and in fiscal 1997 from fiscal 1996 reflects royalties received from Nintendo and NEC related to sales of Nintendo 64 video game players and related cartridges. The Company earned its first significant royalties from Nintendo 64 video game system sales in the third quarter of fiscal 1997, following the commercial introduction of that system. In the second quarter of fiscal 1998, royalties from the graphics chip included in the Nintendo game player reached its cap. Contract revenue for fiscal 1998 consisted principally of license fees related to code compression technology, and for fiscal 1997 consisted principally of engineering service fees from Nintendo related to development efforts for Nintendo 64 video game products. Fiscal 1996 contract revenue included engineering service fees related to development efforts for the Nintendo 64 video game system as well as approximately $10.0 million in license fees from three licensees. The decrease in contract revenue in fiscal 1997 reflected substantial completion in fiscal 1996 of the Nintendo 64 video game system development prior to its commercial introduction by Nintendo. Under the terms of the Company's contracts with three of its semiconductor partners, such partners pay royalties to the Company on sales to Silicon Graphics of certain products incorporating the Company's technology. For fiscal 1998 the Company estimates that less than 5% of its total revenue was related to such sales. The Company expects that revenue related to such sales will decrease in the future.

     Cost of contract revenue was $375,000, $1.3 million and $5.6 million in fiscal 1998, 1997 and 1996, respectively. Cost of contract revenue in fiscal 1998 was principally attributable to sublicense fees and in fiscal 1997 and 1996 was principally attributable to non-recurring engineering fees related to Nintendo 64 video game system development. The decrease in fiscal 1997 from 1996 was principally attributable to the completion in fiscal 1996 of the Nintendo 64 video game system development. The Company believes that future cost of contract revenue will be minimal.

     Research and development expenses were $43.4 million, $68.8 million and $48.4 million in fiscal 1998, 1997 and 1996, respectively. The decrease in research and development expenses in fiscal 1998 was primarily due to the reduction in the Company's research and development staff from 221 persons at December 31, 1997 to 40 persons at June 30, 1998. This reduction reflects the transfer to Silicon Graphics of employees engaged in the development of next generation microprocessors for Silicon Graphics' systems as well as other staff reductions associated with the Company's change in strategic direction. The increase in research and development expenses in fiscal 1997 was attributable to additional personnel, including consultants, working on next generation microprocessor development projects.

     Sales and marketing expenses were $5.3 million, $6.2 million and $6.0 million in fiscal 1998, 1997 and 1996, respectively. The decrease in fiscal 1998 was primarily due to a decrease in advertising and promotional spending. General and administrative expenses remained relatively unchanged as such costs were $4.7 million, $4.8 million and $4.6 million in fiscal 1998, 1997 and 1996, respectively.

     The restructuring charge taken in the second quarter of fiscal 1998 included $500,000 in severance related costs and $2.1 million in asset write-downs related to the Company's shift in strategic direction.

     Prior to the Separation, the Company did not have a tax sharing agreement in place but, rather, was included in the income tax returns filed by Silicon Graphics and its subsidiaries in various domestic and foreign jurisdictions. Pursuant to the tax sharing agreement, the Company will realize no income tax benefit, nor bear any income tax liability, related to its operations prior to the completion of its initial public offering. Moreover, in light of historical losses, on a stand-alone basis, the Company's tax provision for fiscal 1998 would have been immaterial. Therefore, no provision or benefit for income taxes has been recorded for the periods presented in the accompanying financial statements.

Impact of Currency

     Certain of the Company's international licensees pay royalties based on revenues that are reported in a local currency (currently yen) and translated into U.S. dollars at the exchange rate in effect when such revenues are reported by the licensee. To date, substantially all of the Company's revenue from international customers has been denominated in U.S. dollars. However, to the extent that sales to digital consumer product manufacturers by the

Company's manufacturing partners are denominated in foreign currencies, royalties received by the Company on such sales could be subject to fluctuations in currency exchange rates. In addition, if the effective price of the technology sold by the Company to its partners were to increase as a result of fluctuations in foreign currency exchange rates, demand for the Company's technology could fall which would, in turn, reduce the Company's royalties. The Company is unable to predict the amount of non-U.S. dollar denominated revenue earned by its licensees and, therefore, has not attempted to mitigate the effect that currency fluctuations may have on its royalty revenue.

Liquidity and Capital Resources

     On July 6, 1998 the Company completed its initial public offering of 5,500,000 shares ot its common stock. Of the 5,500,000 shares offered, 1,250,000 shares were offered by the Company and 4,250,000 shares were offered by Silicon Graphics. The Company raised approximately $16M from the initial public offering. The Company's principal capital requirements are to fund working capital needs and capital expenditures in order to support the Company's revenue growth. Prior to its initial public offering and during the periods presented, these capital requirements have been satisfied by funds provided by Silicon Graphics. Silicon Graphics historically has performed cash management services for the Company, whereby the Company's cash flow was directed to Silicon Graphics and Silicon Graphics provided cash to the Company to fund its operating expenses and capital expenditures. Subsequent to the Separation, the Company has not participated in Silicon Graphics' cash management system and Silicon
Graphics has not provided additional funds to the Company to finance its operations.

     The Company's future liquidity and capital requirements are expected to vary greatly from quarter to quarter, depending on numerous factors, including, among others, the cost, timing and success of product development efforts, the cost and timing of sales and marketing activities, the extent to which the Company's existing and new technologies gain market acceptance, the level and timing of contract revenues and royalties, competing technological and market developments and the costs of maintaining and enforcing patent claims and other intellectual property rights. The Company believes that cash generated by its operations, together with the net proceeds to the Company from its initial public offering, will be sufficient to meet its projected operating and capital requirements. The Company may elect to raise additional funds through public or private financing, strategic relationships or other arrangements. Additional equity financing may be dilutive to holders of the Common Stock, and debt financing, if available, may involve restrictive covenants. Moreover, strategic relationships, if necessary to raise additional funds, may require that the Company relinquish its rights to certain of its technologies. As long as Silicon Graphics desires to maintain its percentage ownership interest in the Company, the Company may be constrained in its ability to issue Common Stock in connection with acquisitions or to raise equity capital. Any failure of the Company to raise capital when needed could have a material adverse effect on the Company's business, results of operations and financial condition.

     The Company has had no direct third-party indebtedness. The Company intends to enter into a revolving credit facility with a bank or other financial institution to provide for certain of its working capital needs.

Year 2000 Compliance

     The Company is currently examining the Year 2000 issue. The Company believes its products are Year 2000 compliant; however, the Company is initiating a program to prepare its information technology ("IT") and related non-IT and processes for the Year 2000 and plans to have changes to critical systems completed by the third quarter of calendar year 1999 to allow time for testing.

      Management is assessing the Year 2000 project costs and expects the assessment to be complete by the end of the second quarter of fiscal 1999, but based on preliminary estimates, the costs of any necessary actions are not expected to be material to the Company's results of operations or financial condition.

     The Company intends to cooperate with its manufacturing partners and others with which it does business to coordinate Year 2000 compliance with operational processes and marketed products, although the Company is unable to evaluate the Year 2000 compliance of products and technology developed by third parties that incorporates the Company's technology. To the extent that any such third-party product or technology fails to be Year 2000 compliant, the Company may be adversely affected due to its association with such product or technology. The Company will also be contacting critical suppliers of products and services to determine that the suppliers' operations and the products and services they provide are Year 2000 capable or to monitor their progress toward Year 2000 capability. There can be no assurance that another company's failure to ensure Year 2000 capability would not have an adverse effect on the Company.

Factors That May Affect Our Business

     Risks Associated with Recent Shift in Strategic Direction. The Company's research and development efforts historically focused primarily on the development of high-performance microprocessor and related designs for Silicon Graphics' workstations and servers. However, as the cost to design and manufacture microprocessors based on the Company's technology decreased, the Company has sought to penetrate the market for high-volume, high-performance embedded applications by supporting and coordinating the efforts of its semiconductor partners in that area. In connection with the Separation and the Offering, the Company has formulated a new strategic direction in which its primary focus is the development of microprocessors and related designs for applications in the embedded market, including digital consumer products such as video game products, handheld personal computers and digital set-top boxes. The design and development of high-performance microprocessors for the next generation Silicon Graphics' product line is carried out by persons who have been transferred to Silicon Graphics in connection with the Separation. The Company's shift in strategic direction involves several risks, including (i) increased reliance on the evolving and highly competitive digital consumer products industry; (ii) the need for the Company to refocus its research and development efforts from microprocessors primarily for high-performance computer systems to microprocessors and related designs for use in a wide range of digital consumer products; and (iii) increased importance of the Company's sales and marketing activities and its limited experience in this area. Any failure by the Company to adequately address any of these risks could have a material adverse effect on the Company's business, results of operations and financial condition.

     Limited Relevance of Historical Financial Information. The historical financial information included herein, particularly for periods prior to the third quarter of fiscal 1998, does not reflect the many significant changes in the Company's cost structure that occurred as a result of the Separation and the Company's recent shift in strategic direction nor the changes that occurred in the funding and operations of the Company due to its status as a separate, stand-alone entity. The Company has reduced its research and development staff from 221 persons at December 31, 1997 to 40 persons at June 30, 1998. This reduction primarily reflects the transfer to Silicon Graphics of employees engaged in the development of next generation microprocessors for Silicon Graphics' systems. Because the employees transferred to Silicon Graphics were primarily engaged in research and development activities that did not generate any material revenue for the Company, however, the reduction in the Company's research and development staff resulting from the Separation and the shift in strategic direction is not expected to have a material effect on the Company's revenue in future periods. In addition, sales and marketing activities are expected to increase as the Company shifts its focus from the design of microprocessors addressing the needs of Silicon Graphics to the development, marketing and licensing of microprocessor and related designs for a wide variety of applications in the digital consumer products industry.

     Unpredictable and Fluctuating Operating Results. The Company experiences significant fluctuations in its quarterly operating results due to a variety of factors, many of which are outside of its control. Moreover, because many of the Company's revenue components fluctuate and are difficult to predict and the Company's expenses are largely independent of its revenue in any particular period, it is difficult for the Company to accurately forecast operating results. The Company's revenue in any particular quarter is dependent on a number of factors, including the demand for and average selling prices of semiconductor products that incorporate the Company's technology, the financial terms of the Company's contractual arrangements with its semiconductor partners (which may require significant up-front payments or payments based on the achievement of certain milestones), the relative mix of contract revenue and royalties, and competitive pressures resulting in lower contract revenue or royalty rates. In addition, contract revenue may fluctuate significantly from period to period and any increase or decrease in such revenue will not be indicative of future period-to-period increases or decreases. Because the Company's expense levels are based, in part, on management's expectations regarding future revenue, if revenue is below expectations in any quarter, the adverse effect may be magnified by the Company's inability to adjust spending in a timely manner to compensate for any such revenue shortfall.

     Factors that may adversely affect the Company's quarterly operating results include the Company's ability to develop, introduce and market new microprocessor intellectual property, the demand for and average selling prices of semiconductor products that incorporate the Company's technology, the establishment or loss of strategic relationships with semiconductor manufacturing partners or manufacturers of digital consumer products, the timing of new products and product enhancements by the Company and its competitors, changes in the Company's and digital consumer product manufacturers' development schedules and levels of expenditures on research and development and product support and general economic conditions. As a result, the Company's total revenue and operating results in any future period cannot be predicted with certainty, and its operating results in any quarter may not be indicative of its future performance. Moreover, the Company expects to experience seasonal fluctuations in its revenue and operating results.

     Revenue Concentration. The Company is subject to revenue concentration risks at both the product and semiconductor manufacturing partner levels. To date, a substantial portion of the Company's total revenue has been derived from contract revenue and royalties earned on sales of video game products that use the Company's RISC-based microprocessor technology. In particular, royalties and contract revenue from Nintendo and NEC relating to sales of Nintendo 64 video game players and related cartridges accounted for 79%, 69% and 23% of the Company's total revenue for the fiscal years ended June 30, 1998, 1997 and 1996, respectively.

     The Company anticipates that royalties related to sales of Nintendo 64 video game cartridges will represent a substantial portion of its total revenue for the next several years. However, competition in the market for home entertainment products is intense and the introduction of new products or technologies, as well as shifting consumer preferences, could negatively impact Nintendo 64 video game cartridge sales. There can be no assurance as to the amount and timing of sales of Nintendo 64 video game players and related cartridges and, consequently, there can be no assurance as to the royalty stream to the Company from such sales. In particular, the eventual introduction of the next generation Nintendo video game system is expected to result in declining sales of Nintendo 64 video game players and related cartridges, although sales of video game cartridges would be likely to continue for some time. In the near term, factors negatively affecting sales of Nintendo 64 video game cartridges could have a material adverse effect on the Company's results of operations and financial condition.

     Although the Company expects that an increasingly significant portion of its future revenue will be related to sales of digital consumer products such as handheld personal computers and set-top boxes as well as other video game products, there can be no assurance that the Company's technology will be selected for design into any such products. Accordingly, the Company may remain significantly dependent on revenue related to sales of video game products. The identity of significant products may vary from period to period depending on the addition of new contracts and the number of designs using the Company's technology.

     A significant portion of the Company's total revenue has been and is expected to continue to be derived from a limited number of semiconductor manufacturers. For the fiscal years ended June 30, 1998, 1997 and 1996, NEC accounted for approximately 13%, 23% and 31%, respectively, of the Company's total revenue. The Company believes that NEC will continue to represent in excess of 10% of its total revenue for at least the next several years, although NEC is not obligated to continue using the Company's technology in its current or future products. Because there is a relatively limited number of semiconductor manufacturers to which the Company could license its technology on a basis consistent with its business model, it is likely that the Company's revenue will continue to be concentrated at the semiconductor manufacturing partner level. This revenue concentration for any given period will vary depending on the addition or expiration of contracts, the nature and timing of payments due under such contracts and the volumes and prices at which the Company's partners sell products incorporating its technology. Accordingly, the identity of particular manufacturing partners that will account for any such revenue concentration will vary from period to period and may be difficult to predict.

     Seasonality. Because revenue related to sales of Nintendo 64 video game cartridges is expected to represent a substantial portion of the Company's total revenue over the next several years, the Company expects to experience seasonal fluctuations in its revenue and operating results. The Company records royalty revenue from Nintendo in the quarter following the sale of the related Nintendo 64 video game cartridge. Because a disproportionate amount of Nintendo 64 video game cartridges are typically sold in the Company's second fiscal quarter (which includes the holiday selling season), a disproportionate amount of the Company's revenue and operating income is expected to be realized in its third fiscal quarter. In addition, as the Company increases its focus on microprocessor intellectual property for high-volume digital consumer products, the Company can be expected to continue to experience similar seasonal fluctuations in its revenue and operating results.

     Intellectual Property Matters. The Company regards its patents, copyrights, mask work rights, trademarks, trade secrets and similar intellectual property as critical to its success, and relies on a combination of patent, trademark, copyright, mask work and trade secret laws to protect its proprietary rights. Any failure of the Company to obtain or maintain adequate protection of its intellectual property rights for any reason could have a material adverse effect on its business, results of operations and financial condition. Subject to the grant of a license to Silicon Graphics, the Company owns approximately 51 U.S. patents on various aspects of its technology, with expiration dates ranging from 2006 to 2015, approximately 24 pending U.S. patent applications as well as all foreign counterparts relating thereto. There can be no assurance that patents will issue from any patent applications submitted by the Company, that any patents held by the Company will not be challenged, invalidated or circumvented or that any claims allowed from its patents will be of sufficient scope or strength to provide meaningful protection or any commercial advantage to the Company. In addition, there can be no assurance that third parties will not assert claims of infringement against the Company or against the Company's semiconductor manufacturing partners in connection with their use of the Company's technology. Such claims, even those without merit, could be time consuming, result in costly litigation and/or require the Company to enter into royalty or licensing agreements. Such royalty or licensing agreements, if required, may not be available on terms acceptable to the Company, or at all. Moreover, the laws of certain foreign countries may not protect the Company's intellectual property to the same extent as do the laws of the United States and, because of the importance of the Company's intellectual property rights to its business, this could have a material adverse effect on its business, results of operations and financial condition.

     The Company also uses licensing agreements and employee and third party nondisclosure and assignment agreements to limit access to and distribution of its proprietary information and to obtain ownership of technology prepared on a work-for-hire basis. There can be no assurance that the steps taken by the Company to protect its intellectual property rights will be adequate to deter misappropriation of such rights or that the Company will be able to detect unauthorized uses and take immediate or effective steps to enforce its rights. There can also be no assurance that the steps taken by the Company to obtain ownership of contributed intellectual property will be sufficient to assure its ownership of all proprietary rights. The Company also relies on unpatented trade secrets to protect its proprietary technology. No assurance can be given that others will not independently develop or otherwise acquire the same or substantially equivalent technologies or otherwise gain access to the Company's proprietary technology or disclose such technology or that the Company can ultimately protect its rights to such unpatented proprietary technology. In addition, no assurance can be given that third parties will not obtain patent rights to such unpatented trade secrets, which patent rights could be used to assert infringement claims against the Company. From time to time the Company has entered, and in the future may enter, into cross licensing arrangements with others, pursuant to which the Company licenses certain of its patents in exchange for patent licenses from such licensees. Although these types of cross licensing arrangements are common in the semiconductor and microprocessor industries, and do not generally provide for transfers of know-how or other proprietary information, such arrangements may facilitate the ability of such licensees, either alone or in conjunction with others, to develop competitive products and designs.

     The Company and Silicon Graphics have entered into arrangements pursuant to which certain intellectual property was assigned to the Company, subject to the grant of a license to Silicon Graphics; certain intellectual property was retained by Silicon Graphics, subject to the grant of a license to the Company; and certain intellectual property was retained by Silicon Graphics without any ongoing interest to the Company. The Company's inability to use Silicon Graphics' intellectual property in the future could have a material adverse affect on its business and results of operations. In the past, the MIPS Group has benefited from its status as a division of Silicon Graphics in its access to the intellectual property of third parties through licensing arrangements or otherwise, and in the negotiation of the financial and other terms of any such arrangements. As a result of the Separation, there can be no assurance that the Company will be able to negotiate commercially attractive intellectual property licensing arrangements with third parties in the future, particularly if the Company ceases to be a majority-owned subsidiary of Silicon Graphics. In addition, in connection with any future intellectual property infringement claims, the Company will not have the benefit of asserting counterclaims based on Silicon Graphics' intellectual property portfolio, nor will the Company be able to provide licenses to Silicon Graphics' intellectual property in order to resolve such claims.

     Lack of Independent Operating History. The Company has never operated as a stand-alone company. The Company continues to be a majority owned subsidiary of Silicon Graphics, however, Silicon Graphics will have no obligation to provide assistance to the Company. The Company will be required to develop and implement the operational, administrative and other systems and infrastructure necessary to support its current and future business. There can be no assurance that the Company will be able to develop the necessary systems and infrastructure and any failure to do so could have an adverse effect on the Company's business, results of operations and financial condition.

     New Product Development and Technological Change. The Company's success is highly dependent on its ability to develop enhancements and new generations of its microprocessor intellectual property, introduce them to the marketplace in a timely manner, and have them incorporated into semiconductor products that are ultimately selected for design into the products of leading digital consumer product manufacturers. There can be no assurance that the Company's development efforts will be successful or that the characteristics of its microprocessor intellectual property will satisfy those that may be critical to specific applications in the embedded market. To the extent that the Company's development efforts are unsuccessful or the characteristics of its microprocessor intellectual property are not compatible with the requirements of specific digital consumer product applications, its ability to achieve design wins may be limited. Failure to achieve sufficient design wins could have a material adverse effect on the Company's business, results of operations and financial condition.

     Technical innovations of the type critical to the Company's success are inherently complex. Any failure by the Company to anticipate or respond adequately to changes in the requirements of digital consumer product manufacturers or in the semiconductor manufacturing process, or any significant delays in the development or introduction of new microprocessor intellectual property, could have a material adverse effect on the Company's business, results of operations and financial condition. Moreover, significant technical innovations generally require a substantial investment before their commercial viability is determined. There can be no assurance that the Company will have the financial resources necessary to fund the future development of microprocessor and related designs. In addition, there can be no assurance that any enhancements or new generations of the Company's technology, even if successfully developed, will generate revenue in excess of the costs of development or not be quickly rendered obsolete by changing consumer preferences, the introduction of products embodying new technologies or features or other technological developments in the semiconductor and digital consumer products industries.

     Dependence on Digital Consumer Products Industry. The digital consumer products industry will be the primary market for the Company's microprocessor and related designs. The Company's success will be dependent upon the level of consumer acceptance of the products that incorporate its technology, which may be affected by changing consumer preferences and the introduction of products embodying new technologies or features. In addition, certain digital consumer products such as video game products may present limited opportunities for design wins due to a limited number of product manufacturers and the length of product life cycles. Many applications in the digital consumer products industry, such as handheld personal computers and set-top boxes, have only recently been introduced to the market and the level of consumer interest and acceptance is difficult to predict. Factors negatively affecting the digital consumer products industry and the demand for digital consumer products, such as the failure to develop industry standards for hardware and software or to achieve adequate product cost reductions, could have a material adverse effect on the Company's business, results of operations and financial condition. Moreover, to the extent that the performance, functionality, price and power characteristics of the Company's microprocessor designs do not satisfy those that may be critical to specific digital consumer product applications, the Company's dependence on the digital consumer products industry may be further confined to a limited segment of that industry.

     Reliance on Manufacturing Partners. The Company does not manufacture or sell microprocessors containing its technology. Rather, the Company licenses its technology to semiconductor manufacturers that incorporate the Company's technology into the products they sell. In some cases, these manufacturing partners also add custom integration services and derivative design technologies to the Company's microprocessor designs. Accordingly, the Company's success is substantially dependent on the adoption and continued use of its technology by semiconductor manufacturers. The Company faces numerous risks in obtaining agreements with semiconductor manufacturers on terms consistent with its business model, including, among others, the lengthy and expensive process of building a relationship with a potential partner before there is any assurance of an agreement; persuading large semiconductor companies to work with, to rely for critical technology on, and to disclose proprietary manufacturing technology to, the Company; and persuading potential partners to bear certain development costs associated with the Company's technology and to make the necessary investment to successfully produce embedded microprocessors using the Company's technology. Moreover, none of the Company's manufacturing partners is obligated to license new or future generations of the Company's microprocessor designs.

     The Company is also subject to many risks beyond its control that influence the success of its semiconductor manufacturing partners, including, among others, the highly competitive environment in which its current and any future partners operate, the market for their products and the engineering capabilities and financial and other resources of its partners. The Company also believes that its principal competition may come from semiconductor manufacturers, including its current manufacturing partners that internally develop products using similar or alternative technologies. Any such competition may adversely affect the Company's existing relationships and its ability to establish new relationships. Moreover, the Company's relationships with certain of its existing partners may be negatively affected by its separation from Silicon Graphics, insofar as Silicon Graphics' status as a customer of such partners has been a factor in establishing and maintaining such relationships or in negotiating the financial and other terms of the contractual arrangements with such partners.

     The Company currently has seven semiconductor manufacturing partners. There can be no assurance that the Company will be successful in maintaining relationships with its current manufacturing partners or in entering into new relationships with additional partners. Any failure by the Company to establish or maintain such relationships could have a material adverse effect on the Company's business, results of operations and financial condition.

     Dependence on Digital Consumer Product Manufacturers. The timing and amount of royalties received by the Company is directly affected by sales of consumer products incorporating the Company's technology. Accordingly, the Company's success is substantially dependent upon the adoption of its technology by digital consumer product manufacturers. The Company is subject to many risks beyond its control that influence the success or failure of a particular digital consumer product manufacturer, including, among others, competition faced by the manufacturer in its particular industry; market acceptance of the manufacturer's products; the engineering, marketing and management capabilities of the manufacturer; technical challenges unrelated to the Company's technology faced by the manufacturer in developing its products; and the financial and other resources of the manufacturer. The process of persuading digital consumer product manufacturers to adopt the Company's technology can be lengthy and, even if adopted, there can be no assurance that the Company's technology will be used in a product that is ultimately brought to market, achieves commercial acceptance or results in meaningful royalties to the Company. The failure of manufacturers in the digital consumer products industry to adopt the Company's technology for incorporation into their products could have a material adverse effect on the Company's business, results of operations and financial condition. Furthermore, because the Company does not control the business practices of its licensees, it has no ability to establish the prices at which the products incorporating its technology are made available to digital consumer product manufacturers or the degree to which its licensees promote the Company's technology to such manufacturers.

     Competition. Competition in the market for embedded microprocessors is intense. The Company believes that the principal competitive factors in the industry are performance, functionality, price, customizability and power consumption. The Company competes primarily against ARM Holdings plc. and Hitachi Semiconductor (America) Inc. The Company also competes against certain semiconductor manufacturers whose product lines include microprocessors for embedded and non-embedded applications, including Intel Corporation, National Semiconductor Corporation, Advanced Micro Devices, Inc. and Motorola, Inc. In addition, the Company must continue to differentiate its microprocessor and related designs from those available or under development by the internal design groups of semiconductor manufacturers, including its current and prospective manufacturing partners. Many of these internal design groups have substantial programming and design resources and are part of larger organizations, which have substantial financial and marketing resources. There can be no assurance that internal design groups will not develop products that compete directly with those of the Company or will not actively seek to license their own technology to third-party semiconductor manufacturers. Certain of the Company's competitors have greater name recognition and customer bases as well as greater financial and marketing resources than the Company, and such competition could adversely affect the Company's business, results of operations and financial condition.

     Dependence on Key Personnel. The Company's success depends in part on the continued contributions of its key management, technical, sales and marketing personnel, many of whom are highly skilled and difficult to replace. In addition, the Company's business plan requires, and its future operating results depend in significant part upon, the identification and hiring of additional highly skilled personnel, particularly technical personnel for its anticipated research and development activities. Competition for qualified personnel, particularly those with significant experience in the semiconductor and microprocessor design industries, is intense. The loss of the services of any of the key personnel, the inability to attract and retain qualified personnel in the future or delays in hiring personnel, particularly technical personnel, could have a material adverse effect on the Company's business, operating results and financial condition.

     Risks Associated with International Operations. A substantial portion of the Company's revenue is derived from outside the United States. For the fiscal years ended June 30, 1998, 1997 and 1996, revenue from customers outside the United States, primarily in Japan, represented approximately 90%, 87% and 83%, respectively, of the Company's total revenue. The Company anticipates that revenue from international customers primarily in Asia, will continue to represent a substantial portion of its total revenue. To date, substantially all of the Company's revenue from international customers has been denominated in U.S. dollars. However, to the extent that sales to digital consumer product manufacturers by the Company's manufacturing partners are denominated in foreign currencies, royalties received by the Company on such sales could be subject to fluctuations in currency exchange rates. In addition, if the effective price of the technology sold by the Company to its partners were to increase as a result of fluctuations in foreign currency exchange rates, demand for the Company's technology could fall which would, in turn, reduce the Company's royalties. The Company is unable to predict the amount of non-U.S. dollar denominated revenue earned by its licensees. Therefore, the Company has not historically attempted to mitigate the effect that currency fluctuations may have on its revenue, and does not presently intend to do so in the future. The relative significance of the Company's international operations exposes it to a number of additional risks including political and economic instability, longer accounts receivable collection periods and greater difficulty in collection of accounts receivable, reduced or limited protection for intellectual property, export license requirements, tariffs and other trade barriers and potentially adverse tax consequences. Several countries in Asia are experiencing a severe economic crisis, characterized by reduced economic activity, lack of liquidity, highly volatile foreign currency exchange and interest rates and unstable stock markets. Several of the Company's semiconductor partners sell products into Asia that incorporate the Company's microprocessor and related designs. Any negative impact of the circumstances in Asia on its sales of such products by the Company's semiconductor partners could have a negative impact on its royalty revenue. There can be no assurance that the Company will be able to sustain revenue derived from international customers or that the foregoing factors will not have a material adverse effect on the Company's business, operating results and financial condition.

     Management of Growth. The Company has limited managerial, financial, engineering and other resources and may not be equipped to manage successfully any future periods of rapid growth or expansion. In addition, the Company's business plan requires that it identify and hire additional highly skilled technical personnel during fiscal 1999 to staff its anticipated research and development activities. Recruitment and integration of these additional employees, as well as any future periods of rapid growth or expansion, can be expected to place significant strains on the Company's resources, which may be exacerbated by the Company's recent shift in strategic direction. Digital consumer product manufacturers as well as the Company's semiconductor manufacturing partners typically require significant engineering support in the design, testing and manufacture of products incorporating the Company's technology. As a result, any increase in the adoption of the Company's technology will increase the strain on the Company's personnel, particularly its engineers. The Company's future growth will also depend on its ability to implement operational, financial and management information and control systems and procedures necessary to operate as a stand-alone company and without the financial, operational, managerial and administrative support previously provided by Silicon Graphics.


Item 7A.  Quantitative and Qualitative Disclosure About Market Risk

     Not Applicable.


Item 8.  Financial Statements and Supplementary Data.

                REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

The Board of Directors and Stockholders
  of MIPS Technologies, Inc.

     We have audited the accompanying balance sheets of MIPS Technologies, Inc. (the "Company") as of June 30, 1998 and 1997, and the related statements of operations, stockholders' equity (deficit) and cash flows for each of the three years in the period ended June 30, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of MIPS Technologies, Inc. at June 30, 1998 and 1997, and the results of its operations and its cash flows for each of the three years in the period ended June 30, 1998 in conformity with generally accepted accounting principles.




                                                           /S/ Ernst & Young LLP

San Jose, California
July 20, 1998

                             MIPS TECHNOLOGIES, INC.


                                 BALANCE SHEETS
                        (In thousands, except share data)

                                                                           June 30,
                                                                   -----------------------
                                                                      1998          1997
                                                                   ---------     ---------
                                     ASSETS
Current assets:
  Cash ........................................................    $      45      $   --
  Accounts receivable .........................................          250           381
  Prepaid expenses and other current assets ...................          618         2,775
                                                                   ---------     ---------
      Total current assets ....................................          913         3,156
Equipment and furniture, net ..................................        2,787        15,190
Employee notes receivable .....................................          996         1,328
                                                                   ---------     ---------
                                                                   $   4,696     $  19,674
                                                                   =========     =========

                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Accounts payable ............................................    $   3,087     $   5,834
  Accrued liabilities .........................................        2,356         5,437
  Current portion of capital lease obligations ................         --             331
                                                                   ---------     ---------
      Total current liabilities ...............................        5,443        11,602

Commitments and contingencies

Stockholders' equity (deficit):
  Common stock, $0.001 par value: 150,000,000 shares
    authorized; 36,000,000 shares issued and outstanding ......           36            36
  Additional paid-in capital ..................................      120,041       129,236
  Accumulated deficit .........................................     (120,824)     (121,200)
                                                                   ---------     ---------
      Total stockholders' equity (deficit) ....................         (747)        8,072
                                                                   ---------     ---------
                                                                   $   4,696     $  19,674
                                                                   =========     =========

                             See accompanying notes.

                             MIPS TECHNOLOGIES, INC.

                            STATEMENTS OF OPERATIONS
                      (In thousands, except per share data)


                                                         Years Ended June 30,
                                                 ----------------------------------
                                                   1998         1997         1996
                                                 --------     --------     --------
Revenue:
    Royalties ...............................    $ 55,980     $ 37,192     $ 19,716
    Contract revenue ........................         830        3,115       17,327
                                                 --------     --------     --------
        Total revenue .......................      56,810       40,307       37,043
Costs and expenses (see Note 11
  regarding related party transactions with
  Silicon Graphics):
    Cost of contract revenue ................         375        1,345        5,580
    Research and development ................      43,446       68,827       48,402
    Sales and marketing .....................       5,307        6,170        6,026
    General and administrative ..............       4,685        4,750        4,601
    Restructuring charge ....................       2,614         --           --
                                                 --------     --------     --------
        Total costs and expenses ............      56,427       81,092       64,609
                                                 --------     --------     --------
Operating income (loss) .....................         383      (40,785)     (27,566)
Interest expense ............................          (7)         (50)         (99)
                                                 --------     --------     --------
Net income (loss) ...........................    $    376     $(40,835)    $(27,665)
                                                 ========     ========     ========
Net income (loss) per basic and diluted share    $   0.01     $  (1.13)    $  (0.77)
                                                 ========     ========     ========
Common shares outstanding-basic .............      36,000       36,000       36,000
                                                 ========     ========     ========
Common shares outstanding-diluted ...........      36,033       36,000       36,000
                                                 ========     ========     ========

                             See accompanying notes.

                             MIPS TECHNOLOGIES, INC.


                   STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
                                 (In thousands)

                                                                               Total
                                                 Additional                Stockholders'
                                     Common       Paid-in-    Accumulated      Equity
                                      Stock       Capital       Deficit       (Deficit)
                                    ---------    ---------     ---------     ---------
Balances at June 30, 1995 ......    $      36    $  48,928     $ (52,700)    $  (3,736)
    Net loss ...................         --           --         (27,665)      (27,665)
    Net financing provided from
      Silicon Graphics .........         --         35,254          --          35,254
                                    ---------    ---------     ---------     ---------
Balances at June 30, 1996 ......           36       84,182       (80,365)        3,853
    Net loss ...................         --           --         (40,835)      (40,835)
    Net financing provided from
      Silicon Graphics .........         --         45,054          --          45,054
                                    ---------    ---------     ---------     ---------
Balances at June 30, 1997 ......           36      129,236      (121,200)        8,072
    Net income .................         --           --             376           376
    Net financing returned to
      Silicon Graphics .........         --         (1,965)         --          (1,965)
    Net equipment transferred to
      Silicon Graphics .........         --         (7,230)         --          (7,230)
                                    ---------    ---------     ---------     ---------
Balances at June 30, 1998 ......    $      36    $ 120,041     $(120,824)    $    (747)
                                    =========    =========     =========     =========







                             See accompanying notes.

                             MIPS TECHNOLOGIES, INC.


                            STATEMENTS OF CASH FLOWS
                                 (In thousands)

                                                                            Years ended June 30,
                                                                     ----------------------------------
                                                                       1998         1997         1996
                                                                     --------     --------     --------
Operating activities:
  Net income (loss) .............................................    $    376     $(40,835)    $(27,665)
  Adjustments to reconcile net income to cash
    provided by (used in) operations:
    Depreciation ................................................       5,044        7,343        8,201
    Restructuring charge ........................................       2,114         --           --
    Other non-cash charges ......................................         362           99           28
    Changes in operating assets and liabilities:
      Accounts receivable .......................................         131          146         (218)
      Prepaid expenses and other current assets .................       2,157         (728)        (300)
      Employee notes receivable .................................          92       (1,332)        --
      Accounts payable and accrued liabilities ..................      (5,828)         574       (7,214)
                                                                     --------     --------     --------
        Net cash flow provided by (used in) operating activities,
          excluding Silicon Graphics financing ..................       4,448      (34,733)     (27,168)
Investing activities-- capital expenditures .....................      (2,107)      (9,913)      (7,257)
Financing activities:
  Payments on capital lease obligations .........................        (331)        (408)        (829)
  Net financing provided from (returned to) Silicon Graphics ....      (1,965)      45,054       35,254
                                                                     --------     --------     --------
        Net cash provided by (used in) financing activities .....      (2,296)      44,646       34,425
Net increase in cash ............................................          45         --           --
Cash, beginning of year .........................................        --           --           --
                                                                     --------     --------     --------
Cash, end of year ...............................................    $     45     $   --       $   --
                                                                     ========     ========     ========
Supplemental disclosures of cash flow information:
    Net equipment transferred to Silicon Graphics ...............    $  7,230     $   --       $   --
                                                                     ========     ========     ========
    Interest paid ...............................................    $     13     $     50     $     99
                                                                     ========     ========     ========



                             See accompanying notes.

                             MIPS Technologies, Inc.

                          NOTES TO FINANCIAL STATEMENTS


Note 1.  Formation and Description of Business

     Formation of MIPS Technologies, Inc. (the "Company"). In June 1992, Silicon Graphics formed the Company following the merger of MIPS Computer Systems, Inc. into Silicon Graphics, which was accounted for as pooling of interests. MIPS Computer Systems, Inc. was founded in 1984 and was engaged in the design and development of RISC microprocessors for the computer systems and embedded markets. Silicon Graphics adopted the MIPS architecture for its computer systems in 1988 and acquired MIPS Computer Systems, Inc. in 1992. Following the acquisition, Silicon Graphics continued the MIPS microprocessor business through its MIPS Group (a division of Silicon Graphics), which focused primarily on the development of high-performance microprocessors for Silicon Graphics' workstations and servers. Until the last few years, cost considerations limited the broader use of these microprocessors. However, as the cost to design and manufacture microprocessors based on the MIPS technology decreased, the MIPS Group sought to penetrate the consumer market, both through supporting and coordinating the efforts of the MIPS semiconductor partners and most notably, by partnering with Nintendo in its design of the Nintendo 64 video game player and related cartridges. Revenues related to sales of Nintendo 64 game players and related cartridges currently account for the substantial majority of the Company's revenue. In order to increase the focus of the MIPS Group on the design and development of microprocessor applications dedicated to the embedded market, in December 1997, Silicon Graphics initiated a plan to separate the business of the MIPS Group from its other operations.

     In April 1998, the Board of Directors of the Company approved a transaction, pursuant to which, Silicon Graphics transferred to the Company the assets and liabilities related to the design and development of microprocessor intellectual property for embedded market applications (the "Separation"). In connection with the Separation, the Company and Silicon Graphics entered into a Corporate Agreement that provides for certain pre-emptive rights of Silicon Graphics to purchase shares of the Company's capital stock, registration rights related to shares of the Company's capital stock owned by Silicon Graphics and covenants against certain actions by the Company for as long as Silicon Graphics owns a majority of the Company's outstanding Common Stock. Furthermore, the Company and Silicon Graphics entered into a Management Services Agreement pursuant to which Silicon Graphics will provide certain services to the Company following the Separation on an interim or transitional basis.

     As of June 30, 1998, the Company is a wholly owned subsidiary of Silicon Graphics.

     Basis of Presentation. The accompanying financial statements reflect the operations of the Company's predecessor, the MIPS Group, through June 30, 1998. The accompanying balance sheets have been prepared using the historical basis of accounting and include all of the assets and liabilities specifically identifiable to the Company and, for certain liabilities that are not specifically identifiable, estimates have been used to allocate a portion of Silicon Graphics' liabilities to the Company. Cash management for the Company has been done by Silicon Graphics on a centralized basis and all cash provided by Silicon Graphics has been recorded as interest-free financing from Silicon Graphics in these financial statements.

     The statements of operations include all revenue and costs attributable to the Company, including a corporate allocation of the costs of facilities and employee benefits. Additionally, incremental corporate administration, finance and management costs are allocated to the Company based on certain methodologies that management believes are reasonable under the circumstances (see Note 11).

Note 2.  Summary of Significant Accounting Policies

     Use of Estimates. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results inevitably will differ from those estimates, and such differences may be material to the financial statements.

     Revenue Recognition. The Company derives revenue from fees for the transfer of proven and reusable intellectual property components or the performance of engineering services to customer specifications. The Company enters into licensing agreements that provide licensees the right to incorporate the Company's intellectual property

                             MIPS Technologies, Inc.

components in their products with terms and conditions that have historically varied by licensee. Generally these agreements include one or more of the following elements: (i) royalty payments, which are payable upon the sale of a licensee's products, (ii) nonrefundable technology license fees, which are payable upon the transfer of intellectual property and (iii) engineering service fees, which generally are payable upon the Company's achievement of defined milestones. No upgrades or modifications to a licensed product are provided.

     The Company classifies all revenue that involves the future sale of a licensee's products as royalty revenue. Royalty revenue generally is recognized in the quarter in which a report is received from a licensee detailing the shipments of products incorporating the Company's intellectual property components (i.e., in the quarter following the sale of licensed product by the licensee). The Company classifies all revenue that does not involve the future sale of a licensee's products, primarily license fees and engineering service fees, as contract revenue. License fees are recognized upon the execution of the license agreement and transfer of intellectual property, provided no further significant performance obligations exist. Engineering services, which are performed on a best efforts basis, are recognized as revenue when the defined milestones are completed and the milestone payment is probable of collection. Milestones have historically been formulated to correlate with the estimated level of effort and related costs have been expensed as incurred.

     Certain license agreements provide for limited product support that consists of an identified customer contact at the Company and telephonic or e-mail product support. Such support arrangements have been insignificant to date.

     Equipment and Furniture. Equipment and furniture are stated at cost and depreciation is computed using the straight-line method. Useful lives of three to seven years are used for equipment and furniture and fixtures.

     Prepaid Expenses and Other Current Assets. Prepaid expenses and other current assets consist principally of amounts paid by the Company in advance for maintenance contracts on its computer-aided software design tools. These contracts typically cover a one-year period, over which the cost is amortized.

     Stock-Based Compensation. The Company has adopted the disclosure requirements of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-based Compensation" ("SFAS 123"). As allowed by SFAS 123, the Company accounts for stock-based employee compensation arrangements under the intrinsic value method prescribed by Accounting Principles Board Opinion No. 25,
"Accounting for Stock Issued to Employees" ("APB25"). As a result, no expense had been recognized for options to purchase common stock of Silicon Graphics (prior to the Separation) or of the Company granted with an exercise price equal to fair market value at the date of grant or in connection with the Silicon Graphics stock purchase plan prior to the Separation (see Note 10). For Silicon Graphics stock options that were granted and restricted Silicon Graphics common stock issued at discounted prices, the Company recognizes compensation expense over the vesting period for the difference between the exercise or purchase price and the fair market value on the measurement date.

     Earnings per Share. The Company follows the provisions of Statement of Financial Accounting Standards No. 128, "Earnings per Share" ("SFAS 128"). SFAS 128 requires the presentation of basic and fully diluted earnings per share. Basic earnings per share is computed by dividing income available to common stockholders by the weighted average number of common shares that were outstanding during the period. Diluted earnings per share is computed giving effect to all dilutive potential common shares that were outstanding for any periods presented in these financial statements. The Company effected a 360,000-for-one split of its common stock in May 1998 (see Note 10), and accordingly, the Company has presented share and net income (loss) per share data in the financial statements giving effect to that split.

                             MIPS Technologies, Inc.

     The following table sets forth the computation of basic and diluted net income (loss) per share (in thousands, except per share data):


                                                                 Years ended June 30,
                                                          ---------------------------------
                                                            1998        1997         1996
                                                          --------    --------     --------
Numerator:
  Net income (loss) available to common stockholders .    $    376    $(40,835)    $(27,665)
                                                          ========    ========     ========
Denominator:
  Shares used in computing basic net income (loss)
    per share-weighted-average shares ................      36,000      36,000       36,000
  Effect of dilutive securities-employee stock options          33        --           --
                                                          --------    --------     --------
  Shares used in computing diluted net income (loss)
    per share-adjusted weighted-average  shares and
    common share equivalents .........................      36,033      36,000       36,000
                                                          ========    ========     ========
  Basic net income (loss) per share ..................    $   0.01    $  (1.13)    $  (0.77)
  Diluted net income (loss) per share ................    $   0.01    $  (1.13)    $  (0.77)


     Recent Accounting Pronouncements. In June 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS 130"), and No. 131, "Disclosures Segments of an Enterprise and Related Information" ("SFAS 131"), collectively the "Statements." The Company is required to adopt these Statements in fiscal 1999. SFAS 130 establishes new standards for reporting and displaying comprehensive income and its components. SFAS 131 requires disclosure of certain information regarding operating segments, products and services, geographic areas of operation and major customers. Adoption of these Statements is expected to have no impact on the Company's results of operations or financial condition.

     In March 1998, the FASB issued Statement of Financial Accounting Standards No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits" ("SFAS 132"). SFAS 132 does not change the recognition or measurement of pension or postretirement benefit plans, but revises and standardizes disclosure requirements for pensions and other postretirement benefits. The adoption of SFAS 132 in fiscal 1999 will have no impact on the Company's results of operations or financial condition.

     In June 1998, the FASB issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Financial Instruments and for Hedging Activities" ("SFAS 133"), which provides comprehensive and consistent standard for the recognition and measurement of derivatives and hedging activities. The Company is required to adopt SFAS 133 in fiscal 2000 and it is not anticipated to have an impact on the Company's results of operations or financial condition when adopted.

Note 3.  Business Risk and Customer Concentration

     The Company operates in the intensely competitive semiconductor industry, which has been characterized by price erosion, rapid technological change, short product life cycles, cyclical market patterns and heightened foreign and domestic competition. Significant technological changes in the industry could affect operating results adversely. Due to the Company's focus on microprocessor designs dedicated to the embedded market, including digital consumer products, the Company expects to experience seasonal fluctuations in its revenue and operating results.

     The Company markets and licenses its technology to a limited number of customers and generally does not require collateral. At June 30, 1998 and 1997, one customer accounted for 100% of accounts receivable. During the years ended June 30, 1998 and 1997, revenue from two customers represented an aggregate of 88% and 85% of total revenue, respectively, and during the year ended June 30, 1996, revenue from three customers represented an aggregate of 72% of total revenue. The Company expects that a significant portion of its future revenue will continue to be generated by a limited number of customers. The nonrenewal or expiration of contracts between the Company and its current customers could adversely affect near-term future operating results.

                             MIPS Technologies, Inc.

     A substantial portion of the Company's revenue is derived from customers outside the United States (see Note 13). The Company anticipates that revenue from international customers will continue to represent a substantial portion of its total revenue. To date, substantially all of the revenue from international customers has been denominated in U.S. dollars. However, to the extent that sales to digital consumer product manufacturers by the Company's manufacturing partners are denominated in foreign currencies, royalties received by the Company on such sales could be subject to fluctuations in currency exchange rates. In addition, if the effective price of the technology sold by the Company to its partners were to increase as a result of fluctuations in foreign currency exchange rates, demand for the Company's technology could fall which would, in turn, reduce the Company's revenues. The relative significance of the Company's international operations exposes it to a number of additional risks including political and economic instability, longer accounts receivable collection periods and greater difficulty in collection of accounts receivable, reduced or limited protection for intellectual property, export license requirements, tariffs and other trade barriers and potentially adverse tax consequences. There can be no assurance that the Company will be able to sustain revenue derived from international customers or that the foregoing factors will not have a material adverse effect on the Company's business, operating results and financial condition.

Note 4.  Restructuring Charge

     The restructuring charge recorded in fiscal 1998 includes approximately $500,000 in severance and related costs (17 employees, a majority of which supported research and development activities) and $2.1 million in fixed asset write-downs related to the Company's shift in strategic direction. Substantially all the severance and related costs were paid and 16 employees were terminated as of June 30, 1998.

Note 5.  Employee Notes Receivable

     The Company has loans outstanding to employees and an officer. Such loans are payable upon maturity and have terms ranging from three to five years. Approximately $432,000 and $776,000 of these loans at June 30, 1998 and 1997, respectively, relate to loans that are forgiven by the Company on a periodic basis as the employees or officer remains employed by the Company. Loan forgiveness charged to expense was approximately $240,000, $99,000 and $28,000 in fiscal 1998, 1997 and 1996, respectively. Upon termination of employment, the unamortized balance of the loans becomes due. Such forgivable loans bear no interest. The remaining employee loans bear interest at rates ranging from 7.19% to 7.25% and are due on dates ranging from September 1999 to March 2002.

Note 6.  Equipment and Furniture

     The components of equipment and furniture are as follows (in thousands):

                                                          June 30,
                                                  ------------------------
                                                    1998            1997
                                                  --------        --------
     Equipment ............................       $  7,990        $ 45,918
     Equipment under capital lease ........           --             1,198
     Furniture and fixtures ...............            421             516
                                                  --------        --------
                                                     8,411          47,632
     Accumulated depreciation .............         (5,624)        (32,442)
                                                  --------        --------
     Equipment and furniture, net .........       $  2,787        $ 15,190
                                                  ========        ========

Note 7.  Accrued Liabilities

     The components of accrued liabilities are as follows (in thousands):

                                                          June 30,
                                                  ------------------------
                                                    1998            1997
                                                  --------        --------
     Accrued compensation and
        employee-related expenses .........       $    194        $  4,163
     Development and marketing funds ......          1,555           1,053
     Other accrued liabilities ............            607             221
                                                  --------        --------
                                                  $  2,356        $  5,437
                                                  ========        ========

                             MIPS Technologies, Inc.

     Accrued compensation and employee-related expenses at June 30, 1997 include approximately $1.6 million in accrued vacation and $1.2 million in accrued employee relocation expenses. In connection with the Separation, all accrued vacation amounts as of May 31, 1998 were paid to the Company's employees. The amount accrued at June 30, 1998 represents accrued vacation costs from June 1, 1998 to June 30, 1998. The development and marketing funds represent amounts received from certain of the Company's customers to be used in joint development and marketing programs.

Note 8.  Capital Lease Obligations

     The Company's capital lease obligations pertaining to leased equipment matured in fiscal 1998.

Note 9.  Income Taxes

     The net income and losses incurred in fiscal years 1998, 1997 and 1996 are primarily attributable to the operations of the Company as a division of Silicon Graphics and were included in the income tax returns filed by Silicon Graphics. In light of both historical losses incurred, as well as the fact that, by operation of the tax sharing agreement, the Company will not receive any benefit for losses incurred or have any tax liability for any income earned up to the closing of the initial public offering, no income tax provision or benefit has been reflected for the periods presented.

     Subsequent to the closing of the initial public offering, the Company, while still a part of Silicon Graphics' consolidated group for federal income tax purposes, is responsible for its income taxes through a tax sharing agreement with Silicon Graphics. Therefore, to the extent the Company produces taxable income, losses or credits, it will make or receive payments as though it filed separate federal, state and local income tax returns.

     The Company and Silicon Graphics have entered into a tax sharing agreement pursuant to which they will make payments between them such that, with respect to any period, the amount of taxes to be paid by the Company, subject to certain adjustments, will be determined as though the Company were to file separate federal, state and local income tax returns.

     In general, the Company will be included in Silicon Graphics' consolidated group for federal income tax purposes for so long as Silicon Graphics beneficially owns at least 80% of the total voting power and value of the outstanding common stock.

     At June 30, 1998 and 1997, the Company's deferred tax assets and the related valuation allowance were immaterial.

Note 10.  Stockholders' Equity

     In May 1998, the Board of Directors of the Company authorized and the Company's Stockholder later approved a 360,000-for-one stock split of the Company's common stock and an amendment to the Company's Certificate of Incorporation for an increase in the number of authorized shares of common stock to 150,000,000 shares. All prior year financial statements have been restated to effect the stock split.

     1998 Long-Term Incentive Plan. The 1998 Long-Term Incentive Plan (the "Plan") was adopted by the Board of Directors of the Company and approved by the Company's Stockholder in May 1998. The Plan authorized the issuance of various forms of stock-based awards including incentive and non-qualified stock options, stock appreciation rights, stock awards and performance unit awards to officers and other key employees and consultants. Stock options are granted at an exercise price of not less than the fair value on the date of grant; the prices of other stock awards are determined by the Board of Directors. Stock options generally vest over a fifty-month period from the date of grant. An aggregate of 6,600,000 shares of common stock may be issued under the Plan and are reserved for future issuance.

                             MIPS Technologies, Inc.

     The stock option activity under the Plan is summarized as follows:


                                                                 Outstanding Options
                                                            ------------------------------
                                         Shares available   Number of     Weighted Average
                                            for Grant        Shares        Exercise Price
                                           -----------      --------       ---------------
Balance at July 1, 1997 ..............           --              --             --
Shares authorized for issuance .......      6,600,000            --             --
Options granted ......................     (2,996,900)      2,996,900     $    12.00
Balance at June 30, 1998 .............      3,603,100       2,996,900     $    12.00
                                           ==========       =========


     At June 30, 1998, the weighted average contractual life of the options outstanding was 10 years. There are no options exercisable at June 30, 1998.

     Employee Stock Purchase Plan. The Employee Stock Purchase Plan (the "Purchase Plan") was adopted by the Board of Directors of the Company and approved by the Company's Stockholder in May 1998. The purpose of the Purchase Plan is to provide employees of the Company who participate in the Purchase Plan with an opportunity to purchase common stock of the Company through payroll deductions. Under this Purchase Plan eligible employees may purchase stock at 85% of the lower of the fair market value of the Common Stock (a) on the date of commencement of the offering period or (b) the applicable exercise date within such offering period. A 24-month offering period commences every six months, generally at May 1 and November 1 of each year. The offering period is divided into four six month exercise periods. The exercise date is the last day of the particular six month exercise period within the offering period. If the fair market value of the Company's Common Stock on the first day of any exercise period is less than on the first day of that offering period, all employees participating in the Purchase Plan on the first day of such exercise period will be deemed to have withdrawn from the offering period on the first day of such exercise period and to have enrolled in the new offering period commencing on that date. Purchases are limited to 10% of each employee's eligible compensation. At June 30, 1998 no shares have been issued to employees of the Company under the Purchase Plan. Presently 600,000 shares of Common Stock are reserved for future issuances under the Purchase Plan, and in addition there will be an amount added annually on July 1 of each year equal to the lesser of one-half of one percent of the outstanding shares of Common Stock on a fully diluted basis or 600,000 shares or a lesser amount as determined by the Board.

     Directors' Stock Option Plan. The Board of Directors of the Company adopted and the Company's Stockholder approved the Directors' Stock Option Plan (the "Director Plan") in July 1998. The plan authorizes 600,000 shares of Common Stock for issuance plus an annual increase each July 1st equal to the lesser of
(i) 100,000 shares, (ii) the number of shares subject to option granted in the prior one year period, or (iii) a lesser amount determined by the Board. Upon a non-employee director's election or appointment to the Board, he or she will automatically receive a non-statutory stock option to purchase 40,000 shares of Common Stock. Each director who has been a non-employee director for at least six months will automatically receive a non-statutory stock option to purchase 10,000 shares of Common Stock each year on the date of the annual stockholder meeting. All stock options are granted an exercise price equal to the fair market value of the Company's Common Stock on the date of grant. Stock options generally vest over a 50-month period from the date of the grant. As of June 30, 1998, no shares had been issued to directors of the Company under the Director Plan.

     Non-U.S. Stock Purchase Plan. The Non-U.S. Stock Purchase Plan (the "Non-U.S. Purchase Plan") was adopted by the Board in July 1998. The purpose of the Non-U.S. Purchase Plan is to provide employees and consultants of the Company who do not provide services in the United States and who participate in the Non-U.S. Purchase Plan with an opportunity to purchase Common Stock of the Company at the same discount and subject to the same general rules as the Company's Employees Stock Purchase Plan. The Non-U.S. Purchase Plan, like the Purchase Plan, has 24-month offering periods commencing every six months and each offering period is divided into four six-month exercise periods. Purchases are limited to ten percent of each employee's and consultant's eligible compensation. As of June 30, 1998, no shares had been issued to employees or consultants of the Company under the Non-U.S. Purchase Plan and 60,000 shares of Common Stock are reserved for issuance.

                             MIPS Technologies, Inc.

     Silicon Graphics Stock Award Plans. While employees of Silicon Graphics, certain employees of the Company were granted options to purchase Silicon Graphics common stock and were awarded restricted shares of Silicon Graphics common stock. In addition, certain employees of the Company purchased Silicon Graphics common stock through the Silicon Graphics stock purchase plan. In connection with their acceptance of employment with the Company, employees of the Company previously employed by Silicon Graphics have mutually agreed with Silicon Graphics that all unvested options to purchase Silicon Graphics common stock and unvested restricted shares of Silicon Graphics common stock will be forfeited. In addition, such individuals have 30 or 90 days from May 29, 1998 (depending on the terms of the option grant) to exercise any vested options to purchase Silicon Graphics common stock, and any vested options that are not exercised will be forfeited.

     Silicon Graphics has various stock award plans, which provide for the grant of incentive and nonstatutory stock options and the issuance of restricted stock to employees. Incentive stock options are granted at not less than the fair market value on the date of grant; the prices of nonstatutory stock option grants and restricted stock were determined by the board of directors of Silicon Graphics. Under the plans, options and restricted stock generally vest over a fifty-month period from the date of grant.

     Silicon Graphics stock option activity related to employees of the Company is summarized as follows:


                                                                           Outstanding Options
                                                                     ------------------------------
                                                                      Number of    Weighted Average
                                                                       Shares       Exercise Price
                                                                     ----------    ----------------
            Balance at June 30, 1995 ............................     1,717,720          $17.94
              Options granted ...................................       772,440          $26.98
              Options exercised .................................       (52,039)         $ 9.97
              Options canceled ..................................      (649,967)         $ 7.40
                                                                     ----------
            Balance at June 30, 1996 ............................     1,788,154          $22.26
              Options granted ...................................     1,641,064          $21.00
              Options exercised .................................      (148,748)         $10.56
              Options canceled ..................................    (1,705,085)         $23.90
                                                                     ----------
            Balance at June 30, 1997 ............................     1,575,385          $18.17
              Options granted....................................       161,861          $12.85
              Options exercised..................................      (113,427)         $10.77
              Options canceled...................................    (1,493,260)         $18.02
                                                                     ----------
            Balance at June 30, 1998.............................       130,559          $19.62
                                                                     ==========


     Additional information about outstanding options to purchase Silicon Graphics common stock held by employees of the Company at June 30, 1998 is as follows:


                                                         Options Outstanding and Exercisable
                                                  -------------------------------------------------
                                                                Weighted-Average
                Range of                            Number of   Contractual Life   Weighted-Average
             Exercise Price                          Shares        (in years)       Exercise Price
             --------------                       ------------     -----------     ----------------
            $ 8.06-$11.69......................       11,577          6.94            $10.99
            $12.63-$18.88......................       53,430          7.86            $18.14
            $20.00-$30.13......................       65,552          8.02            $22.35
                                                     -------
            $ 8.06-$30.13......................      130,559          7.86            $19.62
                                                     =======


     Shares of restricted Silicon Graphics common stock awarded to employees of the Company in fiscal 1998, 1997 and 1996 were 27,000 shares, 83,500 shares and 40,000 shares, respectively.

     At June 30,  1998,  1997 and 1996 there were  130,559,  480,629 and 856,711 exercisable options to purchase Silicon Graphics common stock held by employees of the Company, respectively. At June 30, 1998, there were no shares of restricted Silicon Graphics stock held by employees of the Company. At June 30, 1997 and 1996, 50,125

                             MIPS Technologies, Inc.

and 35,000 shares of restricted Silicon Graphics stock held by employees of the Company were subject to repurchase, respectively.

     Silicon Graphics Stock Purchase Plan. Silicon Graphics has an employee stock purchase plan under which eligible employees may purchase stock at 85% of the lower of the closing prices for the stock at the beginning of a twenty four-month offering period or the end of each six-month purchase period. The Purchase periods generally begin in May and November. Purchases are limited to 10% of each employee's compensation. Shares issued to employees of the Company under this Plan in fiscal 1998, 1997 and 1996 were 101,292 shares, 135,808 shares and 76,084 shares, respectively. Former employees of Silicon Graphics are not eligible to participate in this Plan after their acceptance of employment with the Company.

     Grant Date Fair Values. The weighted average estimated fair value of Silicon Graphics employee stock options granted at grant date market prices during fiscal 1998, 1997 and 1996 was $6.02, $8.08 and $11.32 per share, respectively. The weighted average exercise price of Silicon Graphics employee stock options granted at grant date market prices during fiscal 1998, 1997 and 1996 was $14.89, $20.70 and $29.66 per share, respectively. The weighted average estimated fair value of Silicon Graphics employee stock options granted at below grant date market prices during fiscal 1997 and 1996 was $13.09 and $17.07 per share, respectively. The weighted average exercise price of Silicon Graphics employee stock options granted at below grant date market prices during 1997 and 1996 was $15.65 and $21.35 per share, respectively. There were no Silicon Graphics options granted at below grant date market price during fiscal 1998. The weighted average estimated fair value of Silicon Graphics restricted stock granted during fiscal 1998, 1997 and 1996 was $24.37, $23.37 and $27.30 per share, respectively. The weighted average estimated fair value of shares granted under the Silicon Graphics stock purchase plan during fiscal 1998, 1997 and 1996 was $6.88, $7.85 and $15.09 per share, respectively.

     The weighted average estimated fair value of the Company's employee stock options granted at grant date market prices during fiscal 1998 was $8.71 per share.

     The weighted average fair value of Silicon Graphics options granted has been estimated at the date of grant using a Black-Scholes option pricing model with the following weighted average assumptions:


                                             Employee Stock Options              Stock Purchase Plan Shares
                                          ----------------------------          ----------------------------
                                              Years Ended June 30,                  Years Ended June 30,
                                          ----------------------------          ----------------------------
                                          1998        1997        1996          1998        1997        1996
                                          ----        ----        ----          ----        ----        ----
Expected life (in years) ...............    2.7        2.7         3.8           0.5         0.5         0.5
Risk-free interest rate ................   5.74%      6.38%       5.18%         5.72%       5.45%       5.49%
Volatility .............................   0.61       0.50        0.45          0.79        0.57        0.45
Dividend yield .........................      0%         0%          0%            0%          0%          0%


     The weighted average fair value of Company options granted has been estimated at the date of grant using a Black-Scholes option pricing model with the following weighted average assumptions for the activity under the Company's
Plans:

                             Employee Stock Options

                                                      Year Ended June 30, 1998
                                                      ------------------------
   Expected life (in years) ......................               5.0
   Risk-free interest rate .......................              5.66%
   Volatility ....................................              0.70
   Dividend yield ................................                 0%

     Pro Forma Information. The Company has elected to follow APB 25 in accounting for its employee stock options to purchase both Silicon Graphics and the Company's common stock. Under APB 25, no compensation expense is recognized in the Company's financial statements except in connection with the granting of restricted

                             MIPS Technologies, Inc.

stock for nominal consideration and unless the exercise price of the employee stock options is less than the market price of the underlying stock on the date of grant. Total compensation expense recognized in the Company's financial statements for stock-based awards under APB 25 for fiscal 1998, 1997 and 1996 was $1.0 million, $1.7 million and $0.5 million, respectively.

     Pro forma information regarding net loss and loss per share has been determined as if the Company had accounted for Silicon Graphics and its employee stock options and employee stock purchase plans under the fair value method prescribed by SFAS 123. For purposes of pro forma disclosures, the estimated fair value of the stock awards is amortized to expense over the vesting periods of such awards.

     The Company's pro forma information is as follows (in thousands, except per share data):


                                                            Years Ended June 30,
                                                   --------------------------------------
                                                     1998           1997          1996
                                                   ---------     ---------     ----------
Pro forma net loss ............................    $    (738)    $ (46,228)    $  (30,041)
Pro forma basic and diluted net loss per share     $   (0.02)    $   (1.28)    $    (0.83)


     The historical pro forma impact of applying the fair value method prescribed by SFAS 123 is not representative of the impact that may be expected in the future due to changes resulting from the separation from Silicon Graphics and the establishment of the Company's Plans during 1998.

Note 11.  Related Party Transactions

     Funding. The Company has utilized Silicon Graphics' centralized cash management services and processes related to receivables, payables, payroll and other activities. The Company's net cash requirements have been funded by Silicon Graphics. Net financing provided to the Company by Silicon Graphics in fiscal 1997 and 1996 was approximately $45.1 million and $35.3 million, respectively. There was a net return of capital to Silicon Graphics by the Company of approximately $9.2 million in fiscal 1998. The average balance due to Silicon Graphics during fiscal 1998, 1997 and 1996 was approximately $125 million, $107 million and $67 million, respectively.

     Corporate Services. Silicon Graphics allocates a portion of its domestic corporate expenses to its divisions, including the Company. In addition, in accordance with Staff Accounting Bulletin No. 55, certain additional allocations have been reflected in these financial statements. These expenses have included corporate communications, management, compensation and benefits administration, payroll, accounts payable, income tax compliance, treasury and other administration and finance overhead. Allocations and charges were based on either a direct cost pass-through or a percentage allocation for such services provided based on factors such as net sales, headcount and relative expenditure levels. Such allocations and corporate charges totaled $8.5 million, $11.0 million and $9.0 million for the years ended June 30, 1998, 1997 and 1996, respectively.

     In June 1998, the Company and Silicon Graphics has entered into the Management Services Agreement, pursuant to which Silicon Graphics will provide certain administrative and corporate support services to the Company on an interim or transitional basis, including accounting, treasury, tax, facilities and information services. Specified charges for such services are generally intended to allow Silicon Graphics to recover the fully allocated direct costs of providing the services, plus all out-of-pocket costs and expenses, but without any profit. The Management Services Agreement will have a three-year term and will be subject to automatic termination at such time as Silicon Graphics' beneficial ownership interest in the Company's outstanding common stock ceases to exceed 50%. In addition, either Silicon Graphics or the Company may terminate the Management Services Agreement with respect to one or more of the services provided thereunder upon giving at least 30 days prior written notice to the other party.

     Management believes that the basis used for allocating corporate services is reasonable. While the terms of these transactions may differ from those that would result from transactions among unrelated parties, management does not believe such differences would be material.

                             MIPS Technologies, Inc.

     Facilities. The Company's executive, administrative and technical offices currently occupy space in a building subleased from Silicon Graphics in Mountain View, California. Payments by the Company to Silicon Graphics under this sublease are expected to be $611,000, $743,000, $776,000 and $741,000 in fiscal years 1999, 2000, 2001 and 2002, respectively. The sublease will terminate on May 31, 2002, subject to earlier termination in certain circumstances.

Note 12.  Contingencies

     In February 1998, the Company received a notice asserting that the R10000 microprocessor and potentially other microprocessors designed by the Company allegedly infringe a patent originally assigned to Control Data Corporation. The Company is evaluating these claims.

     From time to time, the Company receives communications from third parties asserting patent or other rights covering the Company's products and technologies. Based upon the Company's evaluation, it may take no action or it may seek to obtain a license. There can be no assurance in any given case that a license will be available on terms the Company considers reasonable, or that litigation will not ensue.

     Management is not aware of any pending disputes that would be likely to have a material adverse effect on the Company's business, results of operations or financial condition.

Note 13.  Industry and Geographic Segment Information

     The Company operates in one industry segment. The Company's revenue by geographic area is as follows (in thousands):

                                                Years Ended June 30,
                                      -------------------------------------
                                        1998          1997           1996
                                      -------        -------        -------
     United States ...........        $ 5,621        $ 5,066        $ 6,123
     Japan ...................         50,939         35,241         22,620
     Europe ..................            250           --            6,300
     Rest of World ...........           --             --            2,000
                                      -------        -------        -------
     Total revenue ...........        $56,810        $40,307        $37,043
                                      =======        =======        =======

Note 14.  Subsequent Events

     On July 6, 1998, the Company completed its initial public offering of 5,500,000 shares of its common stock pursuant to a Registration Statement on Form S-1 (File No. 333-50643) declared effective by the Securities and Exchange Commission on June 29, 1998. The offering consisted of the sale of 4,250,000 shares of common stock by Silicon Graphics for net proceeds of approximately $55.3 million and 1,250,000 shares of common stock by the Company for net proceeds of $16.0 million. Upon completion of the Offering there were 37,250,000 shares of common stock outstanding.

Item 9. Changes in and Disagreements With Accountants on Accounting and Financial Disclosure.

          Not applicable.

                                   EXHIBIT 99.2

                                   UNITED STATES
                         SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C. 20549


                                     FORM 10-Q



(MARK ONE)
            [X] QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACTS OF 1934.

                  FOR THE QUARTERLY PERIOD ENDED SEPTEMBER 30, 1998

                                         OR

              [  ] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
         SECURITIES EXCHANGE ACT OF 1934.   FOR THE TRANSITION PERIOD FROM
                                    TO        .


                          COMMISSION FILE NUMBER 000-24487


                              MIPS TECHNOLOGIES, INC.
               (Exact name of registrant as specified in its charter)

           DELAWARE                             77-0322161
(State or other jurisdiction of                 (I.R.S. Employer
Incorporation or organization)                  Identification Number)


                1225 CHARLESTON ROAD, MOUNTAIN VIEW, CA  94043-1353
                      (Address of principal executive offices)


        Registrants' telephone number, including area code:  (650) 567-5000

     __________________________________________________________________________


               Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has
been subject to such filing requirements for the past 90 days. Yes [X]   No [ ]

               The number of outstanding shares of the Registrant's Common Stock, $.001 par value, was 37,265,000 as of October 31, 1998.

                           PART I -- FINANCIAL INFORMATION

ITEM 1.  FINANCIAL STATEMENTS.

                              MIPS TECHNOLOGIES, INC.
                             CONDENSED BALANCE SHEETS
                         (IN THOUSANDS, EXCEPT SHARE DATA)

                                                     SEPTEMBER 30,     JUNE 30,
                                                         1998           1998(1)
                                                     -------------     --------
                            ASSETS                   (unaudited)
Current assets:
     Cash and cash equivalents ...............          $21,043        $    45
     Accounts receivable .....................            1,309            250
     Prepaid expenses and other current assets              585            618
                                                     ----------        --------
          Total current assets ...............           22,937            913
Equipment and furniture, net .................            2,549          2,787
Other assets .................................            1,081            996
                                                     ----------        --------
                                                        $26,567        $ 4,696
                                                     ----------        --------
                                                     ----------        --------

              LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:

     Accounts payable .......................           $ 3,083        $ 3,087
     Accrued liabilities ....................             4,711          2,356
                                                     ----------        --------
          Total current liabilities .........             7,794          5,443
Deferred revenue, less current portion ......               375             --
Total stockholders' equity (deficit) ........            18,398           (747)
                                                     ----------        --------
                                                        $26,567        $ 4,696
                                                     ----------        --------
                                                     ----------        --------

The balance sheet at June 30, 1998 has been derived from audited financial statements at that date but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

                              See accompanying notes.

                              MIPS TECHNOLOGIES, INC.
                   CONDENSED STATEMENTS OF OPERATIONS (UNAUDITED)
                       (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                          THREE MONTHS ENDED
                                                             SEPTEMBER 30,
                                                       ------------------------
                                                        1998              1997
                                                       -------          -------
Revenue:
     Royalties ....................................    $11,611          $14,287
     Contract revenue .............................        650              750
                                                       -------          -------
          Total revenue ...........................     12,261           15,037
Costs and expenses:
     Cost of contract revenue .....................         --              375
     Research and development .....................      4,552           17,338
     Sales and marketing ..........................      1,289            1,448
     General and administrative ...................      1,135            1,257
                                                       -------          -------
          Total costs and expenses ................      6,976           20,418
                                                       -------          -------
Operating income (loss) ...........................      5,285           (5,381)
Interest income (expense), net ....................        170               (7)
                                                       -------          -------
Income (loss) before income taxes .................      5,455           (5,388)
Provision for income taxes ........................      2,182               --
                                                       -------          -------
Net income (loss) .................................    $ 3,273          $(5,388)
                                                       -------          -------
                                                       -------          -------

Net income (loss) per share -- basic and diluted ...   $  0.09          $ (0.15)
                                                       -------          -------
                                                       -------          -------

Common shares outstanding -- basic .................    37,250           36,000
                                                       -------          -------
                                                       -------          -------

Common shares outstanding -- diluted ...............    38,009           36,000
                                                       -------          -------
                                                       -------          -------

                              See accompanying notes.

                              MIPS TECHNOLOGIES, INC.
                   CONDENSED STATEMENTS OF CASH FLOWS (UNAUDITED)
                                  (IN THOUSANDS)

                                                                                        THREE MONTHS ENDED
                                                                                           SEPTEMBER 30,
                                                                                   ----------------------------
                                                                                     1998                1997
                                                                                   ---------          ---------
Operating activities:

     Net income (loss) ......................................................      $  3,273           $ (5,388)
     Adjustments to reconcile net income (loss) to cash provided by (used
        in) operations:
           Depreciation .....................................................           523              1,531
           Other non-cash charges ...........................................            42                 58
           Changes in operating assets and liabilities:
              Accounts receivable ...........................................        (1,059)               381
              Prepaid expenses and other current assets .....................            33               (767)
              Other assets ..................................................          (127)               (10)
              Accounts payable ..............................................            (4)               (27)
              Accrued liabilities ...........................................         2,322               (885)
              Deferred revenue ..............................................           408                 --
                                                                                   ---------          ---------
              Net cash flow provided by (used in) operating activities,
                 excluding Silicon Graphics financing .......................         5,411             (5,107)

Investing activities -- capital expenditures .................................         (285)              (180)
Financing activities:
     Net proceeds from issuance of common stock .............................        15,872                 --
     Payments on capital lease obligations ..................................            --               (109)
     Financing provided from Silicon Graphics ...............................            --              5,396
                                                                                   ---------          ---------
          Net cash provided by financing activities .........................        15,872              5,287
Net increase in cash ........................................................        20,998                 --
Cash and cash equivalents, beginning of period ..............................            45                 --
                                                                                   ---------          ---------
Cash and cash equivalents, end of period .....................................     $ 21,043           $     --
                                                                                   ---------          ---------
                                                                                   ---------          ---------
Supplemental disclosures of cash flow information:
     Interest paid ..........................................................      $     --           $      7
                                                                                   ---------          ---------
                                                                                   ---------          ---------

                              See accompanying notes.

                              MIPS TECHNOLOGIES, INC.

                      NOTES TO CONDENSED FINANCIAL STATEMENTS


NOTE 1.   FORMATION AND DESCRIPTION OF BUSINESS

   FORMATION OF MIPS TECHNOLOGIES, INC. (THE "COMPANY"). In June 1992, Silicon Graphics formed the Company following the merger of MIPS Computer Systems, Inc. into Silicon Graphics, which was accounted for as pooling of interests. MIPS Computer Systems, Inc. was founded in 1984 and was engaged in the design and development of RISC microprocessors for the computer systems and embedded markets. Silicon Graphics adopted the MIPS architecture for its computer systems in 1988 and acquired MIPS Computer Systems, Inc. in 1992. Following the acquisition, Silicon Graphics continued the MIPS microprocessor business through its MIPS Group (a division of Silicon Graphics), which focused primarily on the development of high-performance microprocessors for Silicon Graphics' workstations and servers. Until the last few years, cost considerations limited the broader use of these microprocessors. However, as the cost to design and manufacture microprocessors based on the MIPS technology decreased, the MIPS Group sought to penetrate the consumer market, both through supporting and coordinating the efforts of the MIPS semiconductor partners and most notably, by partnering with Nintendo in its design of the Nintendo 64 video game player and related cartridges. Revenues related to sales of Nintendo 64 game players and related cartridges currently account for the substantial majority of the Company's revenue. In order to increase the focus of the MIPS Group on the design and development of microprocessor applications dedicated to the embedded market, in December 1997, Silicon Graphics initiated a plan to separate the business of the MIPS Group from its other operations.

   In April 1998, the Board of Directors of the Company approved a transaction, pursuant to which, Silicon Graphics transferred to the Company the assets and liabilities related to the design and development of microprocessor intellectual property for embedded market applications (the "Separation"). In connection with the Separation, the Company and Silicon Graphics entered into a Corporate Agreement that provides for certain pre-emptive rights of Silicon Graphics to purchase shares of the Company's capital stock, registration rights related to shares of the Company's capital stock owned by Silicon Graphics and covenants against certain actions by the Company for as long as Silicon Graphics owns a majority of the Company's outstanding Common Stock. Furthermore, the Company and Silicon Graphics entered into a Management Services Agreement pursuant to which Silicon Graphics provides certain services to the Company followed the Separation on an interim or transitional basis.

   As of the closing of the Company's initial public offering (the "Offering"), on July 6, 1998, the Company was a majority owned subsidiary of Silicon Graphics.

   BASIS OF PRESENTATION. The accompanying financial statements, through June 30, 1998, reflect the operations of the Company's predecessor, the MIPS Group. Subsequent to June 30, 1998, the Company operated as a stand-alone company, MIPS Technologies, Inc.

   The accompanying balance sheets have been prepared using the historical basis of accounting and include all of the assets and liabilities specifically identifiable to the Company and, for certain liabilities that are not specifically identifiable, estimates have been used to allocate a portion of Silicon Graphics' liabilities to the Company. Through June 30, 1998, cash management for the Company had been done by Silicon Graphics on a centralized basis and all cash provided by Silicon Graphics has been recorded as interest-free financing from Silicon Graphics. The statement of operations for the three months ended September 30, 1998 and 1997 include all revenue and costs attributable to the Company, including a corporate allocation of the costs of facilities and employee benefits. Additionally, incremental corporate administration, finance and management costs are allocated to the Company based on certain methodologies that management believes are reasonable under the circumstances.

                              MIPS TECHNOLOGIES, INC.

     The unaudited results of operations for the interim periods shown herein are not necessarily indicative of operating results for the entire fiscal year. In the opinion of management, the condensed financial statements include all adjustments (consisting only of normal recurring accruals) necessary to present fairly the financial position, results of operations and cash flow for each interim period shown.

      The condensed financial statements have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission
(SEC) applicable to interim financial information. Certain information and footnote disclosures included in financial statements prepared in accordance with generally accepted accounting principles have been omitted in these interim statements pursuant to such SEC rules and regulations. The unaudited condensed financial statements included in this Form 10-Q should be read in conjunction with the audited financial statements and notes thereto, for the fiscal year ended June 30, 1998, included in the Company's 1998 Annual Report on Form 10-K.

NOTE 2.  COMPUTATION OF EARNINGS PER SHARE

     The following table sets forth the computation of basic and diluted earnings per share (in thousands, except per share amounts):

                                                                       Three months ended
                                                                         September 30,
                                                                ----------           ----------
                                                                   1998                 1997
                                                                ----------           ----------
Net income (loss)...............................................    $3,273              $(5,388)
                                                                ----------           ----------
                                                                ----------           ----------
Weighted-average shares outstanding -- basic....................    37,250               36,000
Effect of dilutive securities -- employee stock options.........       759                   --
                                                                ----------           ----------
Weighted-average shares outstanding -- diluted..................    38,009               36,000
                                                                ----------           ----------
                                                                ----------           ----------
Net income (loss) per share -- basic............................    $ 0.09              $ (0.15)
                                                                ----------           ----------
                                                                ----------           ----------
Net income (loss) per share -- diluted..........................    $ 0.09              $ (0.15)
                                                                ----------           ----------
                                                                ----------           ----------

                              MIPS TECHNOLOGIES, INC.

NOTE 3.   NEW ACCOUNTING PRONOUNCEMENTS

     During fiscal 1999, the Company adopted Statement of Financial Accounting Standards No. 130 "Reporting Comprehensive Income" ("SFAS 130"). There was no impact to the Company as a result of the adoption of SFAS 130, as there is no difference between the Company's reported net income (loss) and the comprehensive net income (loss) under SFAS 130 for the periods presented.

     In June 1997, the Financial Accounting and Standards Board issued Statement of Financial Accounting Standards No. 131 "Disclosures about segments of an Enterprise and Related Information" ("SFAS 131"). SFAS 131 is effective for the fiscal year ending June 30, 1999 and establishes standards for disclosure about products, geography and major customers. The adoption of SFAS 131 will have no impact on the Company's results of operation and financial condition. The Company expects that implementation of this standard will not have material effect on its annual financial statement disclosures.

NOTE 4.   CONTINGENCIES

On April 6, 1998, the Company and Silicon Graphics filed an action against ArtX, Inc. and certain employees of ArtX, Inc. in the Superior Court of the State of California alleging, among other things, misappropriation of trade secrets and breach of contractual and fiduciary duties in connection with the defendants' actions in developing graphics technology for Nintendo's next generation video game system. On April 23, 1998, Nintendo notified Silicon Graphics and the Company of its belief that the disclosure in the Company's registration statement filed with the Securities and Exchange Commission on April 21, 1998 of certain information regarding the contract for the development of the Nintendo 64 video game system constituted a breach of that contract. Silicon Graphics and the Company strongly disagree that any such breach has occurred. On May 27, 1998, Silicon Graphics, the Company, Nintendo and ArtX, Inc. entered into a memorandum of understanding pursuant to which the companies have engaged in discussions relating to a possible mutually beneficial business relationship. On the basis of this understanding, Silicon Graphics and the Company have dismissed without prejudice the pending lawsuit against ArtX, Inc., and Nintendo has agreed that, in the absence of a lawsuit against Nintendo or ArtX, Inc., it will not assert any claim that the Nintendo 64 contract has been breached in connection with the filing of the Company's registration statement.

          On April 10, 1998, the Company filed an action against Lexra, Inc., a Massachusetts company ("Lexra"), in the United States District Court for the Northern District of California, asserting claims for false advertisement, trademark infringement, trademark dilution and unfair competition. This lawsuit arose out of Lexra's claim that its newly introduced product offering is "MIPS compatible." Lexra does not have a license from the Company to use its intellectual property in connection with any Lexra products. In the suit, the Company sought injunctive relief as well as monetary damages. In May 1998, Lexra filed an answer and counterclaim seeking to cancel certain of the Company's trademarks. In September 1998, the Company has entered into a memorandum of understanding
(MOU) with Lexra, Inc. In the MOU, among other things, Lexra will no longer state that its products are "MIPS compatible". Lexra's counterclaims has also been dismissed. The Company is continuing to evaluate possible patent infringement claims against Lexra and will assert such claims if appropriate.

          In February 1998, the Company received a notice asserting that the R10000 microprocessor and potentially other microprocessors designed by the Company allegedly infringe a patent originally assigned to Control Data Corporation. The Company is evaluating these claims.

     From time to time, the Company receives communications from third parties asserting patent or other rights covering the Company's products and technologies. Based upon the Company's evaluation, it may take no action or it may seek to obtain a license. There can be no assurance in any given case that a license will be available on terms the

Company considers reasonable, or that litigation will not ensue.

     Management is not aware of any pending disputes that would be likely to have a material adverse effect on the Company's business, results of operations or financial condition.

NOTE 5.  RELATED PARTY TRANSACTIONS

     At September 30, 1998, accounts payable includes approximately $1.4 million payable to Silicon Graphics relating to payments made by Silicon Graphics to vendors on behalf of the Company.

     At September 30, 1998 accrued liabilities includes approximately $1.1 million taxes payable to Silicon Graphics in accordance with the tax sharing agreement pursuant to which the Company and Silicon Graphics will make payments to each other such that, with respect to any period, the amount of taxes to be paid by the Company, subject to certain adjustments, will be determined as though the Company were to file separate federal, state and local income tax return.

     During the quarter ended September 30, 1997, the Company was operating as a division of Silicon Graphics and was utilizing its centralized cash management services and processes relating to accounts payable and accrued liabilities. The Company's net cash requirements then were funded by Silicon Graphics.

ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

   THE FOLLOWING DISCUSSION SHOULD BE READ IN CONJUNCTION WITH THE UNAUDITED FINANCIAL STATEMENTS AND NOTES THERETO INCLUDED ELSEWHERE IN THIS REPORT. Except for the historical information contained in this quarterly report on Form 10-Q, the matters discussed herein may contain forward-looking statements that are subject to certain risks and uncertainties that could cause the Company's actual results to differ materially from those expressed or implied by such forward-looking statements. Factors that could cause such differences include, but are not limited to, Year 2000 compliance and other risks identified herein under "Factors That May Affect Our Business," and other risks included from time to time in the Company's other Securities and Exchange Commission ("SEC") reports and press releases, copies of which are available from the Company upon request. The forward-looking statements within this Quarterly Report on Form 10-Q are identified by words such as "believes", "anticipates", "expects", "intends", "may" and other similar expressions. However, these words are not the exclusive means of identifying such statements. The Company assumes no obligation to update any forward-looking statements contained herein.

RESULTS OF OPERATIONS

   REVENUE. The Company's revenue consists of royalties and contract revenue earned under contracts with its licensees. The Company generates royalties from the sale by semiconductor manufacturers of products incorporating the Company's technology. The Company also receives royalties from Nintendo relating to sales of Nintendo 64 video game players and related cartridges. Royalties may be calculated as a percentage of the revenue received by the seller on sales of such products or on a per unit basis. Contract revenue includes technology license fees and engineering service fees earned primarily under contracts with the Company's semiconductor manufacturing partners.

   Total revenue decreased by $2.8 million to $12.3 million for the three months ended September 30, 1998 from $15.0 million for the comparable period in 1997. The decrease in revenue was attributable to the absence of royalties from the graphics chip included in the Nintendo 64 game player, which reached its cap in the first half of fiscal 1998. The decrease was offset in part by an increase in royalties generated from game cartridge sales by Nintendo. Contract revenue consisted principally of license fees for the three months ended September 30, 1998 and 1997 and remained relatively flat quarter over quarter.

   COST OF CONTRACT REVENUE. Cost of contract revenue decreased to zero for the three months ended September 30, 1998 from $375,000 for the comparable period in 1997. Cost of contract revenue in the first quarter of fiscal 1998 was attributable to sublicense fees, such fees were not payable in the first quarter of fiscal 1999.

   RESEARCH AND DEVELOPMENT. Research and development expenses decreased by $12.8 million to $4.6 million for the three months ended September 30, 1998 from $17.3 million for the comparable period in 1997. The decrease in research and development expenses was primarily due to the reduction in the Company's research and development staff to 43 persons at September 30, 1998 from 258 persons at September 30, 1997. This reduction reflects the transfer from the Company to Silicon Graphics of employees engaged in the development of next generation microprocessors for Silicon Graphics' systems as well as other staff reductions associated with the Company's change in strategic direction. See "Risks Associated with Recent Shift in Strategic Direction". The Company expects research and development expenses to increase in fiscal year 1999 as it develops new designs for the digital consumer products market.

   SALES AND MARKETING, GENERAL AND ADMINISTRATIVE. Sales and marketing and general and administrative expenses decreased by $281,000 to $2.4 million for the three months ended September 30, 1998 from $2.7 million for the comparable period in 1997. The decrease was primarily due to a decrease in advertising and promotional spending. The Company expects sales and marketing and general and administrative expenses to increase in fiscal year 1999 as the Company places additional resources into marketing its technology and operating as a public company.

   INTEREST INCOME (EXPENSE). Interest income (expense) increased by $177,000 to an interest income of $170,000 for the three months ended September 30, 1998 from an interest expense of $7,000 for the comparable period in 1997. The increase was primarily due to interest income earned from investment of the proceeds of approximately $15.9 million from the Company's initial public offering, which closed on July 6, 1998.

   INCOME TAXES. Subsequent to the closing of the initial public offering, the Company, while still a part of Silicon Graphics' consolidated group for federal income tax purposes, is responsible for its income taxes through a tax sharing agreement with Silicon Graphics. Therefore, to the extent the Company produces taxable income, losses or credits, it will make or receive payments as though it filed separate federal, state and local income tax returns. The Company will be included in Silicon Graphics' consolidated group for federal income tax purposes for so long as Silicon Graphics beneficially owns at least 80% of the total voting power and value of the outstanding common stock.

   The Company recorded a provision for income taxes of $2.2 million for the three months ended September 30, 1998 compared to zero for the comparable period in 1997. The provision for the three months ended September 30, 1998 was based on an estimated federal and state combined rate of 40% on income before taxes. The net losses incurred for the three months ended September 30, 1997 are primarily attributable to the operations of the Company as a division of Silicon Graphics and were included in the income tax returns filed by Silicon Graphics. In light of both historical losses incurred, as well as the fact that, by operation of a tax sharing agreement, the Company will not receive any benefit for losses incurred or have any tax liability for any income earned up to the closing of the initial public offering, no income tax provision or benefit has been reflected for the three months ended September 30, 1997.

LIQUIDITY AND CAPITAL RESOURCES

   At September 30, 1998 the Company had cash and cash equivalents of $21.0 million and total working capital of $15.1 million, including a short-term component of deferred revenue of $33,000.

   The Company's operating activities provided net cash of $5.4 million for the three months ended September 30, 1998 compared to net cash used in
operating activities of $5.1 million for the comparable period in 1997.   In
the three months ended September 30, 1998, net cash provided by operating activities consisted mainly of net income, depreciation and an increase in accrued liabilities and deferred revenue partially offset by an increase in accounts receivable. The increases in accounts receivable and deferred revenue were due to a new license agreement completed during the quarter. The increase in accrued liabilities was the result of accrued compensation and income tax provision recorded for the three months ended September 30, 1998.

   Net cash used in investing activities was $285,000 and $180,000 for the three months ended September 30, 1998 and 1997, respectively. Net cash used in investing activities in both periods presented consisted of equipment purchases. Capital expenditures have been, and future expenditures are anticipated to be, primarily for facilities and equipment to support expansion of the Company's operations. The Company expects that its capital expenditures will increase slightly as its employee base grows.

   Net cash provided by financing activities was $15.9 million for the three months ended September 30, 1998 compared to $5.3 million for the comparable period in 1997. Net cash provided by financing activities for the three months ended September 30, 1998, consisted primarily of cash received in connection with the issuance of common stock through the Company's initial public offering, which was completed in July 1998. Financing activities for the three months ended September 30, 1997, consisted primarily of funds provided from Silicon Graphics.

   The Company's future liquidity and capital requirements are expected to vary greatly from quarter to quarter, depending on numerous factors, including, among others, the cost, timing and success of product development efforts, the cost and timing of sales and marketing activities, the extent to which the Company's existing and new technologies gain market acceptance, the level and timing of contract revenues and royalties, competing technological and market developments and the costs of maintaining and enforcing patent claims and other intellectual property rights. The Company believes that cash generated by its operations, together with the net proceeds to the Company from its initial public offering, will be sufficient to meet its projected operating and capital requirements. The Company may elect to raise additional funds through public or private financing, strategic relationships or other arrangements. Additional equity financing may be dilutive to holders of the Common Stock, and debt financing, if available, may involve restrictive covenants. Moreover, strategic relationships, if necessary to raise additional funds, may require that the Company relinquish its rights to certain of its technologies. As long as Silicon Graphics desires to maintain its percentage ownership interest in the Company, the Company may be constrained in its ability to issue Common Stock in connection with acquisitions or to raise equity capital.

FACTORS THAT MAY AFFECT OUR BUSINESS

   RISKS ASSOCIATED WITH RECENT SHIFT IN STRATEGIC DIRECTION. The Company's research and development efforts historically focused primarily on the development of high-performance microprocessor and related designs for Silicon Graphics' workstations and servers. However, as the cost to design and manufacture microprocessors based on the Company's technology decreased, the Company has sought to penetrate the market for high-volume, high-performance embedded applications by supporting and coordinating the efforts of its semiconductor partners in that area. In connection with the Separation and the Offering, the Company has formulated a new strategic direction in which its primary focus is the development of microprocessors and related designs for applications in the embedded market, including digital consumer products such as video game products, handheld personal computers and digital set-top boxes. The design and development of high-performance microprocessors for the next generation Silicon Graphics' product line is carried out by persons who have been transferred to Silicon Graphics in connection with the Separation. The Company's shift in strategic direction involves several risks, including (i) increased reliance on the evolving and highly competitive digital consumer products industry; (ii) the need for the Company to refocus its research and development efforts from microprocessors primarily for high-performance computer systems to microprocessors and related designs for use in a wide range of digital consumer products; and (iii) increased importance of the Company's sales and marketing activities and its limited experience in this area. Any failure by the Company to adequately address any of these risks could have a material adverse effect on the Company's business, results of operations and financial condition.

   UNPREDICTABLE AND FLUCTUATING OPERATING RESULTS. The Company experiences significant fluctuations in its quarterly operating results due to a variety of factors, many of which are outside of its control. Moreover, because many of the Company's revenue components fluctuate and are difficult to predict and the Company's expenses are largely independent of its revenue in any particular period, it is difficult for the Company to accurately forecast operating results. The Company's revenue in any particular quarter is dependent on a number of factors, including the demand for and average selling prices of semiconductor products that incorporate the Company's technology, the financial terms of the Company's contractual arrangements with its semiconductor partners (which may require significant up-front payments or payments based on the achievement of certain milestones), the relative mix of contract revenue and royalties, and competitive pressures resulting in lower contract revenue or royalty rates. In addition, contract revenue may fluctuate significantly from period to period and any increase or decrease in such revenue will not be indicative of future period-to-period increases or decreases. Because the Company's expense levels are based, in part, on management's expectations regarding future revenue, if revenue is below expectations in any quarter, the adverse effect may be magnified by the Company's inability to adjust spending in a timely manner to compensate for any such revenue shortfall.

   Factors that may adversely affect the Company's quarterly operating results include the Company's ability to develop, introduce and market new microprocessor intellectual property, the demand for and average selling prices of semiconductor products that incorporate the Company's technology, the establishment or loss of strategic relationships with semiconductor manufacturing partners or manufacturers of digital consumer products, the timing of new products and product enhancements by the Company and its competitors, changes in the Company's and digital consumer product manufacturers' development schedules and levels of expenditures on research and development and product support and general economic conditions. As a result, the Company's total revenue and operating results in any future period cannot be predicted with certainty, and its operating results in any quarter may not be indicative of its future performance. Moreover, the Company expects to experience seasonal fluctuations in its revenue and operating results.

   REVENUE CONCENTRATION. The Company is subject to revenue concentration risks at both the product and semiconductor manufacturing partner levels. To date, a substantial portion of the Company's total revenue has been derived from contract revenue and royalties earned on sales of video game products that use the Company's RISC-based microprocessor technology. In particular, royalties and contract revenue from Nintendo and NEC relating to sales of Nintendo 64 video game players and related cartridges accounted for 79% and 78% of the Company's total revenue for the three months ended September 30, 1998 and 1997, respectively.

   The Company anticipates that royalties related to sales of Nintendo 64 video game cartridges will represent a substantial portion of its total revenue for the next several years. However, competition in the market for home entertainment products is intense and the introduction of new products or technologies, as well as shifting consumer preferences, could negatively impact Nintendo 64 video game cartridge sales. There can be no assurance as to the amount and timing of sales of Nintendo 64 video game players and related cartridges and, consequently, there can be no assurance as to the royalty stream to the Company from such sales. In particular, the eventual introduction of the next generation Nintendo video game system is expected to result in declining sales of Nintendo 64 video game players and related cartridges, although sales of video game cartridges would be likely to continue for some time. In the near term, factors negatively affecting sales of Nintendo 64 video game cartridges could have a material adverse effect on the Company's results of operations and financial condition.

   Although the Company expects that an increasingly significant portion of its future revenue will be related to sales of digital consumer products such as handheld personal computers and set-top boxes as well as other video game products, there can be no assurance that the Company's technology will be selected for design into any such products. Accordingly, the Company may remain significantly dependent on revenue related to sales of video game products. The identity of significant products may vary from period to period depending on the addition of new contracts and the number of designs using the Company's technology.

   A significant portion of the Company's total revenue has been and is expected to continue to be derived from a limited number of semiconductor manufacturers. For the three months ended September 30, 1998 and 1997 NEC accounted for approximately 10% and 16%, respectively, of the Company's total revenue. The Company believes that NEC will continue to represent at least 10% of its total revenue for at least the next several years, although NEC is not obligated to continue using the Company's technology in its current or future products. Because there is a relatively limited number of semiconductor manufacturers to which the Company could license its technology on a basis consistent with its business model, it is likely that the Company's revenue will continue to be concentrated at the semiconductor manufacturing partner level. This revenue concentration for any given period will vary depending on the addition or expiration of contracts, the nature and timing of payments due under such contracts and the volumes and prices at which the Company's partners sell products incorporating its technology. Accordingly, the identity of particular manufacturing partners that will account for any such revenue concentration will vary from period to period and may be difficult to predict.

   SEASONALITY. Because revenue related to sales of Nintendo 64 video game cartridges is expected to represent a substantial portion of the Company's total revenue over the next several years, the Company expects to experience seasonal fluctuations in its revenue and operating results. The Company records royalty revenue from Nintendo in the quarter following the sale of the related Nintendo 64 video game cartridge. Because a disproportionate amount of Nintendo 64 video game cartridges are typically sold in the Company's second fiscal quarter (which includes the holiday selling season), a disproportionate amount of the Company's revenue and operating income is expected to be realized in its third fiscal quarter. In addition, as the Company increases its focus on microprocessor intellectual property for high-volume digital consumer products, the Company can be expected to continue to experience similar seasonal fluctuations in its revenue and operating results.

   INTELLECTUAL PROPERTY MATTERS. The Company regards its patents, copyrights, mask work rights, trademarks, trade secrets and similar intellectual property as critical to its success, and relies on a combination of patent, trademark, copyright, mask work and trade secret laws to protect its proprietary rights. Any failure of the Company to obtain or maintain adequate protection of its intellectual property rights for any reason could have a material adverse effect on its business, results of operations and financial condition. Subject to the grant of a license to Silicon Graphics, the Company owns approximately 51 U.S. patents on various aspects of its technology, with expiration dates ranging from 2006 to 2015, approximately 24 pending U.S. patent applications as well as all foreign counterparts relating thereto. There can be no assurance that patents will issue from any patent applications submitted by the Company, that any patents held by the Company will not be challenged, invalidated or circumvented or that any claims allowed from its patents will be of sufficient scope or strength to provide meaningful protection or any commercial advantage to the Company. In addition, there can be no assurance that third parties will not assert claims of infringement against the Company or against the Company's semiconductor manufacturing partners in connection with their use of the Company's technology. Such claims, even those without merit, could be time consuming, result in costly litigation and/or require the Company to enter into royalty or licensing agreements. Such royalty or licensing agreements, if required, may not be available on terms acceptable to the Company, or at all. Moreover, the laws of certain foreign countries may not protect the Company's intellectual property to the same extent as do the laws of the United States and, because of the importance of the Company's intellectual property rights to its business, this could have a material adverse effect on its business, results of operations and financial condition.

   The Company also uses licensing agreements and employee and third party nondisclosure and assignment agreements to limit access to and distribution of its proprietary information and to obtain ownership of technology prepared on a work-for-hire basis. There can be no assurance that the steps taken by the Company to protect its intellectual property rights will be adequate to deter misappropriation of such rights or that the Company will be able to detect unauthorized uses and take immediate or effective steps to enforce its rights. There can also be no assurance that the steps taken by the Company to obtain ownership of contributed intellectual property will be sufficient to assure its ownership of all proprietary rights. The Company also relies on unpatented trade secrets to protect its proprietary technology. No assurance can be given that others will not independently develop or otherwise acquire the same or substantially equivalent technologies or otherwise gain access to the Company's proprietary technology or disclose such technology or that the Company can ultimately protect its rights to such unpatented proprietary technology. In addition, no assurance can be given that third parties will not obtain patent rights to such unpatented trade secrets, which patent rights could be used to assert infringement claims against the Company. From time to time the Company has entered, and in the future may enter, into cross licensing arrangements with others, pursuant to which the Company licenses certain of its patents in exchange for patent licenses from such licensees. Although these types of cross licensing arrangements are common in the semiconductor and microprocessor industries, and do not generally provide for transfers of know-how or other proprietary information, such arrangements may facilitate the ability of such licensees, either alone or in conjunction with others, to develop competitive products and designs.

   The Company and Silicon Graphics have entered into arrangements pursuant to which certain intellectual property was assigned to the Company, subject to the grant of a license to Silicon Graphics; certain intellectual property was retained by Silicon Graphics, subject to the grant of a license to the Company; and certain intellectual property was retained by Silicon Graphics without any ongoing interest to the Company. The Company's inability to use Silicon Graphics' intellectual property in the future could have a material adverse affect on its business and results of operations. In the past, the MIPS Group has benefited from its status as a division of Silicon Graphics in its access to the intellectual property of third parties through licensing arrangements or otherwise, and in the negotiation of the financial and other terms of any such arrangements. As a result of the Separation, there can be no assurance that the Company will be able to negotiate commercially attractive intellectual property licensing arrangements with third parties in the future, particularly if the Company ceases to be a majority-owned subsidiary of Silicon Graphics. In addition, in connection with any future intellectual property infringement claims, the Company will not have the benefit of asserting counterclaims based on Silicon Graphics' intellectual property portfolio, nor will the Company be able to provide licenses to Silicon Graphics' intellectual property in order to resolve such claims.

   YEAR 2000 COMPLIANCE. The Company is currently examining the Year 2000 issue. The Company believes its products are Year 2000 compliant; however, the Company is initiating a program to prepare its information technology ("IT") and related non-IT and processes for the Year 2000 and plans to have changes to critical systems completed by the third quarter of calendar year 1999 to allow time for testing.

   Management is assessing the Year 2000 project costs and expects the assessment to be complete by the end of the second quarter of fiscal 1999, but based on preliminary estimates, the costs of any necessary actions are not expected to be material to the Company's results of operations or financial condition.

   The Company intends to cooperate with its manufacturing partners and others with which it does business to coordinate Year 2000 compliance with operational processes and marketed products, although the Company is unable to evaluate the Year 2000 compliance of products and technology developed by third parties that incorporates the Company's technology. To the extent that any such third-party product or technology fails to be Year 2000 compliant, the Company may be adversely affected due to its association with such product or technology. The Company will also be contacting critical suppliers of products and services to determine that the suppliers' operations and the products and services they provide are Year 2000 capable or to monitor their progress toward Year 2000 capability. The Company may develop contingency plans should the need arise. There can be no assurance that another company's failure to ensure Year 2000 capability would not have an adverse effect on the Company.

   LACK OF INDEPENDENT OPERATING HISTORY. The Company has never operated as a stand-alone company. The Company continues to be a majority owned subsidiary of Silicon Graphics, however, Silicon Graphics will have no obligation to provide assistance to the Company. The Company will be required to develop and implement the operational, administrative and other systems and infrastructure necessary to support its current and future business. There can be no assurance that the Company will be able to develop the necessary systems and infrastructure and any failure to do so could have an adverse effect on the Company's business, results of operations and financial condition.

   NEW PRODUCT DEVELOPMENT AND TECHNOLOGICAL CHANGE. The Company's success is highly dependent on its ability to develop enhancements and new generations of its microprocessor intellectual property, introduce them to the marketplace in a timely manner, and have them incorporated into semiconductor products that are ultimately selected for design into the products of leading digital consumer product manufacturers. There can be no assurance that the Company's development efforts will be successful or that the characteristics of its microprocessor intellectual property will satisfy those that may be critical to specific applications in the embedded market. To the extent that the Company's development efforts are unsuccessful or the characteristics of its microprocessor intellectual property are not compatible with the requirements of specific digital consumer product applications, its ability to achieve design wins may be limited. Failure to achieve sufficient design wins could have a material adverse effect on the Company's business, results of operations and financial condition.

   Technical innovations of the type critical to the Company's success are inherently complex. Any failure by the Company to anticipate or respond adequately to changes in the requirements of digital consumer product manufacturers or in the semiconductor manufacturing process, or any significant delays in the development or introduction of new microprocessor intellectual property, could have a material adverse effect on the Company's business, results of operations and financial condition. Moreover, significant technical innovations generally require a substantial investment before their commercial viability is determined. There can be no assurance that the Company will have the financial resources necessary to fund the future development of microprocessor and related designs. In addition, there can be no assurance that any enhancements or new generations of the Company's technology, even if successfully developed, will generate revenue in excess of the costs of development or not be quickly rendered obsolete by changing consumer preferences, the introduction of products embodying new technologies or features or other technological developments in the semiconductor and digital consumer products industries.

   DEPENDENCE ON DIGITAL CONSUMER PRODUCTS INDUSTRY. The digital consumer products industry will be the primary market for the Company's microprocessor and related designs. The Company's success will be dependent upon the level of consumer acceptance of the products that incorporate its technology, which may be affected by changing consumer preferences and the introduction of products embodying new technologies or features. In addition, certain digital consumer products such as video game products may present limited opportunities for design wins due to a limited number of product manufacturers and the length of product life cycles. Many applications in the digital consumer products industry, such as handheld personal computers and set-top boxes, have only recently been introduced to the market and the level of consumer interest and acceptance is difficult to predict. Factors negatively affecting the digital consumer products industry and the demand for digital consumer products, such as the failure to develop industry standards for hardware and software or to achieve adequate product cost reductions, could have a material adverse effect on the Company's business, results of operations and financial condition. Moreover, to the extent that the performance, functionality, price and power characteristics of the Company's microprocessor designs do not satisfy those that may be critical to specific digital consumer product applications, the Company's dependence on the digital consumer products industry may be further confined to a limited segment of that industry.

   RELIANCE ON MANUFACTURING PARTNERS. The Company does not manufacture or sell microprocessors containing its technology. Rather, the Company licenses its technology to semiconductor manufacturers that incorporate the Company's technology into the products they sell. In some cases, these manufacturing partners also add custom integration services and derivative design technologies to the Company's microprocessor designs. Accordingly, the Company's success is substantially dependent on the adoption and continued use of its technology by semiconductor manufacturers. The Company faces numerous risks in obtaining agreements with semiconductor manufacturers on terms consistent with its business model, including, among others, the lengthy and expensive process of building a relationship with a potential partner before there is any assurance of an agreement; persuading large semiconductor companies to work with, to rely for critical technology on, and to disclose proprietary manufacturing technology to, the Company; and persuading potential partners to bear certain development costs associated with the Company's technology and to make the necessary investment to successfully produce embedded microprocessors using the Company's technology. Moreover, none of the Company's manufacturing partners is obligated to license new or future generations of the Company's microprocessor designs.

   The Company is also subject to many risks beyond its control that influence the success of its semiconductor manufacturing partners, including, among others, the highly competitive environment in which its current and any future partners operate, the market for their products and the engineering capabilities and financial and other resources of its partners. The Company also believes that its principal competition may come from semiconductor manufacturers, including its current manufacturing partners that internally develop products using similar or alternative technologies. Any such competition may adversely affect the Company's existing relationships and its ability to establish new relationships. Moreover, the Company's relationships with certain of its existing partners may be negatively affected by its separation from Silicon Graphics, insofar as Silicon Graphics' status as a customer of such partners has been a factor in establishing and maintaining such relationships or in negotiating the financial and other terms of the contractual arrangements with such partners.

   The Company currently has seven semiconductor manufacturing partners. There can be no assurance that the Company will be successful in maintaining relationships with its current manufacturing partners or in entering into new relationships with additional partners. Any failure by the Company to establish or maintain such relationships could have a material adverse effect on the Company's business, results of operations and financial condition.

   DEPENDENCE ON DIGITAL CONSUMER PRODUCT MANUFACTURERS. The timing and amount of royalties received by the Company is directly affected by sales of consumer products incorporating the Company's technology. Accordingly, the Company's success is substantially dependent upon the adoption of its technology by digital consumer product manufacturers. The Company is subject to many risks beyond its control that influence the success or failure of a particular digital consumer product manufacturer, including, among others, competition faced by the manufacturer in its particular industry; market acceptance of the manufacturer's products; the engineering, marketing and management capabilities of the manufacturer; technical challenges unrelated to the Company's technology faced by the manufacturer in developing its products; and the financial and other resources of the manufacturer. The process of persuading digital consumer product manufacturers to adopt the Company's technology can be lengthy and, even if adopted, there can be no assurance that the Company's technology will be used in a product that is ultimately brought to market, achieves commercial acceptance or results in meaningful royalties to the Company. The failure of manufacturers in the digital consumer products industry to adopt the Company's technology for incorporation into their products could have a material adverse effect on the Company's business, results of operations and financial condition. Furthermore, because the Company does not control the business practices of its licensees, it has no ability to establish the prices at which the products incorporating its technology are made available to digital consumer product manufacturers or the degree to which its licensees promote the Company's technology to such manufacturers.

   COMPETITION. Competition in the market for embedded microprocessors is intense. The Company believes that the principal competitive factors in the industry are performance, functionality, price, customizability and power consumption. The Company competes primarily against ARM Holdings plc. and Hitachi Semiconductor (America) Inc. The Company also competes against certain semiconductor manufacturers whose product lines include microprocessors for embedded and non-embedded applications, including Intel Corporation, National Semiconductor Corporation, Advanced Micro Devices, Inc. and Motorola, Inc. In addition, the Company must continue to differentiate its microprocessor and related designs from those available or under development by the internal design groups of semiconductor manufacturers, including its current and prospective manufacturing partners. Many of these internal design groups have substantial programming and design resources and are part of larger organizations, which have substantial financial and marketing resources. There can be no assurance that internal design groups will not develop products that compete directly with those of the Company or will not actively seek to license their own technology to third-party semiconductor manufacturers. Certain of the Company's competitors have greater name recognition and customer bases as well as greater financial and marketing resources than the Company, and such competition could adversely affect the Company's business, results of operations and financial condition.

   DEPENDENCE ON KEY PERSONNEL. The Company's success depends in part on the continued contributions of its key management, technical, sales and marketing personnel, many of whom are highly skilled and difficult to replace. In addition, the Company's business plan requires, and its future operating results depend in significant part upon, the identification and hiring of additional highly skilled personnel, particularly technical personnel for its anticipated research and development activities. Competition for qualified personnel, particularly those with significant experience in the semiconductor and microprocessor design industries, is intense. The loss of the services of any of the key personnel, the inability to attract and retain qualified personnel in the future or delays in hiring personnel, particularly technical personnel, could have a material adverse effect on the Company's business, operating results and financial condition.

   RISKS ASSOCIATED WITH INTERNATIONAL OPERATIONS. A substantial portion of the Company's revenue is derived from outside the United States. For the three months ended September 30, 1998 and 1997, revenue from customers outside the United States, primarily in Japan, represented approximately 87% and 91% respectively, of the Company's total revenue. The Company anticipates that revenue from international customers primarily in Asia, will continue to represent a substantial portion of its total revenue. To date, substantially all of the Company's revenue from international customers has been denominated in U.S. dollars. However, to the extent that sales to digital consumer product manufacturers by the Company's manufacturing partners are denominated in foreign currencies, royalties received by the Company on such sales could be subject to fluctuations in currency exchange rates. In addition, if the effective price of the technology sold by the Company to its partners were to increase as a result of fluctuations in foreign currency exchange rates, demand for the Company's technology could fall which would, in turn, reduce the Company's royalties. The Company is unable to predict the amount of non-U.S. dollar denominated revenue earned by its licensees. Therefore, the Company has not historically attempted to mitigate the effect that currency fluctuations may have on its revenue, and does not presently intend to do so in the future. The relative significance of the Company's international operations exposes it to a number of additional risks including political and economic instability, longer accounts receivable collection periods and greater difficulty in collection of accounts receivable, reduced or limited protection for intellectual property, export license requirements, tariffs and other trade barriers and potentially adverse tax consequences. Several countries in Asia are experiencing a severe economic crisis, characterized by reduced economic activity, lack of liquidity, highly volatile foreign currency exchange and interest rates and unstable stock markets. Several of the Company's semiconductor partners sell products into Asia that incorporate the Company's microprocessor and related designs. Any negative impact of the circumstances in Asia on its sales of such products by the Company's semiconductor partners could have a negative impact on its royalty revenue. There can be no assurance that the Company will be able to sustain revenue derived from international customers or that the foregoing factors will not have a material adverse effect on the Company's business, operating results and financial condition.

   MANAGEMENT OF GROWTH. The Company has limited managerial, financial, engineering and other resources and may not be equipped to manage successfully any future periods of rapid growth or expansion. In addition, the Company's business plan requires that it identify and hire additional highly skilled technical personnel during fiscal 1999 to staff its anticipated research and development activities. Recruitment and integration of these additional employees, as well as any future periods of rapid growth or expansion, can be expected to place significant strains on the Company's resources, which may be exacerbated by the Company's recent shift in strategic direction. Digital consumer product manufacturers as well as the Company's semiconductor manufacturing partners typically require significant engineering support in the design, testing and manufacture of products incorporating the Company's technology. As a result, any increase in the adoption of the Company's technology will increase the strain on the Company's personnel, particularly its engineers. The Company's future growth will also depend on its ability to implement operational, financial and management information and control systems and procedures necessary to operate as a stand-alone company and without the financial, operational, managerial and administrative support previously provided by Silicon Graphics.

ITEM 3.  QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK.

     NOT APPLICABLE.

                                   EXHIBIT 99.3

                                   UNITED STATES
                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549


                                     FORM 10-Q


(MARK ONE)
             [X] QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15 (d) OF THE
                          SECURITIES EXCHANGE ACTS OF 1934.

                   FOR THE QUARTERLY PERIOD ENDED DECEMBER 31, 1998

                                          OR

             [ ] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15 (d) OF THE
 SECURITIES EXCHANGE ACT OF 1934.   FOR THE TRANSITION PERIOD FROM     TO     .


                          COMMISSION FILE NUMBER 000-24487


                              MIPS Technologies, Inc.
               (Exact name of registrant as specified in its charter)

           DELAWARE                                       77-0322161
(State or other jurisdiction of                        (I.R.S. Employer
Incorporation or organization)                       Identification Number)


                 1225 CHARLESTON ROAD, MOUNTAIN VIEW, CA  94043-1353
                       (Address of principal executive offices)

         Registrants' telephone number, including area code:  (650) 567-5000

--------------------------------------------------------------------------------



     Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such
filing requirements for the past 90 days. Yes [X]   No[ ]


     The number of outstanding shares of the Registrant's Common Stock, $.001 par value, was 37,292,286 as of January 31, 1999.

                            PART I - FINANCIAL INFORMATION

ITEM 1.  FINANCIAL STATEMENTS.

                               MIPS TECHNOLOGIES, INC.
                        CONDENSED CONSOLIDATED BALANCE SHEETS
                          (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                    DECEMBER 31,    JUNE 30,
                                                                        1998        1998 (1)
                                                                    -----------   -----------
                                        ASSETS                      (unaudited)
Current assets:
     Cash and cash equivalents . . . . . . . . . . . . . . . . .     $ 26,052     $     45
     Accounts receivable . . . . . . . . . . . . . . . . . . . .        2,602          250
     Prepaid expenses and other current assets . . . . . . . . .          453          618
                                                                    -----------   -----------
       Total current assets. . . . . . . . . . . . . . . . . . .       29,107          913
Equipment and furniture, net . . . . . . . . . . . . . . . . . .        3,155        2,787
Other assets . . . . . . . . . . . . . . . . . . . . . . . . . .        1,027          996
                                                                    -----------   -----------
                                                                     $ 33,289     $  4,696
                                                                    -----------   -----------
                                                                    -----------   -----------

                        LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
     Accounts payable. . . . . . . . . . . . . . . . . . . . . .     $  3,661     $  3,087
     Accrued liabilities . . . . . . . . . . . . . . . . . . . .        6,381        2,356
                                                                    -----------   -----------
       Total current liabilities . . . . . . . . . . . . . . . .       10,042        5,443
Deferred revenue, less current portion . . . . . . . . . . . . .          375           --
Stockholders' equity (deficit):
     Common stock, $0.001 par value: 150,000,000 shares
       authorized; issued and outstanding:  37,292,286 shares at
       December 31, 1998 and 36,000,000 shares at June 30,
       1998. . . . . . . . . . . . . . . . . . . . . . . . . . .           37           36
     Additional paid-in capital. . . . . . . . . . . . . . . . .      136,235      120,041
     Accumulated deficit . . . . . . . . . . . . . . . . . . . .     (113,400)    (120,824)
                                                                    -----------   -----------
       Total stockholders' equity (deficit). . . . . . . . . . .       22,872         (747)
                                                                    -----------   -----------
                                                                     $ 33,289     $  4,696
                                                                    -----------   -----------
                                                                    -----------   -----------

(1) The balance sheet at June 30, 1998 has been derived from audited financial statements at that date but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.


                               See accompanying notes.

                              MIPS TECHNOLOGIES, INC.
            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
                       (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                       THREE MONTHS ENDED              SIX MONTHS ENDED
                                                           DECEMBER 31,                  DECEMBER 31,
                                                           ------------                  ------------
                                                        1998           1997           1998           1997
                                                        ----           ----           ----           ----
Revenue:
     Royalties                                  $     13,243   $     12,472   $     24,854   $     26,759
     Contract revenue                                  1,750             77          2,400            827
                                                ------------   ------------   ------------   ------------
          Total revenue                               14,993         12,549         27,254         27,586
Costs and expenses:
     Cost of contract revenue                            125           ----            125            375
     Research and development                          4,667         17,789          9,223         35,127
     Sales and marketing                               1,730          1,462          3,019          2,910
     General and administrative                        1,821          1,038          2,956          2,295
     Restructuring charge                               ----          2,614           ----          2,614
                                                ------------   ------------   ------------   ------------
          Total costs and expenses                     8,343         22,903         15,323         43,321
                                                ------------   ------------   ------------   ------------
Operating income (loss)                                6,650        (10,354)        11,931        (15,735)
Interest income (expense), net                           264             (4)           438            (11)
                                                ------------   ------------   ------------   ------------
Income (loss) before income taxes                      6,914        (10,358)        12,369        (15,746)
Provision for income taxes                             2,766           ----          4,948           ----
                                                ------------   ------------   ------------   ------------
Net income (loss)                              $       4,148    $   (10,358)  $      7,421   $    (15,746)
                                                ------------   ------------   ------------   ------------
                                                ------------   ------------   ------------   ------------
Net income (loss) per share - basic            $        0.11    $     (0.29)  $       0.20   $      (0.44)
                                                ------------   ------------   ------------   ------------
                                                ------------   ------------   ------------   ------------
Net income (loss) per share - diluted          $        0.11    $     (0.29)  $       0.19   $      (0.44)
                                                ------------   ------------   ------------   ------------
                                                ------------   ------------   ------------   ------------

Common shares outstanding - basic                     37,267         36,000         37,225         36,000
                                                ------------   ------------   ------------   ------------
                                                ------------   ------------   ------------   ------------
Common shares outstanding - diluted                   38,536         36,000         38,239         36,000
                                                ------------   ------------   ------------   ------------
                                                ------------   ------------   ------------   ------------


                               See accompanying notes.

                               MIPS TECHNOLOGIES, INC.
             CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
                                   (IN THOUSANDS)

                                                                                           SIX MONTHS ENDED
                                                                                             DECEMBER 31,
                                                                                             ------------
                                                                                          1998          1997
                                                                                          ----          ----
Operating activities:
     Net income (loss) . . . . . . . . . . . . . . . . . . . . . . . . . . .           $  7,421       $(15,746)
     Adjustments to reconcile net income (loss) to cash provided by (used in)
          operations:
          Depreciation . . . . . . . . . . . . . . . . . . . . . . . . . . .                997          3,063
          Other non-cash charges . . . . . . . . . . . . . . . . . . . . . .                133            116
          Restructuring charges. . . . . . . . . . . . . . . . . . . . . . .              ----           2,614
          Changes in operating assets and liabilities: . . . . . . . . . . .
               Accounts receivable . . . . . . . . . . . . . . . . . . . . .             (2,352)         ----
               Accounts payable. . . . . . . . . . . . . . . . . . . . . . .                574           (381)
               Other assets and liabilities. . . . . . . . . . . . . . . . .              4,446            (91)
                                                                                       --------       --------
               Net cash flow provided by (used in) operating activities,
                   excluding Silicon Graphics financing. . . . . . . . . . .             11,219        (10,425)
Investing activities - capital expenditures  . . . . . . . . . . . . . . . .             (1,365)          (452)
Financing activities:
     Net proceeds from issuance of common stock. . . . . . . . . . . . . . .             16,150          ----
     Payments on capital lease obligations . . . . . . . . . . . . . . . . .              ----            (218)
     Financing provided from Silicon Graphics. . . . . . . . . . . . . . . .              ----          11,095
                                                                                       --------       --------
               Net cash provided by financing activities . . . . . . . . . .             16,150         10,877
Effect of exchange rate changes on cash. . . . . . . . . . . . . . . . . . .                  3          ----
                                                                                       --------       --------
Net increase in cash . . . . . . . . . . . . . . . . . . . . . . . . . . . .             26,007          ----
Cash and cash equivalents, beginning of period . . . . . . . . . . . . . . .                 45          ----
                                                                                       --------
Cash and cash equivalents, end of period . . . . . . . . . . . . . . . . . .           $ 26,052       $  ----
                                                                                       --------       --------
                                                                                       --------       --------
Supplemental disclosures of cash flow information:
     Interest paid . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           $  ----        $     10
                                                                                       --------       --------
                                                                                       --------       --------


                               See accompanying notes.

                               MIPS TECHNOLOGIES, INC.

                NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.   FORMATION AND DESCRIPTION OF BUSINESS

     FORMATION OF MIPS TECHNOLOGIES, INC. (THE "COMPANY").   MIPS Technologies'
predecessor, MIPS Computer Systems, Inc., was founded in 1984 and was engaged in the design and development of RISC processors for the computer systems and embedded markets. Silicon Graphics, Inc. ("Silicon Graphics") adopted the MIPS architecture for its computer systems in 1988 and acquired MIPS Computer Systems, Inc. in 1992. Following the acquisition, Silicon Graphics continued the MIPS processor business through its MIPS Group (a division of Silicon Graphics), which focused primarily on the development of high-performance processors for Silicon Graphics' workstations and servers. Until the last few years, cost considerations limited the broader use of these processors.
However, as the cost to design and manufacture processors based on the MIPS technology decreased, the MIPS Group sought to penetrate the consumer market, both through supporting and coordinating the efforts of the MIPS semiconductor partners and most notably, by partnering with Nintendo in its design of the Nintendo 64 video game player and related cartridges. Revenues related to sales of Nintendo 64 game players and related cartridges currently account for the substantial majority of the Company's revenue. In order to increase the focus of the MIPS Group on the design and development of processor applications dedicated to the embedded market, in December 1997, Silicon Graphics initiated a plan to separate the business of the MIPS Group from its other operations.

     In April 1998, the Board of Directors of the Company approved a transaction, pursuant to which, Silicon Graphics transferred to the Company the assets and liabilities related to the design and development of processor intellectual property for embedded market applications (the "Separation"). In connection with the Separation, the Company and Silicon Graphics entered into a Corporate Agreement that provides for certain pre-emptive rights of Silicon Graphics to purchase shares of the Company's capital stock, registration rights related to shares of the Company's capital stock owned by Silicon Graphics and covenants against certain actions by the Company for as long as Silicon Graphics owns a majority of the Company's outstanding common stock. Furthermore, the Company and Silicon Graphics entered into a Management Services Agreement pursuant to which Silicon Graphics provides certain services to the Company following the Separation on an interim or transitional basis.

     Since the closing of the Company's initial public offering (the "Offering") on July 6, 1998, the Company has been a majority owned subsidiary of Silicon Graphics.

     MIPS Technologies International A.G., a wholly owned Swiss subsidiary, was incorporated on November 20, 1998. MIPS Denmark Development Center, located in Copenhagen, Denmark, and a branch of the Swiss subsidiary, was opened on December 1, 1998. The development center will work on product development as well as provide support and design expertise for the Company's European-based customers.

     BASIS OF PRESENTATION. The accompanying financial statements, through June 30, 1998, reflect the operations of the Company's predecessor, the MIPS Group. The balance sheet as of June 30, 1998 has been prepared using the historical basis of accounting and includes all of the assets and liabilities specifically identifiable to the Company and, for certain liabilities that are not specifically identifiable, estimates have been used to allocate a portion of Silicon Graphics' liabilities to the Company. Through June 30, 1998, cash management for the Company had been done by Silicon Graphics on a centralized basis and all cash provided by Silicon Graphics has been recorded as interest-free

                               MIPS TECHNOLOGIES, INC.

financing from Silicon Graphics. The statement of operations for the six months ended December 31, 1997 includes all revenue and costs attributable to the Company, including a corporate allocation from Silicon Graphics of the costs of facilities and employee benefits. Additionally, incremental corporate administration, finance and management costs have been allocated to the Company based on certain methodologies that management believes are reasonable under the circumstances. Subsequent to June 30, 1998, the Company operated as a stand-alone company, MIPS Technologies, Inc. The consolidated financial statements includes the accounts of the Company and its wholly owned Swiss subsidiary, MIPS Technologies International A.G., after elimination of intercompany transactions and balances.

     The unaudited results of operations for the interim periods shown herein are not necessarily indicative of operating results for the entire fiscal year. In the opinion of management, the condensed consolidated financial statements include all adjustments (consisting only of normal recurring accruals) necessary to present fairly the financial position, results of operations and cash flow for each interim period shown.

     The condensed consolidated financial statements have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission (SEC) applicable to interim financial information. Certain information and footnote disclosures included in financial statements prepared in accordance with generally accepted accounting principles have been omitted in these interim statements pursuant to such SEC rules and regulations. The unaudited condensed consolidated financial statements included in this Form 10-Q should be read in conjunction with the audited financial statements and notes thereto, for the fiscal year ended June 30, 1998, included in the Company's 1998 Annual Report on Form 10-K.

NOTE 2.  COMPUTATION OF EARNINGS PER SHARE

     The following table sets forth the computation of basic and diluted earnings per share (in thousands, except per share amounts):

                                                                          Three Months Ended             Six Months Ended
                                                                              December 31,                  December 31,
                                                                              ------------                  ------------
                                                                          1998           1997           1998           1997
                                                                        --------       --------       --------       --------
Net income (loss). . . . . . . . . . . . . . . . . . . . . . . . . . .  $  4,148       $(10,358)      $  7,421       $(15,746)
                                                                        --------       --------       --------       --------
                                                                        --------       --------       --------       --------

Weighted - average shares outstanding - basic. . . . . . . . . . . . .    37,267         36,000         37,225         36,000
Effect of dilutive securities-employee stock options . . . . . . . . .     1,269          ----           1,014          ----
                                                                        --------       --------       --------       --------

Weighted - average shares outstanding - diluted. . . . . . . . . . . .    38,536         36,000         38,239         36,000
                                                                        --------       --------       --------       --------
                                                                        --------       --------       --------       --------

Net income (loss) per share - basic. . . . . . . . . . . . . . . . . .  $   0.11       $  (0.29)      $   0.20         $(0.44)
                                                                        --------       --------       --------       --------
                                                                        --------       --------       --------       --------
Net income (loss) per share - diluted. . . . . . . . . . . . . . . . .  $   0.11       $  (0.29)      $   0.19         $(0.44)
                                                                        --------       --------       --------       --------
                                                                        --------       --------       --------       --------

                              MIPS TECHNOLOGIES, INC.

NOTE 3.   NEW ACCOUNTING PRONOUNCEMENTS

     During fiscal 1999, the Company adopted Statement of Financial Accounting Standards No. 130 "Reporting Comprehensive Income" ("SFAS 130"). There was no impact to the Company as a result of the adoption of SFAS 130, as there is no material difference between the Company's reported net income (loss) and the comprehensive net income (loss) under SFAS 130 for the periods presented.

     In June 1997, the Financial Accounting and Standards Board issued Statement of Financial Accounting Standards No. 131 "Disclosures about Segments of an Enterprise and Related Information" ("SFAS 131"). SFAS 131 is effective for the fiscal year ending June 30, 1999 and establishes standards for disclosure about products, geography and major customers. The adoption of SFAS 131 will have no impact on the Company's results of operation and financial condition. The Company expects that implementation of this standard will not have material effect on its annual financial statement disclosures.

NOTE 4.   CONTINGENCIES

     On April 6, 1998, the Company and Silicon Graphics filed an action against ArtX, Inc. and certain employees of ArtX, Inc. in the Superior Court of the State of California alleging, among other things, misappropriation of trade secrets and breach of contractual and fiduciary duties in connection with the defendants' actions in developing graphics technology for Nintendo's next generation video game system. On April 23, 1998, Nintendo notified Silicon Graphics and the Company of its belief that the disclosure in the Company's Form S-1 registration statement filed with the Securities and Exchange Commission on April 21, 1998 of certain information regarding the contract for the development of the Nintendo 64 video game system constituted a breach of that contract. Silicon Graphics and the Company strongly disagree that any such breach has occurred. On May 27, 1998, Silicon Graphics, the Company, Nintendo and ArtX, Inc. entered into a memorandum of understanding pursuant to which Silicon Graphics and the Company dismissed without prejudice the pending lawsuit against ArtX, Inc., and Nintendo has agreed that, in the absence of a lawsuit against Nintendo or ArtX, Inc., it will not assert any claim that the Nintendo 64 contract has been breached in connection with the filing of the Company's registration statement.

     On April 10, 1998, the Company filed an action against Lexra, Inc., a Massachusetts company ("Lexra"), in the United States District Court for the Northern District of California, asserting claims for false advertisement, trademark infringement, trademark dilution and unfair competition. This lawsuit arose out of Lexra's claim that its newly introduced product offering is "MIPS compatible." Lexra does not have a license from the Company to use its intellectual property in connection with any Lexra products. In the suit, the Company sought injunctive relief as well as monetary damages. In May 1998, Lexra filed an answer and counterclaim seeking to cancel certain of the Company's trademarks. In September 1998, the Company entered into a memorandum of understanding (MOU) with Lexra, Inc. In the MOU, among other things, Lexra
will no longer state that its products are "MIPS compatible".    In December
1998, the Company and Lexra entered into a Settlement Agreement, and on January 8, 1999, the lawsuit was dismissed.

     In February 1998, the Company received a notice asserting that the R10000 processor and potentially other processors designed by the Company allegedly infringe a patent originally assigned to Control Data Corporation. Effective December 15, 1998, Silicon Graphics, the Company, and the holder of the patent entered into a Settlement and Non-Exclusive License Agreement resolving the matter.

                              MIPS TECHNOLOGIES, INC.

     From time to time, the Company receives communications from third parties asserting patent or other rights covering the Company's products and technologies. Based upon the Company's evaluation, it may take no action or it may seek to obtain a license. There can be no assurance in any given case that a license will be available on terms the Company considers reasonable, or that litigation will not ensue. In addition, the Company is continuing to evaluate possible patent infringement claims against third parties and may assert such claims, if appropriate.

     Management is not aware of any pending disputes that would be likely to have a material adverse effect on the Company's business, results of operations or financial condition.

NOTE 5.  RELATED PARTY TRANSACTIONS

     At December 31, 1998, accounts payable includes approximately $207,000 payable to Silicon Graphics related to certain administrative and corporate support services provided by Silicon Graphics on behalf of the Company and approximately $2.7 million taxes payable to Silicon Graphics in accordance with the tax sharing agreement pursuant to which the Company and Silicon Graphics will make payments to each other such that, with respect to any period, the amount of taxes to be paid by the Company, subject to certain adjustments, will be determined as though the Company were to file separate federal, state and local income tax returns.

     During the six months ended December 31, 1997, the Company was operating as a division of Silicon Graphics and was utilizing its centralized cash management services and processes relating to accounts payable and accrued liabilities. The Company's net cash requirements then were funded by Silicon Graphics.

NOTE 6.  SUBSEQUENT EVENTS

     On January 29, 1999, the Company filed a preliminary proxy statement with the U.S. Securities and Exchange Commission relating to a special meeting of its stockholders called for the purpose of approving a proposal to recapitalize the authorized capital stock of the Company, including (i) the approval and adoption of an amended and restated certificate of incorporation and by-laws of the Company pursuant to which each issued and outstanding share of the Company's common stock, par value $0.001 per share, will be redesignated as one share of newly created and issued Class A common stock, par value $0.001 per share, of the Company and (ii) the exchange by Silicon Graphics, Inc. of each share of Class A Common Stock it will own for one share of newly created and issued Class B common stock, par value $0.001 per share, of the Company. The recapitalization was designed to permit an orderly, multi-step increase in the number of shares of MIPS Technologies common stock that are publicly traded while preserving Silicon Graphics' ability to divest of its interest in MIPS Technologies in a transaction intended to qualify generally as a tax-free distribution under the Internal Revenue Code.

ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF RESULTS OF OPERATIONS AND FINANCIAL CONDITION

     THE FOLLOWING DISCUSSION SHOULD BE READ IN CONJUNCTION WITH THE UNAUDITED FINANCIAL STATEMENTS AND NOTES THERETO INCLUDED ELSEWHERE IN THIS REPORT. Except for the historical information contained in this quarterly report on Form 10-Q, the matters discussed herein may contain forward-looking statements that are subject to certain risks and uncertainties that could cause the Company's actual results to differ materially from those expressed or implied by such forward-looking statements. Factors that could cause such differences include, but are not limited to, those identified herein under "Factors That May Affect Our Business," and other risks included from time to time in the Company's other Securities and Exchange Commission ("SEC") reports and press releases, copies of which are available from the Company upon request. The forward-looking statements within this Quarterly Report on Form 10-Q are identified by words such as "believes", "anticipates", "expects", "intends", "may" and other similar expressions. However, these words are not the exclusive means of identifying such statements. The Company assumes no obligation to update any forward-looking statements contained herein.

RESULTS OF OPERATIONS

     REVENUE. The Company's revenue consists of royalties and contract revenue earned under contracts with its licensees. The Company generates royalties from the sale by semiconductor manufacturers of products incorporating the Company's technology. The Company also receives royalties from Nintendo relating to sales of Nintendo 64 video game players and related cartridges. Royalties may be calculated as a percentage of the revenue received by the seller on sales of such products or on a per unit basis. Contract revenue includes technology license fees and engineering service fees earned primarily under contracts with the Company's semiconductor manufacturing partners. The Company receives license fees for the use of technology that it has developed internally and, in some cases, that it has licensed from third parties. Fees related to engineering services, which are performed on a best efforts basis, are recognized as revenue when the defined milestones are achieved and collectibility of the milestone payment is probable. The technology developed is licensed to multiple customers.

     Total revenue for the second quarter and first six months of fiscal 1999 increased by $2.4 million to $15.0 million and decreased by $332,000 to $27.3 million, respectively, compared with $12.5 million and $27.6 million for the comparable periods in fiscal 1998. Royalties for the second quarter and first six months of fiscal 1999 increased by $771,000 to $13.2 million and decreased by $1.9 million to $24.9 million, respectively, compared with the same periods in fiscal 1998. The increase in royalties for the second quarter was due primarily to higher royalties generated by Nintendo game cartridge sales. The decrease in royalties for the six months was due to the absence of royalties from the graphics chips included in the Nintendo 64 game player, which reached its cap during the first six months of fiscal 1998. Contract revenue for the second quarter and first six months of fiscal 1999 increased by $1.7 million to $1.8 million and increased by $1.6 million to $2.4 million, respectively, compared with the same periods in fiscal 1998. The increase in contract revenue in both the quarter and year-to-date periods was the result of fees generated primarily from new agreements, and included engineering service fees of $1.5 million earned upon the Company's achievement of defined milestones in the second fiscal quarter of 1999.

     COST OF CONTRACT REVENUE. The Company's cost of contract revenue consists mainly of sublicense fees. The Company incurs an obligation to pay these fees when it sublicenses technology to its customers that it has licensed from third parties. Sublicense fees are recognized as cost of contract revenue when the obligation is incurred, which is typically the same period in which the related revenue is recognized.

     Cost of contract revenue was $125,000 for the second quarter of fiscal
1999 compared to zero for the comparable period in fiscal 1998. Cost of contract revenue in the fiscal 1999 period reflects sublicense fees paid by the Company. There was no such activity in the second quarter of fiscal 1998. Cost of contract revenue decreased $250,000 to $125,000 for the first six months of fiscal 1999 compared with the same period in fiscal 1998. The decrease was attributable to a decrease in the Company's sublicensing activities which resulted in a decrease in its obligation to pay sublicense fees to its licensors. The Company expects that the future cost of contract revenue will be minimal.

     RESEARCH AND DEVELOPMENT. Costs incurred by the Company with respect to internally developed technology and engineering services are included in research and development expense as they are incurred and are not directly related to any particular licensee, license agreement or license fee.

     Research and development expenses for the second quarter and first six months of fiscal 1999 decreased by $13.1 million and $25.9 million, respectively, to $4.7 million and $9.2 million, compared with research and development expenses of $17.8 million and $35.1 million for the comparable periods in fiscal 1998. The decreases in research and development expenses reflect the separation of the Company's business from that of Silicon Graphics as well as the Company's change in strategic direction in the second half of fiscal 1998. Research and development expenses for the second quarter and first six months of fiscal 1998 reflect the operations of the MIPS Group, a division of Silicon Graphics engaged in the development of high-performance processors for Silicon Graphics' workstations and servers. Due to the complex nature of Silicon Graphics' research and development requirements, the MIPS Group had a staff of 221 persons at December 31, 1997. Because the markets targeted by the Company allow it to use smaller design teams and to rely largely on industry standard third-party design tools, the Company reduced its research and development staff by approximately 185 persons in connection with the separation and the change in strategic direction. During the first six months of fiscal 1999, the Company increased its research and development staff to 75 persons reflecting in part the addition of 24 employees to staff its development center in Copenhagen, Denmark which opened on December 1, 1998. The development center will work on product development as well as provide support and design expertise for the Company's European-based customers. The Company expects research and development expenses to increase during the balance of fiscal 1999 as it develops new designs for the digital consumer products market.

     SALES AND MARKETING, GENERAL AND ADMINISTRATIVE. Sales and marketing and general and administrative expenses for the second quarter and first six months of fiscal 1999 increased by $1.1 million and $770,000, respectively, to $3.6 million and $6.0 million, compared to sales and marketing and general and administrative expenses of $2.5 million and $5.2 million for the comparable periods in fiscal 1998. The increase in both the quarter and year-to-date periods was due to an increase in staffing levels, legal and consulting services. The Company expects sales and marketing and general and administrative expenses to continue to increase in the remainder of fiscal year 1999 as the Company places additional resources into marketing its technology and operating as a new public company.

     RESTRUCTURING CHARGE. The restructuring charge taken in the second quarter of fiscal 1998 included $500,000 in severance related costs and $2.1 million in asset writedowns related to the Company's shift in the strategic direction.

     INTEREST INCOME (EXPENSE). Interest income (expense), net, for the second quarter and first six months of fiscal 1999 increased by $268,000 and $449,000, respectively, to an interest income of $264,000 and $438,000, respectively, compared to interest expense of $4,000 and $11,000 for the comparable periods in fiscal 1998. The increase in both the quarter and year-to-date periods was primarily due to interest income earned from investment of the net proceeds of approximately $15.9 million from the Company's July 1998 initial public offering and subsequent cash generated from operating activities.

     INCOME TAXES. Subsequent to the closing of the initial public offering, the Company, while still a part of Silicon Graphics' consolidated group for federal income tax purposes, is responsible for its income taxes through a tax sharing agreement with Silicon Graphics. Therefore, to the extent the Company produces taxable income, losses or credits, it makes or receives payments as though it filed separate federal, state and local income tax returns. The Company will be included in Silicon Graphics' consolidated group for federal income tax purposes for so long as Silicon Graphics beneficially owns at least 80% of the total voting power and value of the outstanding common stock.

     The Company recorded a provision for income taxes of $2.8 million and $4.9 million for the second quarter and first six months of fiscal 1999 compared to zero for the comparable periods in fiscal 1998. The provision for the second quarter and the first six months of fiscal 1999 was based on an estimated federal and state combined rate of 40% on income before taxes. The net losses incurred for the second quarter and for the first six months of fiscal 1998 are primarily attributable to the operations of the Company as a division of Silicon Graphics and were included in the income tax returns filed by Silicon Graphics. In light of both historical losses incurred, as well as the fact that, by operation of a tax sharing agreement, the Company will not receive any benefit for losses incurred or have any tax liability for any income earned up to the closing of the initial public offering, no income tax provision or benefit has been reflected for the second quarter and the first six months of fiscal 1998.


FINANCIAL CONDITION

     At December 31, 1998 the Company had cash and cash equivalents of $26.1 million and total working capital of $19.1 million, including a short-term component of deferred revenue of $77,000.

     The Company's operating activities provided net cash of $11.2 million for the six months ended December 31, 1998 compared to net cash used in operating
activities of $10.4 million for the comparable period in 1997.   In the six
months ended December 31, 1998, net cash provided by operating activities consisted mainly of net income and an increase in accrued liabilities, partially offset by an increase in accounts receivable. The increase in accounts receivable was due to amounts owed to the Company under new license agreements entered into during the period. The increase in accrued liabilities for the six months ended December 31, 1998 was the result of accrued compensation related to increased staffing levels, along with accumulated performance bonuses and accrued administrative costs associated with being a new public company. In the six months ended December 31, 1997, net cash used in operating activities consisted mainly of net loss of $15.7 million partially offset by approximately $5.7 million of non-cash charges of depreciation and restructuring charges.

     Net cash used in investing activities was $1.4 million and $452,000 for the six months ended December 31, 1998 and 1997, respectively. Net cash used in investing activities in both periods presented consisted of equipment purchases and licensing of computer aided design tools used in development. Capital expenditures have been, and future expenditures are anticipated to be, primarily for facilities and equipment to support expansion of the Company's operations and licensing of computer aided design tools used in development. The Company expects that its capital expenditures will increase as its employee base grows.

     Net cash provided by financing activities was $16.2 million for the six months ended December 31, 1998 compared to $10.9 million for the comparable period in 1997. Net cash provided by financing activities for the six months ended December 31, 1998 consisted primarily of cash received in connection with the issuance of common stock through the Company's initial public offering, which was completed in July 1998. Financing activities for the six months ended December 31, 1997 consisted primarily of net funds provided by Silicon Graphics.

     The Company's future liquidity and capital requirements are expected to vary greatly from quarter to quarter, depending on numerous factors, including, among others, the cost, timing and success of product development efforts, the cost and timing of sales and marketing activities, the extent to which the Company's existing and new technologies gain market acceptance, the level and timing of contract revenues and royalties, competing technological and market developments and the costs of maintaining and enforcing patent claims and other intellectual property rights. The Company believes that cash generated by its operations, together with its current cash balance, will be sufficient to meet its projected operating and capital requirements. The Company may elect to raise additional funds through public or private financing, strategic relationships or other arrangements. Additional equity financing may be dilutive to holders of the common stock, and debt financing, if available, may involve restrictive covenants. Moreover, strategic relationships, if necessary to raise additional funds, may require that the Company relinquish its rights to certain of its technologies. As long as Silicon Graphics desires to maintain its percentage ownership interest in the Company, the

Company may be constrained in its ability to issue common stock in connection with acquisitions or to raise equity capital.


FACTORS THAT MAY AFFECT OUR BUSINESS

     REVENUE CONCENTRATION. Our revenue sources are presently concentrated in a small number of products and in a small base of semiconductor manufacturing partners. To date, we have derived a substantial portion of our total revenue from contract revenue and royalties earned on sales of video game products. In particular, revenue from Nintendo and NEC relating to Nintendo 64 video game players and related cartridges for the second quarter and first six months of fiscal 1999 was 71% and 75%, respectively, of our total revenue compared to 74% and 76% for the comparable periods in fiscal 1998. We anticipate that royalties related to sales of Nintendo 64 video game cartridges will continue to represent a substantial portion of our total revenue for the next several years. Accordingly, in the near term, factors negatively affecting sales of Nintendo 64 video game cartridges could have a material adverse effect on our results of operations and financial condition.

     Under the terms of the separation of our business from that of Silicon Graphics, we will receive all royalties payable by Nintendo under its contract with Silicon Graphics and us with respect to sales of Nintendo 64 video game products.

     The market for home entertainment products is competitive and the introduction of new products or technologies, as well as shifting consumer preferences, could negatively impact the amount and timing of sales of Nintendo 64 video game players and cartridges. In addition, the eventual introduction of the next generation Nintendo video game system is likely to result in declining sales of Nintendo 64 video game players and related cartridges, although sales of video game cartridges would be likely to continue for some time. We do not expect to offset any decline in the royalties we receive on sales of Nintendo 64 video game products with revenue from any next generation Nintendo video game product.

     Although we expect that an increasingly significant portion of our future revenue will be related to sales of digital consumer products such as handheld personal computers and set-top boxes as well as other video game products, our technology may not be selected for design into any such products. Accordingly, we may remain significantly dependent on revenue related to sales of video game products. The identity of significant products may vary from period to period depending on the addition of new contracts and the number of designs using our technology.

     A significant portion of our total revenue has been derived from a limited number of semiconductor manufacturers and we expect this to continue. For the second quarter and first six months of fiscal 1999, NEC accounted for approximately 22% and 16%, respectively, of our total revenue compared to 18% and 15% for the comparable period in fiscal 1998. We believe that NEC will continue to represent at least 10% of our total revenue for at least the next several years, although NEC is not obligated to continue using our technology in its current or future products. Because there is a relatively limited number of semiconductor manufacturers to which we could license our technology on a basis consistent with our business model, it is likely that our revenue sources will continue to be concentrated among a small number of semiconductor manufacturers. The identity of particular manufacturing partners that will account for this revenue concentration may vary from period to period depending on the addition or expiration of contracts, the nature and timing of payments due under such contracts and the volumes and prices at which our partners sell products incorporating our technology.

     UNPREDICTABLE AND FLUCTUATING OPERATING RESULTS.   Our revenue and
operating results may vary significantly from quarter to quarter due to a number of factors, many of which are outside of our control. These factors include:

     - the demand for and average selling prices of semiconductor products that incorporate our technology;

     - the financial terms of our contractual arrangements with our semiconductor partners, which may require significant up-front payments or payments based on the achievement of certain milestones;

     -    the relative mix of contract revenue and royalties;

     - competitive pressures resulting in lower contract revenue or royalty rates;

     - our ability to develop, introduce and market new processor intellectual property;

     - the establishment or loss of strategic relationships with semiconductor manufacturing partners or manufacturers of digital consumer products;

     - the timing of new products and product enhancements by us and our competitors;

     - changes in development schedules, research and development expenditure levels and product support by us and digital consumer product manufacturers;

     -    seasonal fluctuations; and

     -    general economic and market conditions.

     Our revenue components are difficult to predict and may fluctuate significantly from period to period and, because our expenses are largely independent of our revenue in any particular period, it is difficult to accurately forecast our operating results. Our operating expenses are based, in part, on anticipated future revenue and a high percentage of our expenses are fixed in the short term. As a result, if our revenue is below expectations in any quarter, the adverse effect may be magnified by our inability to adjust spending in a timely manner to compensate for the revenue shortfall. We also experience seasonal fluctuations in our revenue and operating results.

     In light of the foregoing and the other risks discussed in this section, we believe that quarter-to-quarter comparisons of our revenue and operating results may not be a good indication of our future performance. It is possible that in some future periods our results of operations may be below the expectations of public market analysts and investors. In this event, the price of our common stock may fall.

     RISKS ASSOCIATED WITH SHIFT IN STRATEGIC DIRECTION. Our research and development efforts historically focused primarily on the development of high-performance processor and related designs for Silicon Graphics' workstations and servers. However, as the cost to design and manufacture our processors has decreased, we have sought to penetrate the market for high-volume, high-performance embedded applications by supporting and coordinating the efforts of our semiconductor partners in that area. In addition, from fiscal 1994 through fiscal 1996, the Company, together with Silicon Graphics, was engaged in the design and development of the processor and related graphics chip, together with related software, for the Nintendo 64 video game system. In connection with the separation of our business from that of Silicon Graphics in the third quarter of fiscal 1998, we formulated a new strategic direction in which our primary focus will be the development of processors and related designs for applications in the embedded market, including digital consumer products such as video game products, handheld personal computers and digital set-top boxes. This shift in strategic direction involves several risks, including:

     - An increased reliance on the evolving and highly competitive digital consumer products industry;

     - The need for our management team to refocus its research and development efforts from processors primarily for high-performance computer systems to processors and related designs for use in a wide range of digital consumer products; and

     - The increased importance of our sales and marketing activities and our limited experience in this area.

     SEASONALITY. Because revenue related to sales of digital consumer products, such as Nintendo 64 video game cartridges, is expected to constitute a substantial portion of our total revenue over the next several years, we expect to experience seasonal fluctuations in our revenue and operating results. In addition, we record royalty revenue from

Nintendo in the quarter following the sale of the related Nintendo 64 video game cartridge. Because a disproportionate amount of Nintendo 64 video game cartridges are typically sold in our second fiscal quarter (which includes the holiday selling season), a disproportionate amount of our revenue and operating income is expected to be realized in our third fiscal quarter.

     NEW PRODUCT DEVELOPMENT AND TECHNOLOGICAL CHANGE. Our future success will depend on the extent to which our processor and related designs are incorporated into the products of leading digital consumer product manufacturers ("design wins"). This requires that we develop enhancements and new generations of our processor designs that satisfy the requirements of specific digital consumer product applications and introduce these new technologies to the marketplace in a timely manner. We cannot assure you that our development efforts will be successful or that we will not encounter significant delays. If our development efforts are not successful or are significantly delayed, or if the characteristics of our processor designs are not compatible with the requirements of specific digital consumer product applications, our ability to achieve design wins may be limited. Our failure to achieve a sufficient number of design wins could have a material adverse effect on our business, results of operations and financial condition.

     Technical innovations of the type critical to our success are inherently complex and involve several risks, including:

     - our ability to anticipate and timely respond to changes in the requirements of digital consumer product manufacturers;

     - our ability to anticipate and timely respond to changes in semiconductor manufacturing processes;

     -    changing consumer preferences in the digital consumer products market;

     - the emergence of new standards in the semiconductor or digital consumer products industries;

     - the significant investment that is often required before commercial viability is determined; and

     - the introduction by our competitors of products embodying new technologies or features.

     Any failure by us to adequately address these risks could render our existing processor and related designs obsolete and could have a material adverse effect on our business, results of operations and financial condition. In addition, we cannot assure you that we will have the financial and other resources necessary to develop processor and related designs in the future, or that any enhancements or new generations of our technology, even if successfully developed, will generate revenue in excess of the costs of development.

     DEPENDENCE ON DIGITAL CONSUMER PRODUCTS INDUSTRY. The digital consumer products industry is presently the primary market for our processor and related designs and our success will depend on consumer acceptance of the products that incorporate our technology. Our dependence on the digital consumer products industry involves several risks and uncertainties, including:

     - changes in consumer requirements and preferences or the introduction of products by our competitors embodying new technologies or features;

     - the potentially limited opportunities for design wins with respect to certain digital consumer products such as video game products due to a limited number of product manufacturers and the length of product life cycles;

     - the difficulty in predicting the level of consumer interest in and acceptance of many digital consumer product applications, such as handheld personal computers and set-top boxes, which have only recently been introduced to the market; and

     - the current lack of open industry standards for hardware and software in the digital consumer products industry;

Factors negatively affecting the digital consumer products industry could have a material adverse effect on our business, results of operations and financial condition. Moreover, to the extent that the performance, functionality, price and power characteristics of our processor designs do not satisfy those that may be critical to specific digital consumer product applications, the use of our processor and related designs may be further confined to a limited segment of that industry.

     The timing and amount of royalties we receive depends on sales by digital consumer product manufacturers of products incorporating our technology. The process of persuading digital consumer product manufacturers to adopt our technology can be lengthy and, even if adopted, we cannot be certain that our technology will be used in a product that is ultimately brought to market, achieves commercial acceptance or generates meaningful royalties for us. We are subject to risks beyond our control that influence the success or failure of a particular digital consumer product manufacturer, including:

     -    the competition it faces and the market acceptance of its products;

     - the engineering, marketing and management capabilities of the manufacturer and the technical challenges unrelated to our technology that it faces in developing its products; and

     -    the financial and other resources of the manufacturer.

     If our technology is not adopted by digital consumer product manufacturers and incorporated into the products they sell, our business could be materially and adversely affected. Furthermore, because we do not control the business practices of our licensees, we do not influence the degree to which our licensees promote our technology or set the prices at which the products incorporating our technology are sold to digital consumer product manufacturers.

     INTELLECTUAL PROPERTY MATTERS. Our success and ability to compete are substantially dependent on our internally developed technologies and trade marks which we attempt to protect under a combination of patent, trademark, copyright and trade secret laws. We also use licensing agreements and employee and third party nondisclosure and assignment agreements to limit access to and distribution of proprietary information and to obtain ownership of technology prepared on a work-for-hire basis. Despite our efforts to protect our intellectual property rights, unauthorized parties may attempt to copy or otherwise obtain and use our technologies. Policing the unauthorized use of our intellectual property is difficult, and we cannot be certain that the steps we have taken will prevent the misappropriation of our technologies, particularly in foreign countries where the laws may not protect our proprietary rights as fully as in the United States. In addition, we cannot be certain that others will not independently develop or otherwise acquire the same or substantially equivalent technologies as ours or obtain patent rights, which patent rights could be used to assert infringement claims against us. Furthermore, we cannot be certain that the steps we have taken to obtain ownership of contributed intellectual property will be sufficient to assure our ownership of all proprietary rights.

     We own approximately 52 U.S. patents on various aspects of our technology, with expiration dates ranging from 2006 to 2015, and have an additional 14 U.S. patent applications pending. We also own or have filed corresponding patents and applications in various foreign jurisdictions. We cannot assure you that any of our patent applications will be approved or that any of the patents that we own will not be challenged, invalidated or circumvented by others or be of sufficient scope or strength to provide us with any meaningful protection or commercial advantage. Moreover, significant litigation regarding intellectual property rights exists in the industry in which we operate. We cannot be certain that third parties will not make a claim of infringement against us or our semiconductor manufacturing partners in connection with their use of our technology. Any claims, even those without merit, could be time consuming to defend, result in costly litigation and/or require us to enter into royalty or licensing agreements. These royalty or licensing agreements, if required, may not be available to us on acceptable terms or at all. A successful claim of infringement against us or one of our semiconductor manufacturing partners in connection with its use of our technology could adversely affect our business.

     We have entered, and in the future may enter, into cross licensing arrangements with others, including Silicon Graphics. Under these arrangements, we license certain of our patents in exchange for patent licenses from such licensees but do not generally transfer know-how or other proprietary information. Although these types of cross licensing arrangements are common in the semiconductor and processor industries, these arrangements may facilitate the ability of such licensees, either alone or in conjunction with others, to develop competitive products and designs.

     As a result of the separation, however, we no longer have full access to Silicon Graphics' patents and other intellectual property. We have entered into certain licensing arrangements with Silicon Graphics with respect to certain of its intellectual property that we use in our business. In the past, the MIPS Group has benefited from its status as a division of Silicon Graphics in its access to the intellectual property of third parties through licensing arrangements or otherwise, and in the negotiation of the financial and other terms of such arrangements. We cannot assure you that the separation of our business from that of Silicon Graphics will not adversely affect our ability to negotiate commercially attractive intellectual property licensing arrangements with third parties in the future, particularly if we are no longer a majority-owned subsidiary of Silicon Graphics. Moreover, in connection with future intellectual property infringement claims, we will not have the benefit of asserting counterclaims based on Silicon Graphics' intellectual property portfolio, nor will we be able to provide licenses to Silicon Graphics' intellectual property in order to resolve such claims.

     RISKS ASSOCIATED WITH INTERNATIONAL OPERATIONS. A substantial portion of our revenue has been and is continuing to be derived from outside the United States, primarily from Japan. For the second quarter and first six months of fiscal 1999, revenue from customers outside the United States represented approximately 92% and 90%, respectively, of our total revenue compared to 88%
and 90% for the comparable period in fiscal 1998.   To date, substantially all
of our revenue from international customers has been denominated in U.S. dollars. However, to the extent that sales by our manufacturing partners are denominated in foreign currencies, the royalties we receive on such sales could be subject to fluctuations in currency exchange rates. If the effective price of the technology we sell to our partners were to increase due to fluctuations in foreign currency exchange rates, demand for our technology could fall which would, in turn, reduce our royalties. Because we cannot predict the amount of non-U.S. dollar denominated revenue earned by our licensees, we have not historically attempted to mitigate the effect that currency fluctuations may have on our revenue, and we do not presently intend to do so in the future.

     The substantial size of our international operations exposes us to a number of additional risks, including:

     -    political and economic instability;

     -    reduced or limited protection for intellectual property;

     -    export license requirements, tariffs and other trade barriers;

     -    potentially adverse tax consequences; and

     - longer accounts receivable collection periods and greater difficulty in collection of accounts receivable.

     Any negative impact on the worldwide sales of products by our manufacturing partners could have a negative impact on our royalty revenue. There can be no assurance that we will be able to sustain revenue derived from international customers or that the foregoing factors will not have a material adverse effect on our business, operating results and financial condition.

     RELIANCE ON MANUFACTURING PARTNERS.   We do not manufacture or sell
processors containing our technology. Rather, we license our technology to semiconductor manufacturers and digital consumer product manufacturers who then incorporate our technology into the products they sell. In some cases, our manufacturing partners also add custom integration services and derivative design technologies to enhance our processor designs. Accordingly, the adoption and continued use of our technology by manufacturers is critical to our success. None of our current semiconductor manufacturing partners is obligated to license new or future generations of our processor designs. We cannot assure you that we will be able to maintain our current relationships or establish new relationships with additional manufacturing partners, and any failure by us to do so could have a material adverse effect on our business. We face numerous risks in obtaining agreements with manufacturers on terms consistent with our business model, including:

     - the lengthy and expensive process of building a relationship with a potential partner before there is any assurance of an agreement;

     - the fact that we may compete with the internal design teams of manufacturers in the development of products using technologies that are similar to or an alternative to ours;

     - the potential difficulties in persuading large semiconductor and other companies to work with us, to rely on us for critical technology, and to disclose to us proprietary manufacturing technology; and

     - the potential difficulties in persuading potential partners to bear certain development costs associated with our technology and to make other necessary investments to produce embedded processors using our technology.

     We are also subject to many risks beyond our control that influence the success of our manufacturing partners, including, for example, the highly competitive environment in which they operate, the market for their products and their engineering capabilities and financial and other resources. In addition, our separation from Silicon Graphics may negatively effect certain of our existing partner relationships, insofar as Silicon Graphics was a factor in establishing and maintaining the relationship or in negotiating the financial and other terms of our contracts with such partners (due to, for example, Silicon Graphics' status as a customer of such partners).

     OUR MARKETS ARE HIGHLY COMPETITIVE. Competition in the market for embedded processors is intense. We believe that the principal competitive factors in our industry are performance, functionality, price, customizability and power consumption. Our primary competitors are ARM Holdings plc. and Hitachi Semiconductor (America) Inc., although we also compete with semiconductor manufacturers whose product lines include processors for embedded and non-embedded applications, including Intel Corporation, National Semiconductor Corporation, Advanced Micro Devices, Inc. and Motorola, Inc. To remain competitive, we must also continue to differentiate our processor and related designs from those available or under development by the internal design groups of semiconductor manufacturers, including some of our current and prospective manufacturing partners. Many of these internal design groups have substantial programming and design resources and are part of larger organizations with substantial financial and marketing resources. These internal design groups may develop products that compete directly with ours or may actively seek to license their own technology to third-party semiconductor manufacturers.

     Many of our existing competitors, as well as a number of potential new competitors, have longer operating histories, greater name recognition, larger customer bases as well as greater financial and marketing resources than we do. This may allow them to respond more quickly than we can to new or emerging technologies and changes in customer requirements. It may also allow them to devote greater resources than we can to the development and promotion of their technologies and products. We cannot assure you that we will be able to compete successfully or that competitive pressures will not materially and adversely effect our business, results of operations and financial condition.

     LACK OF INDEPENDENT OPERATING HISTORY. Prior to the separation of our business from that of Silicon Graphics in June 1998, we operated as a division
of Silicon Graphics and not as a separate stand-alone company.   Although we
continue to be a majority owned subsidiary of Silicon Graphics, Silicon Graphics has no obligation to assist us, except as provided in the management services agreement between the companies. Since the separation, we have begun to develop and implement the operational, administrative and other systems and infrastructure necessary to support our current and future business as a stand-alone company, although we cannot assure you that we will ultimately be able to develop all necessary systems and infrastructure. Any failure to do so could have an adverse effect on our business, results of operations and financial condition.

     NEED TO MANAGE GROWTH. Our ability to continue to grow successfully requires an effective planning and management process. Since the separation of our business from that of Silicon Graphics, we have begun to develop the financial, operational, managerial and administrative capabilities previously provided by Silicon Graphics, although we will need to continue to improve these capabilities. In addition, since June 30, 1998, we have increased our headcount substantially from 63 employees at that date to 110 employees at December 31, 1998. This increase primarily reflects the addition of 24 employees to our research and development staff in Denmark in December 1998 as well as additional sales and marketing staff.

     Our business plan requires that we hire additional highly skilled technical personnel during fiscal 1999 to staff our anticipated research and development activities. Our growth has placed, and the recruitment and integration of additional employees will continue to place, a significant strain on our resources. Digital consumer product manufacturers and our semiconductor manufacturing partners typically require significant engineering support in the design, testing and manufacture of products incorporating our technology. Accordingly, increases in the adoption of our technology can be expected to increase the strain on our personnel, particularly our engineers.

     DEPENDENCE ON KEY PERSONNEL. Our future success depends to a significant extent on the continued contributions of our key management, technical, sales and marketing personnel, many of whom are highly skilled and difficult to replace. We do not have employment agreements with any of our officers or key employees. In addition, our business plan requires that we identify and hire additional highly skilled personnel, particularly technical personnel for our anticipated research and development activities. Competition for qualified personnel, particularly those with significant experience in the semiconductor and processor design industries, is intense. The loss of the services of any of the key personnel or our inability to attract and retain qualified personnel in the future could have a material adverse effect on our business, operating results and financial condition.

     YEAR 2000 COMPLIANCE. Many computer programs and embedded date-reliant systems use two digits rather than four to define the applicable year. Programs and systems that record only the last two digits of the calendar year may not be able to distinguish whether "00" means 1900 or 2000. If not corrected, date-related information and data could cause such programs or systems to fail or to generate erroneous information.

     Although our processor and related designs have no inherent time or date function, we initiated a comprehensive assessment of our Year 2000 readiness in September, 1998. We have recently completed this assessment and have begun to implement programs to make our information technology ("IT") and related non-IT and processes Year 2000 compliant. In addition, we recently replaced our internal computer systems and operating and applications software with equipment and software that is Year 2000 compliant. We expect to complete changes to critical systems by the third quarter of calendar 1999. We believe that we have allocated sufficient resources for our Year 2000 compliance efforts, and we estimate the total costs connected with our efforts to be less than $200,000.

     We intend to cooperate with our manufacturing partners and others with whom we do business to coordinate Year 2000 compliance with operational processes and marketed products. However, we are unable to directly assess the Year 2000 compliance of products and technologies developed by others and incorporating our technology. To the extent that any such third-party product or technology is not Year 2000 compliant, we may be adversely affected due to our association with such product or technology. In addition, our revenue and operating results could become subject to unexpected fluctuations and could be adversely effected if our partners or manufacturers of digital consumer products encounter Year 2000 compliance problems that affect their ability to distribute products that incorporate our technology.

     We will also be contacting critical suppliers to determine whether the products and services they provide to us are Year 2000 compliant. We may develop contingency plans should the need arise. A delay or failure by our critical suppliers to be Year 2000 compliant could, in a worst case, interrupt our business and have an adverse effect on our business, financial condition and results of operations.

ITEM 3.  QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK.

     NOT APPLICABLE.

                              EXHIBIT 99.4

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                           UNITED STATES
                 SECURITIES AND EXCHANGE COMMISSION

                     WASHINGTON, D.C.  20549

                     -----------------------

                             FORM 8-K

                          CURRENT REPORT

                     -----------------------

 PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
  DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): FEBRUARY 26, 1999

                       MIPS Technologies, Inc.
       (Exact Name of Registrant as specified in its Charter)

                     -----------------------


              Delaware                       77-0322161
    (State or Other Jurisdiction          (I.R.S. Employer
         of Incorporation or             Identification No.)
            Organization)

                            000-24487
                       (Commission File No.)


                       1225 Charleston Road
                      Mountain View, CA 94043
     (Address of Principal Executive Offices, Including Zip Code)


                          (650) 567-5000
        (Registrant's Telephone Number, Including Area Code)


                                 None
     (Former Name or Former Address, if Changed Since Last Report)

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

ITEM 5.  OTHER EVENTS

    In connection with the filing of a Registration Statement on Form S-1, the Registrant filed this Current Report on Form 8-K in order to update certain disclosures contained in its Quarterly Report on Form 10-Q for the quarter ended December 31, 1998 under the caption "Factors that May Affect our Business." Refer to Exhibit 99.1.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)  Not applicable

(b)  Not applicable

(c)  Exhibits


Exhibit      Decription
-------      ----------
 99.1        Factors that May Affect
             Our Business

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        MIPS TECHNOLOGIES, INC.



Date:  February 26, 1999                By: /s/ Kevin C. Eichler
                                            ------------------------------
                                            Name:  Kevin C. Eichler
                                            Title: Vice President, Chief
                                                   Financial Officer and
                                                   Treasurer

                     FACTORS THAT MAY AFFECT OUR BUSINESS

Revenue Concentration

    We have derived a significant portion of our total revenue from a limited number of semiconductor companies, and we expect this to continue. For the second quarter and for the first six months of fiscal 1999, NEC accounted for approximately 22% and 16%, respectively, of our revenue compared to 18% and 15% for the comparable period in fiscal 1998. We believe that NEC will continue to represent more than 10% of our total revenue for at least the next several years, although NEC is not obligated to continue using our technology in current or future products. While we continue to broaden our base of licensees, it is likely that our revenue will continue to be concentrated among a small number of semiconductor companies. The identity of particular licensees that will account for this revenue concentration will vary from period to period depending on the addition or expiration of contracts, the nature and timing of payments due under our contracts and the volumes and prices at which our licensees sell products incorporating our technology.

    Our revenue is also presently concentrated in a small number of products. To date, we have derived a substantial portion of our total revenue from contract revenue and royalties earned on sales of video game products. In particular, revenue from Nintendo and NEC relating to Nintendo 64 video game players and related cartridges for the second quarter and first six months of fiscal 1999 was 71% and 75%, respectively, of our total revenue compared to 74% and 76% for the comparable periods in fiscal 1998.

    We anticipate that royalties related to sales of Nintendo 64 video game cartridges will continue to represent a substantial portion of our total revenue for the next several years. Accordingly, factors negatively affecting sales of Nintendo 64 video game cartridges could have a material adverse effect on our results of operations and financial condition.

    The market for home entertainment products is competitive and the introduction of new products or technologies, as well as shifting consumer preferences, could negatively impact the amount and timing of sales of Nintendo 64 video game players and related cartridges. In addition, the eventual introduction of the next generation Nintendo video game system is likely to result in declining sales of Nintendo 64 video game players and related cartridges, although sales of video game cartridges, which account for a significant portion of our royalties, will continue, albeit at a declining rate, for a period of time after the introduction. We developed key elements of the Nintendo 64 system in conjunction with Silicon Graphics. These elements included certain software and graphics technologies which, as a result of our separation from Silicon Graphics and our shift in strategic direction in early 1998, we no longer offer. Accordingly, we will need to generate revenue growth from our stated markets to offset the eventual decline of Nintendo 64 royalties. We understand that the next generation Nintendo video game system will not incorporate any of our technology. We value our relationship with Nintendo; however, there can be no assurance that this relationship will result in any revenues for us other than those generated by the sale of Nintendo 64 video game players and related cartridges. In May 1998, we entered into a memorandum of understanding with Silicon Graphics, Nintendo Co. Ltd. and ArtX, Inc. resolving certain disputes among the parties. See "Business -- Litigation".

    Although we expect that an increasingly significant portion of our future revenue will be related to sales of digital consumer and business equipment products, our technology


      may not be selected for design into any such products. Accordingly, we may remain significantly dependent on revenue related to sales of video game products, which may decline. Our ability to diversify our sources of revenue is still uncertain and will depend on whether our processors and related designs are accepted in a broader range of digital consumer products and business equipment. Our experience in these markets is limited because, prior to 1998, we were focused primarily on the development of high performance processors for Silicon Graphics' workstations and related designs. Our new focus requires us to shift our research and development efforts and places an increased importance on our sales and marketing efforts. As we shift our direction, the identity of significant products may vary from period to period depending on the addition of new contracts and the number of designs using our technology.

Unpredictable and Fluctuating Operating Results

    Our revenue and operating results may vary significantly from quarter to quarter due to a number of factors, many of which are outside of our control. These factors include:

    - the demand for and average selling prices of semiconductor products that incorporate our technology;

    - the financial terms of our contractual arrangements with our semiconductor licensees, which may provide for significant up-front payments or payments based on the achievement of certain milestones;

    - the relative mix of contract revenue and royalties;

    - competitive pressures resulting in lower contract revenue or royalty rates;

    - our ability to develop, introduce and market new processor intellectual property;

    - the establishment or loss of licensing relationships with semiconductor manufacturing companies, fabless semiconductor companies or system original equipment manufacturers;

    - the timing of new products and product enhancements by us and our competitors;

    - changes in development schedules, research and development expenditure levels and product support by us and digital consumer product manufacturers;

    - seasonal fluctuations; and

    - general economic and market conditions.

    Our revenue components are difficult to predict and may fluctuate significantly from period to period. Because our expenses are largely independent of our revenue in any particular period, it is difficult to accurately forecast our operating results. Our operating expenses are based, in part, on anticipated future revenue and a high percentage of our expenses are fixed in the short term. As a result, if our revenue is below expectations in any quarter, the adverse effect may be magnified by our inability to adjust spending in a timely manner to compensate for the revenue shortfall.

    We also expect to experience seasonal fluctuations in our revenue and operating results because revenue related to sales of digital consumer products is expected to constitute a substantial portion of our total revenue over the next several years. We typically record royalty revenue from our licensees, including Nintendo, in the quarter following the sale of the related digital consumer product. Because a disproportionate amount of Nintendo 64 video game cartridges are typically sold in our second fiscal quarter (which includes the holiday selling season), we have realized a disproportionate amount of our revenue and operating income in our third fiscal quarter. We expect that these seasonal fluctuations will continue as we increase our focus on processors, cores and related designs for high-volume digital consumer products.

    In light of the foregoing and the other risks discussed in this section, we believe that quarter-to-quarter comparisons of our revenue and operating results may not be a good indication of our future performance. It is possible that in some future periods our results of operations may be below the expectations of public market analysts and investors. In this event, the price of our common stock may fall.

Dependence on Digital Consumer Products Industry

    The digital consumer products industry is presently the primary market for our processor, core and related designs. As a result, our success will depend largely on consumer acceptance of the products that incorporate our technology. Our dependence on the digital consumer products industry involves several risks and uncertainties, including:

    - changes in consumer requirements and preferences;

    - the introduction of products by our competitors embodying new technologies or features;

    - the potentially limited opportunities for design wins with respect to certain digital consumer products, such as video game products, due to a limited number of product manufacturers and the length of product life cycles;

    - the difficulty in predicting the level of consumer interest in and acceptance of many digital consumer product applications, such as handheld personal computers and set-top boxes, which have only recently been introduced to the market; and

    - the current lack of open industry standards for hardware and software in the digital consumer products industry.

    Factors negatively affecting the digital consumer products industry could have a material adverse effect on our business, results of operations and financial condition. Moreover, to the extent that the performance, functionality, price and power characteristics of our processor designs do not satisfy those that may be critical to specific digital consumer product applications, the use of our processors, cores and related designs may be further confined to a limited segment of that industry.

    The timing and amount of royalties we receive depends on sales by digital consumer product manufacturers of products incorporating our technology. The process of persuading digital consumer product manufacturers to adopt our technology can be lengthy. Even if our technology is adopted, we cannot be certain that it will be used in a product that is ultimately brought to market, achieves commercial acceptance or generates meaningful royalties for us. We are subject to risks beyond our control that influence the success or failure of a particular digital consumer product manufacturer, including:

    - the competition the manufacturer faces and the market acceptance of its products;

    - the engineering, marketing and management capabilities of the manufacturer and the technical challenges unrelated to our technology that it faces in developing its products; and

    - the financial and other resources of the manufacturer.

    If our technology is not adopted by digital consumer product manufacturers and incorporated into the products they sell, our business could be materially and adversely affected. Furthermore, because we do not control the business practices of our licensees, we do not influence the degree to which our licensees promote our technology or set the prices at which the products incorporating our technology are sold to digital consumer product manufacturers.

New Product Development and Technological Change

    Our future success will depend on the extent to which our processor, core and related designs are incorporated into the products of leading digital consumer product and business equipment manufacturers ("design wins"). This requires that we develop enhancements and new generations of our processors, cores and other intellectual property that satisfy the requirements of specific product applications and introduce these new technologies to the marketplace in a timely manner. We cannot assure you that our development efforts will be successful or that we will not encounter significant delays. If our development efforts are not successful or are significantly delayed, or if the characteristics of our processors, cores and other intellectual property are not compatible with the requirements of specific product applications, our ability to achieve design wins may be limited. Our failure to achieve a sufficient number of design wins could have a material adverse effect on our business, results of operations and financial condition.

    Technical innovations of the type critical to our success are inherently complex and involve several risks, including:

    - our ability to anticipate and timely respond to changes in the requirements of digital consumer product and business equipment manufacturers;

    - our ability to anticipate and timely respond to changes in semiconductor manufacturing processes;

    - changing consumer preferences in the digital consumer products market;

    - the emergence of new standards in the semiconductor, digital consumer product or business equipment industries;

    - the significant investment that is often required before commercial viability is determined; and

    - the introduction by our competitors of products embodying new technologies or features.

    Any failure by us to adequately address these risks could render our existing processor, core and related designs obsolete and could have a material adverse effect on our business, results of operations and financial condition. In addition, we cannot assure you that we will have the financial and other resources necessary to develop processor, core and related designs in the future, or that any enhancements or new generations of the technology that we develop will generate revenue in excess of the costs of development.

Intellectual Property Matters

    Our success and ability to compete are substantially dependent on our internally developed technologies and trademarks which we attempt to protect through a combination of patent, trademark, copyright and trade secret laws. We also use licensing agreements and employee and third party nondisclosure and assignment agreements to limit access to and distribution of our proprietary information and to obtain ownership of technology prepared on a work-for-hire basis.

    Despite our efforts to protect our intellectual property rights, unauthorized parties may attempt to copy or otherwise obtain and use our technologies, including in the marketing and sale of unauthorized MIPS-based clones. We intend to vigorously protect our intellectual property rights through litigation and other means. However, there can be no assurance that we will be able to enforce our rights or prevent other parties from designing and marketing unauthorized MIPS-based products.

    Policing the unauthorized use of our intellectual property is difficult, and we cannot be certain that the steps we have taken will prevent the misappropriation of our technologies, particularly in foreign countries where the laws may not protect our proprietary rights as fully as in the United States. In addition, we cannot be certain that others will not independently develop or otherwise acquire the same or substantially equivalent technologies as ours or that the steps we have taken to obtain ownership of contributed intellectual property and to prevent misappropriation of our intellectual property will be sufficient.

    We own 54 U.S. patents on various aspects of our technology, with expiration dates ranging from 2006 to 2017, and have an additional 15 U.S. patent applications pending. We also own or have filed corresponding patents and applications in various foreign jurisdictions. We cannot assure you that any of our patent applications will be approved or that any of the patents that we own will not be challenged, invalidated or circumvented by others or be of sufficient scope or strength to provide us with any meaningful protection or commercial advantage. Moreover, significant litigation regarding intellectual property rights exists in our industry. We cannot be certain that third parties will not make a claim of infringement against us or against our semiconductor manufacturing licensees in connection with their use of our technology. Any claims, even those without merit, could be time consuming to defend, result in costly litigation and/or require us to enter into royalty or licensing agreements. These royalty or licensing agreements, if required, may not be available to us on acceptable terms or at all. A successful claim of infringement against us or one of our semiconductor manufacturing licensees in connection with its use of our technology could adversely affect our business.

    We have entered into, and in the future may enter into, cross licensing arrangements with others, including Silicon Graphics. Under these arrangements, we license certain of our patents in exchange for patent licenses from such licensees but do not generally transfer know-how or other proprietary information. Although these types of cross licensing arrangements are common in the semiconductor and processor industries, these arrangements may facilitate the ability of such licensees, either alone or in conjunction with others, to develop competitive products and designs.

    We have entered into licensing arrangements with Silicon Graphics with respect to certain of its intellectual property that we use in our business. As a result of the separation, however, we no longer have full access to Silicon Graphics' patents and other intellectual property. In the past, the MIPS Group benefitted from its status as a division of Silicon Graphics in its access to the intellectual property of third parties through licensing arrangements or otherwise, and in the negotiation of the financial and other terms of such arrangements. The separation of our business from that of Silicon Graphics could adversely affect our ability to negotiate commercially attractive intellectual property licensing arrangements with third parties in the future, particularly if we are no longer a majority-owned subsidiary of Silicon Graphics. Moreover, in connection with future intellectual property infringement claims, we will not have the benefit of asserting counterclaims based on Silicon Graphics' intellectual property portfolio, nor will we be able to provide licenses to Silicon Graphics' intellectual property in order to resolve such claims.

Lack of Independent Operating History

    Prior to the separation of our business from that of Silicon Graphics in June 1998, we operated as a division of Silicon Graphics and not as a separate stand-alone company. Although we continue to be a majority owned subsidiary of Silicon Graphics, Silicon Graphics has no obligation to assist us except as provided in the management services agreement between the companies. If we fail to implement the operational, administrative and other systems and infrastructure necessary to support our business as a stand-alone company, our business, results of operations and financial condition could be adversely affected.

Our Markets Are Highly Competitive

    Competition in the market for embedded processors is intense. We believe that the principal competitive factors in our industry are performance, functionality, price, customizability and power consumption. Our processors and cores compete with those of ARM Holdings plc, Hitachi Semiconductor (America) Inc. and PowerPC (an alliance between Motorola, Inc. and IBM Corporation), although we also compete with semiconductor manufacturers whose product lines include processors for embedded and non-embedded applications, including Intel Corporation, National Semiconductor Corporation, Advanced Micro Devices, Inc. and Motorola, Inc. In addition, we may face competition from the producers of unauthorized MIPS-based clones and non-RISC based technology designs.

    To remain competitive, we must also differentiate our processors, cores and related designs from those available or under development by the internal design groups of semiconductor manufacturers, including some of our current and prospective manufacturing licensees. Many of these internal design groups have substantial programming and design resources and are part of larger organizations with substantial financial and marketing resources. These internal design groups may develop products that compete directly with ours or may actively seek to license their own technology to third-party semiconductor manufacturers.

    Many of our existing competitors, as well as a number of potential new competitors, have longer operating histories, greater brand recognition, larger customer bases as well as greater financial and marketing resources than we do. This may allow them to respond more quickly than we can to new or emerging technologies and changes in customer requirements. It may also allow them to devote greater resources than we can to the development and promotion of their technologies and products. In addition, we may face competition from non-RISC based designs of technology. We cannot assure you that we will be able to compete successfully or that competitive pressures will not materially and adversely effect our business, results of operations and financial condition.

Dependence on Key Personnel

    Our future success depends to a significant extent on the continued contributions of our key management, technical, sales and marketing personnel, many of whom are highly skilled and difficult to replace. We do not have employment agreements with any of our officers or key employees. We intend to hire additional highly skilled personnel, particularly technical personnel, for our anticipated research and development activities. Competition for qualified personnel, particularly those with significant experience in the semiconductor and processor design industries, is intense. The loss of the services of any of our key personnel or our inability to attract and retain qualified personnel in the future could have a material adverse effect on our business, results of operations and financial condition. In particular, our ability to hire and retain qualified engineering personnel is essential to meet our business goals.

Risks Associated With International Operations

    A substantial portion of our revenue has been, and is expected to continue to be, derived from customers outside the United States, primarily in Japan. For the second quarter and for first six months of fiscal 1999, revenue from customers outside the United States represented approximately 92% and 90%, respectively, of our total revenue compared to 88% and 90% for the comparative period in fiscal 1998.

    To date, substantially all of our revenue from international customers has been denominated in U.S. dollars. However, to the extent that the sales by our manufacturing licensees to their customers are denominated in foreign currencies, the royalties we receive on such sales could be subject to fluctuations in currency exchange rates. If the effective price of the technology we sell to our licensees were to increase due to fluctuations in foreign currency exchange rates, demand for our technology could fall which would, in turn, reduce our royalties. Because we cannot predict the amount of non-U.S. dollar denominated revenue earned by our licensees, we have not historically attempted to mitigate the effect that currency fluctuations may have on our revenue, and we do not presently intend to do so in the future.

    The relative significance of our international operations exposes us to a number of additional risks, including:

    - political and economic instability;

    - reduced or limited protection for intellectual property;

    - export license requirements, tariffs and other trade barriers;

    - potentially adverse tax consequences; and

    - longer accounts receivable collection periods and greater difficulty in collection of accounts receivable.

Need to Manage Growth

    Our ability to continue to grow successfully requires an effective planning and management process. Although we have developed much of the financial, operational and administrative capabilities previously provided to us by Silicon Graphics, we will need to continue to improve these capabilities. Since June 30, 1998, we have increased our headcount substantially, from 63 employees at that date to 110 employees at December 31, 1998. This increase includes the addition of 24 employees in December 1998 to staff research and development activities at our new development center in Denmark, as well as additional employees in our sales and marketing staff.

    Our growth has placed, and the recruitment and integration of additional employees will continue to place, a strain on our resources. Digital consumer product manufacturers and our semiconductor manufacturing licensees typically require significant engineering support in the design, testing and manufacture of products incorporating our technology. Accordingly, increases in the adoption of our technology can be expected to increase the strain on our personnel, particularly our engineers.

Reliance on Semiconductor Company Licensees

    We do not manufacture or sell processors containing our technology. Rather, we license our technology to semiconductor companies and digital consumer product manufacturers who then incorporate our technology into the products they sell. In some cases, our licensees also add custom integration services and derivative design technologies to enhance our processor designs. Accordingly, the adoption and continued use of our technology by semiconductor companies is important to our continued success. None of our current semiconductor company licensees is obligated to license new or future generations of our processor designs. We cannot assure you that we will be able to maintain our current relationships or establish new relationships with additional licensees, and any failure by us to do so could have a material adverse effect on our business. We face numerous risks in obtaining agreements with semiconductor companies on terms consistent with our business model, including:

    - the lengthy and expensive process of building a relationship with a potential licensee before there is any assurance of an agreement;

    - the fact that we may compete with the internal design teams of semiconductor companies in the development of products using technologies that are similar to or an alternative to ours;

    - the potential difficulties in persuading large semiconductor companies to work with us, to rely on us for critical technology, and to disclose to us proprietary manufacturing technology; and

    - the potential difficulties in persuading potential licensees to bear certain development costs associated with our technology and to make other necessary investments to produce embedded processors using our technology.

    We are also subject to many risks beyond our control that influence the success of our licensees, including, for example, the highly competitive environment in which they operate, the market for their products, their engineering capabilities and their financial and other resources. In addition, our separation from Silicon Graphics may negatively affect certain of our existing licensee relationships, insofar as Silicon Graphics was a factor in establishing and maintaining the relationship or in negotiating the financial and other terms of our contracts with such licensees (due to, for example, Silicon Graphics' status as a customer of such licensees).

Year 2000 Issue

    Many computer programs and embedded date-reliant systems use two digits rather than four to define the applicable year. Programs and systems that record only the last two digits of the calendar year may not be able to distinguish whether "00" means 1900 or 2000. If not corrected, date-related information and data could cause such programs or systems to fail or to generate erroneous information.

    Although our processor and related designs have no inherent time or date function, we initiated a comprehensive assessment of our Year 2000 readiness in September 1998.

We have recently completed this assessment and have begun to implement programs to make our information technology (IT) and related non-IT and processes Year 2000 compliant. In addition, we recently replaced our internal computer systems and operating and applications software. Each of the suppliers of these systems and software has indicated to us that it believes its products are Year 2000 compliant. We expect to complete changes to critical systems by the third quarter of calendar year 1999. We believe that we have allocated sufficient resources for our Year 2000 compliance efforts, and we expect that our total costs associated with these efforts will be less than $200,000, exclusive of ordinary costs to upgrade and maintain our equipment.

    We intend to cooperate with our licensees and others with whom we do business to coordinate Year 2000 compliance with operational processes and marketed products. However, we are unable to directly assess the Year 2000 compliance of products and technologies developed by others and incorporating our technology. To the extent that any such third-party product or technology is not Year 2000 compliant, we may be adversely affected due to our association with such product or technology. In addition, our revenue and operating results could become subject to unexpected fluctuations and could be adversely effected if our licensees or system original equipment manufacturers encounter Year 2000 compliance problems that affect their ability to distribute products that incorporate our technology.

    We will also be contacting critical suppliers to determine whether the products and services they provide to us are Year 2000 compliant. We will develop contingency plans should the need arise. A delay or failure by our critical suppliers to be Year 2000 compliant could, in a worst case, interrupt our business and have an adverse effect on our business, financial condition and results of operations.